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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(2)
Registration Statement No: 333-183920

Prospectus Supplement
To Prospectus Dated December 2, 2014

Republic of Chile

€800,000,000 1.625% Notes due 2025

        The 1.625% notes due 2025 (which we refer to as the "notes") will mature on January 30, 2025 and will bear interest at a rate of 1.625% per year. Interest on the notes is payable on January 30 of each year, commencing January 30, 2016. The notes are not redeemable prior to maturity.

        The notes will be issued under an indenture and constitute a separate series of debt securities under the indenture. The indenture contains provisions regarding future modifications to the terms of the notes that differ from those applicable to Chile's outstanding public external indebtedness issued prior to December 2, 2014. Under these provisions, which are described beginning on page 125 of the accompanying prospectus dated December 2, 2014, Chile may amend the payment provisions of any series of debt securities (including the notes) and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain "uniformly applicable" requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding notes of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

        The notes will constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged. The notes rank and will rank without any preference among themselves and equally with all other unsubordinated external indebtedness of Chile. It is understood that this provision will not be construed so as to require Chile to make payments under the notes ratably with payments being made under any other external indebtedness.

        Application has been made to list the notes on the official list of the Luxembourg Stock Exchange and to admit the notes for trading on the Euro MTF market.

        The underwriters expect to deliver the notes to purchasers on or about December 12, 2014.

        Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus supplement, together with the accompanying prospectus dated December 2, 2014, shall constitute a prospectus for the purpose of the Luxembourg law dated July 10, 2005 (as amended) on prospectuses for securities.

        ANY OFFER OR SALE OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED DIRECTIVE 2003/71/EC AND AMENDMENTS THERETO INCLUDING DIRECTIVE 2010/73/EU (THE "PROSPECTUS DIRECTIVE") MUST BE ADDRESSED TO QUALIFIED INVESTORS (AS DEFINED IN THE PROSPECTUS DIRECTIVE).

	Public Offering Price(1)	Underwriting Discount	Proceeds to Chile (before expenses)

Per note	98.892%	0.075%	98.817%(1)

Total for the notes	€791,136,000	€600,000	€790,536,000

(1)
Plus accrued interest, if any, from December 12, 2014.

Joint lead managers and bookrunners

Citigroup	HSBC	Santander

December 3, 2014

        We are responsible for the information contained in this prospectus supplement and the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement supplements the accompanying prospectus dated December 2, 2014, relating to Chile's debt securities and warrants. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the updated information in this prospectus supplement.

        You should read this prospectus supplement along with the accompanying prospectus. Both documents contain information you should consider when making your investment decision. You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. Chile has not authorized anyone else to provide you with different information. Chile and the underwriters are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

        Chile is furnishing this prospectus supplement and the accompanying prospectus solely for use by prospective investors in connection with their consideration of a purchase of the notes. Chile confirms that:

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  the information contained in this prospectus supplement and the accompanying prospectus is true and correct in all material respects and is not misleading as of its date;

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  it has not omitted facts, the omission of which makes this prospectus supplement and the accompanying prospectus as a whole misleading; and

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  it accepts responsibility for the information it has provided in this prospectus supplement and the accompanying prospectus.

        In connection with the offering of the notes, HSBC Bank plc, or any person acting for it, may over-allot the notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that HSBC Bank plc, or any person acting for it, will undertake any stabilization action. Any stabilization action may begin at any time after the adequate public disclosure of the final terms of the offer of the notes and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the closing date and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the HSBC Bank plc, or any person acting for it, in accordance with all applicable laws and regulations.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

        This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for Chile or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither Chile nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for Chile or the underwriters to publish or supplement a prospectus for such offer. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

 NOTICE TO INVESTORS IN THE UNITED KINGDOM

        This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

CERTAIN DEFINED TERMS AND CONVENTIONS

Defined Terms

        Terms used but not defined in this prospectus supplement have the meanings ascribed to them in the accompanying prospectus dated December 2, 2014.

Currency of Presentation

        Unless otherwise stated, Chile has converted historical amounts translated into U.S. dollars ("U.S. dollars," "dollars" or "US$") or pesos ("pesos," "Chilean pesos" or "Ps.") at historical annual average exchange rates. Translations of pesos to dollars have been made for the convenience of the reader only and should not be construed as a representation that the amounts in question have been, could have been or could be converted into dollars at any particular rate or at all.

 SUMMARY OF THE OFFERING

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that you should consider before investing in the notes. You should read this prospectus supplement and prospectus carefully.

Issuer	The Republic of Chile.
Aggregate Principal Amount	€800,000,000.
Issue Price	98.892% plus accrued interest, if any, from December 12, 2014.
Maturity Date	January 30, 2025.
Form of Securities	Chile will issue the notes in the form of one or more registered global securities without coupons.
Denominations	Chile will issue the notes in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Interest	Chile will pay interest annually, on January 30 of each year, commencing on January 30, 2016. The notes will bear interest from December 12, 2014 at the rate of 1.625% per year.
Redemption	Chile may not redeem the notes before their maturity date. At the maturity date, Chile will redeem the notes at par.
Status

The notes will constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged. The notes rank and will rank without any preference among themselves and equally with all other unsubordinated external indebtedness of Chile. It is understood that this provision will not be construed so as to require Chile to make payments under the notes ratably with payments being made under any other external indebtedness.

Concurrent Offering

On the date of this prospectus supplement, Chile is also offering US$1,060,131,000 aggregate principal amount of its U.S. dollar denominated 3.125% Notes due 2025 (the "dollar notes") in an offering registered with the Securities and Exchange Commission ("SEC"). Application has been made to list the dollar notes on the official list of the Luxembourg Stock Exchange and to admit the dollar notes for trading on the Euro MTF market.

Withholding Tax and Additional Amounts

Chile will make all payments on the notes without withholding or deducting any taxes imposed by Chile or any political subdivision thereof or taxing authority therein, subject to certain specified exceptions. For more information, see "Description of the Securities—Debt Securities—Additional Amounts" in the accompanying prospectus.

Taxation

For a general summary of United States federal income tax consequences resulting from the purchase, ownership and disposition of a note, holders should refer to the discussion set forth under the heading "Taxation—United States Federal Taxation" in the accompanying prospectus.

Further Issues

Chile may from time to time, without the consent of the holders, increase the size of the issue of the notes, or issue additional debt securities having the same terms and conditions as the notes in all respects, except for the issue date, issue price and first payment on those additional notes or debt securities; provided, however, that any additional debt securities subsequently issued that are not fungible with the previously outstanding notes for U.S. federal income tax purposes shall have a separate CUSIP, ISIN or other identifying number from the previously outstanding notes. Additional debt securities issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

Listing	Application has been made to list the notes on the official list of the Luxembourg Stock Exchange and to admit the notes for trading on the Euro MTF market.
Listing Agent	The Bank of New York Mellon (Luxembourg) S.A.
Governing Law	New York.
Additional Provisions

The notes will contain provisions regarding future modifications to their terms that differ from those applicable to Chile's outstanding public external indebtedness issued prior to December 2, 2014. Those provisions are described beginning on page 125 of the accompanying prospectus dated December 2, 2014.

Trustee	The Bank of New York Mellon.
Paying Agent and Transfer Agent in Luxembourg	The Bank of New York Mellon (Luxembourg) S.A.

USE OF PROCEEDS

        Chile intends to use the net proceeds from the sale of notes offered by this prospectus supplement for general purposes of the government. Chile estimates that the net proceeds (after deduction of estimated expenses of US$189,875, a portion of which will be reimbursed by affiliates of the underwriters) from the sale of the notes will be €790,382,018.

 DESCRIPTION OF THE NOTES

        Chile will issue the notes under an indenture to be entered into prior to the issuance of the notes between Chile and The Bank of New York Mellon, as trustee. The indenture, as it may be amended from time to time, is referred to herein as the "indenture." The information contained in this section summarizes the principal terms of the notes. The prospectus to which this prospectus supplement is attached contains a summary of the indenture and other general terms of the notes. You should review the information contained herein and in the accompanying prospectus. You should also read the indenture and the form of the notes before making your investment decision. Chile has filed a form of the indenture with the SEC. Copies of the indenture will also be made available at the offices of the trustee.

        On the date of this prospectus supplement, Chile is also offering the dollar notes. The dollar notes will also be issued under the indenture and contain terms similar to those of these notes. See "Summary of the Offering—Concurrent Offering."

General Terms of the Notes

        The notes will:

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  be issued on or about December 12, 2014 in an aggregate principal amount of €800,000,000;

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  mature on January 30, 2025;

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  be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof;

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  bear interest at a rate of 1.625% per year, commencing on December 12, 2014 and ending on the maturity date. Interest on the notes will be payable annually on January 30 of each year, commencing on January 30, 2016. Interest on the notes in respect of any period of less than one year will be calculated on the basis of a 365 (or 366) day year;

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  pay interest to persons in whose names the notes are registered at the close of business on January 15, preceding the payment date;

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  constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged;

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  rank without any preference among themselves and equally with all other unsubordinated external indebtedness of Chile (it being understood that this provision will not be construed so as to require Chile to make payments under the notes ratably with payments being made under any other external indebtedness);

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  be represented by one or more global securities in book-entry, registered form only;

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  be registered in the name of the common depositary of Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, Luxembourg;

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  not be redeemable before maturity; and

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  contain "collective action clauses" under which Chile may amend certain key terms of the notes, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of the notes.

Payments of Principal and Interest

        For purposes of all payments of interest, principal or other amounts contemplated herein, "business day" means any day that is a day on which the Trans-European Automated Real-time Settlement Express Transfer (TARGET) System (or any successor thereto) is open for business and a day on which commercial banks are open for dealings in Euro deposits in the London interbank market.

        If any date for an interest or principal payment on a note is not a business day, Chile will make the payment on the next business day. No interest on the notes will accrue as a result of any such delay in payment.

        If any money that Chile pays to the trustee or to any paying agent to make payments on any notes is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Chile upon Chile's written request. After any such repayment, neither the trustee nor any paying agent will be liable for that payment to the relevant holders. Chile will hold the unclaimed money in trust for the relevant holders until five years from the date on which the payment first became due.

Paying Agents; Transfer Agents; Registrar

        Until the notes are paid, Chile will maintain a principal paying agent in London, England and a registrar in New York City for the notes. Chile has initially designated the corporate trust office of the trustee as the place where the register will be maintained. In addition, Chile will maintain a paying agent and a transfer agent in Luxembourg where the notes can be presented for transfer or exchange for so long as any such series is listed on the official list of the Luxembourg Stock Exchange. Chile has initially appointed The Bank of New York Mellon (Luxembourg) S.A., located at Vertigo Building-Polaris, 2-4 rue Eugéne, Ruppert, L-2453, Luxembourg, to serve as its Luxembourg paying agent and transfer agent. You can contact the paying agents and transfer agent at the addresses listed on the inside back cover of this prospectus supplement.

Further Issues

        Chile may from time to time, without the consent of the holders, increase the size of the issue of the notes, or issue additional debt securities having the same terms and conditions as the notes in all respects, except for the issue date, issue price and first payment on those additional notes or debt securities; provided, however, that any additional debt securities subsequently issued that are not fungible with the previously outstanding notes for U.S. federal income tax purposes shall have a separate CUSIP, ISIN or other identifying number from the previously outstanding notes. Additional debt securities issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

Notices

        So long as the notes are listed on the Luxembourg Stock Exchange and the rules of the exchange require, Chile will publish notices in a leading newspaper with general circulation in Luxembourg, expected to be the Luxembourger Wort, or on the website of the Luxembourg Stock Exchange (www.bourse.lu). If publication in a leading newspaper in Luxembourg or on the website of the Luxembourg Stock Exchange (www.bourse.lu) is not practicable, Chile will give notices in another way consistent with the rules of the Luxembourg Stock Exchange. Any notice so published will be considered given on the date of its first publication.

        In addition to the above, Chile will mail notices to holders at their registered addresses. So long as the notes are represented by a global security deposited with a custodian for the common depositary for Clearstream and Euroclear, Luxembourg, notices to be given to holders will be given to Clearstream and Euroclear, Luxembourg in accordance with their applicable policies as in effect from time to time. If we issue notes in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed.

Global Notes

        Payments of principal, interest and additional amounts, if any, in respect of the notes will be made in Euro to the common depositary of Euroclear and Clearstream, Luxembourg, or its nominee.

        Euroclear and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Chile nor the trustee will be responsible for Euroclear's or Clearstream, Luxembourg's performance of their obligations under their rules and procedures. Additionally, neither Chile nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

        Chile may issue the notes in the form of one or more notes, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of notes. Chile refers to the intangible securities represented by a global security as "book-entry" securities.

        When Chile issues book-entry securities, it will deposit the applicable global security with a clearing system. The global note will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global note is exchanged for certificated securities, as discussed under "Description of the Securities—Certificated Securities" in the accompanying prospectus, it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include Euroclear and Clearstream, Luxembourg.

        Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A "direct participant" is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An "indirect participant" is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream, Luxembourg are connected to each other by a direct link. These arrangements permit you to hold the notes through participants in any of these systems, subject to applicable securities laws.

  Ownership of Book-Entry Securities

        If you wish to purchase the notes in global form, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase global notes will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in "street name."

        When you hold notes in street name, you must rely on the procedures of the institutions through which you hold your notes to exercise any of the rights granted to holders. This is because the legal obligations of Chile and the trustee run only to the registered owner of the global note, which will be the clearing system or its nominee or common depositary. For example, once Chile and the trustee make a payment to the registered holder of a global note, they will no longer be liable for the payment, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Chile to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a global note is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry note to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Chile or the trustee.

        As an owner of book-entry securities represented by a global note, you will also be subject to the following restrictions:

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  you will not be entitled to (a) receive physical delivery of the notes in certificated form or (b) have any of the notes registered in your name, except under the circumstances described under "Description of the Securities—Certificated Securities" in the accompanying prospectus;

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  you may not be able to transfer or sell your notes to some insurance companies and other institutions that are required by law to own their notes in certificated form; and

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  you may not be able to pledge your notes in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

 NEW PROVISIONS APPLICABLE TO THE NOTES

        The notes will contain "collective action clauses" that differ from those applicable to Chile's outstanding public external indebtedness issued prior to December 2, 2014. Under these provisions, Chile may amend the payment provisions of debt securities issued under the indenture (including the notes) and other reserved matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, (x) if certain "uniformly applicable" requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, or (y) more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

  Meetings, Amendments and Waivers — Collective Action

        Chile may call a meeting of the holders of the notes at any time regarding the indenture or the notes. Chile will determine the time and place of the meeting. Chile will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

        In addition, Chile or the trustee will call a meeting of the holders of the notes if the holders of at least 10% in principal amount of all the notes then outstanding have delivered a written request to Chile or the trustee (with a copy to Chile) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Chile will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

        Only holders of debt securities and their proxies are entitled to vote at a meeting of holders. Chile will set the procedures governing the conduct of the meeting and if additional procedures are required, Chile will consult with the trustee to establish such procedures as are customary in the market.

        If a modification only affects the notes, it may also be approved by the holders of the notes pursuant to written action with the consent of the requisite percentage of the notes. The trustee will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by the trustee.

        The holders of the notes may generally approve any proposal by Chile to modify or take action with respect to the indenture or the terms of the notes with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the notes.

        However, holders of any series of debt securities (including the notes) may approve, by vote or consent through one of three modification methods, any modification, amendment, supplement or waiver proposed by Chile that would do any of the following (such subjects referred to as "reserve matters"):

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  change the date on which any amount is payable on the debt securities;

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  reduce the principal amount (other than in accordance with the express terms of the a series of debt securities and the indenture) of the debt securities;

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  reduce the interest rate on the debt securities;

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  change the method used to calculate any amount payable on the debt securities (other than in accordance with the express terms of a series of debt securities and the indenture);

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  change the currency or place of payment of any amount payable on the debt securities;

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  modify Chile's obligation to make any payments on the debt securities (including any redemption price therefor);

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  change the identity of the obligor under the debt securities;

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  change the definition of "outstanding debt securities" or the percentage of affirmative votes or written consents, as the case may be, required to make a "reserve matter modification";

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  change the definition of "uniformly applicable" or "reserve matter modification";

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  authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Chile or any other person; or

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  change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of the debt securities.

        A change to a reserve matter, including the payment terms of any series of debt securities (including the notes), can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

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  the holders of more than 75% of the aggregate principal amount of the outstanding notes insofar as the change affects the notes (but does not modify the terms of any other debt securities issued under the indenture);

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  where such proposed modification would affect the outstanding notes and at least one other series of debt securities, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, if certain "uniformly applicable" requirements are met; or

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  where such proposed modification would affect the outstanding notes and at least one other series of debt securities, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

        "Uniformly applicable," as referred to above, means a modification by which holders of debt securities of any series affected by that modification (including the notes, if so affected) are invited to exchange, convert or substitute their debt securities for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration.

        Chile may select, in its discretion, any modification method for a reserve matter modification in accordance with the indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

        Before soliciting any consent or vote of any holder of the notes or other series of debt securities for any change to a reserve matter, Chile will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

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  a description of Chile's economic and financial circumstances that are in Chile's opinion, relevant to the request for the proposed modification, a description of Chile's existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

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  if Chile shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

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  a description of Chile's proposed treatment of external indebtedness instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

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  if Chile is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

        For purposes of determining whether the required percentage of holders of the notes or any other series of debt securities has approved any amendment, modification or change to, or waiver of, the notes, such other series of debt securities or the indenture, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by Chile or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Chile or a public sector instrumentality, except that (x) debt securities held by Chile or any public sector instrumentality of Chile or by a corporation, trust or other legal entity that is controlled by Chile or a public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee's right so to act with respect to such debt securities and that the pledgee is not Chile or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee's right so to act with respect to such debt securities and that the pledgee is not Chile or a public sector instrumentality.

        As used in the preceding paragraph, "public sector instrumentality" means any department, secretary, ministry or agency of Chile, and "control" means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

TAXATION

        The following discussion supplements the disclosure provided under the heading "Taxation" in the accompanying prospectus.

United States Federal Taxation

        The following is a summary of certain United States federal income tax consequences resulting from the purchase, ownership and disposition of the notes and does not purport to be a comprehensive discussion of all the possible United States federal income tax consequences of the purchase, ownership or disposition of the notes. Except as otherwise noted below, this summary replaces, and should be read to supersede, the discussion of tax matters in the section entitled "Taxation—United States Federal Taxation" in the accompanying prospectus. This summary is based on the United States federal income tax laws, including the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary and proposed regulations ("Treasury Regulations") promulgated thereunder, rulings, official pronouncements and judicial decisions, all as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or to different interpretations. It deals only with notes that are purchased as part of the initial offering and are held as capital assets by purchasers and does not deal with special classes of holders, such as brokers or dealers in securities or currencies, banks, tax exempt organizations, insurance companies, persons holding notes as a hedge or hedged against currency risk or as a part of a straddle or conversion transaction, or United States persons (as defined below) whose functional currency is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of United States federal income or state and local taxation that may be relevant to a holder in light of such holder's particular circumstances. Prospective purchasers of notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction of the purchase, ownership and disposition of the notes.

        In general, a United States person who holds the notes or owns a beneficial interest in the notes will be subject to United States federal taxation. You are a United States person for United States federal income tax purposes if you are:

  •
  an individual who is a citizen or resident of the United States,

  •
  a corporation or other entity organized under the laws of the United States or any state thereof or the District of Columbia,

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source, or

  •
  a trust if (i) a United States court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the notes, the United States federal income tax treatment of partners in the partnership generally will depend on the activities of the partnership and the status of the partner, and special considerations may apply to your investments in the notes. Prospective investors that are partners in partnerships (or entities treated as partnerships for United States federal income tax purposes) should consult their own tax advisors regarding the United States federal income tax consequences to them of the purchase, ownership and disposition of the notes.

Tax Consequences to United States Persons

        Taxation of Interest and Additional Amounts. If you are a United States person, the interest you receive on the notes (including additional amounts) will generally be subject to United States taxation and will be considered ordinary interest income on which you will be taxed in accordance with the method of accounting you generally use for tax purposes. In the event the notes are issued with more than de minimis original issue discount ("OID") for United States federal income tax purposes, United States persons will be required to include OID in income on a constant-yield basis over the life of the notes. The rest of this discussion assumes that the notes will be issued without OID.

        A United States person that uses the cash method of accounting for United States federal income tax purposes and that receives a payment of interest will be required to include in ordinary income the U.S. dollar value of the euro ("foreign currency") interest payment determined on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars. A United States person that uses the accrual method of accounting for tax purposes will accrue interest income on a note in foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within such person's taxable year), or, at such person's election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A United States person that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the "IRS").

        A United States person who uses the accrual method will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a note if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will generally (i) be treated as ordinary income or loss, (ii) not be treated as an adjustment to interest income received on the note, and (iii) be treated as U.S. source income or as an offset to U.S. source income, respectively.

        Subject to the foreign currency rules discussed above, interest payments (including additional amounts) will constitute income from sources without the United States for foreign tax credit purposes. Such income generally will constitute "passive category income." If you are a United States person, withholding tax levied by the government of Chile will be eligible:

  •
  for deduction in computing your taxable income, or

  •
  at your election, for credit against your United States federal income tax liability, subject to generally applicable limitations and conditions.

        The availability of the deduction or, if you elect to have the foreign taxes credited against your United States federal income tax liability, the calculation of the foreign tax credit involves the application of rules that depend on your particular circumstances. You should consult with your own tax advisors regarding the availability of foreign tax credits and the treatment of additional amounts.

        Taxation of Dispositions.    If you are a United States person, when you sell, exchange or otherwise dispose of the notes, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction and your tax basis in the notes.

        Your adjusted tax basis in a note generally will be the U.S. dollar value of the purchase price of that note on the date of purchase. Your amount realized upon the sale, exchange or retirement of a note will be the U.S. dollar value of the currency received calculated at the exchange rate in effect on the date the instrument is sold or disposed of. In the case of a note that is traded on an established securities market, a United States person who uses the cash method, and if it so elects, a United States person who uses the accrual method, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to United States persons who use the accrual method in respect of the purchase and sale of notes traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

        Subject to the foreign currency rules discussed below, gain or loss realized by a United States person on such sale or other taxable disposition generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the notes have been held for more than one year. Certain non-corporate United States persons (including individuals) may be eligible for preferential rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

        Gain or loss recognized by a United States person on the sale, exchange or retirement of a note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the person held such note. This foreign currency gain or loss will generally be treated as U.S. source income or as an offset to U.S. source income, respectively and will not be treated as an adjustment to interest income received on the notes. For a United States person that uses the accrual method and does not make the election described above, the foreign currency gain or loss will include amounts attributable to changes in exchange rates between the trade date and the settlement date. In addition, upon the sale or other taxable disposition of a note, a United States person who uses the accrual method may realize foreign currency gain or loss attributable to amounts received in respect of accrued and unpaid interest. The amount of foreign currency gain or loss realized with respect to principal and accrued interest will, however, be limited to the amount of overall gain or loss realized on the disposition.

        Capital gain or loss, as well as any foreign currency gain or loss, recognized by a United States person generally will be U.S. source gain or loss. Consequently, if any such gain would be subject to Chilean withholding tax, a United States person may not be able to credit the tax against its United States federal income tax liability unless such credit can be applied (subject to applicable conditions and limitations) against tax due on other income treated as derived from foreign sources. United States persons should consult their own tax advisors as to the foreign tax credit implications of a disposition of the notes.

Tax Consequences to Persons Who Are Not United States Persons

        Under current United States federal income tax law, if you are an individual, corporation, estate or trust and are not a United States person, the interest payments (including any Additional Amounts) that you receive on the notes generally will be exempt from United States federal income tax, including withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements of the IRS to establish that you are not a United States person.

        If you are not a United States person, any gain you realize on a sale or exchange of the notes generally will be exempt from United States federal income tax, including withholding tax, unless:

  •
  your gain is effectively connected with your conduct of a trade or business in the United States (and if an income tax treaty applies, it is attributed to a United States permanent establishment), or

  •
  you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale or exchange, and either (i) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (ii) you have a "tax home" in the United States.

Backup Withholding and Information Reporting

        The fiscal agent must file information returns with the IRS in connection with payments made to certain United States persons. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are a United States person, you generally will not be subject to a United States backup withholding tax on these payments or proceeds if you provide your taxpayer identification number to the fiscal agent. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

Reportable Transactions

        A United States taxpayer that participates in a "reportable transaction" will be required to disclose its participation to the IRS. Under the relevant rules, if the notes are denominated in a foreign currency, a United States person may be required to treat a foreign currency exchange loss from the notes as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the United States person is an individual or trust, or higher amounts for other non-individual United States persons), and to disclose its investment by filing Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. Prospective purchasers are urged to consult their tax advisors regarding the application of these rules.

Federal Estate Tax

        A note held by an individual holder who at the time of death is a non-resident alien generally will not be subject to United States federal estate tax.

United Kingdom Provision of Information Requirements

        The comments below are of a general nature and are based on current United Kingdom ("UK") tax law and published practice of HM Revenue & Customs ("HMRC"), the UK tax authorities. Such law may be repealed, revoked or modified and such practice may not bind HMRC and/or may change (in each case, possibly with retrospective effect), resulting in UK tax consequences different from those discussed below. The comments below deal only with UK rules relating to information that may need to be provided to HMRC in connection with the notes. They do not deal with any other UK tax consequences of acquiring, owning or disposing of the notes. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

        HMRC has powers to obtain information relating to securities in certain circumstances. This may include details of the beneficial owners of the notes (or the persons for whom the notes are held), details of the persons to whom payments derived from the notes are or may be paid and information and documents in connection with transactions relating to the notes. Information may be required to be provided by, amongst others, the holders of the notes, persons by or through whom payments derived from the notes are made or credited or who receive such payments (or who would be entitled to receive such payments if they were made), persons who effect or are a party to transactions relating to the notes on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HMRC may be exchanged with tax authorities in other countries.

 UNDERWRITING

        Banco Santander, S.A., Citigroup Global Markets Limited and HSBC Bank plc are acting as underwriters of the offering. Subject to the terms and conditions stated in the underwriting agreement, related to the notes (the "Euro Underwriting Agreement") dated as of December 3, 2014, the underwriters have severally but not jointly agreed to purchase, and Chile has agreed to sell to the underwriters, the principal amount of notes set forth opposite the underwriters' names.

Underwriter	Principal Amount of Notes
Banco Santander, S.A.	€266,667,000
Citigroup Global Markets Limited	266,666,000
HSBC Bank plc	266,667,000

Total	€800,000,000

        The Euro underwriting agreement provides that the obligation of the underwriters to purchase the notes included in this offering is subject to approval of legal matters by counsel and to other conditions.

        The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the underwriters may change the public offering prices.

        The underwriting discounts and commissions that Chile is to pay to the underwriters in connection with this offering are 0.075% of the principal amount of the notes.

        In connection with the offering of the notes, HSBC Bank plc, or any person acting for it, may over-allot the notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that HSBC Bank plc, or any person acting for it, will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the HSBC Bank plc, or any person acting for it, in accordance with all applicable laws and regulations.

        Delivery of the notes is expected on or about December 12, 2014, which will be the seventh business day following the date of pricing of the notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade notes on the pricing date should consult their own advisor.

        Chile estimates that its total expenses for this offering will be approximately US$189,875, a portion of which will be paid by the underwriters.

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Chile or other state-owned entities. They have received, or may in the future receive, customary fees and commissions for these transactions.

        If any of the underwriters or their affiliates has a lending relationship with Chile, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to Chile consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in Chile's securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

        Chile has agreed to indemnify the underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        The notes are offered for sale in the United States, the Americas, Europe and Asia, in jurisdictions where it is legal to make these offers. The distribution of this prospectus supplement and the accompanying prospectus, and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

        The underwriters have specifically agreed to act as follows in each of the following places:

  •
  General.  They will not offer, sell or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will, to the best knowledge and belief of the underwriters, after reasonable investigation, result in compliance with the applicable laws and regulations of such jurisdiction and which will not impose any obligations on Chile, except as set forth in the Euro underwriting agreement;

  •
  United Kingdom.  The underwriters have represented and agreed that

              (i)  they have only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by them in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA would not apply to Chile; and

             (ii)  they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the notes in, from or otherwise involving the United Kingdom.

  •
  European Economic Area.  In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  (b)
  to fewer than 100, or if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive; or

    (c)
    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

  provided that no such offer of notes shall require Chile or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of the above, the expression an "offer of notes to the public," in relation to any notes in any Relevant Member State, means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and "2010 PD Amending Directive" means Directive 2010/73/EU.

        The seller of the notes has not authorized and does not authorize the making of any offer of notes through any financial intermediary on its behalf, other than offers made by the underwriters with a view to the final placement of the notes. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the seller or the underwriters.

        Neither Chile nor the underwriters have represented that the notes may be lawfully sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to an exemption, or assume any responsibility for facilitating these sales.

 VALIDITY OF THE NOTES

        The following persons will give opinions regarding the validity of the notes:

  •
  For Chile:

  •
  Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Chile; and

  •
  Philippi, Yrarrázaval, Pulido & Brunner Abogados Limitada, special Chilean counsel to Chile.

  •
  For the underwriters:

  •
  Shearman & Sterling LLP, special New York counsel to the underwriters; and

  •
  Morales & Besa Ltda., Abogados, special Chilean counsel to the underwriters.

        As to all matters of Chilean law, Cleary Gottlieb Steen & Hamilton LLP may rely on, and assume the correctness of, the opinion of Philippi, Yrarrázaval, Pulido & Brunner Abogados Limitada, and Shearman & Sterling LLP may rely on, and assume the correctness of, the opinion of Morales & Besa Ltda., Abogados.

        All statements with respect to matters of Chilean law in this prospectus supplement and the prospectus have been passed upon by Philippi Yrarrázaval, Pulido & Brunner, Abogados Limitada, and Morales & Besa Ltda., Abogados.

GENERAL INFORMATION

Authorization

        The Executive Power of Chile has authorized the issuance of the notes by Article 2 of Law No. 20,790, and Supreme Decree No. 1,857, of November 7, 2014, published in the Official Gazette of December 3, 2014. Chile has obtained, or will obtain before the issue date for the notes, all other consents and authorizations (if any) necessary under Chilean law for the issuance of the notes.

Litigation

        Except for the litigation described under "Government Expenditures—Government Litigation" in the accompanying prospectus, Chile is not involved in any legal or arbitration proceedings (including any such proceedings that are pending or, to Chile's knowledge, threatened) relating to claims or amounts that could have or have had during the 12 months prior to the date of this prospectus supplement a material adverse effect on Chile's financial position taken as a whole.

Clearing

        The notes have been accepted for clearance and settlement through the clearing systems of Euroclear and Clearstream, Luxembourg. The securities codes are:

ISIN	Common Code
XS1151586945	115158694

Listing

        Application has been made to list the notes on the official list of the Luxembourg Stock Exchange and to admit the notes for trading on the Euro MTF market.

        As long as the notes are listed on the official list of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF market, you may receive free of charge copies of the following documents at the offices of the listing agent or the Luxembourg paying and transfer agents on any business day:

  •
  this prospectus supplement and the accompanying prospectus;

  •
  the indenture attaching the forms of the notes;

  •
  English translation of the Supreme Decree authorizing the issuance of the notes;

  •
  any other documents filed by Chile with the SEC; and

  •
  copies of the most recent annual economic report of Chile.

        The notes will be issued in registered, book-entry form, deposited with a custodian for the common depositary for Euroclear and Clearstream, Luxembourg, and will be issued in certificated form only under the limited circumstances described in the accompanying prospectus. For so long as the notes are listed on the official list of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF market, if the notes are ever issued in certificated form:

  •
  certificated notes will be delivered by the trustee as described in the accompanying prospectus and at the offices of the Luxembourg paying agent;

  •
  holders of notes in certificated form will be able to transfer or exchange their notes at the offices of the Luxembourg transfer agent; and

  •
  certificated notes may be presented and surrendered at the offices of the Luxembourg paying agent for payments of interest and/or principal.

        Chile has initially appointed The Bank of New York Mellon (Luxembourg) S.A. to serve as its Luxembourg paying agent and transfer agent. You can contact the listing agent and the Luxembourg paying agent and transfer agent at the addresses listed on the inside back cover of the prospectus supplement.

Where You Can Find More Information

        Chile has filed a registration statement relating to its notes, including the notes offered by this prospectus supplement, and warrants with the SEC under the U.S. Securities Act of 1933. Neither this prospectus supplement nor the accompanying prospectus contains all of the information described in the registration statement. For further information, you should refer to the registration statement.

        You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC's public reference room in Washington D.C.:

  SEC Public Reference Room
  100 F Street, N.E.
  Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information. These documents are also available to the public from the SEC's web site at http://www.sec.gov.

PROSPECTUS

Republic of Chile

Debt Securities and Warrants

        The Republic of Chile may from time to time offer and sell its debt securities and warrants in amounts, at prices and on terms to be determined at the time of sale and provided in one or more supplements to this prospectus. Chile may offer securities with an aggregate principal amount of up to US$1,938,555,010. The debt securities will be direct, unconditional and unsecured external indebtedness of Chile. The debt securities will at all times rank at least equally with all other unsecured and unsubordinated external indebtedness of Chile. The full faith and credit of Chile will be pledged for the due and punctual payment of all principal and interest on the securities.

        The debt securities will contain "collective action clauses," unless otherwise indicated in the applicable prospectus supplement. Under these provisions, which differ from the terms of Chile's public external indebtedness issued prior to December 2, 2014, modifications affecting the reserve matters listed in the indenture, including modifications to payment and other important terms, may be made to a single series of debt securities issued under the indenture (including the notes) with the consent of the holders of 75% of the aggregate principal amount outstanding of that series, and to two or more series of debt securities issued under the indenture either (x) with the consent of holders of 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification (taken in aggregate) if the modification is uniformly applicable; or (y) with the consent of the holders of 66 2/3% of the aggregate principal amount outstanding of all series of debt securities that would be affected and 50% in aggregate principal amount outstanding of each affected series of debt securities.

        Chile will provide specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.

        Chile may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

        You should read this prospectus and any supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the front of these documents.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2014.

i

ABOUT THIS PROSPECTUS

        This prospectus provides you with a general description of the securities Chile may offer. Each time Chile sells securities covered by this prospectus, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information contained in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described below under the heading "General Information—Where You Can Find More Information."

        Chile is a foreign sovereign state. Therefore, it may be difficult for investors to obtain or realize upon judgments of courts in the United States against Chile. Chile will not waive immunity from attachment prior to judgment and attachment in aid of execution under Chilean law with respect to property of Chile located in Chile and with respect to its movable and immovable property which is used by Chile's diplomatic and consular missions and the residences of the heads of such missions or for military purposes, including such property which is property of a military character or under the control of a military authority or defense agency, since such waiver is not permitted under the laws of Chile. Chile will irrevocably submit to the jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York and will irrevocably waive, to the fullest extent permitted by law, any immunity from the jurisdiction of such courts in connection with any action based upon the securities covered by this prospectus or brought by any holder of securities covered by this prospectus. Nevertheless, Chile reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 with respect to any action brought against it under the U.S. federal securities laws or any state securities laws. In the absence of Chile's waiver of immunity with respect to such actions, it would not be possible to obtain a U.S. judgment in such an action against Chile unless a court were to determine that Chile is not entitled under the U.S. Foreign Sovereign Immunities Act to sovereign immunity with respect to such action.

        Even if investors are able to obtain a judgment against Chile, the enforceability in Chile of such a judgment is dependent on such judgment not violating the principles of Chilean public policy.

 CERTAIN DEFINED TERMS AND CONVENTIONS

Exchange Rates

        For your convenience, Chile has provided translations of certain amounts into U.S. dollars at the rates specified below unless otherwise indicated.

Exchange Rate(1)
At December 31, 2009	Ps.506.43 per US$1.00
Average for year ended December 31, 2009	Ps.559.67 per US$1.00
At December 31, 2010	Ps.468.37 per US$1.00
Average for year ended December 31, 2010	Ps.510.38 per US$1.00
At December 31, 2011	Ps.521.46 per US$1.00
Average for year ended December 31, 2011	Ps.483.36 per US$1.00
At December 31, 2012	Ps.478.60 per US$1.00
Average for year ended December 31, 2012	Ps.486.75 per US$1.00
At December 31, 2013	Ps.523.76 per US$1.00
Average for year ended December 31, 2013	Ps.495.00 per US$1.00
At September 30, 2014	Ps.601.66 per US$1.00
Average for nine-month period ended September 30, 2014	Ps.560.66 per US$1.00

(1)
As reported by the Central Bank in accordance with paragraph 2 of article 44 of its Constitutional Organic Act.

        For amounts relating to a period, Chilean pesos are translated into U.S. dollar amounts using the average exchange rate for that period. For amounts at period end, Chilean pesos are translated into U.S. dollar amounts using the exchange rate at the period end.

        The Central Bank reported the exchange rate for Chile's formal exchange market at Ps.600.25 per US$1.00 as of November 27, 2014. The Federal Reserve Bank of New York does not report a noon buying rate for Chilean pesos.

Presentation of Financial Information

        All annual information presented in this prospectus is based upon January 1 to December 31 periods, unless otherwise indicated. Totals in tables in this prospectus may differ from the sum of the individual items in those tables due to rounding.

        Since Chile's official financial and economic statistics are subject to review by the Central Bank, the information in this prospectus may be adjusted or revised. The information and data contained in this prospectus for December 31, 2013 and thereafter is preliminary and subject to further revision. The government believes that this review process is substantially similar to the practices of many industrialized nations. The government does not expect revisions to be material, although it cannot assure you that material changes will not be made.

Defined Terms

        This prospectus defines the terms set forth below as follows:

  •
  Gross domestic product or GDP means the total value of final products and services produced in Chile during the relevant period.

  •
  Imports are calculated based upon (i) for purposes of foreign trade, statistics reported to Chilean customs upon entry of goods into Chile on a cost, insurance and freight included, or CIF, basis and (ii) for purposes of balance of payments, statistics collected on a free on board, or FOB, basis at a given departure location.

  •
  Exports are calculated based upon statistics reported to Chilean customs upon departure of goods from Chile on a FOB basis.

  •
  Rate of inflation or inflation rate is change in the consumer price index, or CPI, for the relevant calendar year, unless otherwise specified. The CPI is calculated on a weighted basket of consumer goods and services using a monthly averaging method. The rate of inflation is measured by comparing the CPI indices for the later December against the indices for the prior December. See "Monetary and Financial System—Inflation."

  •
  An Unidad de Fomento (UF) is an inflation-indexed, Chilean peso-denominated monetary unit that is set daily based on the Chilean CPI of the immediately preceding 30 days as calculated and published daily by the Central Bank of Chile. The main use of this index is in connection with "re-adjustable" payment obligations denominated in Chilean pesos.

        Unless otherwise indicated, all annual rates of growth are average annual compounded rates, and all financial data are presented in current prices.

        This prospectus refers to the state-owned companies and institutions as indicated below:

Banco del Estado de Chile	Banco Estado
Corporación de Fomento de la Producción	CORFO
Corporación Nacional del Cobre de Chile	Codelco
Empresa Nacional del Petróleo	ENAP
Empresa de Transporte de Pasajeros Metro S.A.	Metro
Empresa Nacional de Minería	Enami
Empresa de los Ferrocarriles del Estado	EFE

 FORWARD-LOOKING STATEMENTS

        This prospectus and any prospectus supplement may contain forward-looking statements.

        Forward-looking statements are statements that are not about historical facts, including statements about Chile's beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Chile undertakes no obligation to update publicly any of them in light of new information or future events, including changes in Chile's economic policy or budgeted expenditures, or to reflect the occurrence of unanticipated events.

        Forward-looking statements involve inherent risks and uncertainties. Chile cautions you that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. These factors include, but are not limited to:

  •
  Adverse external factors, such as high international interest rates, low copper and mineral prices and recession or low growth in Chile's trading partners. High international interest rates could negatively affect Chile's current account and could increase budgetary expenditures. Low copper and mineral prices could decrease the government's revenues and could negatively affect the current account. Recession or low growth in Chile's trading partners could lead to fewer exports from Chile and lower growth in Chile;

  •
  Instability or volatility in the international financial markets, including in particular continued or increased distress in the financial markets of the European Union, could lead to domestic volatility, which may adversely affect the ability of the Chilean government to achieve its macroeconomic goals. This could also lead to declines in foreign investment inflows, portfolio investments in particular;

  •
  Adverse domestic factors, such as a decline in foreign direct and portfolio investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility. Each of these factors could lead to lower growth or lower international reserves; and

  •
  Other adverse factors, such as energy deficits or restrictions, climatic or seismic events, international or domestic hostilities and political uncertainty.

DATA DISSEMINATION

        Chile is a subscriber to the International Monetary Fund's Special Data Dissemination Standard, or SDDS, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released or the so-called "Advance Release Calendar." For Chile, precise dates or "no-later-than-dates" for the release of data under the SDDS are disseminated three months in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund's Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund's Dissemination Standards Bulletin Board. The SDDS' Internet website is located at http://dsbb.imf.org/Applications/web/sddscountrycategorylist/?strcode=CHL. Neither Chile nor any agents or underwriters acting on behalf of Chile in connection with the offer and sale of securities, as contemplated in this prospectus or in any prospectus supplement, accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement, Chile will use the net proceeds from the sale of securities offered by this prospectus for the general purposes of the government.

 SUMMARY

        This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all the information that you should consider before investing in the debt securities. You should read the entire prospectus and any prospectus supplement carefully.

 Selected Financial Information(1)

	2009	2010	2011	2012	2013	Nine Months Ended September 30, 2014
THE ECONOMY
Gross Domestic Product (GDP)(2)	172,323	217,500	251,164	266,257	277,196	192,800
Real GDP (in billions of pesos)(3)	92,875	98,228	103,963	109,558	114,022	85,740
% Change from prior year	(1.0)%	5.8%	5.8%	5.4%	4.1%	1.8%
Consumer price index (percentage change from previous year at period end)	(1.4)%	3.0%	4.4%	1.5%	3.0%	4.1%
Producer price index (percentage change from previous year at period end)	0.0%	20.2%	(7.4)%	0.7%	2.8%	(0.5)%
Unemployment rate (annual average)	9.7%	8.2%	7.1%	6.4%	5.9%	6.5%
BALANCE OF PAYMENTS
Trade balance(4)	13,350	13,857	7,987	231	(791)	3,896
Current account	3,518	3,581	(3,068)	(9,081)	(9,485)	(2,560)
Financial and capital account (including change in reserves)	4,194	15,206	(3,626)	(9,395)	(10,257)	(2,196)
Errors and omissions	646	(855)	(581)	(337)	(1,496)	349
Chilean Central Bank, net international reserves (period-end)	25,373	27,864	41,979	41,650	41,094	40,087
Number of months of import coverage(5)	6.0	4.9	5.8	5.5	5.5	5.6

	2009	2010	2011	2012	2013	Six Months Ended June 30, 2014
PUBLIC FINANCE
Central government revenue	32,821	46,842	57,022	59,107	58,345	26,901
% of GDP	19.0%	21.5%	22.7%	22.2%	21.0%	20.6%
Central government expenditure	40,320	47,829	53,796	57,612	60,009	26,616
% of GDP	23.4%	22.0%	21.4%	21.6%	21.6%	20.4%
Central government surplus (deficit)	(7,499)	(986)	3,226	1,495	(1,664)	285
% of GDP	(4.4)%	(0.5)%	1.3%	0.6%	(0.6)%	0.2%
Consolidated non-financial public sector surplus (deficit)(6)	(4,689)	3,658	9,398	6,016	N.A.	N.A.
% of GDP	(2.7)%	1.7%	3.7%	2.3%	N.A.	N.A.
PUBLIC DEBT
Central government external debt	2,530	4,095	5,281	6,135	5,160	5,105
Central government external debt/GDP	1.3%	1.7%	2.3%	2.3%	2.0%	2.5%
Central government external debt/exports(7)	4.0%	5.0%	5.6%	6.8%	5.8%	7.3%

(1)
In millions of U.S. dollars, except as otherwise indicated.

(2)
GDP in U.S. dollars calculated by translating the nominal GDP in pesos at the average exchange rate of each period.

(3)
Calculated using chained volumes at prices for the immediately preceding year.

(4)
Trade balance consists of goods and services.

(5)
Imports consist of goods and services.

(6)
The non-financial public sector includes the central government, municipalities and public-owned enterprises, and does not include Banco Estado and the Chilean Central Bank.

(7)
Exports consist of goods and services.

Source: Chilean Central Bank, Chilean Budget Office and National Statistics Institute (Instituto Nacional de Estadísticas, or INE).

MAP OF CHILE

IGM
INSTITUTO GEOGRÁFICO MILITAR
Cartografía Oficial del Estado de Chile
Mar Caribe
OCÉANO ATLÁNTICO
OCÉANO PACÍFICO
Caracas
VENEZUELA
Georgetown
GUYANA
Paramaribo
SURINAME
GUAYANA FRANCESA (FRANCIA)
Cayena
Bogotá
COLOMBIA
Ecuador
Archipiélago de Colón
Islas Galápagos (ECUADOR)
Quito
ECUADOR
PERÚ
Lima
BRASIL
Brasilia
BOLIVIA
La Paz
REGIÓN DE ARICA Y PARINACOTA
Arica
REGIÓN DE TARAPACÁ
Iquique
PARAGUAY
Asunción
Trópico de Capricornio
REGIÓN DE ANTOFAGASTA
Antofagasta
Isla San Félix (CHILE)
Isla San Ambrosio (CHILE)
Isla Salas y Gómez (CHILE)
Isla de Pascua (CHILE)
REGIÓN DE ATACAMA
Copiapó
La Serena
REGIÓN DE COQUIMBO
ARGENTINA
URUGUAY
Buenos Aires
Montevideo
REGIÓN DE VALPARAÍSO
Valparaíso
SANTIAGO
REGIÓN METROPOLITANA DE SANTIAGO
Archipiélago Juan Fernández
Isla Alejandro Selkirk (CHILE)
Isla Robinson Crusoe (CHILE)
Rancagua
REGIÓN DEL LIBERTADOR GENERAL BERNARDO O'HIGGINS
Talca
REGIÓN DEL MAULE
Concepción
REGIÓN DEL BIOBÍO
Temuco
REGIÓN DE LA ARAUCANÍA
Valdivia
REGIÓN DE LOS RÍOS
Puerto Montt
REGIÓN DE LOS LAGOS
Coyhaique
REGIÓN AYSÉN DEL GENERAL CARLOS IBÁÑEZ DEL CAMPO
REGIÓN DE MAGALLANES Y DE LA ANTÁRTICA CHILENA
Punta Arenas
Isla Diego Ramírez (CHILE)
Paso Drake
TERRITORIO CHILENO ANTÁRTICO
OCÉANO PACÍFICO
Paso Drake
OCÉANO AUSTRAL
Mar de Weddell
Tierra de O'Higgins
Polo Sur
0 200 400 600 800 1.000 km
SIMBOLOGÍA
Capital de país
Otras ciudades
Límite internacional

* "ACUERDO ENTRE LA REPÚBLICA DE CHILE Y LA REPÚBLICA ARGENTINA PARA PRECISAR EL RECORRIDO DEL LÍMITE DESDE EL MONTE FITZ ROY HASTA EL CERRO DAUDET". (Buenos Aires, 16 de diciembre de 1998).

 REPUBLIC OF CHILE

Area and Population

        Chile covers an area of approximately 756,626 square kilometers (excluding the Antarctic territory, which covers approximately 1,250,000 square kilometers). Continental Chile occupies a narrow strip of land, with an average width of 177 kilometers, extending approximately 4,270 kilometers along South America's west coast. It borders Peru to the north, the Antarctic territory to the south, Bolivia and Argentina to the east and the Pacific Ocean to the west. Continental Chile's geography is dominated by a range of Pacific coastal mountains in the west, the Andes Mountains in the east and a valley that lies between these two ranges. Southern Chile is mostly an archipelago, with Cape Horn at its tip. Chile's territory also includes several islands, including Easter Island, Juan Fernández Island and Salas y Gómez Island.

        Continental Chile has five well-defined geographic regions: the northern desert, the high Andean sector, the central valley, the southern lakes district and the archipelago region. Approximately 22.9% of Chile's land area is forested, while the remaining non-urban areas consist primarily of agricultural areas, deserts and mountains. The northern desert region is rich in mineral resources. The climate is dry and hot in the north, temperate in the central regions and cool and wet in the south.

        Chile's population, industry and arable land are mainly concentrated in the central valley, which includes the nation's capital and largest city, Santiago, and its two largest ports, San Antonio and Valparaíso.

        According to the national census conducted in 2002, Chile's population was approximately 15.1 million, with an annual average growth rate of 1.2% per year from June 1992 to June 2002. The 2002 national census showed that the population in Chile was highly urbanized, with approximately 87.0% living in cities, with approximately 40.0% of urban dwellers residing in the Santiago metropolitan area, which includes the city of Santiago and the surrounding region. Spanish is Chile's official language. Although a national census was conducted during the first half of 2012, the results were not satisfactory to the National Institute of Statistics, and a new national census will be conducted in 2017. The estimated population of Chile as of June 30, 2013 was 17.5 million.

        Chile considers itself an upper-middle income economy. The following table provides selected comparative statistics as set forth in the CIA 2014 World Factbook:

	Argentina	Brazil	Chile	Colombia	Mexico	Venezuela	United States of America
Per capita GDP(1) (in US$)	18,600	12,100	19,100	11,100	15,600	13,600	52,800
Life expectancy at birth (in years)	77.51	73.28	78.44	75.25	75.43	74.39	79.56
Infant mortality (deaths per 1,000 live births)	9.96	19.21	7.02	15.02	12.58	19.33	6.17
Adult literacy rate	97.9%	90.4%	98.6%	93.6%	93.5%	95.5%	99.0%

(1)
Figures are adjusted by purchasing power parity (PPP).

Source: CIA 2014 World Factbook.

The Chilean Constitution and Government

        Chile is a democratic republic. Accordingly, the Chilean Constitution declares and guarantees principles such as the recognition and protection of human dignity, equality before the law, protection of private property and free entrepreneurship, freedom of speech and association, popular sovereignty, representative government, separation of powers and the rule of law.

        The Constitution was approved in a national referendum in 1980 and provides for a system of government composed of three separate and independent powers: an executive branch headed by a President (with a non-renewable four-year term), a legislative branch consisting of a two-chambered Congress, and a judicial branch in which the Supreme Court is the highest authority for all matters not pertaining to constitutional law. The Constitution also provides for a Constitutional Court, which is the highest authority for all matters of constitutional law.

        The 1980 Constitution was significantly amended in 1989 and in 2005 to introduce important changes to the structure of the political system, including (i) increasing oversight powers of the lower house; (ii) decreasing the powers and status of the National Security Council, which is now an advisory body; (iii) strengthening the role of the Constitutional Court by allowing it to rule on the constitutionality of laws; and (iv) introducing a six-year presidential term limit, which has subsequently been reduced to four years.

        The Congress consists of a Senate and a Chamber of Deputies. Thirty-eight senators comprise the Senate, while the Chamber of Deputies has 120 members. All members of Congress are elected by popular vote.

        There are 21 judges on the Supreme Court, each appointed by the president (out of five candidates proposed by the Supreme Court) with the Senate's consent, and each of whom can serve until age 75. The Chilean Constitutional Court is composed of 10 judges, three of whom are appointed by the President, three by the Supreme Court and four by Congress, who each serve until the age of 75.

        The Bachelet administration has proposed an extensive reform to the current Constitution. The proposal would include amendments to the political system, election system, the supermajority quorums provided in the Constitution and expand the scope of human rights entitled to constitutional protection.

Recent Political History

        From its independence from Spain in 1810 until 1973 (with the exception of short intervals in the early 1800s, in 1924 and in 1931), Chile had a democratically elected government. In September 1973, a military junta, led by General Augusto Pinochet, then commander-in-chief of the army, took power and held it until 1990, when a democratic system was reinstated.

        Former President Patricio Aylwin, a member of the Christian Democratic Party (Partido Demócrata Cristiano, or PDC), reinstated civilian rule when he took office for a four-year term on March 11, 1990 with the support of the Parties for Democracy Coalition (Concertación de Partidos por la Democracia, or the Concertación coalition), a political coalition described below. His election in December 1989 followed a transition from military rule that included a countrywide plebiscite in 1988, as stipulated in the 1980 Constitution. Eduardo Frei Ruiz-Tagle, also a member of the PDC and supported by the Concertación coalition, was elected to the presidency in December 1993 for a six-year term and took office on March 11, 1994. In January 2000, again with the support of the Concertación coalition, Ricardo Lagos, founder of the Party for Democracy (Partido por la Democracia, or PPD), was elected to the presidency for a six-year term, which ended on March 11, 2006. His successor, Michelle Bachelet, became the first female president of Chile after being sworn into office on March 11, 2006. Ms. Bachelet is a member of the Socialist Party (Partido Socialista, or PS) and was supported by the Concertación coalition. Sebastián Piñera, member of the National Renewal Party (Renovación Nacional, or RN) at the time of his election, was elected to the presidency in January 2010 for a four-year term. Mr. Piñera resigned from RN prior to being sworn in as President on March 11, 2010, having won the 2010 presidential elections with the support of the center-right Coalition for Change (Coalición por el

Cambio). The current president, Ms. Bachelet, was elected president for a second term of four years, ending on March 11, 2018. Ms. Bachelet won the 2013 elections, supported by the center-left coalition, New Majority (Nueva Mayoría).

Political Parties

        Since the restoration of democracy in 1990, Chile has had two major political groups: the center-left and center-right coalitions.

  •
  The center-left coalition was originally called Concertación, and consisted, until the presidential and congressional elections held in November 2013, of the following political parties: the centrists, the PDC and the Radical Social Democratic Party (Partido Radical Socialdemócrata, or PRSD), as well as the moderate-left parties, the PPD and the PS. For the presidential and congressional elections of 2013, the moderate-left coalition took the name of Nueva Mayoría and expanded to include the Communist Party (Partido Comunista, or PC) and Broad Social Movement (Movimiento Amplio Social, or MAS).

  •
  The center-right coalition, Alliance for Chile (Alianza por Chile, successor to the Coalición por el Cambio), consists of the following political parties: the center-right RN and the Independent Democratic Union Party (Unión Demócrata Independiente, or UDI). Since the most recent congressional election in 2013, two new center-right political movements have been created, although not yet incorporated as formal parties: Political Evolution (Evolución Política, or Evópoli), a movement formed mostly by young people, and Amplitude (Amplitud), a new center-right movement that was created by party members who split from RN. It is believed that these two new movements will form part of the Alianza por Chile coalition for the following elections.

        Chile also has several minority parties, which from 1990 to date, have not generally been represented in Congress, but have had elected representatives in certain municipal governments. These parties have historically had limited success because voting for the Chamber of Deputies takes place district-by-district and candidates from minority parties have not received the most votes in any individual constituency, despite their parties receiving a significant share of the national popular vote. In the most recent congressional election held in October 2013, however, a member of the Liberal Party (Partido Liberal) and three independent candidates were elected deputies, and one independent candidate was elected as senator.

        In December 2011, Congress approved an electoral reform to simplify the registration process for all eligible voters, which increased the Chilean electorate by approximately 50.0%. Despite this increase in the number of eligible voters, the reform made voting voluntary (until then, voting was mandatory for registered electors), and as a consequence, fewer people have voted in subsequent elections. As an example, in the first round of the presidential elections in 2009 (when voting was still mandatory), a total of 6,977,544 valid votes were cast, while in the first round of the presidential election held in 2013 (after voluntary voting was introduced), only 6,585,808 valid votes were cast. A similar decrease in the percentage of voters has been detected in municipal and congressional elections held since the promulgation of the reform.

        Congress is discussing a major reform aimed at changing the Chilean electoral system from a binomial voting system, in which each electoral territory elects two representatives regardless of its population, to a semi-proportional voting system, in which each voting district elects representatives in proportion to the size of its population. The reform, if and when implemented, is expected to result in the inclusion of more candidates from minority parties into the Congress. Furthermore, this reform, if adopted, will increase the number of members of the lower house from 120 to 155 and the number of senators from 38 to 50. This reform has already been approved by the Chamber of Deputies and will become effective after its approval by the Senate, which is pending.

  Presidential and Congressional Elections

        Presidential and congressional elections are held every four years. Chile will hold its next presidential and congressional elections in 2017, and the next presidential term is scheduled to begin in March 2018. The president is elected for a four-year term and is prohibited from serving in office for consecutive terms. Senators are elected for eight-year terms, with half the chamber's seats up for election every four years. Members of the Chamber of Deputies are elected to four-year terms. There are no term limits for senators or deputies.

        The following tables detail the results of the presidential and congressional elections held since Chile's return to democracy in 1989:

Presidential Election Vote
(in %)

	1989	1993		1999 1st round	1999 2nd round(1)	2005 1st round		2005 2nd round(1)	2009 1st round	2009 2nd round(1)	2013 1st round	2013 2nd round(1)
Center-Left(2)	55.2	58.0		48.0	51.3	46.0		53.5	29.6	48.4	46.7	62.2
Center-Right(3)	29.4	30.6	(4)	47.5	48.7	48.6	(4)	46.5	44.1	51.6	25.0	37.8
Left	—	4.7		3.2	—	—		—	6.2	—	15.0	—
Humanist and Green Parties	—	6.7		1.0	—	5.4		—	—	—	2.4	—
Centrist Union	15.4	—		0.4	—	—		—	—	—	—	—
Independent	—	—		—	—	—		—	20.1	—	10.9	—

(1)
The second round took place in January of the following year.

(2)
The center-left alliance changed its name from "Concertación" to "Nueva Mayoría" in 2013. For the 2013 presidential election, the center-left coalition included the Partido Demócrata Cristiano, the Partido Radical Socialdemócrata, the Partido por la Democracia, the Partido Socialista, the Partido Comunista and the Movimiento Amplio Social.

(3)
For the 2013 presidential election, the center-right coalition, Alianza por Chile, included Renovación Nacional and the Unión Demócrata Independiente.

(4)
Aggregate percentage of two center-right presidential candidates.

Congressional Elections (Senate)
(in number of senators)

	1989	1993	1997	2001	2005	2009	2013
Partido Democráta Cristiano (Center)	13	4	10	2	5	4	2
Partido por la Democracia (Left)	4	2	—	3	1	3	3
Partido Radical (Center-Left)	2	—	—	—	1	—	—
Renovación Nacional (Center-Right)	5	5	2	4	3	6	2
Unión Democráta Independiente (Right)	2	2	3	3	5	3	5
Independents	12	2	4	2	1	—	3
Partido Socialista (Left)	—	3	1	4	4	2	4
Movimiento Amplio Social (Left)	—	—	—	—	—	—	1

 Congressional Elections (Chamber of Deputies)
(in number of deputies)

	1989	1993	1997	2001	2005	2009	2013
Partido Democráta Cristiano (Center)	38	37	38	23	20	19	21
Partido por la Democracia (Left)	16	15	16	20	21	18	15
Partido Radical (Center-Left)	5	2	4	6	7	5	6
Partido Humanista (Left)	1	—	—	—	—	—	—
Renovación Nacional (Center-Right)	29	29	23	18	19	18	19
Unión Democráta Independiente (Right)	11	15	17	31	33	37	29
Independents	18	5	8	12	4	6	8
P.A.I.S. (Left)	2	—	—	—	—	—	—
Partido Socialista (Left)	—	15	11	10	15	11	15
Unión de Centro (Center)	—	2	2	—	—	—	—
Partido del Sur (Center-Right)	—	—	1	—	—	—	—
Partido de Acción Regionalista (Center)	—	—	—	—	1	3	—
Partido Comunista (Left)	—	—	—	—	—	3	6
Partido Liberal (Center)	—	—	—	—	—	—	1

        The following table details the composition of the Senate and Chamber of Deputies as of September 10, 2014:

Composition of Senate		Composition of Chamber of Deputies
Nueva Mayoría (Center-Left)	19	Nueva Mayoría (Center-Left)	64
Alianza por Chile (Center-Right)	14	Alianza por Chile (Center-Right)	44
Others(1)	5	Others(1)	12

Total	38	Total	120

(1)
Includes deputies and senators that are independent (not members of a political party) and deputies of the Liberal Party (Partido Liberal) and the Independent Regionalist Party (Partido Regionalista Independiente, or PRI).

  Municipal Elections

        There are 345 municipalities in Chile, each administered by a mayor and a municipal council, composed of 6, 8 or 10 councilors, depending on the number of electors in each municipality. Municipal elections are held every four years, with the most recent elections last held in October 2012 and the next anticipated elections to be held in 2016.

        The following table details the results of the last mayoral elections by pact or alliance:

Municipal Elections 2012—Mayors

	Votes	Percentage
Nueva Mayoría (Center-Left)	2,114,148	38.14
Alianza por Chile (Center-Right)(1)	1,652,403	29.82
Independents	1,589,653	28.68
Others(2)	186,389	3.36

Total	5,542,593	100.00

(1)
Alianza por Chile consisted of the National Renewal Party and the Independent Democratic Union.

(2)
Partido Liberal (Left), Partido Progresista (Left), Partido Ecologista Verde (Center-Left), Partido Regionalista de los Independientes (Center) and Partido Humanista (Left).

  Regional Elections

        Chile is divided into 15 Regions, each of them governed by a regional governor designated by the president. Each Region is administered by a regional governor and a regional council that has to approve the regional development plan and the regional budget.

        Regional councils have from 14 to 34 members, depending on the population of the Region. Until the enactment of Law No. 20,678 on June 13, 2013, members of regional councils were designated by members of the municipal councils. Since such date, members of regional councils are elected every four years for four-year terms. These elections coincide with municipal elections. The first election of regional council members took place in November 2013, and the next election is scheduled for 2017.

Regional Elections (Regional Council Members)

2013
Partido Democráta Cristiano (Center)	45
Partido por la Democracia (Left)	32
Partido Radical (Center-Left)	12
Partido Regionalista de los Independientes (Center)	2
Renovación Nacional (Center-Right)	41
Unión Democráta Independiente (Right)	46
Independents	52
Partido Progresista (Center Left)	2
Partido Socialista (Left)	33
Partido Ecologista Verde (Center Left)	1
Partido Comunista (Left)	12

Total	278

International and Regional Relations

        Chile maintains close ties with its neighboring countries and has had no significant regional or international conflicts in recent years, except as described below:

  •
  On January 27, 2014, the International Court of Justice issued its ruling in the Peru vs. Chile Maritime Dispute. Both countries have jointly determined the precise coordinates of the maritime boundary established by the court, and are implementing the corresponding legislative changes to comply with the judgment.

  •
  On April 24, 2013, Bolivia filed an application in the Registry of the International Court of Justice instituting proceedings against Chile concerning a dispute in relation to "Chile's obligation to negotiate in good faith and effectively with Bolivia in order to reach an agreement granting Bolivia a fully sovereign access to the Pacific Ocean." On July 15, 2014, Chile filed a preliminary objection to the jurisdiction of the court, arguing that the frontier between Chile and Bolivia was established definitively in the Treaty of Peace and Friendship, signed by both countries on October 20, 1904.

        Chile is a member of or party to:

  •
  the United Nations (UN), as a founding member, including many of its specialized agencies (Chile was a non-permanent member of the UN Security Council from January 2003 until the end of 2004);

  •
  the Organization of American States (OAS);

  •
  the World Health Organization (WHO);

  •
  the World Trade Organization (WTO);

  •
  the International Labor Organization (ILO);

  •
  the International Monetary Fund (IMF);

  •
  the International Bank for Reconstruction and Development (World Bank);

  •
  the Inter-American Development Bank (IDB);

  •
  the Organization for Economic Cooperation and Development (OECD);

  •
  the International Conference of Copper Exporting Countries (CIPEC);

  •
  the Asian Pacific Economic Cooperation Forum (APEC);

  •
  the Union of South American Nations (UNASUR);

  •
  the World Intellectual Property Organization (WIPO); and

  •
  Community of Latin American and Caribbean States (CELAC).

        In February 2003, the Chilean Central Bank formally became part of the credit arrangements known as the New Arrangements to Borrow (NAB), created by the IMF in 1998. The NAB serves as a mechanism to provide resources to countries facing a financial crisis. In October 2003, the Chilean Central Bank became a member of the Bank for International Settlements (BIS). The BIS is an international organization established in 1930 to pursue worldwide monetary and financial stability.

        Chile also participates in several regional arrangements designed to promote cooperation in trade, investment and services. Chile is a member of the Latin American Integration Association (Asociación Latinoamericana de Integración, or ALADI), a regional trade association, and an associate member of the Mercado Común del Sur or "Mercosur," which is an economic and political agreement designed to promote free trade in Latin America. Chile is also party to a number of bilateral trade arrangements. See "Balance of Payments and Foreign Trade—Foreign Trade" for more information on these arrangements.

        Before becoming an official member of the Organization for Economic Cooperation and Development (OECD), Chile participated as an observer in the OECD for over a decade and became an active member of 20 OECD committees and working groups. In recognition of Chile's sound policies, the OECD Board invited Chile to become a full member of the organization in May 2007. In September 2008, Chile submitted its Initial Memorandum in support of its membership application and, after completing the process for accession, Chile was invited to become a member on December 15, 2009. Chile's membership in the OECD became effective on May 7, 2010. Upon joining this organization, Chile became its first South American member.

        As a member of the OECD, Chile is committed to: (i) promoting the efficient use of its economic resources; (ii) incentivizing research, development and vocational training in the scientific and technological fields; (iii) implementing policies that target economic growth and internal and external financial stability and avoid policies that hinder such growth and stability; (iv) reducing, and to the extent possible, abolishing any obstacles to the domestic and international exchange of goods, services and payments and liberalizing the flow of capital both within Chile and between Chile and other international market participants; and (v) contributing to the sustainable economic development of both member and non-member countries, in particular, through capital flows and technical assistance and providing access to export markets.

Measures Implemented To Deter Terrorism and Money Laundering

        Chile has played an active role in the initiatives against money laundering and terrorism financing undertaken by international organizations in which it is a member. These organizations include the UN, the OAS, the Financial Action Task Force of South America (GAFISUD), the Inter-American Drug Abuse Commission (CICAD) and the OECD.

        To this end, in 2001 President Lagos Escobar issued Supreme Decree No. 488, which requires all authorities and public institutions to ensure the observance and enforcement of UN Security Council resolution No. 1,373 and, in 2003, in compliance with the undertakings of the "International Convention for the Suppression of the Financing of Terrorism," Chile modified its original counter-terrorism Law No. 18,314 (enacted in 1984) by enacting Law No. 19,906, through which the financing of terrorism has been made a criminal offense.

        In 2003, Law No.19,913 was enacted to bolster the Chilean anti-money laundering regime by increasing the penalties for money laundering and expanding the number of criminal offenses deemed as underlying crimes for the purposes of the law, such as drug dealing, arms dealing, financial offenses or any form of terrorism, including the financing of terrorism. In addition, Law 19,913 created the Financial Analysis and Intelligence Unit (UAF), a governmental entity aimed at preventing the use of the financial system and other sectors of the economy for specified illegal activities, with a special focus on money laundering. It is responsible for gathering, processing and exchanging information related to the financing of terrorist or money laundering activities. If the UAF has a reasonable belief that a financial operation is being used to launder money or to fund terrorist activities, it is required to promptly provide all relevant information to the Chilean prosecutors and courts. With the purpose of deterring terrorism, the Superintendency of Banks and Financial Institutions (Superintendencia de Bancos e Instituciones Financieras, or SBIF), the banking regulatory agency, has instructed banks and other entities under its supervision to implement certain recommendations that expand the concept of illegal activities constituting international terrorism, such as money laundering and providing improper financing.

        In 2005, Law No. 20,000, a new Drug Act (Ley de Drogas y Estupefacientes) was enacted. This law contains measures to help detect money laundering by strengthening the power of the police to investigate these activities and creating a system for international judicial cooperation on activities related to money laundering, including infringements of the Drug Act, Law No.18,314 on counter-terrorism, the Securities Market Act (Ley de Mercado de Valores), the General Bank Act (Ley General de Bancos) and the Weapons Control Act (Ley sobre el Control de Armas).

        In March 2006, the SBIF replaced its standards on the prevention of money laundering with the "Core principles for effective banking supervision" and "Customer due diligence standards for banks" established by the GAFISUD and the Basel Committee on Banking Supervision. Many of these guidelines, however, had already been implemented in practice prior to the date of formal adoption.

        In December 2009, Law No. 20,393, Criminal Responsibility of Legal Entities for the Crimes of Money Laundering, Financing of Terrorism and Offenses of Bribery entered into force. This law, which was promulgated in part to give effect to Chile's obligations under certain international treaties, introduced a list of offenses for which private legal entities and state-owned enterprises can be held criminally liable (i.e., bribery of Chilean and foreign public officials, money laundering and financing of terrorism). Criminal liability for legal entities in the aforementioned cases is an exception to the general Chilean criminal law principle restricting criminal liability to individuals.

        In December 2010, GAFISUD concluded its third round evaluation of Chile's compliance with the International Financial Action Task Force recommendations to combat money laundering and terrorism financing. In its report, GAFISUD provided recommendations for further improving compliance. These recommendations are consistent with GAFISUD's 2006 evaluation and include, among others, the following items requiring legislative action: (i) improving the implementation of "know your client" procedures by certain unregulated foreign exchange service providers and (ii) facilitating criminal prosecution of money laundering and terrorism financing by eliminating the intent requirement from the legal definitions of these crimes. Congress is currently reviewing a proposed bill that would codify these recommendations.

        Chile held the pro tempore presidency of GAFISUD during 2012. During that time, Chile announced at the 25th Plenary Session the adoption of a new National Strategy to Combat Money Laundering and Terrorism Financing and the formation of a discussion group to analyze the situation in Chile at that time and provide concrete solutions for the challenges identified. More than 20 public entities, including the Chilean Central Bank, the SBIF, Superintendency of Pensions (Superintendencia de Pensiones, or SP), the Superintendency for Securities and Insurance (Superintendencia de Valores y Seguros, or SVS) and the Office of the National Public Prosecutor (Fiscal Nacional) were part of this strategy. The group received technical advice from the International Monetary Fund and the Inter-American Development Bank.

        Partially in response to the approach adopted at the 25th Plenary Session of GAFISUD, in December 2013, the government publicly launched the National Strategy to Combat Money Laundering and Terrorism Financing and its corresponding action plan. This initiative includes five broad goals and 50 specific tasks in order to strengthen barriers in the Chilean economy to money laundering, terrorist financing and organized crime.

        Chile has taken other measures against terrorism. The government sent Congress a bill in November 2014 to amend Law No. 18,314 on counter-terrorism, which would, if adopted, eliminate the requirement to prove intent to cause terror in the population, among other changes.

2010 Earthquake and Tsunami

        Chile lies on the Nazca tectonic plate, making it one of the world's most seismically active regions. Chile has been adversely affected by powerful earthquakes in the past, including an 8.0 magnitude earthquake that struck Santiago in 1985 and a 9.5 magnitude earthquake in 1960, which was the largest earthquake ever recorded.

        On February 27, 2010, an 8.8 magnitude earthquake struck south-central Chile. The quake epicenter was located 200 miles southwest of Santiago and 70 miles north of Concepción, Chile's second largest city. The earthquake triggered a tsunami in south-central coastal areas. Due to the severity of the earthquake and its devastating consequences, on February 28, 2010, the government declared a "state of catastrophe" in the Maule and Bío Bío Regions for a 30-day period. On March 11, 2010, a "state of catastrophe" was also declared in the Libertador General Bernardo O'Higgins Region for a 20-day period. Significant aftershocks followed the initial earthquake, including aftershocks of 6.2, 5.4 and 5.6 magnitudes within an hour of the initial earthquake, aftershocks of 6.9, 6.7 and 6.0 magnitudes on March 11, 2010 and a 7.2 magnitude earthquake on March 13, 2010. The official death toll from the earthquake and tsunami was 525.

        The Bío Bío and Maule Regions were the most severely affected Regions. Concepción, located approximately 200 miles south of Santiago, was the most affected city, with its infrastructure and numerous buildings severely damaged. The coastal area of Concepción, including the neighboring cities Talcahuano and Penco, were hit by a tsunami shortly after the earthquake that significantly damaged port facilities. Several cities in the Maule Region, including its capital city of Talca, were also seriously affected by the earthquake. The Valparaíso Region, including the port of Valparaíso and the city of Viña del Mar, was also severely affected. Region VI suffered serious damage as a result of the 7.2 magnitude quake on March 13, 2010, which forced President Sebastián Piñera to declare a "state of catastrophe" in that Region. Rancagua, the capital city of Region VI, located approximately 56 miles from Santiago, also suffered significant damages.

        The earthquake and its aftershocks, as well as tsunamis from adjacent coastal waters, caused severe damage to Chile's infrastructure, including roads, bridges, ports and Santiago's international airport. Total infrastructure damage from this catastrophe has been estimated to be US$21 billion, of which US$10.4 billion corresponded to private sector infrastructure and US$10.6 billion to public sector infrastructure. In 2010, the government estimated that public spending of US$8.4 billion would be needed between 2010 and 2013 for the government's reconstruction efforts, as further described below, including tax revenues, budget reassignments, tapping into the copper reserves fund, donations, among other funding sources.

        A US$8.4 billion reconstruction plan, presented to the Chamber of Deputies in May 2010, allocated resources as follows: housing: 27.4%; health system: 25.4%; education: 14.3%; public works: 13.9%; other: 19.0%. The Ministry of Finance funded the reconstruction plan from a variety of sources, including a US$730 million reallocation of public expenditures. The government also encouraged private donations to help the reconstruction efforts. A law on donations (Law No. 20,444) created tax credits for donations to a reconstruction fund managed by the government. As of January 2014, the total amount of donations received pursuant to this law was approximately US$77 million.

        In addition, in July 2010, the Reconstruction Financing Law (Law No. 20,455) was approved by Congress. Highlights of the initiatives contained in this law include:

  •
  The first category tax, applied to businesses, was increased from the then-current 17.0% to 20.0% during 2011.

  •
  An increase of 0.275% in the real estate tax rate, which applies to property with a fiscal value exceeding approximately US$180,000, which represents approximately 1.5% of Chile's real estate.

  •
  An increase in the tax on tobacco sales from 50.4% to 62.3%, plus a tax of approximately US$0.10 per package of 20 cigarettes.

  •
  Tax deferral treatment of certain voluntary social security deposits (depósitos convenidos) was limited to approximately US$35,000 per year.

  •
  Restrictions were placed on the use of tax exemptions for income derived from lease payments, which had historically been permitted by the special tax regime of Decree with Force of Law No. 2 of 1959, applicable to homes complying with certain legal requirements.

        Mining royalties were also amended as part of the government's reconstruction efforts. In October 2010, Congress made mining operators with annual sales over 50,000 metric tons of fine copper subject to a tiered tax, which ranges from 5.0% to 34.5% of operating margin, depending on annual sales revenues of fine copper, and replaced the 5.0% fixed rate tax established in 2005.

        Various arrangements were established to phase-in the tiered tax in the case of foreign mining operators that had already been granted a fixed tax rate, or "tax invariability," under a foreign investment agreement enacted between such foreign mining operators and the Chilean government pursuant to the Foreign Investment Statute (DL No. 600) and local mining operators that were parties to tax stability contracts.

        As of April 2014, the government had completed approximately 83.7% of the housing reconstruction plan, 9.5% was still in progress and the balance had not yet been initiated. With regard to healthcare, nine new hospitals were completed in October 2011; five out of nine hospitals that suffered material damages had been restored and the least advanced of the remaining four stood at 70.0% completion, while the plan for the replacement of hospitals that were declared as unusable had nine out of the 13 projects underway. The program for the reconstruction of emergency public works, such as emergency housing, infrastructure for first responders, utilities and temporary repairs of essential bridges and roads, was completed in 2013, and approximately 74.0% of the program for the reconstruction of non-emergency public works, such as definitive repairs to temporarily repaired bridges and roads, has been completed to date. Regarding the reconstruction of schools, one out of two preschool reconstruction plans was completed in 2012 and the second preschool reconstruction plan is 90.0% complete. For primary, middle and high school, 91.0% of the reconstruction plan has been completed.

2014 North Region Earthquake and Valparaiso Fire

        On April 1, 2014, an 8.2 magnitude earthquake struck northern Chile, followed by a 7.9 magnitude aftershock the following day. The epicenter of the earthquake was located off the coast of Iquique (Tarapacá Region). The government declared a "state of catastrophe" for the Tarapacá Region for a period of 30 days.

        The Tarapacá and Arica and Parinacota Regions were the most affected by the earthquake. In the Tarapacá Region, a total of 9,680 homes were damaged, with 1,544 of them experiencing irreparable damage. In the Arica and Parinacota Region, 1,954 homes were damaged, with 80 of them experiencing irreparable damage. Private properties and public service infrastructure, such as schools, hospitals, and roads, were also heavily damaged, causing economic activity to slow in those Regions.

        The government's plan for the reconstruction of the areas damaged by the earthquake contemplates an estimated investment of US$245 million for the Tarapacá Region between 2014 and 2018, and US$69 million for the Arica and Parinacota Region between 2014 and 2016.

        On April 12, 2014, a massive wildfire broke out in the city of Valparaíso extending over four days and affecting a total area of 1,042 hectares, of which 148 hectares corresponded to urban areas. Due to the severity of the fire, the government declared a "state of catastrophe" in Valparaíso for 180 days. The amount of homes that were affected by the fire is estimated at 2,910, of which 2,765 are considered irreparably damaged. The government announced an investment plan in August 2014 for the reconstruction and urban renewal of the city of Valparaíso, which is expected to be implemented over the course of eight years, starting in 2014, with a total expected investment of US$510 million.

 THE ECONOMY

History and Background

        Chile is a country rich in natural resources and its economy has historically been oriented towards the export of primary products. During the international economic crisis of the 1930s, however, the market for Chilean exports collapsed and international capital markets were closed to Chilean borrowers. In response to this, successive governments sought to reduce Chile's dependence on foreign trade by implementing import substitution policies designed to promote domestic industries and discourage imports. The strategy was supplemented by giving the state a role in the development of key sectors, including electricity and steel. As a result of these policies, the government's role in the economy expanded in the decades that followed.

        Government policy was eventually liberalized and, between 1964 and 1966, the administration of President Eduardo Frei Montalva (1964 to 1970) lowered external tariffs and greatly reduced other non-administrative import barriers. In addition, the administration tried to professionalize Chile's monetary policy by recruiting career economists to the Chilean Central Bank and the Ministry of Finance. Despite these more liberal economic policies, Chile's economy was still heavily regulated into the late 1960s.

        The socialist government of President Allende (1970 to 1973) greatly increased the government's role in the economy by implementing a wide-ranging nationalization program, expanding the agrarian reform process that was started by previous governments, and rapidly increasing government expenditure and money supply. By 1973, inflation reached an annual rate of more than 500.0%, industrial output fell by more than 6.0% and the Chilean Central Bank's foreign exchange reserves stood at slightly over US$40 million.

        Following the military coup d'etat in 1973, the military government led by General Augusto Pinochet (1973 to 1990) introduced liberal economic reforms designed to open the economy to foreign investment, liberalize foreign trade and reduce the central government's size and influence on the economy by, among other things, eliminating long-standing and widespread price controls and undertaking a significant privatization program. Although the military government was able to reduce inflation, eliminate budget deficits and initiate an economic recovery, in the early 1980s, Chile underwent a severe recession due largely to a global recession, a worsening of the terms of trade, a decrease in the availability of external credit, weak banking sector regulation, real wage inflexibility and the abandonment of the currency peg which quickly led to the depreciation of the peso and an external debt and domestic banking crisis. In 1982, real GDP fell 13.4% compared to the previous year. In 1983, real GDP further decreased 3.5% and unemployment peaked at 20.5% (excluding the effects of certain ad hoc emergency employment programs developed by the government). From 1984 to 1989, however, the government's liberalizing economic policies resulted in increased exports, average GDP growth of 6.7% per year, a 66.6% reduction in the current account deficit, and a steady rise in international reserves.

        In addition, in 1985, the government initiated a far-reaching privatization program of state-owned companies. These economic policies and the government's expansionary monetary policy led to an approximately 22.8% increase in domestic spending for the two-year period from 1987 to 1989, which in turn led to a rise in inflation. When President Aylwin took office in 1990, his administration implemented a macroeconomic policy designed to correct these economic imbalances.

        The Concertación coalition governments of Presidents Patricio Aylwin (1990 to 1994), Eduardo Frei Ruiz-Tagle (1994 to 2000), Ricardo Lagos (2000 to 2006), and Michelle Bachelet (2006 to 2010) all sought to provide stability and economic growth to Chile while fostering social development. Concertación coalition administrations consistently promoted free-market economic principles, including the protection of private property, the subsidiary role of the state in economic activity, free trade, open and fair competition, and sound macroeconomic, banking and financial regulation policies.

        In 2009, a center-right coalition, "Coalición por el cambio," led by president Sebastián Piñera won the presidential elections for the period from 2010 to 2014. This administration sought to strengthen the Chilean economy and increase economic growth by expanding the investment rate, improving capital markets regulation and enhancing labor productivity through human capital investment, promoting innovation and entrepreneurship, and modernizing the state. Additionally, the Piñera administration adhered to a sustainable fiscal policy, guided by a rule referred to as the "Structural Balance Policy Rule," which was first adopted in 2001. During 2010, the government appointed a special commission to assess the then-prevailing fiscal balance pursuant to a new methodology, which revealed a structural fiscal deficit of 2.0% of GDP. See "Public Sector Finances—Public Sector Accounts and Fiscal Statistics."

        Former president Michelle Bachelet was reelected to the presidency in 2013 for a second term of four years, which will end on March 11, 2018. Ms. Bachelet won the elections supported by the center-left coalition Nueva Mayoría. She announced that during her second administration that she intends to focus on implementing structural reforms to the tax, education and electoral systems, among others. As of the date of this prospectus, the government projects a structural fiscal deficit of 0.9% of GDP for 2014 and 1.1% of GDP for 2015. The government intends to reduce the structural fiscal deficits to 0.0% of GDP by 2018. See "Public Sector Finances—Public Sector Accounts and Fiscal Statistics."

Macroeconomic Performance (1990 - 2008)

        The Chilean economy grew by an average of 8.0% per year between 1990 and 1998. In 1999, as a result of the 1997 Asian crisis and the abandonment of the crawling exchange rate band, the Chilean economy experienced a recession. Despite relatively strong growth in 2000 (4.5%), turmoil in the international financial markets, low copper prices and the Argentine currency and debt crisis of 2001 to 2002 combined to slow the pace of growth in Chile to 2.2% in 2001 and 3.4% in 2002. The policies implemented to give effect to the structural balance rule introduced in 2001 were instrumental in helping the economy accelerate its growth rate. See "Public Sector Finances—Public Sector Accounts and Fiscal Statistics—Fiscal Policy Framework—Structural Balance Policy Rule." In 2003, the economy grew by 3.9% and by 7.0% in 2004, 6.2% in 2005, 5.7% in 2006, 5.2% in 2007 and 3.3% in 2008. This was accompanied by an improvement in the terms of trade, driven mainly by the price of copper, which rose from an average of US$0.707 per pound in 2002 to US$1.669 in 2005, and US$3.049, US$3.229 and US$3.155 in 2006, 2007 and 2008, respectively. Increased copper prices helped the Chilean Sovereign Wealth Funds (the Pension Reserve Fund, or FRP, by its Spanish acronym, and the Economic and Social Stabilization Fund) save US$22.7 billion as of the end of 2008. See "Public Sector Finances—Fiscal Responsibility Law."

Global Financial Crisis—Economic Performance and Policies of 2008 and 2009

        Beginning in the fourth quarter of 2008, global trends began to negatively affect Chile's macroeconomic performance, including the contraction in available external financing, increases in premiums for credit risk, significant capital outflows from emerging markets, reductions in interest rates on U.S. Treasury bonds, lower commodity prices, including copper (US$1.39 per pound in December 2008, compared to US$3.17 per pound in September 2008) and fluctuation in the value of the dollar against other major currencies. These factors resulted in a significant slowdown in output (from 4.7% to 1.4%) and demand (from 9.9% to 1.2%) in the fourth quarter of 2008 compared to the same period of 2007. The export sector was similarly affected, with the terms of trade deteriorating by 27.5% in the fourth quarter of 2008 compared to the same period in 2007. GDP growth in 2008 was 3.3% compared to 5.2% during 2007. Domestic consumption grew 5.2% in 2008 compared to 7.6% in 2007. This decrease resulted from a significant reduction in the demand for new cars, capital goods, new homes and inventories. The sectors that were most affected were retail, manufacturing and construction.

        In an effort to combat the effects of the global financial crisis and ensure sufficient liquidity in the economy, in October 2008, the Chilean Central Bank suspended its program of U.S. dollar reserve accumulation, implemented U.S. dollar repurchase transactions with weekly auctions of US$500 million and permitted banks to use currencies in addition to U.S. dollars to meet their foreign currency reserve requirements for a period of six months.

        In light of global economic conditions, at the beginning of January 2009, the government implemented a stimulus plan aimed at boosting employment and economic growth. This fiscal package, equivalent to 2.1% of GDP (US$4.0 billion), sought to create conditions that would allow the economy to grow in 2009 and, directly and indirectly, create more than 100,000 jobs. See "—Employment and Labor—Employment." The stimulus package included: subsidies to individuals and families, additional investments in public infrastructure, tax cuts, improved access to financing for small-and medium-sized businesses, additional capitalization of state-owned enterprises (including a US$1 billion investment in Codelco), and other initiatives to incentivize private investment, such as a US$700 million public investment plan for rural and urban roads and housing and irrigation projects aimed at supporting employment in the construction sector.

        Primarily as a result of the fiscal stimulus plan, in 2009, government expenditures grew by 17.8%, while central government real revenue fell by 23.2% as compared to 2008 due to decreases from net tax collection and gross copper revenue, mainly from Codelco. In 2009, the government recorded an effective deficit of 4.5% of GDP and a structural deficit of 1.1% of GDP. See "Public Sector Finances—Public Sector Accounts and Fiscal Statistics—Fiscal Policy Framework—Structural Balance Policy Rule." Financing sources for the deficit came from the issuance of government bonds in the local market, as authorized in the 2009 budget law, and from withdrawals from the FEES. Withdrawals from the FEES in 2009 included: US$8.0 billion to help finance part of the stimulus plan and the fiscal deficit caused by the drop in both tax revenues and income from Codelco; US$441 million to pay down public debt; and US$837 million for payment into the FRP. Total withdrawals from the FEES in 2009 were US$9.3 billion. See "Public Sector Finances—Fiscal Responsibility Law—Economic and Social Stabilization Fund."

        The government sought to mitigate the effect on the exchange rate of the inflow of dollars related to the government's withdrawal from the FEES by using domestic borrowing to finance the deficit and launching a process of daily auctions so as to provide the market with a framework of predictable and transparent sales. In order to finance expenditures in pesos under the stimulus plan (equivalent to approximately US$3 billion), daily auctions of US$50 million were held between March 27 and June 23, 2009. Subsequently, auctions of US$40 million were held daily from July 1 to November 20, 2009, for a total of US$4 billion.

Gross Domestic Product (2009 to the Present)

        In 2009, GDP contracted by 1.0%. This was primarily caused by a 5.7% decrease in aggregate domestic demand due largely to a 12.1% reduction in gross fixed capital formation and a 4.5% contraction in exports compared to 2008, which resulted from the global financial crisis. In 2009, the average price of copper decreased to US$2.34 per pound compared to US$3.16 per pound in 2008, which resulted in less favorable international trade terms. These factors were partially offset by the government's fiscal stimulus plan implemented in January 2009.

        In 2010, GDP grew by 5.8% mainly due to an increase in the growth of domestic consumption from a year-on-year decrease of 0.8% in 2009 to a year-on-year increase of 10.8% in 2010, a year-on-year 12.2% increase in investment in 2010 from a year-on-year decrease of 12.1% in 2009, and a year-on-year 2.3% increase in exports in 2010 from a year-on-year 4.5% decrease in 2009. In 2010, the average price of copper increased to US$3.42 per pound compared to US$2.34 per pound in 2009, which resulted in improved international terms of trade. Chile's economic recovery in 2010 was partially offset by the negative impact of the earthquake and tsunami of February 27, 2010. See "Republic of Chile—2010 Earthquake and Tsunami."

        During 2011, GDP grew by 5.8% as compared to 2010. Aggregate domestic demand increased by 9.8%, gross fixed capital formation increased by 14.4%, consumption increased by 7.8%, exports increased by 5.5% and imports increased by 15.6%.

        During 2012, GDP grew by 5.4% as compared to 2011. Aggregate domestic demand increased by 6.8%, gross fixed capital formation increased by 12.2%, consumption increased by 5.6% (mainly driven by an increase in private consumption), exports increased by 1.1% and imports increased by 5.0%.

        During 2013, GDP grew by 4.1% as compared to 2012. Aggregate domestic demand increased by 3.2%, private consumption increased by 5.6%, gross fixed capital formation increased by 0.4%, exports increased by 4.3% and imports increased by 2.2%. Although exports were higher in 2013, lower private consumption in comparison with 2012 resulted in a slower rate of GDP growth.

        During the nine months ended September 30, 2014, GDP grew by 1.8% as compared to the same period in 2013. Compared to the same period in 2013, aggregate domestic demand decreased by 5.1%, gross fixed capital formation decreased by 7.8%, consumption increased by 2.7%, exports increased by 1.8% and imports decreased by 6.9%.

Economic Performance Indicators

        The following table sets forth certain macroeconomic performance indicators for the fiscal quarters indicated:

	Current Account (millions of US$)	GDP Growth (in %)	Domestic Demand Growth (in %)
2009
First quarter	953.3	(3.1)	(7.0)
Second quarter	1,812.6	(3.1)	(10.0)
Third quarter	305.8	(0.6)	(7.1)
Fourth quarter	446.1	2.6	1.5
2010
First quarter	2,175.6	2.4	8.9
Second quarter	849.2	6.6	15.5
Third quarter	(569.8)	7.4	16.1
Fourth quarter	1,126.2	6.5	13.5
2011
First quarter	956.4	9.5	15.0
Second quarter	232.9	5.7	8.9
Third quarter	(3,285.2)	3.3	8.5
Fourth quarter	(972.4)	5.2	5.6
2012
First quarter	36.6	5.1	4.8
Second quarter	(1,368.9)	5.8	6.6
Third quarter	(5,071.3)	5.5	8.0
Fourth quarter	(2,677.4)	5.2	8.0
2013
First quarter	(1,869.2)	4.9	7.2
Second quarter	(1,764.6)	3.8	4.4
Third quarter	(3,420.7)	5.0	1.3
Fourth quarter	(2,430.0)	2.7	1.1
2014
First quarter	(743.2)	2.7	(0.2)
Second quarter	(138.1)	1.9	(1.0)
Third quarter	(1,678.9)	0.8	(1.9)

Source: Chilean Central Bank.

        The following tables present GDP and expenditures measured at current prices and in chained volume at previous year prices, each for the periods indicated:

GDP and Expenditures
(at current prices for period indicated, in billions of Chilean pesos)

	2009	2010	2011	2012	2013	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2014
GDP	96,444	111,008	121,403	129,601	137,212	100,791	108,105
Aggregate Domestic Demand	89,140	104,016	117,567	129,529	137,684	101,240	105,988
Gross Fixed Capital Formation	21,027	23,407	27,132	31,093	32,395	24,272	23,823
Change in Inventories	(1,465)	1,441	1,653	1,429	423	651	652
Total Consumption	69,578	79,168	88,782	97,007	104,867	75,957	82,065
Private Consumption	57,358	65,523	74,092	81,327	87,872	64,085	68,942
Government Consumption	12,220	13,645	14,691	15,679	16,995	11,871	13,123
Total Exports	35,849	42,246	46,163	44,375	44,673	32,898	37,528
Total Imports	28,545	35,254	42,327	44,303	45,145	33,374	35,411
Net Exports	7,304	6,992	3,836	71	(472)	449	2,118

Source: Chilean Central Bank.

GDP and Expenditure
(chained volume at previous year prices, in billions of Chilean pesos)

	2009	2010	2011	2012	2013	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2014
GDP	92,875	98,228	103,963	109,558	114,022	84,222	84,740
Aggregate Domestic Demand	86,798	99,332	109,084	116,475	120,258	90,479	85,905
Gross Fixed Capital Formation	20,375	22,862	26,164	29,350	29,465	22,245	20,505
Change in Inventories	(1,733)	1,685	2,338	2,044	1,156	3,005	(1,592)
Total Consumption	68,156	74,785	80,581	85,081	89,638	65,229	66,992
Private Consumption	56,633	62,764	68,319	72,394	76,440	55,999	57,413
Government Consumption	11,523	12,049	12,346	12,798	13,330	9,356	9,706
Total Exports	37,181	38,045	40,144	40,598	42,331	31,558	32,113
Total Imports	31,104	39,150	45,264	47,515	48,567	36,297	33,796
Net Exports	6,077	(1,105)	(5,121)	(6,916)	(6,236)	(4,739)	(1,683)

Source: Chilean Central Bank.

Composition of Demand

        The primary component of aggregate demand is private consumption, which as a percentage of GDP, increased from 59.5% in 2009 to 64.0% in 2013 and decreased to 63.8% for the first nine months of 2014. Another key component of demand, gross fixed capital formation, increased from 21.8% of GDP in 2009 to 23.6% of GDP in 2013, despite a decrease in 2010 to 21.1% of GDP.

        The following table presents GDP by categories of aggregate demand:

GDP by Aggregate Demand
(percent of total GDP, except as indicated)

	2009	2010	2011	2012	2013	Nine Months Ended September 30, 2014
GDP (in billions of pesos)	96,444	111,008	121,403	129,601	137,212	108,105
Domestic Absorption	93.9	92.4	95.5	98.8	100.0	97.9
Private Consumption	59.5	59.0	61.0	62.8	64.0	63.8
Government Consumption	12.7	12.3	12.1	12.1	12.4	12.1
Gross Fixed Capital Formation	21.8	21.1	22.3	24.0	23.6	22.0
Exports of goods and services	37.2	38.1	38.0	34.2	32.6	34.7
Imports of goods and services	29.6	31.8	34.9	34.2	32.9	32.8

Source: Chilean Central Bank.

Savings and Investment

        For several years leading up to 2009, Chile significantly increased its savings rate due to the Structural Fiscal Policy Rule (as described below in "Public Sector Finances"). Savings suffered a significant reversal in 2009, decreasing to 20.3% from 26.0% in 2008, caused by a decrease in bank loans and an increase in net capital outflows, mainly by institutional investors and the government. In 2010, 2011 and 2012, the savings rate recovered primarily as a result of higher levels of institutional investment and economic growth. In 2010, the savings rate recovery was also driven by a positive current account, which resulted from an improved trade balance for Chilean goods due to the increase in external demand for Chilean exports. In 2013, strong national gross savings was partially set off by a decrease in the current account, which resulted in the savings rate remaining stable.

Savings and Investment
(% of GDP)

	2009	2010	2011	2012	2013	Nine Months Ended September 30, 2014
National Gross Savings	22.3	24.0	22.5	21.7	20.5	20.8
External Savings	(2.0)	(1.7)	1.2	3.4	3.4	1.3
Total Gross Savings or Domestic Gross Investment	20.3	22.4	23.7	25.1	23.9	22.1

Source: Chilean Central Bank

Principal Sectors of the Economy

        The Chilean economy, with a GDP of US$251.2 billion in 2011, US$266.3 billion in 2012, US$277.2 billion in 2013, and US$179.7 billion during the first three quarters of 2014, has considerable natural resources, a modern export-oriented manufacturing sector and a sophisticated services sector.

        The earthquake and tsunami that occurred on February 27, 2010 caused severe damage to productive assets in areas of the country important to Chile's economy. This contraction in output was largely caused by the earthquake and tsunami's effect on industrial output and on the manufacturing sector in particular, which suffered damage to its infrastructure, machinery and equipment and experienced an increase in lost workdays among absent employees. The manufacturing sub-sectors most affected were paper and printing products; foodstuffs, beverages and tobacco; metal products, machinery and equipment and miscellaneous manufacturing; and chemical, petroleum, rubber and plastic products. The primary sector was also severely affected by the earthquake and tsunami. The fishing industry suffered significant damage to vessels and processing infrastructure, while the agriculture industry experienced the destruction of storage facilities, and water restraints caused by damage to irrigation infrastructure. The services sub-sectors most significantly and adversely affected by the earthquake and tsunami were transport and personal services.

        In 2011, GDP grew by 5.8%, primarily driven by marked increases in gross fixed capital formation and private consumption. Most of Chile's productive sectors, including in particular agriculture, forestry and fishing, recorded significant growth. This growth was mainly due to domestic absorption, which reached 95.5% of GDP in 2011, compared to 92.4% in 2010.

        In 2012, GDP grew by 5.4%, mainly due to a 6.4% increase in the service sector and a 2.8% increase in the primary sector. In line with 2011 results, this growth was principally driven domestically by a domestic absorption rate of 98.8% of GDP and a private consumption rate of 62.8% of GDP.

        In 2013, GDP grew by 4.1%, driven mainly by a 4.4% increase in the service sector, and a 5.4% increase in the primary sector, and was also fueled by a domestic absorption rate of 100.0% and a private consumption rate of 64.0% of GDP.

        During the nine-month period ended September 30, 2014, GDP grew by 1.8% compared to the same period in 2013. This growth was the result of a 1.1% increase in the primary sector and a 2.5% increase in the service sector, although the manufacturing sector contracted by 1.9% due to a 12.5% decrease in textile, cloth and leather production. This GDP growth was mainly driven by a domestic absorption rate of 97.9% of GDP.

        The following tables present the components of Chile's GDP and their respective growth rates for the periods indicated:

Nominal GDP by Sector
(% of GDP, except as indicated)

	2009	2010	2011	2012	2013	Nine Months Ended September 30, 2014
PRIMARY SECTOR:	16.4	19.2	18.2	15.9	14.3	14.7
Agriculture, livestock and forestry	2.8	2.7	2.8	2.6	2.7	3.0
Fishing	0.4	0.5	0.5	0.5	0.4	0.5
Mining	13.1	16.0	14.9	12.8	11.1	11.3
Copper	12.1	14.7	13.3	11.4	9.8	10.1
Other	1.1	1.2	1.6	1.4	1.4	1.2
MANUFACTURING SECTOR:	11.3	10.8	11.0	10.5	10.5	10.9
Foodstuffs, beverages and tobacco	4.5	4.0	4.1	3.9	4.1	4.7
Textiles, clothing and leather	0.3	0.3	0.3	0.3	0.3	0.2
Wood products and furniture	0.5	0.5	0.5	0.5	0.5	0.6
Paper and printing products	1.3	1.4	1.3	1.0	1.0	1.1
Chemicals, petroleum , rubber and plastic products	2.3	2.1	2.2	2.3	2.3	2.2
Non-metallic mineral products and base metal products	0.7	0.7	0.7	0.6	0.5	0.5
Metal products, machinery and equipment and miscellaneous manufacturing	1.8	1.8	1.8	1.9	1.8	1.6
SERVICE SECTOR:	64.4	62.1	62.6	65.1	66.7	66.0
Electricity, gas and water	3.1	2.8	2.8	2.6	2.8	2.7
Construction	7.5	6.8	6.9	7.4	7.8	7.7
Trade and catering	9.2	9.4	9.5	10.0	10.1	9.7
Transport	4.3	4.3	3.9	4.1	3.9	3.8
Communications	2.1	2.0	2.0	2.0	2.0	1.9
Financial services	17.8	16.9	17.7	18.6	19.1	19.2
Housing	4.9	4.8	4.9	5.1	5.1	5.2
Personal services	11.0	10.7	10.8	10.9	11.3	11.3
Public administration	4.6	4.4	4.3	4.3	4.5	4.7

Subtotal	92.1	92.0	91.8	91.5	91.5	91.7
Net adjustments for payments made by financial institutions, VAT and import tariffs	7.9	8.0	8.2	8.5	8.5	8.3

Total GDP	100	100	100	100	100	100

Nominal GDP (millions of Pesos)	96,443,761	111,007,886	121,402,822	129,600,791	137,212,064	108,105,352

Source: Chilean Central Bank.

 Change in GDP by Sector
(% change from previous year, except as indicated)

	2009	2010	2011	2012	2013	Nine Months Ended September 30, 2014(1)
PRIMARY SECTOR:	(1.9)	1.2	(2.1)	2.8	5.4	1.1
Agriculture, livestock and forestry	(4.3)	0.3	10.5	(2.0)	4.7	(1.3)
Fishing	(14.2)	(0.2)	21.3	5.2	(12.7)	22.7
Mining	(1.0)	1.5	(5.2)	3.8	6.1	1.1
Copper	(0.4)	0.4	(6.2	4.2	6.5	1.3
Other	(8.1)	14.0	6.6	0.4	3.0	(0.2)
MANUFACTURING SECTOR:	(4.2)	2.5	7.6	3.5	0.1	(1.9)
Foodstuffs, beverages and tobacco	(3.3)	(1.6)	9.4	5.2	0.5	(1.1)
Textiles, clothing and leather	1.1	17.6	9.3	11.4	2.5	(12.5)
Wood products and furniture	(23.6)	4.9	10.9	(1.6)	6.4	3.1
Paper and printing products	1.0	(6.1)	10.1	4.0	1.8	(2.2)
Chemicals, petroleum, rubber and plastic products	(4.8)	5.8	(0.4)	2.3	2.0	3.2
Non-metallic mineral products and base metal products	(3.9)	4.8	17.6	0.0	(6.8)	(8.4)
Metal products, machinery and equipment and miscellaneous manufacturing	(4.8)	11.4	4.7	2.4	(3.3)	(5.3)
SERVICE SECTOR:	0.1	6.6	7.8	6.4	4.4	2.5
Electricity, gas and water	13.8	8.7	11.7	7.6	7.3	6.4
Construction	(5.3)	1.8	6.8	7.0	3.2	1.0
Trade and catering	(5.8)	15	12.2	7.8	6.6	0.3
Transport	(9.6)	7.9	6.7	5.5	3.2	2.4
Communications	5.4	10.7	7.7	8.9	4.9	3.0
Financial Services	1.5	6.7	8.9	7.6	4.0	2.5
Housing	3.6	0.7	2.5	2.9	3.4	3.5
Personal Services	3.0	5.1	7.0	4.1	3.6	3.8
Public Administration	6.6	2.7	0.7	3.5	4.3	3.0
Subtotal	(0.8)	5.1	6.0	5.4	4.1	1.8
Net adjustments for payments made by financial institutions, VAT and import tariffs	(3.6)	13.1	8.9	6.9	4.7	0.9
Total GDP	(1.0)	5.8	5.8	5.4	4.1	1.8
Real GDP (chained volume at previous year prices)	92,875,262	98,227,638	103,963,086	109,558,126	114,022,307	85,740,257

(1)
Percentages reflect changes recorded during the first nine months of 2014 as compared to the same period in 2013. Real GDP corresponds to the nine-month period ended September 30, 2014.

Source: Chilean Central Bank.

  Primary Sector

        The Chilean economy's primary sector is significant due to the size of its direct contribution to GDP (15.9% in 2012, 14.3% in 2013 and 14.7% for the nine months ended September 30, 2014), and its role as a supplier of inputs to the manufacturing sector.

  Agriculture, Livestock and Forestry

        Agricultural production consists primarily of fruit, which includes fruit concentrates, table grapes, apples, pears, nectarines, prunes, lemons, avocados, berries, cherries and peaches.

        The characteristics of Chile's climate, botany and soil give the country a comparative advantage in the forestry sector. In 2011, the date of Chile's most recent forestry census, forests covered 16.7 million hectares, making up approximately 22.0% of Chile's surface area, and forest plantations covered approximately 3 million hectares, or 4.1% of Chile's surface area. These plantations contributed US$5.7 billion in exports during 2013, or 7.5% of exports by value, compared to US$5.4 billion or 6.5% during 2012.

  Fishing

        Chile ranks among the foremost fishing nations in the world, with an estimated annual catch for 2013 of 2.9 million tons, of which sea-caught products accounted for 63.7%, while aquaculture accounted for 36.3%. Chile's main products include anchovies, horse mackerel and sardines.

        In less than a decade, Chile has become a leading farmed salmon and trout producer and exporter. Climatic conditions around the Chiloé and Aysén Regions, including water that is continually replenished from both the Antarctic currents and run-off from the Andes, provide an ideal environment for a year-round fish farming industry. In 2009, salmon production was adversely affected by the infectious salmon anemia, or ISA, virus, which affected numerous breeds and multiple production sites. Producers and other affected companies downsized their labor force and, in many cases, had to restructure their debt. In response, the government launched a support plan for this sector, including improvements in the applicable regulations and access to US$120 million in financial support for producers. In addition, the National Fishing Authority (Servicio Nacional de Pesca, or SERNAPESCA) formed a committee of virology experts and representatives of the salmon industry to study the causes of the virus and devise a plan to limit its spread. The plan was modeled, in part, on remediation plans implemented by other countries that had experienced similar outbreaks and partially based on recommendations of the World Organization for Animal Health. Largely as a result of the outbreak of the ISA virus, total Atlantic salmon production in 2009 decreased to 203.1 thousand tons, representing a decrease of 47.8% as compared to 2008, and total fish exports decreased by 6.8% in 2009 compared to 2008. In 2010, total Atlantic salmon annual production amounted to 123.2 thousand tons, a 39% decrease compared to 2009, as a result of the ISA virus and the earthquake and tsunami of 2010. The Atlantic salmon sector began its recovery during 2011, reaching a total production of 490.3 thousand tons in 2013, exceeding the pre-crisis production level of 2008.

        In 1991, the Fishing Act was enacted to introduce the concept of sustainable use. The government also limited the size of Chile's fishing fleet to curb over-fishing and implemented a resource management system to promote sustainable fishing conditions. The Temporary New Fishing Act was passed in January 2001, granting governmental fishing agencies the authority to establish limits on the number of fish that industrial ship-owners could catch. In December 2002, Congress extended the validity of this Act through 2012.

        Research published by foreign institutions has linked Atlantic salmon farming with certain environmental complications caused in part by the introduction of diseases alien to the Pacific marine environment, the use of medicines and pesticides on the aquafarms and the production of large volumes of waste. In April 2010, important amendments were introduced to the Fishing Act in part to address these concerns, which primarily related to the aquaculture industry and the protection of the marine environment. The amendments limited the concentration of the ownership and duration of aquaculture concessions, liberalized the rules for the transfer and lease of aquaculture concessions, suspended the granting of new aquaculture concessions in several Regions of the country and expressly permitted concessionaires to grant security interests in their concessions. These amendments also included certain measures designed to align the Fishing Act with international standards on the regulation of the salmon industry, such as (i) the strengthening of environmental and sanitary regulations, including in respect of waste disposal and the use of chemicals; (ii) the formation of designated fishing zones along the coast; (iii) the creation of aquaculture concession zones; and (iv) the establishment of new administrative sanctions for the infringement of certain environmental and sanitary regulations.

        The Fishing Act was amended in April 2010 by Law No. 20,434, pursuant to which SERNAPESCA was empowered to create a registry of legal entities and individuals authorized to perform environmental and sanitation evaluation services, as well as to issue certificates of compliance with the Fishing Act. In June 2011, this registry was passed into law by the Ministry of Economy.

        In June 2010, environmental regulations applicable to aquaculture were amended to incorporate additional environmental protections. These protections included (i) the establishment of a minimum distance requirement between any two aquaculture centers; (ii) cleanliness requirements for beaches and land bordering aquaculture centers; (iii) a ban on the use of audio devices for the purpose of repelling birds and other animals from aquaculture centers; and (iv) additional requirements for establishing and maintaining environmental contingency plans.

        In August 2011, the Ministry of Economy issued a regulation that sets forth procedures for the proper application and oversight of environmental regulations relating to the cleaning and washing of fish farming devices. In addition, in August 2011, the Regulation on Concessions and Permits of Aquaculture (Reglamento de Concesiones y Autorizaciones de Acuicultura) was amended by Decree No. 202, issued by the Undersecretary of Fishing of the Ministry of the Economy, which introduced several amendments to the Fishing Act, including Law No. 20,434 discussed above. Among other changes in law brought about by the amendments, the time required to obtain an aquaculture concession was shortened through the simplification or elimination of certain previously required concession application steps.

        On February 9, 2013, Congress enacted Law No. 20,657 amending the Fishing Act to address the issue of long-term sustainability of fishing activities in light of the permanent and growing challenges presented by the overexploitation of fishing resources. Law No. 20,657 (i) sets forth a new concept of maximum sustainable performance related to capture quotas; (ii) decreases governmental discretion by establishing scientific committees that will define ranges and parameters for decision making; (iii) changes the actual maximum capture limits (LMC) that expired at the end of 2012, for tradable fishing licenses (LTP), that will have an indefinite duration and will be tradable and partially assignable; (iv) introduces a specific fishing tax; and (v) improves regulations applicable to artisanal fishing. The efficiency and implementation of the conservation measures and fishing management will be assessed every five years based on the following criteria: ecosystem protection, transparency, the avoidance of heavy exploitation and an audit process, among other factors.

  Mining

        Chile has large reserves of metallic and non-metallic mineral resources and is the world's largest producer of copper. In 2013, Chile had an estimated 190 million metric tons of copper reserves, 27.5% of world reserves. Large quantities of iodine, coal, gold, silver, nitrate, iron ore and molybdenum are also found in Chile. As a result, the mining sector of the Chilean economy is a significant contributor to the export sector and GDP. The process of mining production is included in the manufacturing sector.

        In the 1990s, the mining sector grew due to increased investment, including the opening of new large mines. During 2010 and 2011, this sector represented 12.8% and 11.1%, respectively, of GDP and accounted for approximately 59.4% and 57.3%, respectively, of Chile's total exports amounting to approximately US$46.3 billion and US$43.9 billion per year, respectively. Copper exports during 2013 decreased by US$1.8 billion compared to 2012.

        Copper is extracted by a mix of state-owned and private companies. The state-owned copper enterprise, Codelco, is the largest copper producer in the world as well as the largest company in Chile. Codelco contributed US$4.0 billion to government revenues in 2012, and US$2.9 billion in 2013, while private mining contributed US$4.2 billion in 2012 and US$3.0 billion in 2013. Under Chilean law, Codelco's net earnings are subject to a special 40.0% tax in addition to the corporate income tax generally applicable to domestic companies and paid by its private sector competitors. In addition, as a wholly state-owned enterprise, Codelco contributes all of its net income to the central government's budget through profit transfers. See "Public Sector Finances—Government-owned Enterprises—Codelco." In 2012, the copper industry contributed a total of US$8.2 billion in revenues to the government. In 2013, as a result of decreased copper prices, government revenue from copper, including private mining, decreased to US$5.9 billion. Copper exports represented approximately 91.4% of all Chilean mining exports in 2013.

        Foreign investment in the mining sector has been significant during the past three decades. Between 1974 and 2011, investment amounted to US$25.4 billion, or an average of US$2.2 billion per year. Although the mining sector continues to be the recipient of most of the foreign investment in Chile, a trend toward diversification has made the electricity and service sectors increasingly appealing to foreign investors, while mining investment has decreased in relative terms. Foreign investment in the mining sector in 2011, 2012 and 2013 totaled US$17.9 billion, US$12.3 billion and US$2.2 billion, respectively. The decrease in foreign investment in the mining sector between 2011 and 2013 was primarily due to lower capital contributions in the mining sector and lower profit reinvestment caused by lower copper prices and higher costs, in particular for energy.

        In May 2005, a mining tax, known as the mining royalty, was enacted by Congress, which initially stipulated that, in addition to any corporate income tax required to be paid, mining companies producing over 50,000 metric tons of fine copper per year were to be taxed at 5.0% of taxable income (renta imponible), while those producing between 12,000 and 50,000 metric tons were to be taxed on a sliding scale from 0.0% to 4.5%, and those producing less than 12,000 tons were to be excluded from the new tax. The mining royalty does not infringe on any existing tax agreements between foreign firms and the Chilean government. During 2010 and 2011, the mining royalty, which was imposed on both domestic and foreign mining companies operating in Chile contributed approximately, US$364 million and US$807 million, respectively, to government revenue.

        In October 2010, as part of the government's plan to finance the reconstruction effort following the February 2010 earthquake and tsunami, Congress raised mining royalties payable to the government pursuant to Law No. 20,469. This law establishes a new sliding scale tax on mining companies, which varies depending on annual sales of fine copper and, in the case of large companies, operating margin. Mining operators with annual sales over 50,000 metric tons of fine copper are now subject to a tax ranging from 5.0% to 34.5% of operating margin, instead of the prior 5.0% fixed rate tax on taxable income previously established under Law 20,026 of 2005. See "Republic of Chile—2010 Earthquake and Tsunami."

        The government is seeking to develop other mining activities such as the exploration and exploitation of lithium reserves and of gold. An international bidding process to grant rights to explore and exploit lithium was conducted in 2012, and resulted in an initial award that was challenged by other bidders and left without effect. No further steps have been taken by the government pending resolution of the dispute. With respect to gold, Pascua Lama, a cross-border mining project undertaken by Barrick Gold Corp. and involving Argentina, was scheduled to commence production in 2014, but construction was enjoined in 2013 as a result of environmental claims brought by indigenous communities regarding the impact of the project on water supplies. In May 2014, Barrick Gold Corp.

signed a memorandum of understanding with a group of 15 indigenous communities in Chile, marking the first step in the dialogue to restart the Pascua Lama project. Barrick is also currently contesting before the Supreme Court sanctions imposed by the Superintendency of the Environment (Suprerintendencia del Medio Ambiente, or SMA) relating to non-compliance with certain environmental regulations, but no date has been set to restart the project.

  Manufacturing Sector

        Chile's manufacturing sector is based primarily on the processing of natural resources. Between 2009 and 2013, this sector represented 10.8% of GDP.

        During 2012 and 2013, exports from the manufacturing sector amounted to US$26.6 billion and US$27.0 billion, representing 34.1% and 35.2% of total exports, respectively. During the nine-month period ended September 30, 2014, exports from the manufacturing sector amounted to US$21.4 billion, which accounted for 37.4% of total exports and represented a 7.4% increase as compared to the same period in 2013.

        The following table presents information regarding the output of manufacturing production for the periods indicated:

Output of Manufactured Products
(in billions of pesos and as a percent of total)

	2009		2010		2011		2012		2013		Nine Months Ended September 30, 2014
	(Ps.)	(%)	(Ps.)	(%)	(Ps.)	(%)	(Ps.)	(%)	(Ps.)	(%)	(Ps.)	(%)
Foodstuffs, beverages and tobacco	4,319	39.7	4,472	37.3	4,977	37.4	5,009	37.0	5,650	39.2	3,307	42.7
Textiles, clothing and leather	277	2.5	344	2.9	341	2.6	365	2.7	367	2.6	131	1.9
Wood products and furniture	448	4.1	519	4.3	556	4.2	596	4.4	683	4.7	396	5.7
Paper and printing products	1,253	11.5	1,568	13.1	1,612	12.1	1,358	10.0	1,363	9.5	767	9.9
Chemicals, petroleum, rubber and plastic products	2,232	20.5	2,369	19.7	2,715	20.4	2,968	21.9	3,130	21.7	1,571	20.3
Non-metallic mineral products and base metal products	627	5.8	775	6.5	870	6.5	807	6.0	728	5.1	404	5.4
Metal products, machinery and equipment and miscellaneous manufacturing	1,735	15.9	1,958	16.3	2,225	16.7	2,443	18.0	2,479	17.2	1,143	14.8

Total	10,892	100.0	11,880	100.0	13,130	100.0	13,546	100.0	14,401	100.0	7,740	100.0

Source: Chilean Central Bank.

        In 2009, the manufacturing sector was affected by the global financial crisis, which resulted in lower foreign and domestic demand in virtually all manufacturing sub-sectors and decreases in total output in textiles, clothing and leather, paper and printing products and non-metallic mineral products and base metal products compared to 2008.

        In 2010, the manufacturing sector grew by 2.5%, as compared to 2009 (measured using chained volumes at previous year prices), fueled by the global economic recovery, higher foreign and domestic demand, primarily in foodstuffs, beverages and tobacco, textiles, clothing, leather, paper and printing products.

        In 2011, the manufacturing sector grew by 7.6%, as compared to 2010 (measured using chained volumes at previous year prices), which was mainly driven by growth in revenues from metal products and foodstuffs, beverages and tobacco.

        In 2012, the manufacturing sector grew by 3.5%, as compared to 2011 (measured using chained volumes at previous year prices), mainly as a result of an increase in exports of foodstuffs, beverages and tobacco, and to a lesser extent the increase in exports of paper and printing products, non-metallic mineral products and chemicals.

        In 2013, the manufacturing sector increased only 0.1%, as compared to 2012 (measured using chained volumes at previous year prices), influenced by decreased production in non-metallic products and base metal products, which was partially offset by an increase in wood and furniture production.

        During the first three quarters of 2014, the manufacturing sector decreased 1.9%, compared to the same period in 2013 (measured using chained volumes at previous year prices), mainly as a result of decreases in textiles, clothing and leather, in non-metallic mineral products and base metal products and in metal products, machinery, equipment and miscellaneous manufacturing.

        The manufacturing sector contributes to Chile's exports of products such as fishmeal, wine, frozen fish (including processed salmon), juice and canned foods. In 2009, 2010, 2011, 2012 and 2013, exports of manufactured foodstuff products totaled US$6.1 billion, US$5.9 billion, US$7.6 billion, US$7.6 billion and US$8.3 billion, respectively.

        The chemicals, petroleum products, rubber and plastics industries exported approximately US$6.0 billion in 2012 and US$5.4 billion in 2013, which represented 22.7% and 20.2% of all manufactured exports in those years.

        Chile has become a significant wine exporter globally. Wine exports totaled US$1.8 billion and US$2.0 billion in each of 2012 and 2013, respectively.

  Services Sector

  Construction

        The construction sector is composed of an infrastructure and a non-infrastructure sub-sector. The infrastructure sub-sector includes projects such as the construction of large-scale mining facilities, energy and/or water plant projects. Growth in the infrastructure sector until 2009 was fueled by a public works concession program implemented by the Ministry of Public Works. See "—Privatization and Infrastructure—Public Works—Infrastructure Concessions." The non-infrastructure sub-sector is comprised of private sector construction projects, such as hotels, apartments and office buildings, mall centers, commercial outlets, cinemas and single-family homes. The construction sector contracted by 5.3% during 2009 as a result of the global economic slowdown in spite of the government's investment in this sector as part of its 2009 fiscal stimulus plan, but grew by 1.8% in 2010 as a result of the Chilean reconstruction efforts. This upward trend continued during 2011 and 2012, during which the construction sector grew by 6.8% and 7.0%, respectively, mainly as a result of continued reconstruction efforts. In 2013 and the first three quarters of 2014, the construction sector continued to grow although at lower rates, amounting to 3.2% and 1.0%, respectively due to lower demand caused by more restrictive conditions imposed by lenders on mortgage applicants.

  Energy

        General.    Energy consumption in Chile consists mainly of oil, natural gas, wood and electricity. In 2011, 2012 and 2013, energy consumption remained stable at 2.8%, 2.6% and 2.8% of GDP, respectively. Electricity generation projects currently under construction are expected to provide an additional total generating capacity of 3,555 MW, of which 1,566 MW is expected to be generated by fossil fuels, 939 MW by hydro-generation, 895 by solar energy and 155 MW by wind farms.

        Since 2012, the government's energy policy and initiatives have been undertaken and coordinated by the Ministry of Energy (Ministerio de Energía), which is responsible for policy, laws and regulations, plans and programs and generally the stewardship of the energy sector in the country. Technical and economic regulation of the sector, including tariff analysis and identification of technical and quality standards, is the responsibility of the National Commission on Energy (Comisión Nacional de Energía, or CNE).

        Chile imports in excess of 60% of its primary energy and is exposed to international price volatility, as well as supply restrictions attributable to third-party measures that it cannot control. Continued economic growth and the increasing demand for energy have resulted in significant increases in domestic energy prices affecting the population generally as well as industrial activities. The government's current energy program has short-, medium- and long-term components that focus on demand as well as supply of energy. In the short-term, the government seeks to encourage more efficient energy use, increase energy savings and promote the use of non-conventional renewable energy, or NCRE (that is, the energy produced by geothermal, wind, solar, tidal, biomass and small hydroelectric power plants). In the medium- and long-term, the government's goals include (i) involving stakeholders in energy planning, (ii) improving energy transmission, (iii) continuing to promote the use of NCRE, (iv) strengthening ENAP, and (v) increasing competition within the energy sector.

        In May 2014, the government announced its Energy Agenda (Agenda de Energía) establishing the energy policy goals for the next decade. The main aspects of the Energy Agenda are: (i) reducing by 30.0% the marginal costs of electricity; (ii) reducing by 25.0% the price of energy sold to distribution companies; (iii) increasing the presence of NCRE sources to 20.0% of the Chilean matrix by 2025; (iv) promoting the efficient use of energy and achieving a 20.0% savings goal; (v) designing a fossil fuels price stabilization system; (vi) strengthening the role of ENAP—a state-owned company focused on the hydrocarbon market—in the energy market; and (vii) developing a long-term energy policy by 2015. The Ministry of Energy (Ministerio de Energía) has announced that legislation will be submitted to congress with a view to commencing the implementation of these objectives in the near future.

        Over the past few years, conditions for the development of NCRE sources have improved significantly in Chile. The government has supported the development of NCRE sources particularly through an improvement in the electricity market's regulatory framework and the implementation of direct support mechanisms for investment initiatives in NCRE. There has been an increasing interest by both local and international investors in the development of these projects. On April 1, 2008, Congress enacted Law No. 20,257 aimed at fostering the development and use of NCRE. Under this new law, energy generation companies with a capacity of 200 MW or more were required to produce a certain percentage of their energy output from NCRE sources. This obligation was initially 5.0% of the total energy output and it was stipulated that starting from 2015, the obligation would increase 0.5% annually up to 10.0% in 2024. On October 22, 2013, however, Congress enacted Law No. 20,698, which increased the required percentages of NCRE-sourced energy. Under the new law, the 5.0% quota will reach 20.0% in 2025 through progressive increases starting in 2015. Additionally, Law No. 20,698 set forth the obligation of the Ministry of Energy to call for bids to fulfill the corresponding NCRE quota to award contracts with price stabilization mechanisms.

        Oil and Gas.    Substantially all of Chile's crude oil and natural gas consumption is imported. During 2013, 10.1 million cubic meters of crude oil was refined in Chile, 4.1% of which was from reserves from domestic production and 95.9% of which was imported. In 2013, domestic crude oil production totaled 135,866 cubic meters and crude oil imports amounted to 10.4 million cubic meters. In addition, 894.6 million cubic meters of natural gas was processed in the same period and domestic production totaled 720.0 million cubic meters. Although there are no legal restrictions in Chile on the refining of crude oil by private sector companies, the only refiner in Chile is ENAP. National and international refiners sell their refined products in an open and competitive market to private distributors.

        In previous years, Chile faced restrictions on its natural gas imports from Argentina, Chile's main supplier. To remedy this problem, ENAP, in association with private companies (Endesa, Metrogas and BG Group), developed and implemented the Quintero LNG Project, the first liquefied natural gas (LNG) import terminal in South America. This terminal has been fully operational since 2010 and has an installed capacity of 10 million cubic meters per day, which is expected to reach 15 million cubic meters per day in 2015. In addition, in February 2010, Codelco and Suez began operating the new

Mejillones LNG terminal, with an operating capacity of 5.5 million cubic meters per day, and intended to increase its operating capacity to 8.25 million cubic meters per day within two years after the expansion project begins.

        To promote hydrocarbon exploration, the Ministry of Mining invited local and international companies to participate in a tender for exploration and production blocks located at the Magallanes Basin (south of Chile). On November 15, 2007, the Ministry of Mining awarded nine exploration blocks to several private companies and/or consortia. In 2009, the Ministry awarded a new exploration block to a consortium formed by ENAP and Methanex. Since 2010, the agreements governing these exploration activities have been under the supervision of the Ministry of Energy.

        Electricity.    Since December 2008, 100.0% of the equity interests in the distribution and generation companies in Chile have been controlled by the private sector. The electricity industry in Chile is divided into three sub-sectors: generation, transmission and distribution.

        The generation sub-sector consists of companies that generate electricity from hydroelectric, gas-fired and thermal sources. During 2012, 65,521 GWh (gigawatt-hours) were produced in Chile by the two main electric networks: SIC (Sistema Interconectado Central) and SING (Sistema Interconectado del Norte Grande), which together make up over 99.6% of the total electricity generation in Chile. Chile derives 30.7% of its total power from hydraulic generation, 19.3% from natural gas, 40.7% from coal, 6.0% from petroleum; 2.8% from biomass and 0.6% from wind energy.

        The transmission sub-sector features companies that transmit the electricity produced by generation companies at high voltage via high-tension power lines over long distances.

        The distribution sub-sector consists of companies that purchase electricity from generation companies to sell to regulated and unregulated customers.

        As of December 2013, the installed capacity comprised 35.2% hydraulic energy, 23.9% natural gas, 20.8% coal, 16% petroleum, 2.3% biomass and 1.7% wind sources. By 2025, NCRE sources are expected to account for approximately 20.0% of the power matrix.

        In 2004 and 2005, the government passed two laws, the so called "Short Law I" of 2004 and "Short Law II" of 2005, intended to provide incentives for private investment in the electricity sector. Short Law I created incentives for investments in transmission, while "Short Law II" created incentives for investments in power generation, including both conventional projects and alternative renewable energy sources by allowing distribution companies to award long-term power purchase agreements (PPAs) to generators at prices determined in open bids instead of using regulated prices. Generators compete on prices to sell energy to distributors and the price of the resulting PPA is typically indexed to each bidder's input costs. According to information released by the National Energy Commission, in 2006, electricity supply projects increased by 30.0% after the enactment of Short Law II.

        In May 2014, the Ministry of Energy announced that during the first half of 2015, it will submit to Congress a bill including measures to facilitate access and connectivity between current and new providers of conventional and non-conventional energy.

        Furthermore, during 2015 the government intends to initiate a bidding process for the construction of an interconnection transmission line that will integrate the SIC (Sistema Interconectado Central) and the SING (Sistema Interconectado del Norte Grande).

        Initiatives to increase power generation have encountered important hurdles primarily related to environmental concerns.

        The HydroAysén Project contemplates the construction of five hydroelectric power plants in the Aysén Region, two on the Baker River and three on the Pascua River. The dams would generate a total of 2,750 megawatts (3,690,000 horsepower) with further capacity for 18,430 gigawatt-hours

(66,300 terajoules) on average annually. The HydroAysén Project encountered objections raised by certain environmental non-governmental organizations (NGOs) and activists. Construction was initially enjoined by the Court of Appeals of Puerto Montt, and afterwards by the Supreme Court of Chile. In 2012, the injunctions were lifted. However, in June 2014, the council of ministers of the government of Chile declined to approve the HydroAysén Project due to its perceived adverse environmental impact. This decision of the council of ministers has been appealed before the environmental courts.

        The Alto Maipo Hydroelectric Project contemplates the construction of two dams in Cajón del Maipo, 50 kilometers from Santiago. The two dams, Alfalfal II and La Lajas, are expected to utilize water from the Volcán, Yeso and Colorado rivers and will have an installed capacity of 531 megawatts. The Alto Maipo project also encountered objections raised by certain NGOs and activists. The sponsors of the project have obtained all necessary environmental approvals to begin construction, which began in the second half of 2014.

        On August 28, 2012, the Supreme Court revoked certain environmental approvals granted to the Castilla project, a 2,100 MW coal and fuel-oil based power plant in the Atacama Region, near the city of Copiapó, and a related port facility. The court sided with the plaintiffs' arguments that the plant and port should be considered as a single project for environmental approvals, and that the contamination levels of the project considered as a whole were impermissibly high. As a result, development efforts relating to the Castilla project have been suspended. The developers may submit a new request for environmental approval, but it is uncertain at this time whether such a request will be made and the time it would take to obtain the necessary approvals. Three years have elapsed since the initial suspension of the project, with no new requests for environmental approval having been submitted to date. The Castilla project represents a substantial portion of the current generation projects and, if abandoned, upward pressure on the price of electricity may persist.

  Water

        As of 2013, approximately 99.9% of the Chilean population living in urban areas had access to drinkable water. Private companies provide water and wastewater services in Chile since the privatization of the last three state-owned companies in June 2004. The treatment of wastewater increased from 20.2% in 1999 to 99.93% in 2013.

        On June 15, 2011 and May 4, 2012, the government, through CORFO, sold a portion of its ownership interest in the Aguas Andinas, ESVAL/ESSBIO and ESSAL water companies, while maintaining veto rights over decisions that affect the water rights of these companies. See "Privatization and Infrastructure."

  Trade and Catering

        The trade and catering sector is primarily composed of retail and wholesale local commerce. Additionally, it encompasses a portion of Chile's gross tourism income and other related services such as restaurant dining, lodging and catering.

        The growth and liberalization of Chile's economy during the 1990s led to the rapid expansion of this sector. The commerce sub-sector has received significant investments in recent years, directed to a large extent at the construction and improvement of shopping malls. As of September 2014, Chile had approximately 64 shopping malls. The supermarket industry has also experienced rapid expansion, as well as consolidation in recent years.

        The travel and leisure industry, particularly tourism, is one of the most important contributors to the services sector. From 2009 to 2013, the average annual number of tourists visiting Chile totaled 3.2 million. In 2013, Chile received approximately 3.5 million tourists, primarily from Argentina (38.1%), Bolivia (10.7%), Brazil (10.1%), Peru (9.2%), the United States (4.3%), Colombia (2.4%),

Spain (2.0%), Germany (1.8%) and France (1.7%). The tourism industry in 2011 and 2012 recorded revenues of US$7.9 billion and US$9.2 billion, respectively.

  Personal Services

        Chile's personal services sector is composed of public and private education and health services and other services (including media and other services that are not rendered by the government or any other public entity). The personal services sector accounted for 11.0% of GDP in 2009, 10.7% in 2010, 10.8% in 2011, 10.9% in 2012 and 11.3% in 2013.

        In Chile, parents can choose between public and private schools for their children. All schools, however, must comply with certain educational and academic program standards and require governmental authorization. Public schools receive monthly fund transfers from the central government based on the number of students attending, and many privately managed schools also receive government funding on the same basis. In 2011, Congress approved the General Education Law (Ley General de Educación, or LGE), which, among other things, created the Education Quality Agency (Agencia de Calidad de la Educación), responsible for assessing schools' performance, and the Superintendency of Education (Superintendencia de Educación), which is responsible for school inspections. The LGE also strengthens the role of the National Council of Education (Consejo Nacional de Educación) in approving the national standards and curriculum for preschool, primary and secondary education. See "—Poverty, Income Distribution and Social Reforms—Educational Reforms." Chile began implementing a new education reform in 2014, which, among other things, aims to increase all students' access to school. See "—Poverty, Income Distribution and Social Reforms—Educational Reforms."

        Chile has a dual health insurance system comprising the public National Health Fund (Fondo Nacional de Salud, or Fonasa) and licensed private insurers (Instituciones de Salud Previsional, or Isapres), which provide health insurance plans. Since August 2011, all workers must set aside at least 7.0% of their monthly salary for the financing of a health insurance plan, up to a limit of the equivalent of UF4.62 (approximately US$186 as of September 30, 2014). However, on August 31, 2011, Congress enacted Law No. 20,667 that (i) exempted lower-income retired workers (jubilados) from this contribution requirement and (ii) reduced the contribution obligations of middle-income retired workers as defined by Social Protection Data (Ficha de Protección Social).

        Workers may opt between joining the Fonasa health service network (by contributing 7.0% of their salary, up to the abovementioned limit) or purchasing a health insurance policy offered by any Isapre (by paying 7.0% or more of their salary). As of December 2012, approximately 3.1 million people were covered by private health insurance policies contracted with Isapres and over 13.4 million people were covered by Fonasa. A portion of the remaining population (approximately 1.0 million) receives health care from the armed forces and police health care systems, while the rest are uninsured.

        Fonasa is a universal healthcare system that provides medical and health care, surgical services, and public disease prevention programs through a regionally managed health service network. The Ministry of Health, through Fonasa, collects and distributes state and private funds for health services provided primarily in facilities managed by the state. The government also provides health care coverage for the uninsured and the indigent.

        Within the Fonasa system, beneficiaries can choose to pay a modest co-payment and obtain care from any provider on a pre-approved list (Modalidad de Libre Elección, or MLE), or they may choose to obtain care at public facilities at almost no cost (Modalidad de Atención Institucional, or MAI). Within the private healthcare system, Isapres offer myriad and widely varying combinations of benefits, premiums and co-payments. While the law allows Isapres to offer different plans according to the age and sex of individuals, no further risk segmentation is permitted. A network of private health providers supplies most medical care under the Isapre system.

        Plan AUGE (Acceso Universal con Garantias Explícitas), a public health system reform, was put into place in 2005. This plan aims to provide full coverage over time at low or zero co-payments for a list of priority ailments. The program has continued to expand since 2005 to include different ailments. See "—Poverty, Income Distribution and Social Reforms—Health System Reform."

  Financial Services

        Banks, pension funds, life and general insurance companies, and other institutional investors comprise Chile's financial services sector. The financial services sector contributed 17.8%, 16.9%, 17.7%, 18.6% and 19.1% of total GDP in 2009, 2010, 2011, 2012 and 2013, respectively.

        Conditions in the sector have been relatively favorable in recent years due to improving regulations and a strong, fully funded pension system managed by private administrators (the AFPs) that has generated a significant flow of savings into the financial markets.

        In September 2009, the stock exchanges of Lima (Peru), Colombia (operating in Bogota, Medellin and Cali) and Santiago (Chile) entered into a memorandum of understanding in order to create an integrated model for the market of variable rate instruments, to be managed by each participant, and compensated and liquidated by the participating entities. In November 2010, the stock exchanges entered into an agreement to implement the first phase of the stock integration, creating the so-called Latin American Integrated Market (Mercado Integrado Latinoamericana, or MILA). The MILA was approved by the SVS and became operative in Chile in June 2011.

        According to the Iberoamerican Federation of Stock Exchanges (Federación Iberoamericana de Bolsas, or FIAB), the consolidated market capitalization of the MILA as of August 2014 was above US$543 billion, ranking third among stock exchanges in South America after Brazil (US$1,207 billion) and Mexico (US$561 billion).

        As of June 30, 2014, Chile's banking sector comprised 22 privately owned banks and one state-owned bank (Banco Estado), and total banking system assets, deposits and loans amounted to US$301.4 billion, US$175.8 billion and US$211.7 billion, respectively.

        Chile's securities market is composed of three stock exchanges: the Santiago Stock Exchange (Bolsa de Comercio de Santiago), accounting for 89.4% of equity trading in 2013, while the Chilean Electronic Exchange (Bolsa Electrónica de Chile) and the Valparaíso Brokers Exchange (Bolsa de Corredores de Valparaíso), which together accounted for 10.6% of equity trading. As of June 30, 2014, the Santiago Stock Exchange had 227 companies listed and a total market capitalization of US$266 billion.

        The market is regulated and supervised by the SVS, the SBIF and the Superintendency of AFP. Regulators are entitled to impose sanctions (including suspension of licenses and fines).

  Transport and Communications

        Transport.    Chile's transport sector represented 4.3% of GDP in 2009, 4.3% in 2010, 3.9% in 2011, 4.1% in 2012 and 3.9% in 2013. Chile's communications sector represented 2.1% of GDP in 2009, 2.0% in 2010, 2.0% in 2011, 2.0% in 2012 and 2.0% in 2013.

        From 2008 to 2012, the total amount of maritime cargo transported increased on average 4.9% per year, averaging approximately 93.6 metric tons per year. From 2009 to 2013, the total amount of air cargo transported decreased on average by 0.3% per year, averaging approximately 265,386 tons per year. From 2009 to 2013, railroad freight transport decreased by 1.4%, averaging approximately 26.3 million tons per year.

        In an effort to increase private sector participation in the transport sector, between 2010 and 2012, portions of the San Antonio, Talcahuano, Coquimbo and Valparaíso ports were opened to public bidding processes. As a result, port concessions relating to the San Antonio port were awarded for a twenty-year period as well as for the Talcahuano and Coquimbo ports, for thirty years and twenty years, respectively. In 2013, the bidding was completed for Terminal 2 in the Valparaíso Port, and concessions were awarded for a thirty year period.

        In February 2007, the Ministries of Transportation and Public Works implemented a new public transport system for Santiago, known as the "Transantiago" system, by granting concessions to private bus operators. This system was designed to be funded by a combination of the resulting bus and subway tolls and public subsidies. The primary objectives of the Transantiago system were to improve the quality of public transportation and reduce Santiago's high levels of atmospheric pollution and traffic congestion.

        The Transantiago system has experienced various challenges, mainly due to design problems, which, combined with lower than projected demand and difficulties in fee collection, resulted in operational deficits of approximately US$726 million in 2010, US$736 million in 2011, US$714 million in 2012, and US$718 million in 2013. In order to meet the Transantiago system's resulting funding shortfall, the government exercised its extraordinary power under Article 32 of the Constitution, which allows it to appropriate up to 2.0% of the annual budget to fund the Transantiago system. In August 2009, Congress approved a US$1.0 billion subsidy for the Transantiago system to be used to cover the system's deficit until 2014, to finance tariff reductions for students, to increase capacity, to decrease users' average waiting time and to make the system the preferred method of transportation in Santiago. Although the subsidy was designed to permit the Transantiago system to finance its own operations, the government has been forced to increase fares several times since June 2010.

        Subsidies provided to the Transantiago bus operators are specified by law and any adjustment must be approved by Congress in the annual budget law. Therefore, unless the law implementing the Transantiago system is amended by Congress, any shortfall between the subsidies and the total cost of the system to the bus operators may only be covered by fares. In May 2012, the government submitted a bill to Congress to increase the amount of subsidies allocated to the Transantiago system in order to maintain the financial stability of the system and prevent a significant increase in tariffs. In September 2013, Congress passed the bill and thus increased the amount of subsidies and created the Regional Development Fund to oversee the management of these subsidies by regional governments by assuring that funds designated to certain regions are invested as intended and improving information sharing between regions and the central government.

        Since the establishment of the Transantiago system, a number of private transport companies (including most recently Inversiones Alsacia S.A. and Express de Santiago Uno S.A.) have been subject to insolvency proceedings. Due to such problems, during the second half of 2011, the Ministry of Transportation and Telecommunications renegotiated the terms of the public transportation contracts in order to improve the transportation system's efficiency. The new contracts became effective on June 2012 and include incorporating gradually new requirements for operation and the strengthening of oversight in order to reduce the amount of tariff evasion, one of the system's main problems.

        Communications.    The government has recognized the importance of information and communication technologies for Chile's development and has consequently implemented a number of policies in various areas and formed the Committee of Ministers for Digital Development in 2007. This committee is responsible for the design and implementation of public policies to promote a deeper and more intensive use of information and communication technologies for citizens, businesses and the state.

        The information and communications sector represented 2.1% of GDP in 2009 and 2.0% in each of 2010, 2011, 2012 and 2013. Annual net foreign investment in the telecommunications sector was approximately US$(539) million in 2011, US$1,809 million in 2012 and US$878 million in 2013. This level of foreign investment is mainly due to growing domestic demand for telecommunication services flowing from the introduction of wireless broadband access technologies.

        In line with the global trend, the number of mobile subscribers is currently more than seven times the number of installed fixed lines. As of March 31, 2014, the country had 23.8 million mobile subscribers and 3.2 million fixed telephone lines, representing a penetration rate of 134.5% for mobile telephone services and 18.1% for fixed-line services (including pay phones). Since January 2012, mobile phone users are entitled by law to retain their phone numbers in the event that they change mobile service providers.

        In June 2012, Congress passed legislation to increase regulatory oversight of the design and installation of towers and antennas used for mobile services, to improve health standards and reconcile environmental concerns with the requirements of the growing mobile services market. The legislation makes service providers directly accountable to the communities affected by such infrastructure by allowing such communities to participate in the design and installation process.

        In 2013, the government announced guidelines to encourage the digital and technological development in Chile through 2020 or the Digital Agenda. The Digital Agenda turns on five strategic pillars of activity: digital connectivity and inclusion; innovation and entrepreneurship; education and training; services; and environment for digital development. Throughout implementation, the Digital Agenda has expanded the coverage of networks and access to digital services, supported the development of a culture of entrepreneurship and innovation, made access to new media part of the educational agenda, facilitated payment systems throughout the country and placed the issues relating to freedom of access to content and applications without arbitrary discrimination and the principle of transparency in technical information on the Congressional agenda.

        On September 14, 2009, Chile announced that it was adopting the ISDB-T International television broadcasting standard. On May 29, 2014, Law No. 20,750 regarding digital television was enacted. The law seeks to create an adequate framework for the proper functioning of the television industry, introduces the ideal of pluralism and modifies the functions of the National Commission of Television (Consejo Nacional de Televisión). Law No. 20,750 regulates the granting of concessions and limits to one the number of concessions for broadcast TV available to a single economic group within a location. Also, the new regulation seeks to promote, finance and grant subsidies to the production costs of transmission and broadcasting of high cultural level contents, as well as national, regional or local interest content with educational information or through which the civil and democratic values are encouraged.

        On August 9, 2014, the government announced flat rates for local and national long distance calls, which has resulted in increased connectivity and significant savings for over 3,000,000 fixed telephone lines.

        The following table provides a summary of certain information relating to the telecommunications sector in Chile:

Summary Telecommunications Sector Information

	2009	2010	2011	2012	2013
Lines per 100 inhabitants	20.9	20.1	19.4	18.8	18.2
Cellular subscribers per 100 inhabitants	96.7	115.6	128.8	137.0	134.2
Domestic long distance minutes (million)	1,187.2	1,031.1	908.1	749.4	588.1
International long distance minutes (only outgoing, million)	174.9	157.7	135.3	126.2	114.2
Internet per 100 inhabitants(1)	10.0	10.6	11.7	12.5	13.0

(1)
Refers to the number of lines in service per Chilean resident, based on annual population estimates by the INE, multiplied by a factor of 100.

Source: Ministry of Transportation and Telecommunications, or SUBTEL.

  Housing

        The housing sector includes sales and rentals of houses and related services provided by realtors and residential real estate developers. The sector's contribution to GDP has remained relatively stable in recent years, representing 4.9% in 2009, 4.8% in 2010, 4.9% in 2011, 5.1% in 2012 and 5.1% in 2013.

  Public Administration

        The public administration sector consists of central government expenditure on public administrative services, principally personnel. This sector contributed 4.6% to GDP in 2009, 4.4% in 2010, 4.3% in 2011, 4.3% in 2012 and 4.5% in 2013.

Employment and Labor

  Employment

        Chile's unemployment rate reached 9.7% in 2009 due largely to the impact of the global financial crisis on the local economy. In March 2010, the INE established new criteria for the collection of employment data, in particular through the development of new surveys to collect employment data. Under this new methodology, unemployment percentages stood at 8.2% and 7.1% during 2010 and 2011, respectively, which is consistent with the downward trend observed prior to the global economic crisis. In 2012 and 2013, the unemployment rate stood at 6.9% and 5.9%, respectively. The following table presents information on employment and the labor force in Chile:

Employment and Labor(1)
(in thousands of persons or percentages)

	2009	2010	2011	2012	2013	June 2013	June 2014
Nationwide:
Labor force	7,370	7,988	8,128	8,234	8,431	8,210	8,361
Employment	6,732	7,402	7,589	7,742	7,915	7,739	7,820
Participation rate (%)	56.0	59.7	59.9	59.7	60.2	59.1	59.3
Unemployment rate (%)	9.7	8.2	7.1	6.4	5.9	5.7	6.5
Santiago:
Labor force	2,891	2,913	2,968	3,019	3,077	2,971	3,043
Employment	2,578	2,682	2,784	2,863	2,885	2,787	2,841
Participation rate (%)	60.1	59.8	60.3	60.7	61.2	59.4	60.3
Unemployment rate (%)	10.8	7.9	6.2	5.2	6.2	6.2	6.6

(1)
Constitutes an average across each period indicated.

Source: National Statistics Institute and University of Chile surveys. Since March 2010, the National Statistics Institute survey is based on new criteria for the collection of employment data, as discussed above.

        The unemployment rate is subject to strong seasonal fluctuations, especially in the agricultural and commerce sectors, where the labor force increases during most of the spring and summer months.

        The manufacturing sector employed 11.2% and 11.5% of Chile's labor force in 2012 and 2013, respectively, and contributed 10.5% of GDP both years; the agriculture, and livestock and forestry sectors contributed 2.6% and 2.7% of GDP in 2012 and 2013, but accounted for 10.8% and 9.7% of Chile's labor force because of these sectors' labor-intensive nature. The mining sector, however, which in 2013 accounted for 11.1% of GDP, employed only about 3.0% of Chile's labor force.

        The following table presents information regarding the average percentage of the labor force working in each sector of the economy for the periods indicated:

Employment(1)
(% by sector employed)

	2009	2010	2011	2012	2013	Nine Months Ended September 30, 2014
PRIMARY SECTOR	13.5	14.4	13.8	14.2	12.8	13.0
Agriculture, livestock and forestry and fishing	12.0	11.5	10.8	10.8	9.7	8.8
Mining	1.6	2.9	3.0	3.3	3.1	2.9
MANUFACTURING SECTOR	12.2	11.4	11.0	11.2	11.5	11.6
SERVICE SECTOR	74.2	74.2	75.2	74.6	75.7	76.6
Electricity, gas and water	0.5	0.8	0.8	0.7	0.6	0.7
Construction	8.3	8.2	8.1	8.4	8.6	8.3
Trade and catering	20.4	24.7	23.7	23.6	23.9	23.3
Transport and communications	7.8	7.2	7.2	7.1	7.2	7.2
Financial services	9.5	1.5	1.7	2.0	2.1	1.9
Community and social services	27.7	31.7	33.6	32.9	33.3	35.2

TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
Constitutes an average across each period indicated.

Source: National Statistics Institute. Since March 2010, the National Statistics Institute survey is based on new criteria for the collection of employment data, as discussed above.

        Women accounted for 41.2% of the labor force on average during the nine months ended September 30, 2014, compared to 36.0% in 2005. By the end of 2013, approximately 11.9% of the total labor force in Chile was unionized compared to 11.1% in 2000. Collective bargaining agreements are negotiated directly between each union and individual employers rather than on an industry-wide basis. In accordance with labor laws, unions may go on strike during the collective bargaining negotiations.

        Following the International Labor Organization guidelines, in 2001 an amendment to the Labor Code became effective which allows a company to engage in collective bargaining with different unions at the same time. The collective bargaining negotiations may be extended to a group of companies upon the express consent of participating employers and unions. The amendment fosters competition during stoppages and allows the labor market to operate more efficiently while reducing the long-term unemployment rate by introducing part-time, flexible, work-at-home, temporary, and special training contracts.

        In 2002, Chile implemented a new unemployment insurance system based on individual accounts managed by a private fund manager, plus a state-financed solidarity fund. The system is essentially a mandatory saving scheme financed by a combination of contributions from workers (0.6% of total wages), employers (2.4% of total wages, 1.6% to each worker's individual account and 0.8% to the solidarity fund) and the state (approximately US$15 million per year contributed to the solidarity fund). The unemployment insurance system seeks to guarantee the availability of emergency income for unemployed workers in search of new employment and thus reduces consumption volatility and improves labor market stability. The system is designed to incentivize recipients to seek new employment, by setting a maximum of 5 monthly withdrawals, which become progressively smaller. As of June 2014, 8.2 million workers were enrolled in the unemployment insurance system, which manages total assets valued at US$5.6 billion.

        Reforms to Chile's labor law and related procedural rules introduced starting in 2005 were designed to reduce the length of labor-related litigation by, among other factors, permitting an expeditious oral argument-based labor dispute resolution mechanism.

        In 2006, amendments to the labor law were enacted to limit outsourcing, which had been widely used in Chile for 25 years as a means of avoiding labor-related liabilities.

        During 2011 and 2012, several new bills concerning social welfare and wages were proposed and approved by Congress. The main initiatives proposed by these bills included a more generous maternity coverage granted by the government to families living below the poverty line and the creation of a Ministry of Social Development (Ministerio de Desarrollo Social), which replaced the Ministry of Development and Social Planning (Mideplan). The Ministry of Social Development is empowered to design and implement public policies that reduce poverty in Chile and serves as coordinator for the social policies of all Chilean administrative entities. The Ministry of Social Development is also tasked with fostering social integration and granting protection to vulnerable communities.

  Wages

        Real wages grew at an average rate of 3.4% between 2009 and 2013. The average rate of real wages increased by 6.4% in 2009, 1.7% in 2010, 1.8% in 2011, 4.7% in 2012, and 2.4% in 2013. For the six-month period ended June 30, 2014, compared to the same period in 2013, the real wage per hour index increased by 1.8%. Despite contracting in 2009 and 2010 by 0.3% and 2.2%, respectively, labor productivity, as derived from real GDP, grew at an average annual rate of 0.7% between 2009 and 2013.

Real Wages
(% change on previous year)

	2009	2010	2011	2012	2013	Six Months Ended June 30, 2014
Average real wages	6.4	1.7	1.8	4.7	2.4	1.3
Average change in productivity	(0.3)	(2.2)	0.8	3.5	1.9	0.3

Sources: Chilean Central Bank and National Statistics Institute.

Privatization and Infrastructure

  Privatization Program

        Chile initiated a large-scale privatization program in 1974. The Concertación coalition administrations introduced certain changes starting in 1989, including the public offering of interests in state-owned companies and the granting of concession rights.

        The privatization program included three phases, which are described below:

  •
  First, between 1974 and 1982, the government privatized most state-owned banks and manufacturing firms, which had been nationalized in the early 1970s. By 1980, the government had privatized approximately 90.0% of the more than 500 then state-owned companies. In addition, as describe above in "History and Background," in 1981 the government began a comprehensive reform of the social security system. Under this reform, the government replaced the social security system with a privately run system of individual pension plans. This privatized pension system is based on individualized accounts with fully funded, vested and portable benefits that are entrusted to specialized fund management companies known as AFPs. See "Monetary and Financial System—Pension Funds and the Chilean Pension System." During this first phase, 250 money-losing companies were privatized at no cost to selected purchasers through an agreement in which the purchasers waived their rights to initiate civil actions against the state, while an additional 232 companies were sold at specified prices.

  •
  Second, between 1984 and 1989, the privatization efforts of the government focused on traditional state-owned companies such as telecommunications, electricity and steel production enterprises. By the end of 1989, the government had also privatized most of the state-owned enterprises held by CORFO (33 companies).

  •
  Third, beginning in 1990, the government modified the policy toward privatizations, increasing transparency in the process. Since previous administrations had already undertaken a large-scale program of privatizations to reduce the overall size of the public sector, the Concertación governments decided to analyze future privatizations on a case-by-case basis, and in certain limited cases, to retain a non-controlling interest in the privatized companies. Between 1990 and 2008, there were 30 principal privatizations (of which 15 were accomplished through concessions) in different sectors, including water supply, sewage, power utilities and transportation.

        The privatization phase initiated in 1990 resulted in several public companies being transferred to private administration, including ESSAN, ESSCO and EMSSAT. Further privatizations took place in 2011 and 2012, when CORFO completed a public sale of its equity shares in several water and sewage companies (Aguas Andinas, ESVAL, ESSBIO and ESSAL), which provided CORFO with approximately US$1.6 billion in proceeds. The main purpose of these sales was to fund CORFO programs to provide credit guarantees to small- and medium-sized enterprises (PyMES), make capital contributions to state-owned companies and to strengthen CORFO's capital basis and thus have capacity for financing initiatives which aim to encourage entrepreneurship and innovation in Chile. CORFO formerly held an ownership interest of approximately 35.0% in Aguas Andinas, 29.4% in ESVAL, 43.4% in ESSBIO and 45.5% in ESSAL. After the sale, CORFO maintained approximately 5.0% of its equity in each company as well as its absolute right to oppose (derecho de veto) transfers by such companies of water rights and sanitary concessions.

  Public Works—Infrastructure Concessions

        The Concessions Act and the Financing of Infrastructure Act, both adopted in 1991 and amended in 1996 and 2010, aim to increase private investment in the infrastructure sector. The main goal of the Concessions Act is to provide certain guarantees for and flexibility in the form of concessions to local and foreign investors. The objective of the Financing of Infrastructure Act is to provide alternatives for the financing of infrastructure projects using direct investment from institutional and other long-term investors.

        The government grants infrastructure concessions through the Ministry of Public Works. The first concession was granted in 1993. A concession may relate to any public works project. Generally, a concessionaire undertakes to construct or improve a specific facility and then to operate, profit from via tolls, subsidies or a combination thereof, and maintain it for a specified term. The government provides the concessionaire with the design of the facility and monitors its construction and operation. Concessions typically last from 10 to 30 years, although the law allows for periods up to 50 years.

        Concessionaires are allowed to charge fees for the use of the chartered public work within the limits imposed by law and the relevant concession agreement. The government may provide on a case-by-case basis a minimum revenue guarantee to a concessionaire. This guarantee is a percentage of the estimated revenues for a given period and helps to facilitate the financing of concession projects. The government assesses each project to determine how the concessionaire and the government should share risks associated with the project. A concessionaire may raise additional funds by issuing non-recourse bonds backed by revenues from the concession and the minimum revenue guarantee by the government. See "Public Sector Finances—Government Expenditures—Public Contingent Liabilities."

        In January 2010, an amendment to the Concessions Act was enacted and became effective in April 2010. This amendment intends, among other matters, to improve the dispute settlement mechanism through the establishment of a Technical Panel and changes to the regulation of the Arbitral Commission to resolve conflicts arising out of the concession contracts. The amendment also created a Concession Council to advise the Minister of Public Works on policy deliberations arising from concessions. Under certain circumstances, concessionaires have the right to apply for financial compensation following an amendment to the work or service requested by a public authority. Additionally, the Ministry of Public Works and concessionaires can agree on changes to the work or service provided under the concession.

        As of September 2014, 67 concession projects had been granted by the Ministry of Public Works, of which 37 related to roads and highways, 11 related to airports, six related to public buildings, four related to urban transport projects, three related to prisons, two related to a water irrigation project, three related to hospitals and one related to a land port. Investment in these projects totaled more than US$11.6 billion. On December 13, 2013, the government announced an international bidding process to construct a bridge to connect Chiloé, Chile's largest island, with the mainland. A bidder was selected on February 17, 2014 with an estimated cost of US$658 million; construction will commence in 2015 and is expected to take approximately 81 months.

Environment

        The Constitution grants all citizens the right to live in a pollution-free environment. It further provides that the law may specifically limit other legal rights in order to protect the environment.

        Chile's principal environmental concerns include industrial and urban pollution as well as air, water and soil pollution caused by past industrial and commercial development when environmental regulation was less strict. Chile has numerous laws, regulations, decrees and municipal ordinances that protect the environment.

        The General Environmental Act (Law No. 19,300) enacted in 1994 created the National Environmental Commission (Comisión Nacional del Medio Ambiente, or CONAMA) and stipulated a series of environmental regulations that meet internationally accepted standards of air and water quality, as well as noise pollution.

        To conform to OECD standards, Chile submitted to a series of evaluations, including with respect to environmental performance, carried out via peer review, which is a non-confrontational approach oriented towards both collective learning and the generation of public policy recommendations. In 2005, the OECD's environmental evaluation of Chile highlighted significant progress in air, energy, water, biodiversity and habitat conservation, the integration of environmental considerations into the economic decision-making process, and international cooperation. It also provided a series of policy recommendations designed to improve environmental management and attain sustainable development. In compliance with these recommendations a new policy for chemical safety was implemented in 2008, and, in 2010, the new environmental institutional framework described above entered into force. As part of its process of admission to the OECD, Chile signed the OECD's Declaration on Green Growth.

        Chilean legislation on environmental issues established the Environmental Impact Assessment System (SEIA), which became operative in 1997. The purpose of environmental impact assessment (EIA) is to ensure the environmental sustainability of projects and activities performed by the public and private sectors. Upon the establishment of the SEIA, the CONAMA was placed in charge of its implementation and administration, as well as coordinating the SEIA's actions with those of other Chilean public environmental institutions.

        The General Environmental Law was subject to a major overhaul in January 2010 pursuant to Law No. 20,417. This amendment established (i) the Ministry of Environment (Ministerio del Medio Ambiente), which is in charge of proposing environmental policies, (ii) the Environmental Assessment Service (Servicio de Evaluación Ambiental), which replaced CONAMA and is subject to the oversight of the Ministry of Environment, and (iii) the SMA, entrusted with conducting environmental compliance audits and reviewing the content of environmental regulations of emissions, environmental management plans and any other environmental instruments established by law.

        Pursuant to the new legislation, the Environmental Assessment Service conducts reviews of projects that are national in scope, while a regional environmental commission conducts reviews of local projects. As of August 31, 2012, 729 projects were under review by the Environmental Assessment Service, and those projects represented a total investment of approximately US$41.6 billion. The SMA did not commence operations until the environmental courts (tribunales ambientales) became operative, which occurred on March 4, 2013.

        The General Environmental Act also authorizes the government to bring both administrative and civil actions against violators of the Act and to require such violators to mitigate or repair the environmental damage they caused. These government enforcement rights are in addition to the cause of action of individuals who suffer damages as a result of violations under the Act.

        Among other initiatives to preserve the environment, in December 2007, Congress passed a Native Forest Law intended to preserve, renovate and restore forestry resources.

        On June 28, 2012, Law No. 20,600 was enacted, which created the environmental courts as superior tribunals, subject to the Supreme Court's supervision, in charge of hearing and deciding on environmental disputes. These courts are composed of lawyers and individuals that are technical experts in environmental matters. Law No. 20,600 created three environmental courts with jurisdiction throughout Chile: the first tribunal was established in Santiago, the second in Antofagasta, and the third in Valdivia. Environmental courts function as almost entirely autonomous courts because their decisions are only subject to appeal in exceptional cases, and their final decision is only subject to being overruled by the Supreme Court in restricted circumstances. On an international level, Chile is a member of the Montreal Protocol on Substances that Deplete the Ozone Layer, as amended. Chile has ratified the UN Framework Convention on Climate Change and the Kyoto Protocol, taking an active role in the implementation of the Protocol's Clean Development Mechanism (CDM).

        The Ozone Act was enacted in 2006, to comply with Chile's international commitments to reduce the consumption of substances that deplete the ozone layer (SAOs) and enhance information flows to the community about the environmental effects of these substances and ultraviolet radiation.

        In June 2011, a regulation was enacted to control emission of pollutants by thermoelectric generation power plants. On January 2012, a new air quality standard for fine particulate matter (known as PM 2.5) was enacted to monitor air quality and the emission of pollutants by industries.

        The government is implementing remediation plans including pollution control and pollution prevention projects for areas suffering the effects of copper smelters, fish processing plants, pulp processing plants and highly populated areas such as the Santiago metropolitan area. The government also provides subsidies to promote soil protection and forestation with special emphasis on the use of native species.

        Environmental concerns have also affected the implementation of important energy generation related projects. See "—Principal Sectors of the Economy—Services Sector—Energy."

Poverty, Income Distribution and Social Reforms

        The government has a special commitment to protect and improve disadvantaged social sectors such as the country's poor and indigenous populations. Responsibility for these initiatives currently lies with the Ministry of Social Development (Ministerio de Desarrollo Social). Since 2009, every two years the ministry has prepared a national Social and Economic Survey, which is a comprehensive report on changes in poverty, income distribution and the implementation of the government's social development plans. The most recent data set is from the 2011 survey.

        For the first time since 1990, the 2009 Social and Economic Survey showed an increase in the percentage of the population living with a per capita income below the poverty line compared to the prior survey. According to the 2011 Social and Economic Survey, the percentage of the population living with a per capita income below the poverty line fell from 38.6% in 1990 to 14.4% in 2011. This reduction can be attributed to strong GDP growth, rising wages, a rapidly increasing employment rate and a significant increase in government transfers and expenditures focused on low-income groups. The reduction in poverty can also be attributed to the government's emphasis on social assistance programs, which allocate funds to poor communities based on their needs. These social programs contributed to a decrease in extreme poverty from 13.0% in 1990 to 2.8% in 2011.

        A series of measures have been implemented by the government to decrease poverty, including encouraging education, improving social spending efficiency and other financial support mechanisms intended to augment the monthly incomes of families, including the transformation of the MIDEPLAN into the Ministry of Social Development, which, in addition to the objectives of MIDEPLAN, also has the responsibility and related resources to oversee the implementation of social programs. The government also has plans to increase the frequency of the Social and Economic Surveys.

        In addition, in May 2012, Congress approved a bill that improves the monetary coverage granted by the government to families living below the poverty line. See "—Employment and Labor—Employment."

        The following table presents information regarding the evolution of poverty for the periods indicated:

Poverty 1990 - 2011
(% of Population)

Year	Extreme Poverty	Total Poverty(1)
1990	13.0	38.6
1992	9.0	32.9
1994	7.6	27.6
1996	5.7	23.2
1998	5.6	21.7
2000	5.6	20.2
2003	4.7	18.7
2006	3.2	13.7
2009	3.7	15.1
2011	2.8	14.4

(1)    Total poverty includes extreme poverty.

Source: Ministry of Social Development—Social and Economic Survey.

        As of November 30, 2011, the official monthly basket values for defining poverty and extreme poverty, respectively, were: (i) in rural areas: Ps.48,612 (approximately US$95.61) and Ps.27,778

(approximately US$54.63); and (ii) in urban areas: Ps.72,098 (approximately US$141.80) and Ps.36,049 (approximately US$70.90).

        Social spending (i.e., health, education and welfare spending), which is generally countercyclical, increased from 11.4% of GDP in 2007 to 14.7% of GDP in 2013. Both health and education have become more significant as a percentage of government spending, increasing from a total of 33.0% of government spending in 2007 to 37.3% in 2013.

        The following table presents information regarding social public spending by the government from 2009 to 2013:

Social Public Spending
(in millions of constant 2013 pesos)

	2009		2010		2011		2012		2013
Environmental Spending	Ps.	83,284	Ps.	90,491	Ps.	98,762	Ps.	107,160	Ps.	114,061
Housing and Community Services		396,835		414,892		401,037		454,877		397,331
Health		4,033,646		4,258,677		4,483,332		4,853,488		5,224,724
Recreational activities, Culture and Religion		194,934		227,516		230,142		257,737		249,375
Education		4,508,714		4,806,816		4,924,867		5,352,504		5,850,141
Social Protection		7,467,824		7,938,554		8,106,233		8,307,229		8,325,992

Total Social Public Spending	Ps.	16,685,236	Ps.	17,736,947	Ps.	18,244,373	Ps.	19,332,995	Ps.	20,161,624
Total Non-Social Public Spending		8,136,341		8,711,534		9,019,043		9,210,564		9,542,662

Total Public Spending	Ps.	24,821,577	Ps.	26,448,481	Ps.	27,263,417	Ps.	28,543,558	Ps.	29,704,286

Source: Chilean Budget Office.

        Chile is highly concentrated in terms of income distribution and geographical location of wealth. However, monetary subsidies have helped improve income distribution. In fact, considering subsidies, the poorest 20.0% of the population increased their share of national income from 4.4% in 2003 to 4.9% in 2011. The share of national income of the wealthiest 20.0% of the population decreased from 56.4% in 2003 to 53.4% in 2011.

        The following table presents information on income distribution in 2011 by population quintile in Chile, which is the latest available official data:

Income Distribution in 2011
(% of total income)(1)

	Population Quintile
	I	II	III	IV	V
Individual Income	3.9	8.6	12.7	19.3	53.3
Monetary Subsidies	1.0	0.5	0.3	0.2	0.1
Total Income	4.9	9.1	13.0	19.5	53.4

(1)
Casen information is updated every two years, and the next survey results will be available in December 2014.

Source: Ministry of Social Development. Casen 2011. The table does not include education and health subsidies.

        In 2013, the wealthiest 10.0% of municipalities collected 60.6% of all municipal income (mainly through real estate taxes), while the poorest 10.0% collected only 0.7%. The government created the Municipal Fund in 1979 as part of its efforts to redistribute resources across municipalities. This fund pools a percentage of revenues from fees collected by Chile's 345 municipal governments on annual vehicle taxes and commercial licenses, as well as a portion of the amounts allocated to municipal governments by the central government from the collection of real estate taxes. The Municipal Fund then distributes these revenues to lower income municipalities. The Undersecretary of Regional Development (Subsecretaría de Desarrollo Regional) is required to publish on the Internet information about collections and the use of funds, outstanding debts and renegotiations. See "Public Sector Finances—General—Public Sector Accounts and Fiscal Statistics."

        In January 2009, Congress approved a bill to support national investment and employment, including an extraordinary contribution to the Common Municipal Fund of US$42.5 million. As a consequence of the 2010 earthquake and tsunami, the government, the Chilean Budget Office and the Association of Municipalities obtained Congressional approval for an additional contribution of up to Ps.10,000 million to the Common Municipal Fund, to be directly distributed to the municipalities most affected by the catastrophe, excluding the wealthier municipalities of Santiago, Providencia, Vitacura and Lo Barnechea.

  Health Care System Reform

        The Chilean health care system is comprised of a public sector administered by the government and a private sector. The health system confronts important challenges, of which some are general and others are specific to each subsystem (i.e., public and private sectors). The overarching challenge is to restructure the health system to enable it to face the changing epidemiological and demographic reality of Chile's population, which includes such factors as aging, urbanization, new lifestyles and worsening environmental conditions. Additional difficulties result from the fact that health indicators vary significantly among the country's different socioeconomic groups. Specific problems of the public subsystem include dissatisfaction resulting from delays, lack of service quality, reduced or non-existent access to expensive modern therapies and inefficiency. In the private subsystem, concerns center on price discrimination based on income, age, gender and preexisting diseases, the low levels of coverage for chronic and serious diseases and the difficulty inherent in comparing complex health plans.

        Currently, Chile has a comprehensive rights-based health care system, known as Plan AUGE, which aims at providing full coverage over time at low or zero co-payments for a list of priority ailments. The system was introduced in 2002, through the implementation of a pilot plan that included three ailments. During the two subsequent years, the system incorporated 14 new pathologies. This pilot plan covered 25.0% of the most burdensome diseases detected in Chile's population. In September 2004, a law was passed officially establishing Plan AUGE, guided by the principles of access, quality, financial protection and opportunity. The full plan commenced on July 1, 2005 and covered 56 ailments by 2007. As of July 1, 2013, Plan AUGE covered 80 ailments. The increase in the average cost per beneficiary for the standardized benefit package defined by the reform is now capped at the rate of growth of real wages in Chile.

        The government health care reform also included the Health Authority and Management Act in 2004, which created a health authority with greater responsibilities and two new undersecretaries in the Ministry of Health: the Undersecretary of Health Care Networks and the Undersecretary of Public Health. In August 2011, Congress approved a bill that reduced or eliminated contributions by retirees to the public system. This measure became effective in November 2011.

        From 2007, the expansion of the Plan AUGE coverage and improvements in health infrastructure have implied an increase in health expenditure. Using constant pesos of 2013, the expenditure for 2011, 2012 and 2013 was US$9.3 billion, US$10.0 billion and US$10.6 billion. The 2014 annual public budget law allocates US$10.0 billion to healthcare expenditure, which represents an increase of 7.0% as compared to 2013. In addition, the plan also includes a US$4 billion public health infrastructure investment plan to be executed during the period from 2014 to 2018.

  Educational Reforms

        Educational reforms began in 1990 under President Aylwin's administration. As part of the continuing focus on educational reform, succeeding governments undertook to create the infrastructure and organizational conditions necessary to lengthen the school day at all subsidized educational establishments and to improve teacher training at university and secondary levels. In 1994 the National Commission for the Modernization of Education was established, with the aim of delivering an analysis of Chile's current educational system and suggestions for changes. In accordance with the Commission's recommendations, the government implemented a number of initiatives, including, among others: an amendment to the teacher statute in 1995, seeking better regulation to improve the teaching profession; also in 1995, a new curriculum framework for basic education; in 1996, the creation of the National System for Performance Evaluation, as the agency in charge of evaluating subsidized educational establishments; in 1998, a new curriculum framework for secondary education was developed; in 2001, a system for evaluating teachers' individual performances and the National Commission of Teacher Evaluation was established, a process that culminated in 2004 with the enactment of the Teacher Evaluation Act; and, in 2003, the System of School Management Quality Assurance was established, to improve institutional practices through self-evaluation.

        In addition, a program called "Full Day at School" (Jornada Escolar Completa), established in 1997, aimed to increase the duration of the academic year from 1,200 to 1,520 hours for primary school and from 1,400 to 1,620 hours for secondary school.

        In 2003, a constitutional amendment made it mandatory for children to attend school for twelve years. The government also encouraged parents to enroll their children in preschool instruction, by significantly increasing subsidies for preschool enrollments in municipal and subsidized private establishments. The expansion of access to preschool education was a policy priority for the government, and in 2013 a new constitutional amendment established the right to free universal access to quality education from age two and extended the duration of mandatory school instruction by one year to thirteen years (approved by Law No. 20,710).

        The government has also increased access to university education by providing state guarantees for student loans, where private sector banks provide the loans and the state acts as a guarantor of up to 90.0% of the principal to resolve the credit constraint problem encountered by students. Successive improvements were introduced to the loan programs, such as a rescheduling of principal payments; the elimination of punitive interest payments; reducing the interest rate on loans with a state guarantee (Crédito con Garantía Estatal, or CAE) to 2.0% per annum, as well as limiting loan repayments to 10.0% of income after graduation (approved by Law No. 20,634).

        As a result of student demonstrations in 2006, a presidential advisory committee on educational matters was formed, which in 2007 drafted a bill reforming the education system. The work of this advisory committee resulted in an agreement between the government and all political parties to reform the Constitutional Law of Education and to improve the quality of education. In 2009, Law No. 20,370, the General Law on Education (Ley General de Educación, or LGE) was enacted to regulate primary and secondary education. Under the LGE, the state guarantees access and financing for preschool education. Additionally, in 2008, the government created the Bicentennial System, a program aimed at financing education of Chilean students at the world's most prestigious universities and institutions.

        In 2008, Law No. 20,248, established the Preferential School Subsidy (Subvención Escolar Preferencial, or SEP), a monthly financial subsidy introduced to aid elementary schools that enroll students with limited capabilities. During 2010 the subsidy program was expanded to include high school education, and new funds were channeled through the Educational Institutions State Subsidy (Subvención Estatal a Establecimientos Educacionales) (approved by Law No. 20,637), a subsidy which funds education for children whose parents cannot afford to send them to school.

        During the years 2011 through 2013, sparked by protests by students and certain unionized teachers, the government passed additional legislation to further educational reform, including:

  •
  Law No. 20,501 on Quality and Equity of Education, which among other initiatives provided for the selection of school directors through the High Public Sector Managers selection process (Alta Dirección Pública, or ADP) and ending the employment stability afforded to underperforming teachers; and

  •
  Law No. 20,529 on the Assurance of Quality in Education, which created the Superintendency of Education (Superintendencia de Educación Escolar) and the Agency for the Quality of Education (Agencia de la Calidad de la Educación), aimed at strengthening oversight education quality in Chile. The Agency is charged with setting forth new standards of quality and allowing the Superintendency to close underperforming educational institutions. The Superintendency is vested with the power to examine the accounts of institutions receiving public funding and their expenses.

        In addition, in September 2012 the government established an Education Fund. The purpose of the Education Fund is to provide further funds to advance the goals listed in Chile's annual budget law regarding education and, especially to finance preschool education, the Preferential School Subsidy, and the creation of grants for higher education. The government made an initial contribution to the Education Fund of US$4.0 billion. As of June 30, 2014, the Education Fund held assets valued at US$3.9 billion.

        In 2014, President Bachelet introduced a new education reform, one of the most important reforms for Ms. Bachelet's administration. Several of the measures were approved by the Chamber of Deputies in October 2014 and are currently being debated in the Senate, including the following:

  •
  End of For-Profit Schools Receiving Public Funds: This proposal establishes a ban on profits by schools receiving public money, aiming to guarantee that resources are exclusively used for education. The project also contemplates a stronger regulatory role for the government.

  •
  End of Co-Payments For Private Subsidized Schools: In Chile, parents have three main options in terms of financing when deciding schools for their children; public free schools, private paid schools, or private subsidized schools, for which parents have to co-pay some of the tuition fees. This proposal seeks to end the co-payment system and thereby eliminate selection based on the financing capacity of families.

  •
  End of Discriminatory Admissions Process in Public and Semi-Public Schools: This proposal forbids any kind of arbitrary selection process that discriminates against students on socioeconomic, academic or cultural basis. It aims to reduce segregation and to guarantee the right of parents to choose any school for their children.

  •
  Regulation of Preschool Education: This proposal creates the Undersecretary of Preschool Education, who will be tasked with defining educational policies, as well as the Superindentency of Preschool Education to regulate and oversee the attainment of the policy objectives at the preschool level.

  •
  Provisional Administration of At-Risk Schools: This proposal creates the offices of provisional administrator and closure administrator for higher education. These administrators are charged with taking over higher education institutions that face challenges to their sustainability, to ensure the continuity of studies by its students.

        Other educational programs and initiatives are being considered proactively by the government, such as the creation of more than 500 preschools throughout the country, the establishment of a nationwide network of technical education institutes, the creation of a new scheme to finance and administer schools currently in the hands of municipalities and the development of a national policy framework to strengthen the career paths of school teachers.

        President Bachelet's education reform is expected to be financed from funds raised through the 2014 tax reform, which was approved by Congress in September 2014. See "Public Sector Finances—Government Revenue—Recent Tax Reform."

Modernization of the State

        Public sector modernization is one of Chile's top policy priorities. Recent governments have undertaken to modernize the state by building a more efficient and transparent public administration, and by improving coordination between public institutions at different levels of government. This program involved multiple reforms, such as:

  •
  the creation of new public institutions in the areas of culture, infrastructure, social development, economic development, anti-trust regulation, environmental protection and public enterprise administration;

  •
  the decentralization of public sector institutions;

  •
  promoting competition among public institutions and improved performance in part through greater flexibility in budget allocations to those institutions;

  •
  the increased use of information technology;

  •
  increased citizen participation and broad protection of citizens' rights; and

  •
  the establishment of simpler mechanisms for disseminating information, greater accountability of public authorities and internal auditing.

  Innovation Fund for Competitiveness

        In 2006, the government established the Innovation Fund for Competitiveness (Fondo de Innovación para la Competitividad). The fund's endowment must be invested in sciences, applied technology and education. Beginning in 2008, 25% of the annual resources provided to the Innovation Fund for Competitiveness were distributed to Regions to support local initiatives. In 2009, 2010, 2011 and 2012, the fund's endowment grew in real terms by 24.5%, 10.5%, 3.0% and 2.0%, respectively, receiving contributions that in nominal terms exceeded US$183 million, US$224 million, US$259 million and US$262 million, respectively. In 2013, the government's US$197 million allocation to the fund was 13.3% lower than the allocation in 2012, in real terms. This reduction was due to a change in the way resources are allocated to Regions; beginning in 2013, rather than allocating funds earmarked for Regions to the Innovation Fund for Competitiveness, those funds were distributed directly to the corresponding Regional budget.

  Transparency

        To control the selection process of senior public servants, a new specialized entity was created, the National Civil Service Authority (Dirección Nacional del Servicio Civil), which became fully operational in 2004. With the implementation of these rules, the president's power to appoint public officials decreased from 3,110 to 600 posts (with the remaining 2,510 being appointed by the National Civil Service Authority). In addition, the role of performance-related compensation in the public sector was increased to improve productivity. As of June 30, 2014, 112 public services and 45 public agencies were included in the system managed by the National Civil Service Authority.

        Chile has regulations relating to the financing of political campaigns for public office that are designed to limit the risk of improper financial influence in the conduct of voting campaigns. Regulations have also been adopted to ensure a competitive, standardized and transparent government procurement process that operates electronically.

        In 2005, the principles of probity and transparency of acts of the government were formally incorporated into the Constitution. These changes were intended to guarantee that public officials' decisions are taken free from corruption or undue influence and that actions and decisions taken by public officials are generally open to public scrutiny.

        Commencing in 2006, the government focused on enhancing access to public information. In August 2008, an Access to Public Information Law was introduced, establishing a new legal framework that obliges all state administrative agencies to provide citizens with the information they request and to generally make information more available. A four-member Transparency Council (Consejo para la Transparencia) was created to oversee the enforcement of the law, which has resulted in government agencies making public previously privileged information.

        In January 2007, Chile acceded to the United Nations Convention against Corruption, with the purpose of participating in the first global legislative instrument against corruption.

        During the OECD admission process in 2009, Congress passed legislation reforming the corporate governance rules applicable to Codelco and private enterprises. In addition, the government introduced legislation to impose criminal liability on legal persons for money laundering, the financing of terrorism and bribery (Law No. 20,393 on Criminal Responsibility of Legal Entities for the Crimes of Money Laundering, Financing of Terrorism and Offenses of Bribery, passed on December 2009) and to enhance access to banking information.

 BALANCE OF PAYMENTS AND FOREIGN TRADE

Balance of Payments

        Chile's external accounts reflect the country's high degree of financial and trade integration with the rest of the world, a state of affairs that began in the 1970s with the trade liberalization process and was consolidated in 2001 through capital account liberalization. In terms of external accounts, Chile's balance of payments registered a surplus between 1987 and 1997, largely attributable to dynamic exports and record capital inflows, specifically direct investments, portfolio investments and other medium- and long-term capital investments. Between 1999 and 2004, the Chilean economy generated modest surpluses or deficits in its balance of payments, including a deficit of US$596 million in 2001 and a surplus of US$199 million in 2002. Then, for two years, the Chilean economy produced considerable surpluses, amounting to US$1.7 billion in 2005 and US$2.0 billion in 2006. In 2007, the balance of payments recorded a deficit of US$3.2 billion, while in 2008, 2009, 2010 and 2011, it recorded surpluses of US$6.4 billion, US$1.6 billion, US$3.0 billion and US$14.2 billion, respectively. In 2012, the balance of payments recorded a deficit of US$367 million. In 2013, the balance of payments recorded a surplus of US$311 million.

  Current Account

        The current account involves movements of the trade balance, non-financial services (mainly trade-related services, such as insurance and transportation fees and travel services), net interest payments, dividends and transfer payments (primarily taxes).

        The government believes that there have been and remain many economically viable investment projects and opportunities in Chile requiring the use of foreign savings. The government also believes that given the stage of Chile's economic development, the level of aggregate domestic demand will generally exceed the level of national income, resulting in current account trade deficits. However, between 2004 and 2007, due to government savings resulting from copper revenues, Chile's current account registered surpluses averaging 3.2% of GDP. The trade balance deteriorated in 2008 resulting in a current account deficit of 3.2% of GDP, but in 2009 and 2010 the current account registered a surplus of 2.0% of GDP and 1.6% of GDP, respectively. The current account registered a deficit of 1.2%, 3.4% and 3.4% of GDP in 2011, 2012 and 2013, respectively.

        After reaching a merchandise trade surplus of US$24.1 billion in 2007, Chile's merchandise trade surplus declined from 2009 onwards. The 2009 economic crisis affected global trade, resulting in decreases in Chile's imports and, to a lesser extent, exports during 2009. As a result, Chile recorded a trade surplus of US$15.4 billion in 2009. In 2010, the trade balance surplus reached US$15.7 billion, despite an increase of US$15.3 billion in imports. The merchandise trade surplus decreased to US$11.0, US$2.5 and US$2.1 in 2011, 2012 and 2013, respectively, as imports grew significantly while exports declined in 2012 and 2013 after having reached US$81.4 billion in 2011.

  Capital Account and Financial Account

        The capital account balance records net capital transfers (inflows and outflows) payable between residents and non-residents and net acquisitions and dispositions of non-financial assets between residents and non-residents. The financial account records the net acquisitions and disposals of financial assets and liabilities involving residents and non-residents.

        During the 1990s, Chile conducted a gradual process of capital account liberalization, designed to attain full integration in the international capital markets, while avoiding major disruptions that could endanger macroeconomic and financial stability during the process. The capital account opening was fully completed in April 2001, when the Chilean Central Bank removed the remaining restrictions in foreign exchange operations, including among others, the mandatory and unremunerated reserve requirement of a portion of capital inflows (known as encaje) and the authorization requirement that was in place for a number of foreign investment inflows; though it kept the power to reinstate these measures or adopt new ones. In addition, the government has developed a number of actions to promote greater international diversification of the portfolio of domestic investors, such as broadening the range of permitted investments abroad by regulated Chilean institutional investors. As a result, the total volume of capital flows has been increasing in both directions, either as capital inflows or outflows.

        The Chilean Central Bank may request that a certain number of foreign exchange operations be made through the formal exchange market (Mercado Cambiario Formal), which is composed of banks and other entities authorized by the Chilean Central Bank, such as securities brokers, exchange bureaus and legal persons created with the exclusive purpose of participating in the market.

        Additionally, the free trade agreement between Chile and the U.S. provides that Chile shall not be liable for damages arising from the imposition of restrictive measures with regard to payments and transfers made within a year from the date on which the restrictions were imposed, provided that such restrictive measures do not substantially impede exchange transfers.

        The government believes that steps should be taken to integrate foreign and domestic financial markets and encourage foreign investors to invest in the local debt market. As a first step, during 2003 Chile launched a program for the periodic domestic issuance of treasury bonds, which is believed to promote the development of long-term pricing benchmarks and increase the depth of the fixed income market. See "Public Sector Debt—Central Government Internal Bonds."

        Except for 2010, when the capital account recorded a US$6.2 billion surplus resulting from insurance payments accrued to residents on account of damages suffered as a result of the earthquake and tsunami, the capital account did not record significant surpluses or deficits between 2009 and 2013.

        The financial account (excluding change in reserves) has shown volatility, registering US$2.5 billion, US$5.9 billion, US$(17.8) billion, US$(9.0) billion and US$(11.3) billion in 2009, 2010, 2011, 2012 and 2013, respectively. This represented an amount equivalent to (1.5)% of GDP, (2.7)% of GDP, 7.1% of GDP, 3.4% of GDP and 4.1% of GDP in 2009, 2010, 2011, 2012 and 2013, respectively. For the nine-month period ended September 30, 2014, the financial account (excluding change in reserves) recorded a deficit equal to US$2.1 billion (1.1% of GDP) compared to a deficit of US$9.8 billion (4.7% of GDP) recorded for the same period in 2013. The decreased financial account deficit is mainly explained by a decrease in the amount of net portfolio investment made in Chile.

        The following table sets forth Chile's Balance of Payments for the periods indicated:

Balance of Payments
(in millions of US$)

	2009		2010		2011		2012		2013		Nine Months Ended September 30, 2014
Current account
Current account, net	US$	3,518	US$	3,581	US$	(3,068)	US$	(9,081)	US$	(9,485)	US$	(2,560)

Goods and Services, net		13,350		13,857		7,987		231		(791)		3,896
Merchandise Trade Balance		15,360		15,736		11,040		2,508		2,117		6,297
Exports		55,463		71,109		81,438		77,965		76,684		57,217
Imports		40,103		55,372		70,398		75,458		74,568		50,920
Services		(2,010)		(1,880)		(3,053)		(2,276)		(2,908)		(2,401)
Credits		8,493		11,149		13,105		12,456		12,787		9,165
Debits		10,503		13,029		16,158		14,732		15,694		11,566
Interest, net		(11,395)		(14,686)		(13,920)		(11,503)		(11,102)		(8,059)
Interest from investment		(11,393)		(14,684)		(13,921)		(11,505)		(11,103)		(8,058)
Interest from direct investment(1)		(11,846)		(14,860)		(13,771)		(11,326)		(10,652)		(7,609)
Abroad		2,955		4,202		4,422		4,240		4,605		3,821
From abroad		(14,801)		(19,062)		(18,193)		(15,566)		(15,257)		(11,431)
Interest from portfolio investment		661		909		350		222		(135)		(32)
Dividends		785		1,347		1,109		1,296		1,122		875
Interest		(124)		(439)		(759)		(1,073)		(1,257)		(908)
Interest from other investment		(209)		(733)		(501)		(401)		(316)		(417)
Credits		633		413		475		707		759		505
Debits		841		1,145		975		1,108		1,075		921
Current transfers, net		1,563		4,410		2,865		2,191		2,408		1,603
Credits		2,512		5,657		4,351		3,890		4,225		2,967
Debits		949		1,246		1,486		1,699		1,816		1,364
Capital and financial accounts
Capital and financial accounts, net	US$	4,193	US$	15,207	US$	(3,626)	US$	(9,395)	US$	(10,957)	US$	(2,196)

Capital account, net(2)		15		6,240		12		12		11		7
Financial account, net		4,178		8,966		(3,638)		(9,406)		(10,969)		(2,203)
Direct investment, net		(5,654)		(6,264)		(3,192)		(6212)		(9,335)		(6,167)
Direct investment abroad		7,233		9,461		20,252		22,330		10,923		9,353
Shares and other capital		4,700		3,975		6,838		10,571		9,617		5,310
Earnings reinvested		2,706		3,597		4,063		3,593		3,651		3,015
Other capital		(174)		1,888		9,351		8,167		(2,345)		1,027
Direct investment to Chile		12,887		15,725		23,444		28,542		20,258		15,520
Shares and other capital		1,905		4,662		10,921		8,678		5,882		8,193
Earnings reinvested		10,519		7,863		9,226		8,837		7,275		4,181
Other capital(3)		463		3,200		3,297		11,026		7,102		3,145
Portfolio investment, net		12,399		6,421		(11,484)		2,219		(5,042)		(2,154)
Assets		14,269		15,710		(798)		13,131		10,699		6,223
Liabilities		1,870		9,289		10,685		10,912		15,741		8,377
Derived financial instruments, net		1,049		934		2,418		(10)		778		1,366
Other Investment, net(4)		(5,262)		4,853		(5,570)		(5,036)		2,318		4,816
Assets		612		6,384		(662)		(2,515)		(992)		1,398
Commercial credits		1,366		2,416		1,175		(216)		(812)		(622)
Loans		290		593		263		157		(296)		1,070
Currency and deposits		(1,045)		(111)		(416)		(1,213)		654		949
Other assets		0		3,487		(1,684)		(1,242)		(539)		0
Liabilities		5,874		1,531		6,908		2,522		(3,311)		(3,418)
Commercial credits		(1,848)		1,701		1,583		(317)		(640)		(1,557)
Loans(3)		6,417		(488)		3,432		2,193		(2,575)		(1,672)
Currency and deposits		230		320		(118)		632		(78)		(183)
Other liabilities		1,076		(2)		12		14		(18)		(7)
Assets in reserve, net		1,648		3,024		14,190		(367)		311		(65)
Errors and omissions, net		646		(855)		(581)		(337)		(1,496)		349

Financial account (excluding change in reserves)	US$	2,530	US$	5,943	US$	(17,828)	US$	(9,040)	US$	(11,280)	US$	(2,139)

Total balance of payments	US$	1,648	US$	3,024	US$	14,190	US$	(367)	US$	311	US$	(65)

(1)
Includes interest.

(2)
In 2010, the capital account, net reflects capital inflows resulting from insurance payments accrued to residents on account of damages suffered as a result of the earthquake and tsunami.

(3)
Net flows of liabilities by loans.

(4)
Short term net flows.

Source: Chilean Central Bank.

Foreign Trade

        Chile has generally followed an outward-oriented economic development strategy. Chile's main trade policy objective is to improve and ensure access for its goods and services to all markets, as well as to encourage domestic and foreign investment. With a view to liberalizing the economy, all available channels have been used to give Chile's trade policy an outward orientation, including unilaterally opening its markets and entering into bilateral and multilateral trade agreements.

        Chile's open trade policy covers goods, services and investments. Pursuant to its open trade policy, Chile's applied MFN tariff was unilaterally phased down from 11.0% to 6.0% between 1999 and 2003. Since 2003, this uniform overall tariff has been maintained unchanged as a 6.0% ad valorem duty on imports for most products, which makes up over 98.0% of tariff lines. This low and uniform tariff is a distinctive feature of Chile's trade policy.

        Chile has effectively lowered its applied tariff rate to 0.84% (the 2014 average), as compared to 2.9% in 2003, through the implementation of free trade and other agreements.

        Chile currently has 23 bilateral agreements with 59 trading partners that represented 92.3% of its overall trade in the first nine months of 2014 (imports and exports, both MFN and preferential). The trading partners with which Chile has signed agreements are the P-4 (New Zealand, Singapore and Brunei Darussalam), the European Union, Canada, the Republic of Korea, China, Central America (Costa Rica, El Salvador, Guatemala, Honduras, Nicaragua), the United States, Mexico, EFTA (Switzerland, Norway, Iceland and Liechtenstein), Panama, Colombia, Peru, Ecuador, Mercosur (Argentina, Brazil, Paraguay, Uruguay and Venezuela), Bolivia, Venezuela, Malaysia, India, Japan, Australia, Turkey, Cuba and Vietnam. Chile has also concluded trade negotiations with Hong-Kong and Thailand, and is negotiating trade agreements with Indonesia, the Transpacific Partnership and the Pacific Alliance.

        Chile is a founding member of the World Trade Organization.

        Since 1994, Chile has been a member of, and an active participant in, the Asia-Pacific Economic Cooperation (APEC) forum. In recent years, the Asia-Pacific region has become a priority for Chilean trade policy. Initiatives have been launched within the APEC framework to facilitate trade, including mutual recognition agreements and free trade agreements.

  Merchandise Trade

        Chilean trading activity is diversified among countries in the Americas, Asia and Europe.

        The primary countries of origin of Chile's imports during 2013 were the United States (where 20.3% of total imports originated), China (19.7%), Brazil (6.5%), Argentina (5.0%), Germany (4.0%) and South Korea (3.5%). The primary destinations for Chile's exports in 2013 were China (which received 24.9% of total exports), the United States (12.7%), Japan (9.9%), Brazil (5.8%), South Korea (5.5%), the Netherlands (3.3%), India (2.9%), Peru (2.5%), Bolivia (2.2%), Taiwan (2.1%) and Italy (2.1%). The origins and destinations of Chile's exports in 2013 have remained stable compared to 2012, except for exports to North America that have grown from 15.6% to 16.3% due to variations in demand resulting in part from current global economic conditions. In 2013, the proportion of Chile's exports to Asia grew from 47.9% to 48.1%, while the proportion of Chile's exports to Europe fell from 17.9% to 17.5%, as compared to 2012. Further, Chile's geographical distribution of its imports in 2013 experienced some changes, for example imports from North America decreased from 27.7% to 25.4%, while imports from Europe and Asia have grown from 14.3% to 17.4% and from 28.5% to 30.8%, respectively.

        During the nine-month period ended September 30, 2014, the primary countries of origin of Chile's imports were China (where 20.6% of total imports originated), the United States (20.2%),

Brazil (7.9%), Argentina (4.0%), Germany (3.7%) and Ecuador (3.6%). The primary destinations for Chile's exports during the nine-month period ended September 30, 2014 were China (which received 23.7% of total exports), the United States (12.4%), Japan (9.9%), South Korea (6.4%), Brazil (5.4%) and India (3.6%).

        Merchandise exports (which exclude merchandise in tax free zones) have diversified and increased over time. They amounted to US$55.5 billion in 2009, US$71.1 billion in 2010, US$81.4 billion in 2011, US$78.0 billion in 2012 and US$76.7 billion in 2013. During the nine-month period ended September 30, 2014, merchandise exports amounted to US$57.2 billion. Traditional merchandise exports (mining products—principally copper) increased 26.6% in real terms between 2003 and 2013, while total merchandise exports increased 35.7%, showing the diversification of Chilean exports. Since the mid-1980s, Chile has increased its exports of nontraditional goods, principally seafood, agricultural products and wine. Imports totaled US$40.1 billion in 2009, US$55.4 billion in 2010, US$70.4 billion in 2011, US$80.1 billion in 2012 and US$79.2 billion in 2013. The fluctuations in imports are mainly explained by variations in the terms of trade and exchange rates. During the nine-month period ended September 30, 2014, imports totaled US$54.1 billion. The largest portion of Chile's imports consists of intermediate goods, such as oil and others fossil fuels, which accounted for 53.51% of total imports in 2013. The share of total imports, represented by consumer goods imports has remained relatively stable since 2009, amounting to 25.1% in 2009, 28.1% in 2010, 26.5% in 2011, 24.7% in 2012 and 27.2% in 2013. Imports of capital goods have also remained relatively stable as a percentage of total imports since 2009, representing 20.0% in 2009, 20.0% in 2010, 19.7% in 2011, 20.7% in 2012 and 19.3% in 2013. The following tables set forth information on exports and imports for the periods indicated:

Exports of Goods (FOB)
(in millions of US$ and % of total exports)

	2009		2010		2011		2012		2013		Nine Months Ended September 30, 2014
	(US$)	(%)	(US$)	(%)	(US$)	(%)	(US$)	(%)	(US$)	(%)	(US$)	(%)
Mining and quarrying:
Copper	29,695.2	53.5	41,360.9	58.2	44,670.0	54.9	41,987.5	53.9	40,157.9	52.4	28,550.5	49.9
Iron	534.0	1.0	1,182.6	1.7	1,609.6	2.0	1338.0	1.7	1,378.8	1.8	888.7	1.6
Silver	313.6	0.6	382.4	0.5	688.9	0.8	610.5	0.8	379.1	0.5	209.3	0.4
Gold	910.2	1.6	1,040.7	1.5	1,456.4	1.8	1,644.1	2.1	1,384.2	1.8	745.8	1.3
Molybdenum	144.2	0.3	229.7	0.3	224.9	0.3	283.4	0.4	178.0	0.2	183.7	0.3
Other	280.1	0.5	355.5	0.5	433.2	0.5	438.5	0.6	459.4	0.6	396.4	0.7
Total mining and quarrying	31,877.3	57.5	44,551.6	62.7	49,083.0	60.3	46,302.0	59.4	43,937.4	57.3	30,974.4	54.1
Agriculture and livestock, forestry and fishing and aquaculture:
Fruit	3,014.7	5.4	3,690.5	5.2	4,173.4	5.1	4,217.1	5.4	4,738.3	6.2	4,102.5	7.2
Forestry	14.4	0.0	21.7	0.0	25.1	0.0	23.5	0.0	32.9	0.0	24.3	0.0
Other	638.7	1.2	658.7	0.9	770.2	0.9	815.5	1.0	978.3	1.3	720.8	1.3
Total agriculture and livestock, forestry and fishing and aquaculture	3,667.8	6.6	4,371.0	6.1	4,968.7	6.1	5,056.1	6.5	5,749.5	7.5	4,847.6	8.5
Industrial:
Fishmeal	614.7	1.1	535.3	0.8	476.0	0.6	443.0	0.6	418.2	0.5	323.2	0.6
Salmon	1,475.6	2.7	1,150.1	1.6	1,852.2	2.3	1,989.3	2.6	2,771.8	3.6	2,696.9	4.7
Beverages and Tobacco	1,713.7	3.1	1,918.1	2.7	2,120.3	2.6	2,242.9	2.9	2,406.5	3.1	1,678.7	2.9
Forestry and wooden furniture	1,555.2	2.8	1,882.5	2.6	2,224.6	2.7	2,128.8	2.7	2,271.5	3.0	1,864.4	3.3
Pulp, paper and others	2,687.3	4.8	3,104.5	4.4	3,624.9	4.5	3,295.9	4.2	3,607.5	4.7	2,664.0	4.7
Chemicals	4,143.4	7.5	4,836.6	6.8	6,076.8	7.5	6,030.2	7.7	5,447.5	7.1	3,975.5	6.9
Other	7,727.7	13.9	8,758.7	12.3	11,011.2	13.5	10,477.1	13.4	10,074.5	13.1	8,192.1	14.3
Total industrial	19,917.6	35.9	22,185.9	31.2	27,386.1	33.6	26,607.3	34.1	26,997.4	35.2	21,394.9	37.4
Total exports	55,462.7	100.0	71,108.5	100.0	81,437.8	100.0	77,965.4	100.0	76,684.3	100.0	57,216.8	100

Source: Chilean Central Bank.

Imports of Goods (CIF)(1)
(in millions of US$ and % of total imports)

	2009			2010			2011			2012			2013			Nine Months Ended September 30, 2014
Consumer goods:
Cars	US$	1,175.6	2.7	US$	2,586.2	4.4	US$	3,112.5	4.2	US$	3,094.2	3.9	US$	3,690.9	4.7	US$	2,393.9	4.4
Wearing apparel		1,363.9	3.2		1,824.3	3.1		2,482.6	3.3		2,655.5	3.3		2,822.2	3.6		2,293.4	4.2
Cell phone		584.2	1.4		950.2	1.6		1,204.2	1.6		1,485.9	1.9		1,808.0	2.3		924.3	1.7
Footwear		519.2	1.2		691.2	1.2		858.0	1.1		940.8	1.2		1,038.0	1.3		781.9	1.4
Meat		481.3	1.1		783.8	1.3		889.7	1.2		912.1	1.1		999.5	1.3		722.4	1.3
Other food		521.2	1.2		645.4	1.1		824.0	1.1		888.5	1.1		936.5	1.2		717.6	1.3
Televisions		335.5	0.8		746.1	1.3		718.7	1.0		814.1	1.0		785.6	1.0		600.0	1.1
Other		5,076.3	11.9		7,341.3	12.4		8,575.9	11.5		9,020.7	11.3		9,486.1	12.0		6,673.6	12.3

Consumer goods	US$	10,056.3	23.5%	US$	15,568.4	26.3%	US$	18,665.6	25.0%	US$	19,811.7	24.7%	US$	21,566.8	27.2%	US$	15,106.9	27.9%
Intermediate goods:
Crude oil	US$	3,975.4	9.3	US$	4,340.6	7.3	US$	6,495.6	8.7	US$	6,107.8	7.6	US$	6,633.4	8.4	US$	4,814.2	8.9
Diesel		2,286.4	5.3		3,238.0	5.5		4,169.3	5.6		4,823.6	6.0		4,422.8	5.6		3,151.7	5.8
Parts and other machinery and equipment		2,857.2	6.7		3,226.5	5.4		3,961.0	5.3		4,116.1	5.1		4,198.2	5.3		2,898.6	5.4
Chemicals		2,354.9	5.5		3,045.6	5.1		3,824.5	5.1		4,108.0	5.1		3,964.4	5.0		2,816.5	5.2
Metal products		1,690.8	3.9		2,774.3	4.7		2,815.7	3.8		3,195.2	4.0		3,052.3	3.9		2,196.9	4.1
Liquefied natural gas		171.6	0.4		1,015.2	1.7		1,618.6	2.2		1,623.4	2.0		1,000.5	1.3		927.4	1.7
Carbon mineral		691.6	1.6		716.2	1.2		1,178.2	1.6		1,147.8	1.4		1,097.8	1.4		725.7	1.3
Fertilizer		539.9	1.3		738.1	1.2		1,014.4	1.4		1,027.8	1.3		1,014.6	1.3		711.3	1.3
Lubricant oil		895.9	2.1		1,239.9	2.1		1,670.5	2.2		1,402.6	1.8		1,080.8	1.4		706.5	1.3
Fiber and fabric		446.9	1.0		669.1	1.1		779.3	1.0		796.1	1.0		772.3	1.0		589.2	1.1
Other		6,626.7	15.5		9,135.3	15.4		11,456.7	15.3		12,129.1	15.1		11,972.8	15.1		10,503.9	19.4

Intermediate goods	US$	24,721.0	57.8%	US$	32,554.0	55.0%	US$	42,187.3	56.5%	US$	43,706.3	54.6%	US$	42,365.8	53.5%	US$	30,041.0	55.6%
Capital goods:
Trucks and cargo vehicles	US$	903.1	2.1	US$	1,943.8	6.9	US$	2,425.8	3.2	US$	2,763.9	3.5	US$	2,336.7	3.0	US$	1,258.4	2.3
Motors, generators and electrical transformers		594.6	1.4		375.1	0.6		481.3	0.6		593.3	0.7		813.5	1.0		763.9	1.4
Machinery for mining and construction		704.0	1.6		1,181.1	2.0		1,043.3	2.2		1,984.7	2.5		1,650.7	2.1		542.2	1.0
Medical devices		457.8	1.1		596.5	1.0		754.9	1.0		854.8	1.1		871.0	1.1		611.8	1.1
Other machinery		1,437.3	3.4		1,979.7	3.3		2,627.3	3.5		2,815.4	3.5		3,029.8	3.8		1,970.3	3.6
Other transports vehicles		668.2	1.6		907.5	1.5		1,043.3	1.4		2,851.1	3.6		1,549.6	2.0		710.4	1.3
Other		3,263.1	7.6		4,101.4	6.9		4,875.4	6.5		4,690.2	5.9		4,994.5	6.3		3,059.5	5.7

Capital goods	US$	8,028.2	18.8%	US$	11,085.1	18.7%	US$	13,842.1	18.5%	US$	16,555.4	20.7%	US$	15,245.8	19.3%	US$	8,916.5	16.5%

Total imports	US$	42,806.5	100%	US$	59,207.4	100%	US$	74,694.9	100%	US$	80,073.4	100%	US$	79,178.4	100%	US$	54,065.4	100%

(1)
Only imports of general regime as classified by the Chilean Central Bank.

Source: Chilean Central Bank.

Geographical Distribution of Merchandise Trade
(% of total exports/imports)

	2009	2010	2011	2012	2013	Nine Months Ended September 30, 2014
EXPORTS (FOB)
Americas:
Argentina	1.3	1.4	1.5	1.4	1.4	1.3
Brazil	5.1	5.9	5.5	5.5	5.8	5.4
Mexico	2.7	2.7	2.2	1.7	1.7	1.7
United States	11.2	9.7	11.0	12.3	12.7	12.4
Other	12.1	10.0	10.6	10.6	11.0	10.5

Total Americas:	32.3%	29.7%	30.9%	31.5%	32.5%	31.3%
Europe:
France	2.2	1.7	1.7	1.6	1.4	1.6
Germany	2.0	1.4	1.4	1.2	1.3	1.3
Italy	2.6	3.4	3.3	2.6	2.1	2.4
United Kingdom	1.1	0.9	0.9	0.9	0.9	1.0
EFTA	0.8	0.8	1.0	1.4	1.4	1.2
Other	10.5	11.0	11.5	10.3	10.2	10.2

Total Europe:	19.3%	19.3%	19.8%	17.9%	17.5%	17.6%
Asia:
Japan	9.2	10.9	11.2	10.7	9.9	9.9
South Korea	5.8	5.9	5.5	5.8	5.5	6.4
Taiwan	2.7	2.9	2.5	2.3	2.1	2.4
China	23.5	24.4	22.9	23.2	24.9	23.7
Other	4.8	5.2	5.2	5.9	5.7	6.3

Total Asia:	46.0%	49.3%	47.2%	47.9%	48.1%	48.7%
Other:(1)	2.3%	1.8%	2.2%	2.6%	2.0%	2.3%

Total exports:	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

IMPORTS (CIF)
Americas:
Argentina	10.9	7.9	6.3	6.6	5.0	4.0
Brazil	6.7	7.9	8.3	6.5	6.5	7.9
United States	18.6	16.9	20.2	23.2	20.3	20.2
Other	14.1	13.8	14.9	16.0	15.8	16.3

Total Americas:	50.4%	46.5%	49.9%	52.2%	47.5%	48.4%
Europe:
France	1.8	1.4	1.6	1.9	2.8	1.9
Germany	3.6	4.0	4.2	3.6	4.0	3.7
Italy	1.8	1.6	1.5	1.6	1.6	1.8
United Kingdom	2.4	1.7	1.8	1.1	1.9	1.2
EFTA	0.6	0.5	0.5	0.6	0.5	0.6
Other	6.7	5.2	5.0	5.5	6.5	6.1

Total Europe:	17.0%	14.3%	14.7%	14.3%	17.4%	15.2%
Asia:
Japan	3.7	5.7	3.9	3.2	3.1	3.3
South Korea	5.2	5.9	3.6	3.3	3.5	3.4
Taiwan	0.7	0.6	0.6	0.6	0.6	0.5
China	14.5	16.8	16.9	18.0	19.7	20.6
Other	3.2	3.4	3.7	3.4	3.8	4.1

Total Asia:	27.3%	32.5%	28.8%	28.5%	30.8%	31.8%
Other:(1)	5.4%	6.8%	6.7%	4.9%	4.3%	4.5%

Total imports:	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
Includes Africa, Oceania and other countries, including those in tax free zones.

Source: Chilean Central Bank.

  Services Trade

        Non-financial services include transportation, passenger services, port services and the travel industry. The travel industry, particularly tourism, is an important contributor to the service trade sector. In 2009, exported services decreased by 20.9% compared to 2008, due primarily to a large fall in maritime and air transportation, resulting in part from the global economic crisis. Similarly, imported services decreased by 14.5% during that year. During 2010, exported and imported services increased by 31.3% and 24.0%, respectively. During 2011, the exported and imported services increased by 17.5% and 24.0%, respectively, but decreased by 5.0% and 8.8%, respectively, in 2012 mainly due to declines in transportation services to Europe and Asia, and a decrease of other professional services to the Americas and Europe. During 2013, exported and imported services increased by 2.7% and 6.5%, respectively.

Foreign Direct Investment (FDI)

        Chile's constitutional and legal framework guarantees non-discrimination and equal treatment to foreign and local investors and gives foreign investors access to all economic sectors. The 1974 Foreign Investment Statute, known as DL 600, or DL600, sets forth the general rules applicable to foreign investors covering repatriation of capital, withdrawal of profits and access to the formal exchange market. It establishes different kinds of investment, including freely convertible currency, assets, technology, investment related credits and capitalized earnings. An alternative regime under which foreign investments may be made in Chile is Chapter XIV of the Chilean Central Bank's Compendium of Foreign Exchange Regulations (Capítulo XIV del Compendio de Normas Internacionales del Banco Central de Chile). Under this regime, foreign investors may freely transfer into Chile capital contributions and loans through convertible foreign currency. Investors are required to inform the Chilean Central Bank of the transactions, but are not subject to prior registration or approval requirements.

        Under DL 600, the Chilean Foreign Investment Committee, acting as the authorized representative of the government, enters into a legally binding contract with each foreign investor, which stipulates the term for which the investment or investments must be made. In the case of mining investments, the period during which the investments in Chile may be made is generally 8 to 12 years. In all other economic sectors, such period is generally three years. Between 2009 and 2012, investments made through the DL 600 mechanism amounted to approximately US$20.5 billion. Most foreign investors (representing approximately 34.6% of the total FDI inflows during the period from 2009 to 2012) have chosen to use DL 600 instead of relying upon the Chilean Central Bank's Compendium of Foreign Exchange Regulations. The annual average FDI in Chile made under the DL 600 regime from 2009 to 2012 was US$5.1 billion.

        Between 2009 and 2012, 30.7% of FDI made under the DL 600 regime in Chile was originated in the United States, followed by Japan (21.8%), Canada (13.8%), Spain (6.2%), Australia (3.8%) and Brazil (3.4%). During that period, FDI originating in the 28 members of the European Union accounted in the aggregate for 13.2% of total FDI made under this regime.

        Between 2009 and 2012, mining accounted for 35.9% of FDI made under the DL 600 regime; financial services (banking, insurance, investment companies, investment funds, risk capital investment funds and other financial services) accounted for 18.9%; wholesale and retail trade accounted for 16.3%; electricity, gas and water accounted for 7.7%; transport and storage accounted for 5.5% and communications accounted for 3.3%.

        The recently approved tax law reform (Law No. 20,780), revokes, starting on January 2016, DL 600. Notwithstanding the above, existing agreements under DL 600 shall remain in full force and effect. The government has announced that it intends to submit a bill to Congress in 2015 to propose a new legal framework for the regulation of foreign investments going forward.

        The following table presents foreign direct investment, including capital and debt, made under the DL 600 regime by sector for the periods indicated:

Foreign Investment under DL 600 by Sector(1)
(in millions of US$)

	2009	2010	2011	2012
Agriculture and Livestock	10.6	6.0	47.5	50.0
Forestry	29.1	13.3	8.0	17.2
Fishing and aquaculture	0.0	0.0	0.0	0.0
Mining and quarrying	1,014.5	889.1	2,614.8	2,837.7
Foodstuffs, beverages and tobacco	46.1	44.0	49.8	447.6
Wood products, furniture, paper products, printing and publishing	1.5	6.6	0.6	84.1
Chemicals, petroleum, rubber and plastic products	46.5	0.0	10.0	606.4
Other manufacturing industries	368.1	83.8	158.4	41.9
Electricity, gas and water supply	356.6	106.3	219.9	903.9
Construction	0.0	7.3	0.0	5.2
Wholesale and retail trade	2,680.8	557.8	56.7	49.4
Transport and storage	233.7	283.5	125.7	481.8
Communications	194.5	123.1	94.1	255.9
Financial services	298.4	470.4	56.0	780.9
Insurance	0.4	20.6	722.2	1528.0
Engineering and business services	60.5	62.9	98.8	97.1
Other services	22.0	6.9	3.8	0.0

Total	5,363.3	2,681.7	4,266.4	8,187.0

(1)
Including capital and debt.

Source: Foreign Investment Committee.

MONETARY AND FINANCIAL SYSTEM

Role of the Chilean Central Bank

        The 1980 Constitution defined the Chilean Central Bank as an autonomous legal entity. The Chilean Central Bank is governed by the 1989 Central Bank Act, which has the rank of a constitutional organic law. To the extent consistent with this law, the Chilean Central Bank is also subject to the private sector's laws and regulations. The Chilean Central Bank is prohibited from lending funds to the government or buying government debt, either directly or indirectly, except in a state of war or danger thereof. The Chilean Central Bank is governed and managed by a Council composed of five members. The President of the Republic, with the prior consent of the Senate, appoints each member of the Council for staggered, renewable ten-year periods. One seat on the Council is subject to election every two years. The president of the Republic appoints the president of the Chilean Central Bank's Council, who serves for a period of five years, from among the Council members. The quorum required for the Council to operate is three out of the five members, and the motions must be approved by a majority of those present. If the Council cannot reach a decision, the president of the Council casts the deciding vote.

        According to the Central Bank Act, the main objective of the Chilean Central Bank is to maintain the stability of the Chilean currency and the orderly functioning of Chile's internal and external payment system. To achieve these purposes, the Central Bank Act vests the Chilean Central Bank with the authority to set reserve requirements for banks, to regulate the amount of money and credit in circulation, to operate as a lender of last resort and to establish regulations and guidelines regarding financial institutions, the formal exchange market and bank deposit-taking activities. These attributes allow the Chilean Central Bank to implement a wide range of policy tools for controlling monetary and exchange rate policy.

Monetary and Exchange Rate Policy, General Overview

        The Chilean Central Bank's monetary policy has generally focused on protecting the value of the country's currency and seeking to keep the inflation rate low and stable. To fulfill this task, the Chilean Central Bank has followed a countercyclical strategy, which, in addition to preserving price stability, seeks to avoid extreme changes in domestic demand. In this sense, the Chilean Central Bank's monetary policy intends to achieve price stability over time, taking into account the effects this policy has on economic activity and employment in the short and medium terms.

        The Chilean Central Bank's focus on price stability has translated into an inflation targeting monetary approach. Between 2001 and 2006, the Chilean Central Bank set a rolling 12-month target band for underlying inflation (which excluded goods with highly volatile prices such as fuel, oil and fresh vegetables) and a rolling 24-month target band for total inflation. Beginning in 2007, the Chilean Central Bank began setting a rolling two-year target band for underlying inflation, although the target band has remained between 2.0% and 4.0%, as it was in 2006.

        With regard to exchange policy, an exchange rate band was in place from the mid-1980s until September 1999, when the Chilean Central Bank adopted a free-floating exchange rate regime, after a period of favorable monetary and exchange rate conditions. These circumstances included low and stable inflation, adequate financial regulation, an exchange rate within the set-floating band, development of exchange rate and financial hedging instruments, and improvements in private risk management. Hence, the introduction of the free-floating regime was achieved without shocks and rapidly led the Chilean currency to reflect its actual market value.

        During the 1990s, the Chilean Central Bank also used reserve requirements (encaje) to prevent foreign currency inflows that could have affected the value of the Chilean peso. See "Balance of Payments and Foreign Trade—Balance of Payments—Capital Account." A foreign exchange free-floating regime, however, does not mean the Chilean Central Bank cannot intervene in the market when it considers the currency to be moving too far from its equilibrium value, which could result in costly reversions. Nevertheless, these interventions take the form of transparent, well-founded measures, and include clearly delineated periods and amounts involved, as well as the clear explanation of the reasons behind these exceptional actions.

  Monetary Policy and Interest Rate Evolution

        The Chilean Central Bank's monetary policy is based on an interest rate target. Since August 2001, when the bank shifted its monetary instrument from an indexed interest rate to a nominal one, the subject of the target has been the daily interbank nominal interest rate, known as the monetary policy rate (Tasa de Política Monetaria, or TPM). This measure was complemented by the gradual replacement of short-term inflation-indexed debt securities denominated in UF with new medium-term debt securities denominated in nominal pesos.

        The use of nominal rather than real interest rates is part of the modernization of the Chilean Central Bank's monetary policy framework. This process allows a reduction in the volatility of nominal instruments, especially exchange rate and monetary liquid aggregated volatility. It is also intended to simplify international financial integration, expedite risk management and increase the transparency of the interest rate itself.

        To ensure that the TPM rate falls within the desired range, the Chilean Central Bank must regulate the financial system's liquidity (measured in terms of reserves), using a set of instruments, including: (i) liquidity deposits, lines of credits and open market transactions; and (ii) buying and selling short-term promissory notes. These tools also incorporate the banking reserve deposits, although currently the Chilean Central Bank is not using this mechanism as an active monetary policy instrument.

        Banks and other financial institutions maintain a liquidity deposit account with the Chilean Central Bank, where a one-day deposit can earn a predetermined interest rate. This rate establishes an effective lower threshold for short-term interest rates. Additionally, financial institutions have a liquidity credit line from the Chilean Central Bank for which they pay a predetermined overnight interest rate. This credit line is divided into three tranches: the first corresponds to 40.0% of the total credit line, and the second and third tranches are each 30.0% of the credit line. Each succeeding tranche has a higher interest rate, and the maximum credit line allowance equals 60.0% of each bank's reserve requirements.

        As mentioned above, the Chilean Central Bank also conducts short-term liquidity management, mainly through repurchase agreements. Repurchase agreements are a complementary liquidity line for banks, for which the Chilean Central Bank announces a daily rate, and banks indicate which instruments they wish to sell to the Central Bank at that rate. To maintain the base interest rate at the desired level, the Chilean Central Bank conducts open-market transactions, buying repurchase agreements that use promissory notes with maturities of less than seven days or selling reverse repurchase agreements (which is the sale of an asset with a simultaneous agreement to repurchase the asset at a specified price).

        The following table sets forth the Chilean Central Bank's average interest rates for the periods indicated.

Chilean Central Bank Average Interest Rates
(in %)

	BCP(1)(3)		BCU(2)(3)
Year	5 years	10 years	5 years	10 years	TPM
2009	4.65	—	2.32	2.69	1.94
2010	5.54	—	2.62	—	1.40
2011	5.67	5.84	2.43	2.72	4.66
2012	5.26	5.42	2.37	2.44	5.01
2013	5.14	5.25	2.28	2.36	4.93
2014 (through September 30)	—	—	—	—	3.98

(1)
BCP: Peso-denominated Chilean Central Bank notes.

(2)
BCU: UF-denominated Chilean Central Bank notes.

(3)
BCU and BCP are part of the inflation-indexed and peso-denominated financial instruments issued by the Chilean Central Bank since September 2003. See "—Monetary Policy and Interest Rate Evolution."

Source: Chilean Central Bank.

        The following table sets forth the Chilean Treasury's average interest rates for the periods indicated.

Chilean Treasury Interest Rates
(in %)

	BTP(1)		BTU(2)
Year	5 years	10 years	5 years	10 years
2009	5.02	5.85	2.43	2.95
2010	—	6.45	2.28	3.00
2011	—	6.03	2.55	2.80
2012	—	5.59	2.36	2.56
2013	—	5.26	—	2.33
2014 (through September 30)	4.38	4.83	—	1.81

(1)
BTP: Peso-denominated Chilean Treasury notes.

(2)
BTU: UF-denominated Chilean Treasury notes.

Source: Ministry of Finance.

  Inflation

        Reversing policies from previous years, and following the Chilean Central Bank's attainment of full autonomy in 1990, inflation was successfully curbed over the decade that followed, falling from 27.3% in 1990 to 4.5% in 2000. In 2001 the Chilean Central Bank adopted a target inflation band of 3.0% (+/-1.0%) inflation over a 12-24 month policy horizon, which was modified to a two-year target band in 2007. Inflation is measured by the change in the CPI for the relevant calendar year, unless otherwise specified.

        In 2009 inflation dropped to 1.4%, driven primarily by weaker demand and lower external prices that affected domestic prices. In 2010, as a result of expansionary monetary conditions and the emergence of favorable employment and internal financial conditions, inflation rose to 3.0%. In 2011 inflation increased beyond the Chilean Central Bank's acceptable tolerance range reaching 4.4%, mainly driven by higher food and fuel prices which experienced sharp increases in the first months of the year. In 2012, prices for goods recorded negative annual inflation rates while prices for services initially increased significantly but dropped in later months resulting in an annual inflation rate of 1.5%.

        Inflation averaged 2.0% for most of 2013, although prices for goods and energy caused the annualized rate to increase to 3.0% in December.

        The depreciation of the Chilean Peso has added inflationary pressure during the first half of 2014, and the annual inflation rate is expected to stay above 4.0% (year-on-year) for the remainder of the year. As of November 30, 2014, the TPM stood at 3.0%.

        One alternative metric for inflation is the Producer Price Index (PPI). The PPI measures the average change over time in the selling prices received by domestic producers of goods and services. While the CPI measures price change from the purchaser's perspective, the PPI measures price change from the perspective of the producers.

        The following table shows changes in the CPI and the PPI for the periods indicated:

Inflation

	Percent Change from Previous Year at Period End
	CPI	PPI(1)
2009	(1.4)	0.0
2010	3.0	20.2
2011	4.4	(7.4)
2012	1.5	0.7
2013	3.0	(2.8)
Nine Months Ended September 30, 2014	4.1	(0.5)

(1)
Manufacturing, mining and electricity, water, and gas distribution industries.

Source: CPI, Chilean Central Bank. PPI, National Institute of Statistics.

  Exchange Rate Policy

        Between 1990 and 1999, the Chilean Central Bank's exchange rate policy was aimed at restraining the appreciation of the peso against a basket of currencies via a crawling exchange rate band. From 1993 to 1997, the nominal exchange rate fluctuated within a narrow range around Ps.400/US$. Throughout the period, however, the real exchange rate appreciated due to the positive (although decreasing) inflation differential between Chile and its trade partners. The nominal stability of the peso resulted from two factors: capital inflows contributing appreciation pressure to the nominal exchange rate and the Chilean Central Bank counteracting this via regular (sterilized) interventions in the foreign exchange market inside the flotation band, and occasional increases in the coverage of unremunerated reserve requirements.

        In September 1999 the Chilean Central Bank dropped the crawling exchange rate bands for the Chilean peso, adopting a free floating exchange rate, although it retained the right to intervene when the exchange rate moved too far from its equilibrium value.

        Between 2000 and 2006, the exchange rate presented two strong trend shifts.

        Between 2000 and 2002, the peso was volatile and depreciated sharply because of the effects of the Argentine sovereign debt default and the disruption in international markets due to the terrorist attacks of September 11, 2001. This triggered a strong fall in copper prices, and low liquidity in the market coupled with a general uncertainty in part due to the political and economic situation in Brazil. During this period the exchange rate reached its historical peak on October 11, 2002 of Ps.756.56/US$. As a result, in late 2002 the Chilean Central Bank announced an exchange intervention to stabilize the currency.

        The period 2003-2006 experienced a change in trend due to the appreciation of the peso, which was largely due to favorable financial conditions in emerging economies, a rebound in copper prices and a sharp depreciation in the dollar in international markets.

        During 2007, the peso appreciated considerably against the U.S. dollar, trading, in December 2007 at an average exchange rate of Ps.499.28/US$, in comparison with an average exchange rate of Ps.527.6/US$ in December 2006. The peso had not reached this level of appreciation since May 1999.

        Beginning in the fourth quarter of 2007 and until April 2008, the peso appreciated in both nominal and real terms. This appreciation, common to most emerging economies, was driven by both the weakening of the U.S. dollar globally and large global imbalances.

        Taking into consideration the potential adverse effects on Chile's financial stability that could have resulted from the worsening global economic conditions, on April 10, 2008 the Chilean Central Bank Council decided to intervene in the foreign exchange market during 2008 and announced an international reserves accumulation program of US$8 billion, to be implemented between April and December 2008. Announcing the intervention was consistent with the transparency principles that governs the Chilean Central Bank's policymaking and with the floating exchange rate and inflation targeting schemes currently in force. The accumulation of reserves also modified the Chilean Central Bank's foreign currency position, consistent with the assessment that, at the time of the intervention, the real exchange rate was below the level that would prevail in normal global real and financial conditions.

        At the end of September 2008, the peso traded at Ps.552/US$ and the Chilean Central Bank Council announced the end of its reserve accumulation program, which had added US$5.75 billion in reserves, representing an increase of 30.0% compared to March 2008. In line with the value of U.S. dollars in relation to other currencies, after September 2008 the peso continued to depreciate, dropping to approximately Ps.629/US$ at the end of 2008.

        During 2009, the peso appreciated against the U.S. dollar, particularly during the fourth quarter, reaching Ps.506.4/US$ by the end of the year. This was mainly the result of the depreciation of the U.S. dollar in international markets. The Chilean peso may also have been affected by the inflow of dollars related to the government's withdrawals from the Economic and Stabilization Fund (FEES) to help finance the 2009 Fiscal Plan. See "The Economy—Global Financial Crisis—Economic Performance and Policies of 2008 and 2009." In line with the currencies of many emerging economies, the peso appreciated against the U.S. dollar during 2010. In 2011 the Ps./US$ exchange rate experienced more volatility echoing the external situation. After appreciating to nearly Ps.455.9/US$ by the end of July, the peso depreciated to close the year at Ps.521.5/US$, mainly as a result of the dollar appreciation in the international markets, greater risk aversion by global investors, the drop in copper prices, as well as the international reserves accumulation program, which added US$12 billion to the Chilean Treasury in 2011. See "—International Reserves." The behavior of the Ps./US$ exchange rate during the first semester of 2012 reflected volatility attributable to the uncertainties for the European economy as a result of the global financial crisis and the fluctuations of copper prices. After appreciating in the earlier part of 2012, the peso depreciated against the U.S. dollar to Ps.509.7/US$ in June, and again appreciated in the second half of 2012, reaching Ps.478.6/US$ in December 2012.

        During the first nine months of 2013 the exchange rate fluctuated, mainly due to changes in the dollar's global valuation and the increased volatility of international financial markets. In December 2013, the Chilean peso traded at a rate of 523.8/US$, reflecting in part the lower interest rate differential between external and domestic rates brought about by the Chilean Central Bank's decision to lower the Monetary Policy Rate (TPM) by 50 basis points in the last quarter of 2013. The peso continued depreciating to Ps.601.7/US$ by September 30, 2014.

        The following table shows the fluctuations in the nominal exchange rate since 2000.

Observed Exchange Rates(1)
(pesos per US$)

	High	Low	Average(2)	Period-End
2000	580.4	501.0	539.5	572.7
2001	716.6	557.1	634.9	656.2
2002	756.6	641.8	688.9	712.4
2003	758.2	593.1	691.4	559.4
2004	649.5	559.2	609.5	559.8
2005	592.8	509.7	559.8	514.2
2006	549.6	511.4	530.3	534.4
2007	548.7	493.1	522.5	495.8
2008	676.8	431.2	522.5	629.1
2009	643.9	491.1	559.6	506.4
2010	549.2	468.4	510.4	468.4
2011	533.7	455.9	483.4	521.5
2012	519.7	469.7	486.8	478.6
2013	534.0	466.5	495.0	523.8
Nine Months Ended September 30, 2014	601.7	524.6	550.7	601.7

(1)
The table presents the annual high, low, average and period-end observed rates for each year.

(2)
Represents the average of average monthly rates for the periods indicated.

Source: Chilean Central Bank.

  International Reserves

        The Chilean Central Bank manages its international reserves according to the free-floating exchange rate regime, which resulted in relatively stable net international reserves between 2004 and 2007. In 2008, however, net international reserves grew by 36.9% through the international reserves accumulation program undertaken by the Chilean Central Bank to preserve Chilean financial stability against the potential adverse effects of the then global economic conditions. International reserves amounted to approximately US$24.2 billion and US$26.7 billion in 2009 and 2010, respectively.

        In 2011, the Chilean Central Bank increased reserves to strengthen its international liquidity position. The Chilean Central Bank engaged in periodic purchases of foreign currency from January 5 through December 31, 2011, increasing the international reserve level by US$12.0 billion at the end of

2011, to US$40.9 billion. Since then, the amount of international reserves has been relatively stable, and stood at approximately US$39 billion as of September 30, 2014.

        The following table shows the composition of net international reserves of the Chilean Central Bank for the years indicated:

Net International Reserves of the Chilean Central Bank
(in millions of US$)

	As of December 31,
											As of September 30, 2014
	2009		2010		2011		2012		2013
Chilean Central Bank:
Assets:
Gold	US$	9	US$	11	US$	12	US$	13	US$	10	US$	10
SDRs		1,143		1,217		1,214		1,212		1,147		1,105
Reserve position in the IMF		286		282		601		692		641		575
Foreign exchange		23,849		26,317		40,116		39,651		39,160		38,334
Reciprocal loan agreements		85		35		35		81		132		37
Other assets		0		1		1		1		1		1
Other foreign assets		250		249		249		249		249		246

Total	US$	25,622	US$	28,113	US$	42,228	US$	41,898	US$	41,339	US$	40,308

Liabilities:
Reciprocal Credit Agreements	US$	4	US$	3	US$	14	US$	28	US$	9	US$	4
Accounts with international organizations		144		145		97		88		89		79
SDR allocations		1,276		1,259		1,255		1,256		1,258		1,156

Total		1,425		1,407		1,365		1,372		1,356		1,239

Total international reserves, net	US$	24,198	US$	26,706	US$	40,863	US$	40,527	US$	39,984	US$	39,069

Source: Chilean Central Bank.

  Money Supply

        The evolution of Chile's monetary base reflects the private sector demand for monetary balances, which depend on economic growth, the alternative cost of money and inflation. Although the Chilean Central Bank does not seek to implement monetary supply controls, these variables are under continuous monitoring to protect the economy against the effects of external shocks.

        The following tables set forth the monthly average monetary base and the average monetary aggregates as of the dates indicated:

Monetary Base(1)
(in billions of pesos)

	As of December 31,
											As of September 30, 2014
	2009		2010		2011		2012		2013
Currency in circulation	Ps.	2,754.5	Ps.	3,209.2	Ps.	3,646.9	Ps.	4,199.1	Ps.	4,693.2	Ps.	4,870.1
Bank reserves		1,980.7		2,385.8		3,072.7		3,460.5		3,603.6		3,312.3

Monetary base	Ps.	4,735.2	Ps.	5,595.0	Ps.	6,719.6	Ps.	7,659.5	Ps.	8,296.8	Ps.	8,182.4

(1)
There are no demand deposits at the Chilean Central Bank.

Source: Chilean Central Bank.

Monetary Aggregates
(in billions of pesos)

	As of December 31,
											As of September 30, 2014
	2009		2010		2011		2012		2013
Currency in circulation	Ps.	2,754.5	Ps.	3,209.2	Ps.	3,646.9	Ps.	4,199.1	Ps.	4,693.2	Ps.	4,870.1
Demand deposits at commercial banks		10,524.6		12,896.2		14,362.2		15,399.3		17,418.7		18,347.2

M1(1)	Ps.	13,279.1	Ps.	16,105.4	Ps.	18,009.1	Ps.	19,598.4	Ps.	22,111.9	Ps.	23,217.3
Total time and savings deposits at banks	Ps.	37,379.3	Ps.	39,376.4	Ps.	48,155.1	Ps.	51,821.0	Ps.	59,555.0	Ps.	61,431.6
Others		1,057.6		1,029.2		779.8		596.9		1,065.7		1,276.8

M2(2)	Ps.	51,716.0	Ps.	56,511.0	Ps.	66,944.0	Ps.	72,016.3	Ps.	82,732.6	Ps.	85,926.7
Foreign currency deposits at Chilean Central Bank	Ps.	5,387.9	Ps.	6,927.6	Ps.	7,085.4	Ps.	8,068.6	Ps.	9,628.8	Ps.	12,251.4
Documents of Chilean Central Bank		6,214.4		4,369.0		8,929.3		9,420.5		10,362.4		10,599.5
Letters of Credit		2,965.1		2,574.1		2,093.8		1,490.7		993.8		1,054.1
Private Bonds		13,853.4		14,487.8		16,073.8		16,611.0		17,974.3		18,456.4
Others		6,869.3		11,839.2		13,872.0		14,564.8		17,451.9		22,145.7

M3(3)	Ps.	87,006.1	Ps.	96,708.7	Ps.	114,998.3	Ps.	122,171.9	Ps.	139,143.7	Ps.	150,433.8

(1)
M1: Currency in circulation plus checking accounts net of float, demand deposits at commercial banks other than the former and other than demand savings deposits.

(2)
M2: M1 plus time deposits, time savings deposits, shares of mutual funds invested in up to one-year term debt instruments and collections by saving and credit cooperatives (excluding time deposit of the mutual funds previously mentioned and of saving and credit cooperatives).

(3)
M3: M2 plus deposits in foreign currency, documents issued by the Chilean Central Bank, Chilean treasury bonds, letters of credit, commercial papers, corporate bonds, shares of the other mutual funds and shares of pension funds in voluntary savings (excluding mutual funds' and pension funds' investments in M3 securities).

Source: Chilean Central Bank.

        The following table shows selected monetary indicators for the periods indicated:

Selected Monetary Indicators
(in %)

	2009	2010	2011	2012	2013	Six Months Ended June 30, 2014
M1 (% change)	22.9	21.3	11.8	8.8	12.8	4.6
M2 (% change)	(5.3)	9.3	18.5	7.6	14.9	1.0
Credit from the financial system	3.8	8.9	13.4	12.9	9.7	3.5
Average annual peso deposit rate(1)	3.1	1.3	2.4	3.5	2.9	1.2

(1)
Represents real interest rates for a period of 90 to 365 days.

Source: Chilean Central Bank.

        The following table shows liquidity and credit aggregates as of the dates indicated:

Liquidity and Credit Aggregates
(in billions of pesos)

	As of December 31,
											As of June 30, 2014
	2009		2010		2011		2012		2013
Liquidity aggregates (at period end)	Ps.	4,735	Ps.	5,595	Ps.	6,720	Ps.	7,660	Ps.	8,297	Ps.	8,142
Monetary base:
Currency, excluding cash in vaults at banks		2,755		3,209		3,647		4,199		4,693		4,789
M1(1)		13,279		16,105		18,009		19,598		22,112		23,133
M2(2)		51,716		56,511		66,944		72,016		82,733		83,544
M3(3)		87,006		96,709		114,998		122,172		139,144		145,807
Credit aggregates (at period end):
Private sector credit	Ps.	69,782	Ps.	74,647	Ps.	87,081	Ps.	97,419	Ps.	106,673	Ps.	111,164
Public sector credit		(1,689)		(1,681)		(1,566)		(349)		501		(648)

Total domestic credit(4)	Ps.	61,383	Ps.	61,579	Ps.	72,888	Ps.	79,803	Ps.	87,827	Ps.	90,708

Deposits:
Chilean peso deposits	Ps.	62,846	Ps.	65,663	Ps.	79,908	Ps.	87,903	Ps.	95,077	Ps.	94,781
Foreign-currency deposits		8,550		11,190		11,112		12,254		14,999		16,892

Total deposits	Ps.	71,396	Ps.	76,853	Ps.	91,020	Ps.	100,157	Ps.	110,076	Ps.	111,674

(1)
Currency in circulation plus peso-denominated demand deposits.

(2)
M1 plus peso-denominated savings deposits.

(3)
M2 plus deposits in foreign currency, principally U.S. dollars. Does not include government time deposits at Chilean Central Bank.

(4)
Includes capital reserves and other net assets and liabilities.

Source: Chilean Central Bank.

Financial Sector

  General Overview of Banking System

        The modern Chilean banking system dates from 1925 and has been characterized by periods of substantial regulation and state intervention followed by periods of deregulation. In the early 1970s, the banking sector was controlled by the state and highly regulated. In 1974, a process of interest rate liberalization, removal of credit controls and banking privatization began. However, after the financial crisis that affected Chile during 1982 and 1983, the Chilean Central Bank and the Superintendency of Banks and Financial Institutions (Superintendencia de Bancos e Instituciones Financieras, or SBIF) established strict controls on the funding, lending and general business matters of the banking with industry in Chile. In 1986, a new general banking act (the "General Banking Act") was introduced, which had as its main objectives to improve banking system supervision and regulation. The General Banking Act was rewritten in 1997, beginning a new era of liberalization. Among other matters, this amendment allowed the entry of new entities into the system (SBIF granted permits to seven new banks) and the internationalization of banks. In addition, under this new legislation, the SBIF adopted international monitoring standards, incorporating the First Basel Committee's 1998 Capital Accord and, recently, Basel II.

        According to the General Banking Act, banks are special stock corporations engaged in the business of receiving money or funds from the general public, in order to use them to grant loans, discount documents, make investments and financial intermediation, and generally perform any other operation permitted by law. Nevertheless, banks may conduct only those activities allowed by the General Banking Act. Furthermore, the General Banking Act limits the amount invested in certain activities. Directly or through subsidiaries, banks may also engage in certain specified additional activities, such as securities brokerage services; mutual funds, investment funds or foreign capital funds management; factoring; securitization; financial leases and insurance brokerage services. Subject to certain limitations and with the prior approval of the SBIF and the Chilean Central Bank, Chilean banks may own majority or minority interests in foreign banks. In addition, banks may operate as placement agents and underwriters of initial public offerings of shares and of cross-market products of their subsidiaries. Banks are authorized to operate in derivatives transactions, including forwards, futures, swaps and, since 2007, options.

        Currently, commercial banks in Chile face growing competition from several sources, which has led to consolidation in the banking industry. Competition in the extension of credit has come increasingly from department stores, through the issue and management of credit cards, and foreign banks. In addition, two of Chile's largest department stores have, through related entities, obtained licenses and begun to engage in commercial banking activities, while a third has acquired an existing bank. While these events have increased competition in consumer credit, it is not likely to be a continuing trend in the coming years.

        As of June 30, 2014, there were 22 privately owned domestic banks and one state-owned bank (Banco Estado) operating in Chile. Corpbanca and Itaú Bank are in the process of implementing a merger that would result in a new entity accounting for approximately 17.0% of the Chilean banking market (measured by loans). The merger is expected to be completed during the first quarter of 2015. In addition, there are five branches of foreign banks authorized to operate in Chile. As of June 30, 2014, the Chilean banking system had a total amount of outstanding loans equal to US$211.7 billion. Under the third capital markets reform, provided by Law No. 20,448, agencies of foreign banks would be allowed to market the loan products they offer abroad. See "Capital Markets—Capital Markets Reforms."

        Two of the largest Chilean banks, Banco Santander-Chile, or Santander-Chile, and Banco Bilbao Vizcaya Argentaria, Chile, or BBVA-Chile, are subsidiaries of Spanish banks, Banco Santander and Banco Bilbao Vizcaya Argentaria, S.A., respectively. Despite such banks having a combined 24.8%

market share of the Chilean banking market (measured by loans) as of June 30, 2014, the government does not believe the Chilean financial sector or economy generally is materially exposed to adverse risks created by the European sovereign debt crisis or the difficulties affecting the Spanish economy. Notwithstanding their foreign ownership, Santander-Chile and BBVA-Chile are licensed as Chilean banks and are subject to generally applicable Chilean banking laws and regulations, including, among other things, Chilean minimum capital and reserve requirements (encaje), which help to insulate the Chilean operations of these banks from foreign financial crises, and restrictions on capital reductions, which help to ensure that transfers of capital to the Spanish parent companies of these banks in excess of Chilean requirements are subject to the SBIF's prior approval. See "—Banking Regulation." Moreover, according to the SBIF Chilean banks do not maintain significant holdings of sovereign debt issued by Spain, Italy, Greece, Portugal or Ireland, reducing their counterparty risk, and have not experienced to date a significant change in their cost of international funding as a result of the European debt crisis.

        The following table provides certain statistical information on the financial system:

Chilean Financial System
(in millions of U.S. dollars except for percentages)

	As of December 31, 2013
	Assets			Loans			Deposits			Shareholders' Equity(1)
	Amount		Market Share	Amount		Market Share	Amount		Market Share	Amount		Market Share
Domestically owned private-sector banks	US$	252,991	83.5	US$	189,586	87.01	US$	149,932	80.8	US$	21,388	89.2
Foreign-owned private-sector banks(2)		1,297	0.4		216	0.1		485	0.3		534	2.2
Private-sector total		254,289	83.9		189,801	87.1		150,416	81.1		21,922	91.4
Banco Estado		48,802	16.1		28,231	12.9		35,072	18.9		2,057	8.6

Total banks	US$	303,090	100.0%	US$	218,232	100.0%	US$	185,489	100.0%	US$	23,979	100.0%

(1)
Corresponds to the "Capital Básico." This item included capital and reserves.

(2)
Foreign-owned subsidiaries of foreign banks are classified as domestically owned private-sector banks. If they were classified as foreign-owned private-sector banks, the market share of foreign-owned private-sector banks would be as follows: assets: 45.4%, loans: 46.9%, deposits: 42.4%, shareholders' equity: 49.7%, with the corresponding reduction in the market share of domestically owned private-sector banks.

Source: SBIF.

        The following table sets forth the total assets of the four largest Chilean private-sector banks, state-owned Banco Estado and other banks in the aggregate:

	As of June 30, 2014
	In billions of Pesos		Market Share
Banco Santander-Chile	Ps.	27,640	16.7
Banco de Chile		25,461	15.3
Banco Estado		25,247	15.2
Banco de Crédito e Inversiones		21,696	13.1
Corpbanca		19,679	11.9
Other banks		46,216	27.9

Total Banking System	Ps.	165,940	100.0%

Source: SBIF.

        The following table sets forth information on bank operation efficiency indicators for the periods indicated:

Indicators of Financial System Efficiency
(%)

	2009	2010	2011	2012	2013
Return on assets	1.2	1.5	1.4	1.1	1.1
Return on equity	18.0	18.6	17.4	14.6	14.3
Non-performing loans as a percentage of total loans	1.3	1.3	1.1	1.0	1.0
Gross operational margin/assets	5.1	5.0	4.6	4.6	4.6
Operating expenses/operating revenue	44.6	45.9	47.6	47.4	46.2
Operating expenses/average total assets	2.3	2.3	2.2	2.1	2.1
Regulatory capital to risk-weighted assets	14.3	14.1	13.9	13.3	13.3

Source: SBIF.

  Banking Regulation

        The SBIF is the main banking sector regulator. In addition, the Chilean Central Bank oversees exchange rate policy and regulates international capital movements and certain bank operations.

        The SBIF monitors and oversees Chile's banks (excluding the Chilean Central Bank), as well as a subset of the cooperatives that hold savings deposits and provide credit (the larger cooperatives in terms of capital) and mutual guarantees, and companies whose corporate purpose includes the issuance or operation of credit cards or any other similar credit system (mainly supermarkets and department store chains). Additionally, the SBIF authorizes the incorporation and licensing of new banks and has broad powers to issue, interpret and enforce banking regulations (both legal and regulatory). The SBIF must also approve any bank merger, bylaw amendment, capital increase and any acquisition of 10.0% or more of the equity interests in a bank. In case of non-compliance, the SBIF has the authority to impose a range of remedial actions.

        The SBIF has signed several Memoranda of Understanding providing for mutual cooperation and the exchange of information in recent years, including with the Office of the Superintendent of Financial Institutions of Canada (2010); with the China Banking Regulatory Commission (2011); with the Financial Superintendency of Colombia (2012); and with the Superintendency of Banks of Panama (2013).

        Moreover, since June 2007 the SBIF, the SVS and the SP has been permitted, by the Data Protection Law, to share information with each other, except data protected by bank privacy laws.

        As part of its supervisory role, the SBIF examines banks at least once a year. Banks are required to submit their financial statements to the SBIF monthly and to publish them at least four times a year in a newspaper with national coverage. Banks must also submit to the SBIF their annual financial statements and the opinions of their independent auditors and are required to be rated by two independent rating agencies. Finally, banks are also subject to periodic reporting obligations to the SBIF with respect to a wide range of operational and transactional data.

        Since January 2010, all banks have been required to include in the calculation of expected losses and provisioning a percentage of off-balance sheet contingent loans, including, among others, undrawn lines of credit, unused credit card lines and stand-by letters of credit. Since January 2011, banks have also been required to transition their systems to use models developed by the SBIF (instead of internally developed models) to determine the probability of default.

        In September 2010, the SBIF issued regulations to protect bank customers by instituting a stricter standard for delivery instructions, forbidding unilateral amendments to contracts or suspension of accounts and regulated products tied to mortgage agreements, such as insurance. In addition, since October 24, 2011, a "universal lending agreement" (contratos de crédito universal) relating to mortgages, credit cards and consumer loans, became operative as part of the Third Capital Markets reform bill. See "—Capital Markets—Third Capital Markets Reform."

  Deposit Insurance

        The General Banking Act provides for a government guarantee of up to 90.0% of the aggregate amount of certain time deposits, savings accounts and non-bearer securities issued by banks held by individuals. This guarantee is limited to UF 108 (US$4,338 as of September 30, 2014) per person (for the system as a whole) for each calendar year. In the event a bank is required to submit a restructuring plan to its creditors or is forced to liquidate, the Chilean Central Bank provides liquidity up to 100.0% of the amount of deposits in current accounts and other sight deposits and other sight obligations of the failed institution.

        Demand deposits and time deposits are subject to a reserve requirement determined by the Chilean Central Bank and calculated on a monthly basis. As of June 30, 2014, this requirement amounted to 9.0% for demand deposits and 3.6% for time deposits (with maturity from one day to one year). In 2003, due to the free trade agreement executed with the United States, foreign currency reserve requirements were made equivalent to local currency reserve requirements. In order to implement monetary policy, the Chilean Central Bank has statutory authority to increase these percentages to a maximum of 40.0% for demand deposits and a maximum of 20.0% for time deposits.

        In addition, a 100.0% technical reserve requirement applies to sight deposits and obligations exceeding by 2.5 times the regulatory capital of the bank.

  Minimum Capital; Capital Adequacy Requirements

        The General Banking Act stipulates that banks must meet a minimum paid-in capital and reserves requirement equal to UF 800,000 (approximately US$32 million as of September 30, 2014).

        A minimum of 50.0% of the capital shall be duly paid at the moment of the constitution of a bank (or at the moment of receiving authorization to start operations, in the case of a branch of a foreign bank). There is no legal term to pay the remaining capital. However, until the bank reaches the required minimum capital, its regulatory capital must equal the minimum of 12.0% of its risk weighted assets. This requirement decreases to 10.0% after the bank has total shareholder's equity of at least UF 600,000 (approximately US$24 million as of September 30, 2014).

        The General Banking Act also provides that the capital and reserves of a bank, net of investments in subsidiaries (the "net capital base"), cannot be less than 3.0% of total assets, net of provisions, and its "effective net worth," or regulatory capital cannot be less than 8.0% of its risk-weighted assets after the bank reaches the required minimum capital. The "effective net worth" is defined as net capital base plus subordinated debt securities (up to 50.0% of the net capital base) plus voluntary provisions up to 1.25% of its risk-weighted assets. As of December 31, 2013, all Chilean banks met or exceeded Chile's legal capital adequacy guidelines.

        The General Banking Act amendment of 1997 implemented a modified version of the capital adequacy guidelines issued by the Basel Committee on Banking Supervision in 1988 ("Basel I"). The principal change that Chile has made to the "Capital Adequacy Guidelines" was to assign a relatively greater risk-weight to mortgage loans (60.0% rather than 50.0%).

        In 2005, the SBIF published a roadmap identifying the steps required to transition to the International Convergence of Capital Measurement and Capital Standards released by the Basel Committee on Banking Supervision in 2004 ("Basel II"). This roadmap included a proposal to increase minimum regulatory capital to 10.0% of risk weighted assets.

        In March 2006, the money laundering and financing of terrorism rules were replaced, in accordance with the "Core Principles for Effective Banking Supervision" and "Knowledge of Banks Customers" guidelines of the Basel Committee, and the relevant provisions of Law No. 19,913, which created the Financial Analysis Unit.

        In November 2007, the SBIF, together with other Chilean superintendencies and regulatory bodies, required public companies in Chile to adopt over time the International Financial Reporting Standards, or IFRS, as adopted by the International Accounting Standards Boards, or IASB, in order to internationalize financial reporting. Pursuant to the SBIF Compendium of Accounting Standards (Compendio de Normas Contables, or the "Compendium"), effective January 1, 2009, Chilean banks were required to adopt new accounting standards, which are more consistent with international accounting standards. For all matters not described in the Compendium, which are not contrary to the instructions of the SBIF, banks are required to apply the technical standards, or the Technical Standards, adopted by the Chilean Accounting Association (Colegio de Contadores de Chile A.G.), which are in turn generally consistent with the international accounting and financial information standards adopted by the IASB. If there are inconsistencies between the Technical Standards and the Compendium, the latter prevails.

        The International Regulatory Framework for Banks released by the Basel Committee on Banking Supervision between 2011 and 2013 ("Basel III") has not yet been formally implemented by the Republic of Chile, but the SBIF is in the process of reviewing necessary amendments to the General Banking Act. See "—Recent Developments in Banking Regulation—Capital Adequacy Requirements."

  Recent Developments in Banking Regulation

  Capital Adequacy Requirements

        The implementation of Basel II and Basel III capital frameworks requires the introduction of amendments to the General Banking Act. The SBIF is working on draft regulations and amendments to the General Banking Act that will contain the key elements included in Basel II and Basel III. After these drafts have been reviewed and approved by the Ministry of Finance, they would have to be submitted to Congress.

        Although the Chilean banking system had a capital ratio of 13.5% as of June 30, 2014, the adoption of the Basel II and Basel III capital framework may require certain banks to inject additional capital.

  Universal Credits

        Banks, insurance companies, retailers and other financial institutions are now required to inform their customers of the all-in costs of the financial services they provide on standardized terms, providing customers with a useful basis on which to compare the cost of the products offered to those customers.

  Consumer Protection

        In December 2011, the Consumer Protection Act was amended to include provisions applicable to financial services and products. According to this amendment, bank agreements with consumers for financial services or products must, among other requirements: (1) provide a detailed breakdown of all the charges, fees, costs and tariffs that form part of the price, including those which are indirectly part of the price, or that are associated with other products simultaneously contracted; (2) expressly provide the terms related to early termination of the agreement by the bank, a reasonable cure period and the method by which a consumer will receive notice of such early termination; and (3) allow for early termination of the agreement in the sole and absolute discretion of the customer, provided that the customer has paid all obligations in full, including any cost for the early termination.

        In addition, consumers are entitled to: (1) receive information about the total cost of the product or service; (2) receive an explanation in the case of the rejection of their credit application; and (3) know the objective requirements to access a particular financial product. No assessment has yet been made as to the impact on the Consumer Protection Act or the financial market.

        In February 2012, Law No. 20,575 introduced the "principle of purpose" to the use of commercial and financial personal data. As a result, Chilean banks and other financial institutions can only use client financial and commercial personal data for the purposes of commercial risk assessment and in connection with the process of granting credits.

  Bankruptcy Law

        On January 9, 2014, the Chilean government published new bankruptcy legislation, Law 20,720, which provides for an improved legal and regulatory framework for the reorganization and liquidation of companies and the restructuring of company and consumer debts. The law reinforces the role of the Bankruptcy Commission (Superintendencia de Quiebras) and assigns it new responsibilities as well.

        The new regulations are intended to facilitate proactive credit risk management and limit losses that arise from delays in the recognition and resolution of impaired loans, thereby leading to better asset quality and recoveries. Other benefits include greater protection for secured creditors and clear guidelines on the ranking of related-party claims in insolvency proceedings. A more efficient, structured process is also expected to be less costly in terms of management time and administrative and legal costs. This legislation does not apply to banks, which in case of liquidation remain subject to the General Banking Act.

Capital Markets

  General

        Over the last 30 years, the Chilean capital markets have grown in liquidity, market capitalization and through the emergence of new instruments and counterparties, such as institutional investors. The regulatory environment of the capital markets in Chile is comprehensive and sophisticated. It requires the delivery of detailed information by certain market participants, allows for a broad array of investment options, and includes a detailed set of regulations for the use of derivatives, futures, options, forwards and swaps in limiting foreign investment risks associated with variations in interest and exchange rates.

  Capital Markets Reforms

        Laws and regulations on capital markets are subject to continuous adjustments in order to be updated to market needs and international standards. During the last decade, three major legal reforms have been passed seeking to modernize the capital markets: the First Capital Market Reform, the Second Capital Market Reform and the Third Capital Market Reform. In addition, a fourth, the Bicentennial Capital Markets Agenda, is pending before Congress and has been partially implemented through administrative reforms.

        In 2000, the First Capital Market Reform, a major reform of the corporate and securities laws, became effective, providing comprehensive regulation of tender offers and corporate governance. This legislation set forth new rules regarding the necessary information that needs to be given to the public and, in general, aims to protect the interests of minority shareholders. It also included important amendments to the Corporations Act regarding corporate governance, related party transactions, voting rights for mutual funds, elimination of restrictions on control rights for preferred shares and the creation of audit committees.

        For tender offers, this legislation provides that majority shareholders of publicly traded corporations must share with minority or outside shareholders the benefits of a change of control, by requiring that relevant share acquisitions be made pursuant to strictly regulated tender offer procedures. However, controlling shareholders may freely sell their shares in some circumstances, as when the sale price of their shares is not substantially above market price, that is, no more than 10.0% to 15.0% above market price (currently 10.0%, as set by the SVS).

        As of 2001, foreign portfolio investors, including mutual funds and pension funds, are exempt from capital gains tax on the sale of highly traded equity and bonds made on authorized stock exchanges.

        Based on other changes to tax regulations in 2001, foreign investors in Chile no longer need to obtain a Chilean taxpayer identification number (a Rol Único Tributario, or RUT) to appoint and register a legal representative in Chile, and to use accounting practices authorized by the Chilean tax authorities.

        In addition, in 2001, the Chilean government approved a series of measures aimed at increasing liquidity in the capital markets, promoting savings and facilitating the financing of new investment projects through both tax incentives and institutional and regulatory reforms.

        Accordingly, the 15.0% capital gains tax for highly traded equity was eliminated as well as the tax for short-sale of equity and bonds. The withholding tax on interest paid to non-resident entities for Chilean currency-denominated bank deposits in Chile and local currency-denominated bonds was reduced from 35.0% to 4.0% and the tax on cross-border banking intermediation was eliminated. The categories of "general fund manager" and "qualified investor" were introduced into the regulatory scheme. Additionally, a system of voluntary pre-tax contributions to individual pension funds (of amounts up to UF 50, or approximately US$2,200 per year as of December 31, 2013) was established; a new stock exchange segment was organized for emerging companies with significant growth potential; and the insurance and mutual fund industries were deregulated.

        The Second Capital Markets Reform was enacted in 2007 with the primary objectives of promoting access to funding, strengthening the stock exchange market, increasing the reliability of the capital markets and developing the venture capital industry. One of the key elements in the Second Capital

Markets Reform was the introduction of various incentives to accomplish its primary objectives, which were crafted based on the Basel II standards.

        The Third Capital Markets Reform of 2009 included measures to (i) improve the liquidity and depth of mutual funds, investment funds and exchange-traded funds (ETFs), (ii) increase access to the financial markets (for example, the reform permitted shelf registration for securitized bonds), and (iii) stimulate international financial integration. The Third Capital Markets Reform also extended the types of securities on which foreign investors are able to claim capital gains tax exemptions. This reform also sought to improve competition in the financial market through mechanisms designed to facilitate the ability of financial consumers to understand and compare credit products by establishing standardized "universal lending" agreements (contratos de crédito universal) on mortgages, credit cards and consumer loans.

  The Bicentennial Capital Markets Agenda

        In May 2010, the government announced a new capital markets reform entitled Bicentennial Capital Markets Agenda (Agenda del Mercado de Capitales Bicentenario), which the government expects to implement through various legislative initiatives and administrative reforms. The agenda seeks to further enhance the international integration of Chile's financial market, create a regulatory framework that fosters innovation and entrepreneurship, continue the adoption of the best international practices on competition, supervision and transparency, increase the depth and liquidity of the financial system and widen access to it. The main features of this agenda include:

  •
  the regulation and reform of the tax treatment of the fixed-income, derivatives and the administration of funds;

  •
  the creation of a national financial consumer agency to protect customers of financial services;

  •
  legislative measures to reduce cyclical variations in the credit supply and render the system more secure, solvent and liquid;

  •
  incentives to encourage transparency and proper price formation by allowing the integration of local stock exchanges with other exchanges in Latin America, increasing price information in the foreign exchange market, certifying financial professionals and limiting the use of market-sensitive information;

  •
  strengthening the governance of the SVS and increasing the autonomy of the SBIF;

  •
  reforms to the Bankruptcy Law;

  •
  improve access to individuals and small- and medium-size business to the capital markets, increase bank penetration, reduce the costs associated with initial public offerings and create new incentives for innovation and venture capital; and

  •
  develop new markets and financial products that result in lower-cost financing alternatives.

        Implementation of this agenda is underway. Several laws have already passed, including those covering financial system competition, the tax treatment of derivatives, the administration of funds and wealth management, bankruptcy and the creation of a Financial Stability Council (Consejo de Estabilidad Financiera). Some bills remain under discussion in Congress, such as the bills on supervision of insurance companies, the reform to the credit reporting system and the transformation of the Superintendence of Securities and Insurance into a Commission.

  Improvements to Corporate Governance Regulations

        In January 2010, Law No. 20,382, also known as the Corporate Governance Law introduced higher standards for corporate governance and increased corporate efficiency, by enhancing the roles of auditing committees and independent directors, imposing stricter rules on related-party transactions and expanding disclosure requirements applicable to publicly traded companies.

  Funds and Wealth Management Law

        The Funds and Wealth Management Law (Ley Única de Fondos), in force since May 2014, creates a single legal body for the management of third-party funds that unites, simplifies and improves upon previous legislation and incorporates regulation for the management of individual portfolios.

        The new legal framework entails more flexibility in administrative and investment terms, enabling wealth management providers to offer a better service and a wider range of products, while seeking to protect investors. It also enhances the SVS's regulatory and supervisory authority, including, for example, the power to examine individuals providing wealth management services to ensure they meet a minimum level of financial proficiency. The law also introduces amendments to the tax regime intended to avoid double taxation as well as the application of Chilean taxes (such as VAT) to transactions that are not connected with Chile.

  Financial Stability Council

        Ministry of Finance Decree No. 953 of 2011 created a Financial Stability Council. This council is chaired by the Minister of Finance and also comprises the chairperson of the SVS, the SBIF and the SP. The President of the Chilean Central Bank attends as a permanent advisor. The main purpose of the Financial Stability Council is to facilitate the exchange of information among its members, facilitate the oversight of the financial market as a whole, discuss the kind of information its members might require from companies under supervision and propose and coordinate regulatory improvements to promote financial stability. During periods of economic or financial distress, the Financial Stability Council is responsible for coordinating measures to mitigate the effects and propagation of these events. The Financial Stability Council must meet at least monthly, or more frequently if convened by the Ministry of Finance or any three of its members.

        The Financial Stability Council has proved to be a valuable tool in promoting an integrated view and a common diagnosis regarding the sources of risk for the Chilean financial system. However, research accumulated since its creation has also revealed the need to introduce some improvements to the Council's procedures and the organic laws of the Superintendencies that form part of it. In this context, Congress approved a bill submitted by the Chilean Government to provide a legal framework to the Financial Stability Council, as well as to introduce other amendments aimed at improving the coordination and exchange of relevant information among public regulators in the financial sector. The goal of these reforms is to assess and manage systemic risks and strengthen the supervision of financial conglomerates by granting supervising ministries the right to request information on conglomerates.

  Stock Exchanges

        There are three stock exchanges operating in Chile: the Santiago Stock Exchange (Bolsa de Comercio de Santiago), on average accounting for almost 89.4% of the total volume of stock transactions in 2013; the Electronic Stock Exchange (Bolsa Electrónica de Chile), which accounted for 10.2% in 2013, and the Valparaiso Stock Exchange (Bolsa de Corredores de Valparaíso), which accounted for 0.4% in 2013. Profits from trading shares of stock on these exchanges represent their main source of revenue. As of December 31, 2013, the Santiago Stock Exchange had 227 companies listed, and total market capitalization was US$266 billion.

        The table below summarizes recent value and performance indicators for the Santiago Stock Exchange:

Indicators for the Santiago Stock Exchange

As of December 31,	Market Capitalization (in billions of US$)	Annual Trading Volume (in billions of US$)	IGPA(1)	IPSA(2)
2009	231.1	41.6	16,630.91	3,581.42
2010	341.3	60.0	22,979.22	4,927.53
2011	269.2	52.3	20,129.80	4,177.53
2012	313.3	45.6	21,070.28	4,301.38
2013	266.0	45.8	18,227.05	3,699.19

(1)
The General Stock Price Index (Indice General de Precios de Acciones, or IGPA) is an index weighted by market capitalization that measures the price variations of any stocks listed on the Santiago Stock Exchange with an annual trading volume of at least UF10,000 (US$436,317 as of June 30, 2014).

(2)
The Selective Stock Price Index (Indice de Precios Selectivo de Acciones, or IPSA) is an index tied to the stocks on the Santiago Stock Exchange with a market capitalization of at least US$200 million.

Source:

Source: Santiago Stock Exchange.

        The following table sets forth a summary of consolidated trading volume on the Santiago, Electronic and Valparaíso Stock Exchanges:

Consolidated Trading Volume on the Santiago, Electronic and Valparaíso
Stock Exchanges (in billions of US$)

	2009	2010	2011	2012	2013
Equity	42.7	64.2	66.9	52.4	53.6
Fixed income securities	186.3	180.3	238.1	173.2	206.2
Commercial paper	317.4	397.2	469.8	509.0	563.5
Total	546.1	634.4	760.9	734.6	823.3
Number of listed companies:
Equities	232	227	229	225	227
Bonds and other debt issuers	160	162	160	166	161

Source: SVS, based on information from the Santiago Stock Exchange, Electronic Stock Exchange and Valparaíso Stock Exchange.

Institutional Investors

        The principal institutional investors active in Chile (listed by size of investment portfolio, in descending order) are the pension funds, insurance companies, mutual funds, investment funds and foreign capital investment funds.

        The following table sets forth the amount of assets of the various types of institutional investors in Chile for the following periods:

	Total Assets of Institutional Investors (in billions of US$)
As of December 31,	Pension Funds (AFPs)	Insurance Companies	Mutual Funds	Investment Funds(1)	Foreign Capital Investment Funds	Total
2000	35.9	11.6	4.5	1.3	0.6	54.0
2001	35.4	11.8	4.8	1.3	0.6	53.9
2002	35.8	12.3	6.3	1.3	0.4	56.1
2003	49.2	16.7	8.3	1.9	0.7	76.8
2004	60.5	19.9	11.8	2.4	0.8	95.5
2005	74.5	23.9	13.6	2.8	0.8	115.6
2006	88.3	25.2	17.7	4.0	0.4	135.6
2007	111.3	30.8	24.5	6.7	0.3	173.5
2008	74.3	27.8	17.9	4.4	0.2	124.6
2009	118.1	35.8	34.3	6.4	0.4	195.0
2010	148.4	42.4	38.2	9.5	0.5	239.1
2011	135.0	36.8	33.3	8.7	0.3	218.8
2012	162.0	43.7	37.9	10.2	0.4	254.2
2013	163.0	43.0	39.4	9.2	0.3	254.9

(1)
Includes international investment funds.

Source: SVS, SP.

  Pension Funds and the Chilean Pension System

        Chile began a comprehensive reform of its social security system in the early 1980s through the adoption of the Private Pensions Funds Act that eliminated many of the problems associated with the former social security system. The Private Pensions Funds Act replaced the old social security system by a privately administered system of individual pension plans. Under the pension system previously in place, contributions from current workers had been used to fund the pension payments of current retirees, although there was a limited correlation between the amount contributed and the amount received by each worker upon retirement.

        The current pension system is based on individualized accounts with fully funded and portable benefits. Since its inception, through September 30, 2014, it has averaged real annual returns on the assets under management of 8.9%, nearly twice the growth rate of GDP. In addition, as of December 31, 2013, the pension funds had aggregated financial assets equaling approximately US$163.0 billion.

        The pension system creates individual savings accounts, where employees are mandated to save 10.0% of every month's salary for retirement, which is deductible from their taxable income. In addition, employees are free to add additional voluntary savings into the system in what is known as the "Second Account." These funds are managed by one of several private sector pension fund administrators (AFPs), who use long-term growth investment strategies. All AFPs are subject to extensive and continuous regulatory review by the SP, the main regulator, and the Chilean Central Bank. In addition, AFPs that are listed on a stock exchange are regulated by the SVS.

        Employees are free to choose which AFP will manage their funds and may switch if they are dissatisfied with the performance of their investments. In 1984, the last year in which workers could elect not to participate in the new system, approximately 19.0% of the individuals who participated in the old system, principally older workers near retirement, elected to stay in the old system. Over the years, more workers have continued to be incorporated into the AFP system and as of December 31, 2013, there were 9.52 million total employees in the system, although only 5.33 million of these employees contributed to their individual savings account. As of December 31, 2013, there were only 60,575 non-retired individuals contributing to the traditional social security system.

        Workers who participated in the traditional social security system and shifted to the new system received from the government an interest-earning past-service pension reform bond, known as the "Bono de Reconocimiento," reflecting an estimate of the value of their previous contributions into the old system. This bond is indexed to the CPI, has a 4.0% real annual interest rate and is held by the AFP for the benefit of the worker. It is held separately from the amounts held in an individual's savings account. This pension reform bond becomes payable into the individual's savings account at the time the individual reaches the age of eligibility for retirement, or upon the individual's death or disability. Since 2004, the government has classified these obligations as "payments of non-financial liabilities."

        The following table sets forth the government's cost estimate of Chile's traditional social security program as a percentage of GDP (including the separate pension systems of the armed forces and police department) for the years indicated:

Expenditures of the Social Security System
(as a % of GDP)

	Past-service pension reform bonds	Government expense for traditional pensions	Total
1999	0.78	4.35	5.13
2000	0.74	4.35	5.08
2001	0.69	4.32	5.01
2002	0.65	4.24	4.89
2003	0.59	4.07	4.66
2004	0.50	3.63	4.14
2005	0.43	3.36	3.79
2006	0.35	3.03	3.38
2007	0.32	2.98	3.29
2008	0.27	3.25	3.52
2009	0.26	3.60	3.86
2010	0.22	3.32	3.54
2011	0.18	3.21	3.40
2012	0.15	3.18	3.33
2013	0.12	3.08	3.20

Source: Chilean Budget Office.

        Pension funds must meet a required minimum level of investment return, which is tied to the average performance of all funds in the pension system. In the event that the fund managed by an AFP fails to achieve this minimum return, the AFP is required to cover the difference. The Private Pensions Funds Act requires that each AFP maintain a capital reserve fund equal to one percent of the value of its pension funds. The purpose of this fund is to provide a reserve to be used in the event that the performance of an individual pension fund drops below a minimum level. If a deficit is not covered or if reserves are not replenished, the AFP will be liquidated by the SP and the government will guarantee the minimum level of investment return. The government will then transfer the accounts to another

AFP. Historically, the required minimum return on fund investments has led to the various AFPs having similar pension fund portfolios.

        The government also guarantees modest minimum old-age, life and disability pensions for individuals who have made contributions for a certain minimum number of years, regardless of the level of contributions actually made into the individual's saving account at an AFP. In case of bankruptcy of an AFP, the government guarantees certain limited liabilities of that pension fund. The government is liable for 100.0% of this obligation up to the amount of the legal minimum pension and for 75.0% of the pensions above the minimum and up to UF 45 per month (approximately US$2,002 as of December 31, 2013).

        In 2002, a multi-fund plan for the AFPs was implemented. This system allows each affiliate to choose among five different funds (compared with two alternatives under the old model). Each of these funds has a different risk-return profile, determined by the percentage of its assets that can be invested in either variable or fixed income securities. Additionally, the multi-fund plan liberalizes certain investment limits applicable to pension funds.

        Since 2002, tax incentives have been implemented to encourage voluntary savings in the pension system. These incentives allow workers to deduct from their taxable wage base certain voluntary contributions invested in mutual funds, investment funds and insurance plans authorized by the SVS, which are managed by different entities such as banks and life insurance companies, enlarging investment alternatives for affiliates.

        Workers may withdraw some or all of their accumulated voluntary savings before retiring, in which case the net amount withdrawn is added to the income of the relevant tax cycle for the purpose of estimating income tax.

        In 2008, an amendment to the Private Pension Funds Act was enacted to (i) increase competition in the AFP industry and decrease the system's cost (mainly by assigning new beneficiaries, for up to 24 months, to the AFP that offers the lowest commission in a competitive tender process), (ii) assure greater pension fund profitability (by permitting AFP's to invest in additional financial products in Chile and abroad), and (iii) foster voluntary saving (allowing employees to arrange supplementary savings agreements with their employers). This reform established, among other things, the following benefits:

  •
  Basic Solidarity Pension:  Its main purpose is to benefit those beneficiaries who have not accumulated a sufficient amount of funds for their retirement. As of the implementation of the reform, beneficiaries are entitled to a Basic Solidarity Pension in the amount of Ps.60,000 (approximately US$115 as of December 31, 2013), which was increased to Ps.75,000 (approximately US$143 as of December 31, 2013) following the one year anniversary of its effectiveness. For those beneficiaries with previously saved funds in their accounts, the reform contemplates a Solidarity Pension Contribution, allowing them to increase their retirement pension. The Solidarity Pension has been gradually expanded, and since 2012, it benefits all contributors who earn less than Ps.255,000 (approximately US$487 as of December 31, 2013). In 2012, 609,856 beneficiaries were entitled to Basic Solidarity Pensions on average each month.

    To effect these reforms, the amendment to the Private Pension Funds Act created the Social Security Institute, which is charged with the implementation of the basic solidarity pensions, which is fully in force, among others matters.

  •
  Benefits to Women:  Women, who are among the poorest 60.0% of the population, receive a bond per new born child, equivalent to 1.8 times the minimum salary (Ps.405,000 in July 1, 2014, approximately US$733 as of July 1, 2014), which bonds are deposited in their pension saving accounts one month following the beneficiary's 65th birthday.

  •
  Benefits to Young Workers:  Workers aged 18 to 35 with an income lower than 1.5 times the minimum salary (Ps.337,500, or approximately US$611, as of July 1, 2014) receive a subsidy, equivalent to 10.0% of the minimum salary (approximately US$41 as of July 1, 2014), for their first 24 contributions. Half of this subsidy is capitalized in their individual pension accounts and the remainder is provided as an employment subsidy.

  •
  Benefits to Independent Workers:  Persons working independently have access to the Solidarity Pension System and other benefits contained in the reform under the same conditions as those people employed pursuant to a labor contract, with similar duties and prerogatives. Currently, the participation of independent workers is voluntary. Their compulsory participation began being gradually phased in on January 1, 2012. By January 1, 2015 and thereafter, the participation of independent workers will be mandatory.

        In addition, the 2008 reform was expected to (i) increase the competition in the AFP industry and decrease the costs of the system (mainly by mandating that new beneficiaries would be assigned, for up to 24 months, to the AFP that offers for the lowest commission in a competitive tender process), (ii) assure greater pension fund profitability (extending the limits of AFP investment in Chile and abroad), and (iii) foster voluntary saving (allowing employees to arrange supplementary savings agreements with their employers, in order to save larger amounts). As of June 2014, the lowest administration fee stood at 0.47%.

        Pension funds are the largest institutional investors in the Chilean market. The volume of resources flowing into pension funds has grown steadily over time. In 1981 (the first year the system operated), pension funds' assets totaled US$305 million, while as of December 31, 2013, these assets totaled US$163.0 billion.

  Insurance Companies and the Chilean Insurance System

        The Insurance Companies Act of 1979 introduced a framework for the regulation of insurance companies. The basic principles included market determination of rates and commissions, equal access to foreign insurance companies, rules for commencing reserve funds and minimum capital and solvency criteria. Chilean law prescribes that life insurance companies can have liabilities equal to a maximum amount of 15 times their capital and reserves, while non-life insurance companies are limited to five times the amount of their capital and reserves.

        Under the Insurance Companies Act, any person or entity offering insurance, either directly or indirectly, is first required to obtain authorization from the SVS. Neither individuals nor legal entities may enter into insurance contracts in Chile with an insurer not licensed to operate in Chile.

        As of December 31, 2013, there were 29 insurance companies operating in non-life insurance and 32 companies in the life insurance sector.

        The Chilean insurance market is open to foreign investors, who are required to establish a Chilean corporation and operate it with a minimum equity capital of UF 90,000 (approximately US$4.0 million as of December 31, 2013).

        Insurance companies are Chile's second largest institutional investors, based on total volume of assets. As of December 31, 2013, the combined value of the portfolios of insurance companies stood at US$43.0 billion.

        In December 2013 a new insurance law, Law No. 20,667, was enacted amending all the regulation referring to the insurance sector. The new regulation introduced the following main changes: the removal of many formalities regarding insurance agreements, the incorporation of a "risk statement" to be issued by the insurer regarding the risk insured, and criminal regulation about fraud in insurance matters, among other changes.

  Mutual and Investment Funds

  Mutual Funds

        Mutual funds were created in Chile in the 1960s. Their legal framework was comprehensively reformed in 1976. The Chilean mutual fund system faced serious difficulties during the financial crisis of 1983. However, since the early 1990s, mutual funds have had a sustained development, increasing the investment alternatives in the market.

        In 2001, legal initiatives intended to deregulate the mutual fund industry were introduced, providing the funds with more flexibility in their investment policy, and at the same time imposing higher standards of transparency and disclosure. Also in 2001, General Funds Managers (Administradoras Generales de Fondos) were introduced, allowing mutual funds, investment funds and housing funds to be organized under a unique managing structure, permitting them to take advantage of economies of scale in the administration of funds.

        Currently, there are eight types of mutual funds, categorized by the types and maturities of securities they are permitted to invest. By the end of 2013, 486 mutual funds were chartered in Chile, with collective portfolios totaling approximately US$39.4 billion.

  Investment Funds

        Investment funds have been regulated since the early 1990s by Law No. 18,815, which established the funds' legal structure. By the end of 2013, a total of 98 investment funds, excluding private investment funds, which are not subject to registration, were operating in Chile. As of December 31, 2013, total assets of these funds equaled US$10.3 billion, distributed principally among real estate investment funds, venture capital investment funds, securities investment funds and international investment funds.

        Like mutual funds, the General Funds Manager structure approved as part of the capital markets reform positively affected investment funds.

  Foreign Capital Investment Funds (Fices) and Foreign Investment Venture Capital Funds (Ficers)

        Fices are pools of assets funded by investors outside Chilean territory for the purpose of investing in publicly traded securities in Chile, and managed by a Chilean corporation on behalf of, and at the risk of, the investors. Ficers allow investors outside Chile to make venture capital investments in Chile. The capital contributed may not be remitted abroad until five years after its initial entry into Chile.

        Fices principally invest their resources in corporate shares, which, as of December 31, 2013, represented 95.8% of the total investments of the nine operating funds, which had combined assets of approximately US$258 million.

        Since 2001, Fices and Ficers have been exempt from capital gains tax on the sale of highly traded equity and bonds that trade on authorized stock exchanges in Chile, provided that the holders of shares in the respective funds are non-residents of Chile.

        In June 2007, the Second Capital Market Reform amended the original ruling that authorized the creation of Foreign Capital Investment Funds, entitling General Funds Managers to appoint external personnel for fund administration or other specified operations.

PUBLIC SECTOR FINANCES

General

        The government believes that long term economic policies have played an important role in maintaining macroeconomic stability without sacrificing the government's commitment to reduce poverty and create equal economic opportunities for low-income families.

        The main features of Chile's fiscal policy are the following:

  •
  a countercyclical policy based on a Structural Balance Policy Rule;

  •
  using debt to finance government policies and to support the domestic market; and

  •
  a commitment to social welfare.

Public Sector Accounts and Fiscal Statistics

  Public Sector Accounts

        Chile's public sector accounts reflect the revenues and expenditures of the central government. Public sector debt is comprised of all debt incurred by the central government. Separate accounts are kept for municipalities; non-financial public sector institutions, including state-owned enterprises; and Banco Estado. Only capital gains from privatizations, if any, are recorded as capital revenues and presented in Chile's public sector accounts.

        Public sector accounts do not include the Chilean Central Bank's accounts. The Chilean Central Bank runs deficits or surpluses principally due to currency mismatching. In 2013, the Chilean Central Bank recorded a gain of US$1.3 billion, compared with a loss of US$4.4 billion recorded in 2012, mainly due to exchange rate fluctuations. The Chilean Central Bank's equity (patrimonio neto) was US$(7.3) billion as of December 31, 2013, to US$(9.4) billion as of December 31, 2012.

        The system of local governments currently consists of 345 municipalities. Each municipality is a separate entity responsible for managing its own assets and budget but lacks authority to levy or collect taxes or incur financial indebtedness. Municipal budgets are funded by (a) taxes collected on behalf of municipalities by the central government and (b) certain municipal fees.

  Fiscal Policy Framework—Structural Balance Policy Rule

        The purpose of the current fiscal policy is to contribute to macroeconomic stability and efficiently and effectively manage public assets, create and improve opportunities and ensure social protection. In order to fulfill these goals, this policy has focused on the efficient use of public resources and the transparency in their management.

        Since 2001, Chilean fiscal policy has been guided by the Structural Balance Policy Rule. This rule requires that government spending be based on long-term revenues (known as structural fiscal revenues). Structural fiscal revenues are determined by reference to projected economic activity based on capital and labor conditions and the price of copper, estimated in advance by independent economic experts. In this regard, the effect of cyclical fluctuations in economic activity, copper prices and other similar factors are excluded. This way, public spending depends on the trends in structural fiscal revenues rather than on the cyclicality of the fiscal revenues. This helps avoid drastic adjustments in public spending in face of adverse economic effects or when the government receives substantial transitory revenues.

        In September 2006, the Fiscal Responsibility Law made the Structural Balance Policy Rule mandatory for the government. See "Public Sector Finances—Fiscal Responsibility Law."

        Overall, the Structural Balance Policy Rule has effectively helped to:

  •
  reduce the sovereign risk (the baseline risk for the private sector);

  •
  make long-term spending sustainable, decreasing the vulnerability of fiscal spending to abrupt changes in external conditions;

  •
  provide a source of internal savings in periods of strong growth, limiting the need for foreign capital;

  •
  remove the traditionally cyclical effect of government spending, reducing the extent to which the Chilean Central Bank needs to raise interest rates to avoid over-heating; and

  •
  add predictability and credibility to government policies, eliminating the potential interpretation of spending increases in recessions as populist responses to the cycle.

        The structural balance goal was initially set as a surplus of 1.0% of GDP in 2001, which was reduced to 0.5% of GDP by 2008, and further reduced to 0.0% in 2009. In 2010, the calculation methodology for the Structural Balance Policy Rule was adjusted, as described in detail below, resulting in a structural deficit of 3.1% of GDP and 2.1% of GDP for 2009 and 2010, respectively, using 2003 prices as a base for GDP. See "—New Methodology for Structural Balance Policy Rule." Structural deficits accounted for 1.0% of GDP in 2011, 0.3% in 2012 and 0.5% in 2013, using 2008 prices as a base for GDP. The government's current estimate for 2014 is that the structural deficit will represent 0.9% of GDP. The government targets a structural deficit of 1.1% of GDP for 2015 and Ministry of Finance Decree No. 892, issued in July 2014, established that the current goal is to achieve equilibrium (0.0% of GDP) by the end of the current presidential period, for the 2018 budget.

  New Methodology for Structural Balance Policy Rule

        During the second half of 2010, a special committee (the "Special Committee") was appointed to assess and make suggestions to adjust the calculation methodology of the Structural Balance Policy Rule. The Special Committee's recommendations were adopted by the Ministry of Finance and served as a basis for the 2011 budget. The main adjustments introduced by the new methodology consist of excluding temporary tax adjustments from structural income, adjusting the "other income" account and excluding the cyclical adjustments to interest on financial assets of the public treasury applied under the previous methodology. In addition, the elasticity of social security contributions for health care was recalculated. In 2009 and 2010, the change in methodology resulted in structural deficits of 3.0% and 2.0% of GDP, respectively.

        The table below sets forth the structural balance rules in the years indicated under the old and new methodologies:

Comparison of Structural Balance Methodology
(% of total GDP)(1)

	2006	2007	2008	2009	2010
Effective balance	7.7	8.2	4.3	(4.5)	(0.4)
Structural balance (old methodology)(2)	1.1	0.5	0.0	(1.2)	N.A.
Structural balance (new methodology)(3)	1.4	1.1	(0.8)	(3.0)	(2.0)

(1)
Calculated using 2003 prices as a base for GDP.

(2)
Calculated using the 2009 structural balance calculation method.

(3)
Calculated using the new structural balance calculation methodology implemented in September 2010. Certain data differs slightly with respect to published information due to recent updating of GDP data by the Chilean Central Bank.

Source: Chilean Budget Office. Special Committee Report

        The final report of the Special Committee was delivered during the first half of 2011 and its suggestions were implemented in the 2012 budget. Based on these suggested changes, Chile was expected to have a structural deficit of 1.0% of GDP, by the end of 2014, as established by Ministry of Finance Decree No 1,357 of 2011, which replaced and amended the target set by the 2010 Ministry of Finance Decree No. 637.

        In July 2011, the Minister of Finance, acting on a suggestion of the Special Committee, created a Fiscal Advisory Board to craft a second generation of structural rules. This group comprises five independent experts with experience in fiscal and budgeting topics. The Fiscal Advisory Board's main goal is to provide expert advice for the calculation of the structural variables of the Chilean economy, additional market confidence and increased transparency to the Structural Balance Policy Rule.

Fiscal Responsibility Law

        The government submitted a bill to Congress in September 2005 aimed at institutionalizing key aspects of the Structural Balance Policy Rule that previously depended exclusively on administrative decisions and the relevant authority's discretion. This bill, approved by Congress as the Fiscal Responsibility Law (Law No. 20,128), came into effect in August 2006.

        The bill drew on recommendations made by organizations such as the IMF, the IADB, the World Bank, and the OECD with respect to best international practices on fiscal responsibility and transparency. In respect of the structural balance policy, the most important aspects of the Fiscal Responsibility Law are described below.

  Establishment of Principles of Fiscal Policy

        Under this law, each president is obliged to establish the principles of the administration's fiscal policy within 90 days of taking office and to expressly declare the implications this will have for the structural fiscal balance. Ministry of Finance Decree No. 637 of 2010 set out the principles of President Piñera's fiscal policy, including the goal to achieve equilibrium in the structural balance by the end of his presidential term in March 2014. The decree required the government to follow the Structural Fiscal Balance Rule despite the higher than expected expenses arising from the earthquake and tsunami reconstruction plan and the 2009 global economic slowdown. However, 2011 Ministry of Finance Decree No 1,357 replaced and amended the target set by 2010 Ministry of Finance Decree No. 637, establishing that the goal was to achieve the equivalent of a deficit of 1.0% of GDP for the structural balance by 2014.

        President Bachelet's fiscal policy was set out by Ministry of Finance Decree No. 892, issued in July 2014, which established that the goal for the current administration is to achieve a structural balance (0.0% of GDP), for the 2018 budget. See "—Public Sector Accounts and Financial Statistics—Fiscal Policy Framework—Structural Balance Policy Rule."

  Annual Calculation of Structural Balance

        The Fiscal Responsibility Law also requires the government to provide information about the structural situation of public finances, reflecting the sustainability of the fiscal policy to be implemented and the macroeconomic and financial implications of their budgetary policy. The calculation of the public sector structural balance has, therefore, become a mandatory part of the budgeting process.

  Contingent Liabilities

        The central government must disclose information about the undertakings it has entered into through fiscal guarantees, with the Chilean Budget Office reporting annually on the total amount and nature of the liabilities for which a state guarantee has been provided. This information is important because these contingent liabilities are one of the factors currently considered in establishing the exact structural balance target.

  Pension Reserve Fund

        The Fiscal Responsibility Law created a Pension Reserve Fund (Fondo de Reserva de Pensiones, or FRP) to cover the future increase in expenditure on state-financed minimum pensions and old-age benefits. The FRP seeks to spread over time the financial burden that these liabilities will involve for the central government and, at the same time, to clarify and explicitly incorporate this responsibility, which is another of the factors currently considered in establishing the structural balance target.

        The Fiscal Responsibility Law established an FRP contribution equivalent to the previous year's effective fiscal surplus, with an upper limit of 0.5% of GDP and a guaranteed minimum of 0.2% of GDP. Over the first ten years of its life, the fund cannot be drawn upon, but can thereafter be used to finance up to a third of the annual increase in total expenditures on guaranteed pensions and old-age benefits. It is expected that the fund will be exhausted in 2021, providing that, as assumed, withdrawals from the fund in a calendar year do not exceed 5.0% of the expenditures on minimum pensions and old-age benefits envisaged in the budget for that year.

        The FRP was created in December 2006, with an initial contribution of US$605 million. As of August 31, 2014, the total amount accumulated in this fund was US$8.2 billion.

  Economic and Social Stabilization Fund

        The law authorized the government to set up the Economic and Social Stabilization Fund (FEES) to absorb the existing Copper Income Stabilization Funds, establishing norms for the operation and management of this fund, contributions to this fund and other matters. The FEES is designed mainly to serve as a complement to the structural fiscal balance and to provide the government with a stable financial horizon by ensuring that a portion of any fiscal surplus is saved to be used to finance the government when there is a structural deficit. In this way, the fund is intended to insulate social spending from sharp changes in the economic cycle and in prices of copper and molybdenum, while harnessing public saving to strengthen the Chilean economy's competitiveness.

        The FEES was formed in March 2007, with an opening budget of US$2.58 billion, US$2.56 billion of which had previously been included the Copper Income Stabilization Funds. During 2009, approximately US$9.3 billion were withdrawn to provide resources for several measures, including the Fiscal Plan. See "The Economy—Global Financial Crisis—Economic Performance and Policies of 2008 and 2009."

        As of August 31, 2014, the FEES held total assets valuated as US$15.4 billion.

  Capitalization of the Chilean Central Bank

        Under the Fiscal Responsibility Law, the government was authorized to capitalize the Chilean Central Bank until 2010, but could not exceed the balance of the surplus that remained after the government had complied with its contribution to the FRP. In other words, the FRP has priority over other possible uses of the previous year's effective surplus. The remainder of the effective surplus not used for either the FRP or to capitalize the Central Bank, can be paid into the FEES. Capitalizations equivalent to 0.5% of GDP of each year were made in 2006, 2007 and 2008. Due to the fiscal deficit, no contribution was made in 2009 or 2010. Since the expiration of the authorization included in the Fiscal Responsibility Law the government has not submitted any further bill to capitalize the Chilean Central Bank.

  Investment Portfolio

        The Fiscal Responsibility Law sets out general norms as to the powers of the Ministry of Finance to invest the assets held in these new funds and other fiscal assets. Consistent with the rules adopted for the FRP, the Fiscal Responsibility Law establishes that portfolio managers will be hired for the FEES or, if the Ministry of Finance so decides, investments may be made directly by the Chilean Treasury Service. In addition, the Ministry of Finance is also empowered to entrust management of part or all of these resources to the Chilean Central Bank which may manage them either directly or, following a tender, through third parties. If the Ministry of Finance uses third parties for portfolio management or for some of the operations associated with the administration of these financial assets, it must periodically commission independent audits of the state of the funds and their management by these third parties. In addition, the law requires that the Ministry of Finance publish quarterly reports about the state of these funds.

        Similarly, the Fiscal Responsibility Law created a Financial Committee to advise the Ministry of Finance on decisions regarding the investment of fiscal resources and the instructions it issues. The Committee was established in 2007 with six experienced professionals in the fields of economics and finances as its members.

        Further information is available at the Sovereign Wealth Funds section of the Ministry of Finance's web page.

  Management of Public Sector Assets and Liabilities

        The Fiscal Responsibility Law contains rules designed to improve the management of the public sector's assets and liabilities including: (i) the codification of a norm that had been incorporated into the budget law on an annual basis regulating operations which commit the government to future payments and, therefore, affect institutional financial responsibilities and those of the state as a whole; and (ii) a provision empowering the Ministry of National Property to charge for the use of properties it manages in order to reflect the real institutional cost of their use and promote the more efficient use of state properties. The law also includes new rules for the approval of information and evaluation systems that refer to investment projects.

  Unemployment Contingency Program

        The Anti-Unemployment Contingency Program (Programa de Contingencia contra el Desempleo) is intended to put the government in a position to address any future high unemployment rates at a national, regional or local level. In practice, the program can be activated whenever the conditions established by the law are met—that is, when the national three-month rolling average unemployment rate, measured by the National Statistics Institute (INE), exceeds its average for the previous five months, or when it reaches at least 10.0%. In addition, the program can be activated when these conditions are not met but unemployment nevertheless has reached at least 10.0% in one or more Regions or specific provinces. In those cases, its resources can be used in the Region or province with the highest unemployment rates, or when unemployment reaches at least 10.0% in a specific location even though the rate for the corresponding Region or province is less than 10.0%. The program became operational in June 2009. The direct employment programs benefited 47,752, 64,352, 55,522 and 42,255 individuals, on average, each month during 2009, 2010, 2011 and 2012, respectively. The indirect employment programs benefited 40,469, 84,760, 58,452 and 73,799 individuals, on average, each month during 2009, 2010, 2011 and 2012, respectively. The employment programs created by public investment benefited 120,681, 262,204, 291,656 and 310,075 individuals, on average, each month during 2009, 2010, 2011 and 2012, respectively.

        Due to the differing objectives of the unemployment program, since the last quarter of 2012, the official reports categorize the unemployment programs in the following manner: i) employment program for economic downturns, ii) support for small business programs, iii) work training and employment program, and iv) public works program.

        During 2013, employment programs for economic downturns benefited 19,308 individuals on average each month, the support for small business program benefited 17,981 individuals on average each month, the work training and employment program benefited 6,076 individuals on average each month by providing employment and 90,029 individuals on average each month who received unemployment benefits. Finally, the public works program benefited 92,521 individuals on average each month.

        For the first six months of 2014, the employment programs for economic downturns benefited 19,070 individuals on average each month, the support for small business program benefited 10,736 individuals on average each month, the work training and employment program benefited 4,777 individuals on average each month by providing employment and 175,622 individuals on average each month who received unemployment benefits. Finally, the public works program benefited 82,866 individuals on average each month.

Oil Prices Stabilization Funds

        In 1991, the government created the first Oil Prices Stabilization Fund (Fondo de Estabilización de Precios del Petróleo, or OPSF I) as a mechanism to mitigate the impact of fluctuations of international prices on domestic consumers of oil and related products. OPSF I's mechanism is triggered whenever the parity price (provided by the average international price from the two previous weeks) falls outside the reference band (with upper and lower limits of 12.5% over or below the reference price, respectively). Thus, when oil prices are above or below the reference band, the OPSFI collects taxes or provides subsidies, to stabilize the mid-term trend in such prices.

        In 2005, due to the rise of international oil prices as a result of severe hurricanes, the government created a second fund as a temporary substitute for the first fund for certain oil products (diesel, automotive gasoline, domestic kerosene and liquified natural gas) to stabilize internal fuel prices (Fondo de Estabilización de Precios de los Combustibles Derivados de Petróleo, or OPSF II). To increase price stability, the second fund reduced the reference band to 5.0%, among other adjustments.

        In June 2010, as prescribed by law, the funds of OPSF II were transferred to the FEES and OPFS I was limited to kerosene. In order to further mitigate the impact of fluctuations of international oil prices on domestic consumers of oil and related products, the government proposed a bill to Congress creating a new two-phase tax system instead of a fund system. The new system, in effect since February 2011, took the reference band back to 12.5% and gave some consumers of oil products additional time to adapt to new oil prices. In the first phase (Sistema de Protección al Contribuyente del Impuesto Específico a los Combustibles, or SIPCO), the taxes decrease when international oil prices rise above the 12.5% band and tax increase when such prices decline. Therefore, the Chilean Treasury assumes the effects of stabilization on its tax revenue. In the second phase (Seguro de Protección al Contribuyente del Impuesto Específico a los Combustibles, or SEPCO), at the government's discretion, the Ministry of Finance, on behalf of the Republic of Chile, is authorized to enter into derivatives to hedge oil price increases. The cost and indemnities paid under the derivatives are transferred to the specific tax applied to oil products such that the tax decreases when international oil prices rise and the tax increases when prices decline below the 12.5% reference band, thereby transferring the benefits of this stabilization mechanism to consumers.

        Legislation approved in May 2012 reduced the reference band to 10.0%. Additionally, the law provided more flexibility within the SIPCO parameters and improvements to SEPCO to avoid extreme shifts in consumer oil prices.

        From February to December 2011, SIPCO decreased tax revenues by approximately US$82 million. In 2012 and 2013, it decreased tax revenues by US$41 million and US$9 million, respectively. In the first six months of 2014, the system decreased tax revenues by US$5 million.

        In June 2014, Congress approved a bill to implement a new system in lieu of SIPCO, which entered into force on July 1, 2014 (Mecanismo de Estabilización de Precios de los Combustibles, or MEPCO). MEPCO establishes a tighter reference price band, with upper and lower limits of 5.0% above or below the reference price, respectively. MEPCO also expresses prices in pesos, rather than U.S. dollars and mitigates the impact of exchange rate fluctuation on domestic fuel prices.

Budget Law and Political Initiatives

        Congress cannot propose legislation on taxation, social security benefits, central government spending, employment programs or public financial management. Only the executive branch can propose bills on these matters, subject to approval or disapproval by Congress.

        The responsibility for the preparation of the central government budget lies with the Ministry of Finance, which establishes overall targets and then works with the various ministries regarding specific allocations. Based on this work, the President submits a budget bill to Congress no later than three months prior to its effective date (generally, each September 30). Congress reviews the proposed budget, but is only permitted to reduce expenditures; it may not change revenue estimates, increase expenditure items, reallocate funds or change financial management regulations. Congressional approval is normally obtained by the end of November. If the budget bill is not passed by Congress within 60 days of its submission by the president, it is deemed approved and becomes law. The government may submit to Congress supplementary budget bills in order to amend the budget law. This occurred, for example, in January 2009 when the government announced a fiscal plan that was approved by Congress and promulgated on January 20, 2009.

        The following tables set forth a summary of public sector accounts (calculated on an accrual basis and as a percentage of GDP for the periods indicated):

Public Sector Finances
(In billions of US$ and % of total GDP)

	2009		2010		2011		2012		2013
	(US$)	(%)	(US$)	(%)	(US$)	(%)	(US$)	(%)	(US$)	(%)
Current Revenues and Expenditures
Revenues	32.7	19.0	46.8	21.5	57.0	22.7	59.0	22.2	58.3	21.0
Net taxes(1)	23.8	13.8	34.4	15.8	43.7	17.4	46.8	17.6	46.4	16.7
Copper revenues(2)	2.8	1.7	6.0	2.7	5.7	2.3	4.0	1.5	2.9	1.0
Social Security contributions	2.5	1.4	2.9	1.3	3.4	1.3	3.7	1.4	4.0	1.4
Donations	0.1	0.1	0.1	0.	0.2	0.1	0.2	0.1	0.1	0.1
Real property incomes	1.2	0.7	0.9	0.4	1.1	0.5	1.2	0.5	1.4	0.5
Operational revenues(3)	1.0	0.6	1.1	0.5	1.2	0.5	1.4	0.5	1.4	0.5
Other revenues	1.3	0.8	1.3	0.6	1.7	0.7	1.8	0.7	2.2	0.8
Expenditures	32.7	19.0	39.3	18.0	43.5	17.3	47.0	17.7	49.9	18.0
Wages and salaries	7.5	4.4	9.1	4.2	10.2	4.1	11.1	4.2	11.9	4.3
Goods and services	4.0	2.3	4.7	2.1	5.4	2.2	5.4	2.0	5.6	2.0
Interest on public debt	0.8	0.5	1.1	0.5	1.4	0.6	1.6	0.6	1.6	0.6
Transfer payments	12.1	7.0	14.6	6.7	15.7	6.3	17.7	6.7	19.4	7.0
Transfers to social security	8.2	4.8	9.7	4.5	10.7	4.2	11.1	4.2	11.3	4.1
Others	0.0	0.0	0.1	0.0	0.1	0.0	0.1	0.0	0.1	0.0
Capital Revenues and Expenditures
Revenues
Asset sales	0.1	0.1	0.1	0.0	0.0	0.0	0.1	0.0	0.1	0.0
Expenditures
Investment	4.4	2.6	4.6	2.1	5.4	2.1	5.5	2.1	5.5	2.0
Capital transfers	3.2	1.9	4.0	1.8	4.9	1.9	5.1	1.9	4.7	1.7
Central government balance	(7.5)	(4.4)	(1.0)	(0.5)	3.2	1.3	1.5	0.6	(1.7)	(0.6)
Structural balance(4)	(5.3)	(3.1)	(4.6)	(2.1)	(2.5)	(1.0)	(0.8)	(0.3)	(1.4)	(0.5)
Non-financial public institutions balance	2.8	1.6	4.6	2.1	6.2	2.5	4.5	1.7	N.A.	N.A.
Consolidated non-financial public sector surplus (deficit)	(4.7)	(2.7)	3.7	1.7	9.3	3.7	6.0	2.3	N.A.	N.A.

(1)
Taxes collected net of refunds.

(2)
Excludes transfers from Codelco under Law No. 13,196. This law (Ley Reservada del Cobre), which is not publicly disclosed, allocates 10% of Codelco's income for defense spending and these funds are therefore excluded from the central government's current revenues. Defense spending is considered an extrabudgetary expense in accordance with IMF accounting guidelines.

(3)
Includes capital gains for the sale of companies in which the central government held a stake, such as Edelnor (renamed E-CL), which was sold by Codelco in 2010.

(4)
Reflects the amount that revenues and fiscal spending would have reached if GDP growth were at its trend level and the price of copper were at the medium-term price; therefore, it excludes the effects of cyclical economic activity fluctuations and the price of copper.

Source: Chilean Budget Office

        Public sector revenues increased to Ps.28,835 billion (equivalent to US$58.3 billion) in 2013 from Ps.28,736 billion (equivalent to US$59.0 billion) in 2012. This was largely due to a combination of an increase in net taxes, set off by a decrease in copper revenues. Net taxes stood at Ps.22,953 billion (equivalent to US$46.4 billion) for 2013 compared to Ps.22,770 billion (equivalent to US$46.8 billion) for 2012, which represented an increase of 0.8% (measured in pesos) as compared to 2012. The increase in net taxes was caused by 4.1% growth in GDP. Copper revenues decreased to Ps.1,413 billion (equivalent to US$2.9 billion) from Ps.1,999 billion (equivalent to US$4.1 billion), which represented a decrease of 29.3% as compared to 2012. This decline is attributable a decrease in the annual average of price for copper, which was US$3.3 per pound in 2013 as compared to US$3.6 per pound in 2012.

        The following table sets forth a summary of public sector accounts in the first half of 2014 and the same period in 2013 (calculated on an accrual basis and as a percentage of GDP for the periods indicated):

Public Sector Finances
(In billions of US$ and % of total GDP)

	Six months ended June 30, 2013		Six months ended June 30, 2014
	(US$)	(%)	(US$)	(%)
Current Revenues and Expenditures
Revenues	30.0	21.4	26.9	20.6
Net taxes(1)	24.9	17.8	22.2	17.0
Copper revenues(2)	0.9	0.6	0.8	0.6
Social Security contributions	2.0	1.4	1.9	1.5
Donations	0.1	0.0	0.0	0.0
Real property incomes	0.5	0.4	0.5	0.4
Operational revenues	0.7	0.5	0.7	0.5
Other revenues	0.9	0.6	0.8	0.6
Expenditures	23.8	16.9	22.6	17.4
Wages and salaries	6.0	4.3	5.7	4.4
Goods and services	2.2	1.6	2.3	1.8
Interest on public debt	0.8	0.6	0.8	0.6
Transfer payments	9.1	6.5	8.5	6.5
Transfers to social security	5.6	4.0	5.3	4.1
Others	0.0	0.0	0.0	0.0
Capital Revenues and Expenditures
Revenues
Asset sales	0.0	0.0	0.0	0.0
Expenditures
Investment	2.3	1.6	2.0	1.5
Capital transfers	2.1	1.5	2.0	1.5
Central government balance	1.9	1.3	0.3	0.2

(1)
Taxes collected net of refunds.

(2)
Excludes transfers from Codelco under Law No. 13,196.

Source: Chilean Budget Office.

2014 Budget

        On December 18, 2013, the 2014 budget law (Law No. 20,713) for the government and public sector agencies was published in the Official Gazette. The US$61.8 billion budget represented a 3.9% increase in total expenditures compared to actual expenditures in 2013. As compared to the 2013 budget law, this included a 4.2% increase in transfer expenditures, which include subsidies, donations and social security, aimed at consolidating the social safety net provided by the government.

        The increase in expenses in the 2014 budget law compared to those in the 2013 budget law is due to an increase of 4.6% in current expenditures partially set off by a decrease of 6.2% in capital spending, the latter mainly due to the continued removal of post-earthquake reconstruction stimulus funds.

        The following table sets forth effective central government expenditures for 2013 and estimated expenditures in the 2013 budget:

Central Government(1)
(in billions of pesos, except percentages)

	Budget Law 2013	Percentage Growth(2)	Actual Expenditures 2013	Percentage Growth(2)	Budget Law 2014	Percentage Growth(3)
Current Expenditures	25,834	7.7	25,487	6.2	26,892	5.5
Capital Expenditures	5,550	2.6	5,536	2.3	5,349	(3.4)
Total Expenditures	31,384	6.7	31,022	5.5	32,241	3.9
Transfers, Good and Services Expenditures	19,370	11.0	18,573	6.4	20,091	8.2

(1)
Calculated using constant pesos of 2014.

(2)
The 2013 Budget Law and actual expenditures 2013 compared with actual expenditures of 2012.

(3)
The 2014 Budget Law compared with actual expenditures of 2013.

Source: Chilean Budget Office.

        In October 2014, the Ministry of Finance adjusted its estimate of GDP growth in 2014 from 4.9% to 2.1%, as a result of the impact of external economic issues on the Chilean economy, such as lower copper prices, which was caused by an oversupply of copper and the residual effects of United States monetary policies on the international markets. In addition, internal factors including higher energy costs, the appreciation of the peso and a decrease in labor productivity, have also contributed to reducing the pace of economic growth.

        Pursuant to the Structural Balance Policy Rule, budgeted expenditures must be tied to long-term revenues known as structural fiscal revenues. See "—Fiscal Policy Framework—Structural Balance Policy Rule." Structural fiscal revenues are determined by reference to projected economic activity, which is based on capital and labor conditions and an estimated copper price determined by independent economic experts. Expected government revenues are projected by the Chilean Budget Office and included in the government's annual budget presented to Congress. See "—Budget Law and Political Initiative."

        The following table sets forth the assumptions used to calculate structural fiscal revenues for the purpose of preparing the 2014 budget, submitted to Congress in September 2013:

2014 Budget Assumptions for Structural Balance

2014 Budget Assumptions
Trend Real GDP growth (Average % change for the next 5 years)	4.8
Long-term Copper price (US$ cents per pound) (2014 - 2023)	304.00
Long-term Molybdenum (US$ per pound) (2014 - 2023)	18.54

        The following table sets forth 2014 budget assumptions for the effective balance, submitted to Congress in September 2013 and their revisions made in September 2014:

2014 Budget Assumptions for Effective Balance

	Initial 2014 Budget Assumptions(1)	Revised 2014 Budget Assumptions(2)
Real GDP growth (% change compared to 2013)	4.9	2.1
Real domestic demand growth (% change compared to 2013)	5.4	(0.1)
CPI (% change December 2014 compared to December 2013)	3.0	4.4
Annual average nominal exchange rate (Ps./US$)	522.0	565.0
Copper price (US$ cents per pound)	325.0	315.0
Molybdenum price (US$ per pound)	10.5	12.5

(1)
As of September 2013.

(2)
As of September 2014.

Source: Chilean Budget Office.

        Based on the initial macroeconomic assumptions, the estimated revenue levels of the central government for 2014 are expected to increase by 4.1% compared to actual 2013. This increase is mainly due to the estimated 7.6% increase of expected tax revenue from non-mining companies, which is partially offset by the expected decrease in revenues coming from Codelco (transfers and taxes) and from private mining companies estimated to be 10.4% and 22.8% less than 2013, respectively.

        The new assumptions forecast a 2.5% decrease in government revenue over the initial 2014 budget law assumptions. Public spending is expected to increase by 1.9% compared to the initial 2014 budget assumptions.

        Taking into consideration this updated forecast, an estimated fiscal deficit of US$4.8 billion, or 1.8% of GDP, is expected for 2014, before cyclical adjustments, which differs from the estimated fiscal deficit of 0.9% of GDP contained in the initial 2014 budget. After cyclical adjustments, a structural fiscal deficit of 0.9% of GDP is estimated for 2014 instead of the structural fiscal deficit of 1.0% of GDP listed in the initial 2014 budget.

2015 Budget Bill

        On September 30, 2014, the central government submitted to Congress the 2015 budget bill for the government and public sector agencies. This bill contemplates a US$62.2 billion budget which would represent a 9.8% increase in total expenditures from the 2014 approved budget. As compared to 2014, this includes a 6.0% increase in transfers expenditure, which include subsidies, donations and social security in furtherance of, the social safety net provided by the government. As a result, social expenditures would account for 68.6% of total expenditures in 2015.

        The increase in budget expenses for 2015 compared to those in budget law 2014 reflects an increase of 6.4% in current expenditures and 26.9% in capital spending.

        The following table sets forth central government budgeted expenditures for 2014 and 2015:

Central Government(1)
(in billions of pesos, except percentages)

	Budget Law 2014(2)	Percentage Growth(3)	Budget Bill 2015	Percentage Growth(4)
Current Expenditures	27,645	5.5	29,412	6.4
Capital Expenditures	5,499	(3.4)	6,979	26.9
Total Expenditures	33,143	3.9	36,391	9.8
Transfers, Good and Services Expenditures	20,653	8.2	21,884	6.0

(1)
Calculated using constant pesos of 2015.

(2)
Budget Law 2014.

(3)
Budget Law 2014 compared with actual expenditures of 2013.

(4)
Budget Law 2015 compared with revised budget law expenditures of 2014.

Source: Chilean Budget Office.

        The following table sets forth the assumptions used to calculate the structural fiscal revenues for the purpose of preparing the 2015 budget, submitted to Congress in September 2014:

2015 Budget Assumptions for Structural Balance

2015 Budget Assumptions
Trend Real GDP growth (Average % change for the next 5 years)	4.3
Long-term Copper price (US$ cents per pound) (2015 - 2024)	307.0
Long-term Molybdenum (US$ per pound) (2015 - 2024)	16.1

        The following table sets forth 2015 budget assumptions for the effective balance, submitted to Congress in September 2014:

2015 Budget Assumptions for Effective Balance

2015 Budget Assumptions
Real GDP growth (% change compared to 2014)	3.6
Real domestic demand growth (% change compared to 2014)	3.9
CPI (% change December 2015 compared to December 2014)	2.8
Annual average nominal exchange rate (Ps./US$)	585.0
Copper price (US$ cents per pound)	312.0
Molybdenum price (US$ per pound)	13.0

Source: Chilean Budget Office.

        Based on the macroeconomic assumptions, estimated revenues of the central government for 2015 are approximately US$57.0 billion, representing an increase of 5.0% compared to the revenues set forth in the 2014 budget law. This increase reflects greater expected tax revenue from private mining companies and others (non-mining) estimated to be 35.0% and 6.2% higher than in 2014, respectively, which are partially offset by the expected decrease in revenues originating with Codelco (transfers and taxes) which are estimated to be 29.6% lower than in 2014.

        As a result, the Government has budgeted a fiscal deficit of US$5.2 billion, or 1.9% of GDP, for 2015, before cyclical adjustments. After cyclical adjustments, the 2015 budget contemplates a structural fiscal deficit of 1.1% of GDP .

Government Revenue

  Taxation

        Government expenditures are financed principally through the collection of value-added taxes, excise taxes, income taxes, tariffs and other minor taxes, as well as operational revenues, social security revenues and transfers from state-owned companies. In 2013, tax revenues represented 16.7% of GDP.

        Chile's tax structure includes indirect and direct taxes.

        Indirect taxes represent the largest source of tax revenue and include value-added tax (VAT), specific consumption taxes and customs duties.

        VAT is levied at the single rate of 19.0% on the sales of goods and services, as well as on imports. There are limited exemptions, principally in the area of exports of goods and services and the performance of professional and independent personal services. VAT charged on goods sold and services rendered represents for the taxpayer a fiscal debit that must be declared and paid on a monthly basis, after deducting the fiscal credit represented by VAT borne on purchases, imports or services received for the same tax period or the accumulated unused balance from prior periods.

        Specific consumption taxes include taxes for fuel, tobacco and beverages. In 2010, the government raised the tobacco tax to approximately Ps.2.60 per cigarette, or 62.3% of the sale price per package, to help finance earthquake reconstruction efforts. In the recent 2014 tax reform, corrective taxes were raised, in the case of tobacco, or introduced, in the case of certain beverages. These changes are reflected in the tables below:

Corrective Taxes Introduced by the 2014 Tax Reform

Beverages
(%)

2014 Specific Tax Rate
Non-alcoholic beverages	10.0
Non-alcoholic beverages containing added sugar	18.0
Alcoholic beverages, wine and beer	20.5
Other alcoholic beverages, including distilled liquor	31.0

Tobacco
(%)

	2013	2014
Ad valorem tax rate	60.50	30.0
Per unit (UTM)(1)	0.000128803	0.0010304240

(1)
Unidad Tributaria Mensual (monthly inflation-linked unit). As of June 30, 2014, the UTM equaled Ps.42,052. Ad valorem tax rate

        Customs duties consist of an ad valorem tax on imports. The rate is 6.0%, although the effective import tariff was 1.02% in 2011 because of the volume of imports that benefit from the free trade agreements signed by Chile.

        Direct taxes include the corporate income tax and personal income tax. Under the 2014 tax reform, corporate income is annually taxed at a rate of 25.0% or 27.0%, depending on the regime companies adopt. This regime was designed to avoid tax evasion by either taking into account accrued earnings for purposes of calculating tax payments, or assessing a higher tax rate if accrued earnings cannot be readily calculated. Under the attribution regime, which levies a 25.0% tax rate on company income for each tax year, income taxes are immediately allocated to the company's shareholders ("Regime A"). Under the partially integrated regime, tax is levied at a 27.0% rate on company income ("Regime B"). A shareholder of a company operating under Regime B may claim a personal income tax credit of up to 65.0% of the taxes paid by the company attributable to that shareholder, unless the shareholder is resident in a country with which Chile has entered into a tax treaty, in which case the shareholder may claim a tax credit of up to 100.0% of the taxes paid by the company attributable to that shareholder.

        The increase of the corporate tax will be phased in from 2014 to 2018:

Attribution Regime
(%)

	2014	2015	2016	2017	2018
Corporate income tax	21	22.5	24	25	25

Partially Integrated Regime
(%)

	2014	2015	2016	2017	2018
Corporate income tax	21	22.5	24	25.5	27

        Domiciled individuals are subject to a personal progressive tax on gross income at a maximum rate of 40.0%. Though the progressive tax on wages and salaries is different from the progressive personal tax on other source income, the effective tax burden is similar regardless of the source of income. Non-domiciled and non-resident individuals and entities are subject to the so-called additional tax, a withholding tax that applies to Chilean income and to certain specific payments defined in the law. This tax is assessed at a general rate of 35.0%. However, certain payments are subject to lower rates or are exempt from withholding taxation. The local taxpayer who pays these amounts is usually liable for withholding and paying the tax to the Chilean Treasury in order to ensure tax collection..

        Generally, interest income paid to individuals or legal entities not domiciled in Chile is subject to withholding tax at a rate of 35.0%. There is, however, a reduced rate of 4.0% applicable to interest paid to foreign banks and financial institutions, among others. The 2014 tax reform raised the maximum stamp tax rate from 0.4% to 0.8%.

        The following table sets forth the composition of the central government's tax revenues for the periods indicated:

	2009	2010	2011	2012	2013	Six months ended June, 2014
Value-added tax	52.8	47.8	45.2	45.9	48.7	48.4
Income tax	34.0	40.2	42.6	41.8	39.5	36.9
Other taxes on goods and services	9.3	8.9	8.3	8.3	8.7	9.2
Foreign trade tax(1)	1.2	1.5	1.4	1.4	1.3	1.4
Other taxes	2.7	1.6	2.5	2.7	1.8	4.1

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
Customs duties.

Source: Chilean Budget Office.

  Recent Tax Reforms

        In 2012, the government submitted to Congress a series of revisions to the tax regime designed to increase the government's tax revenue with the intention that those additional revenues would be directed to the enhancement of education programs at all levels while permitting the government to achieve a structural deficit of 1.0% of GDP by 2014. In April 2012, the government announced a tax reform package, which was amended and subsequently approved by Congress in September 2012. The tax reform package made a number of changes, including

  •
  an increase to corporate income tax rates from 17.0% to 20.0%;

  •
  a reduction of individual income tax rates for individuals having a monthly income between Ps.535,000 (approximately US$1,085.56) and Ps.2,779,999 (approximately US$5,638.86); and

  •
  a decrease of the stamp tax applied to credit transactions and an annual tax credit of up to Ps.100,000 (approximately US$202.9) on education expenses per child for families with a monthly income of up to UF 66 (approximately US$3,021.17).

        The tax reforms adopted in 2012 were expected to generate approximately US$1 billion in additional tax revenue for the government each year, which would be applied to fund the education reform. See "The Economy—Poverty, Income Distribution and Social Reforms—Educational Reforms."

        In April 2014, to fund the Bachelet administration's education reform and collect additional funds in order to achieve a structural balance of 0.0% of GDP, the Bachelet administration announced that it would submit to Congress a series of changes to the tax regime aimed primarily at increasing corporate income tax contributions to government revenues with a view to raising tax revenues by 3.0% of GDP by 2017. After certain amendments to the tax reform package as initially proposed, Congress approved it in September 2014. The reforms will become fully effective by 2018.

        The 2014 tax reform included the following changes:

  •
  Increase of the corporate income tax rate: The corporate tax burden for Chilean companies increases after a gradual phase-in between 2014 and 2018 from the current 20.0% rate to 25.0% or 27.0%, depending on the regime adopted by the corporate taxpayer.

    —
    Under the attribution regime, corporate income tax will be levied at a 25.0% rate on a company's annual taxable income. If a company selects the attribution regime, their profits will be deemed to be allocated to their shareholders, regardless of whether they are distributed, and are considered taxable income for those shareholders.

    —
    Under the partially integrated regime, corporate income tax will be levied at a 27.0% rate on a company's annual taxable income. If a company selects the partially integrated regime, dividends and profit distributions to the shareholders will be taxed in addition to the 27.0% corporate-level income tax using the Republic of Chile's global complementary tax (personal tax on total income) or by withholding taxes directly from those distributions. Individuals will receive a credit for 65.0% of the taxes paid by the company attributable to that shareholder, unless the shareholder is resident in a country with which Chile has entered into a tax treaty, in which case the shareholder may claim a tax credit of up to 100.0% of the taxes paid by the company attributable to that shareholder. The tax credit is expected to ensure the progressive nature of the tax system.

  •
  Reduction in the personal income tax rate from 40.0% to 35.0%;

  •
  Simplified regime for partners of small- and medium-sized partnerships or stock companies, in each case constituted only by individuals and individual entrepreneurs, granting them the option to be taxed under the global complementary tax (personal tax on total income), rather than the corporate income tax regime;

  •
  Introduction of a general anti-avoidance and anti-fraud rule, intended to allow taxpayers to choose between legal, legitimate alternatives as long as the taxpayer's purpose is not the avoidance of taxes;

  •
  Introduction of a fixed-source emissions tax applying to establishments with an installed power capacity of at least 50 MW. Establishments that use biomass as fuel will be excluded from this tax;

  •
  Abolishing the Fondo de Utilidades Tributarias (FUT) tax credit by 2017, which companies currently use to defer tax payments on profits retained for future investments; and

  •
  Individual entrepreneurs and companies constituted only by individuals will be entitled to access a special deemed income tax regime. Prior to the 2014 reform, partnerships could access a similar regime if their annual sales were equal to or less than UF 2,400 (US$96,405 as of September 30, 2014). The reform raised the maximum annual sales to:

  —
  UF 5,000 (US$200,844 as of September 30, 2014) for businesses operating in the transport sector;

  —
  UF 9,000 (US$361,520 as of September 30, 2014) for businesses operating in the agriculture sector; and

  —
  UF 17,000 (US$682,871 as of September 30, 2014) for businesses operating in the mining sector,

    in each case including annual sales attributable to affiliated parties.

    In addition, the initial capital amount for taxpayers joining the regime will be increased from the current UF 3,000 (US$120,506 as of September 30, 2014) to twice the annual sales limit of the corresponding sector.

  Tax Measures for Foreign Investors

        Foreign shareholders are generally subject to capital gains tax at a rate of 20.0%% or 35.0%, depending on certain requirements. The 2014 tax reform will eliminate the two different tax rates, subjecting all general foreign shareholders to a rate of 35%. Capital gains earned by certain foreign institutional investors in corporate bonds issued before May 1, 2014, are exempt from taxes. Generally, interest income paid to individuals or legal entities not domiciled in Chile is subject to withholding tax at a rate of 35.0% (or 4.0% in certain cases).

        Chile applies transfer pricing rules in transactions between related parties. In this regard, the Income Tax Law provides for the application of the following methods: cost plus method, resale minus method, and reasonable profitability method (or comparable uncontrolled price method). Provided no domestic comparable securities exist, the Chilean tax administration may challenge transfer prices on the basis of information available in the international market regarding the value of the same type of goods or services.

        The Chilean government has entered into, and is currently negotiating with other countries, international agreements to avoid double taxation and to prevent tax evasion. Most of these agreements are or are expected to be based on the OECD model agreement. The following table shows the status of these agreements as of the date of this prospectus:

Status of the Agreement
In force	Australia, Belgium, Brazil, Canada, Colombia, Croatia, Denmark, Ecuador, France, Ireland, Malaysia, Mexico, Norway, New Zealand, Paraguay, Peru, Poland, Portugal, Russia, Spain, Sweden, Switzerland, South Korea, Thailand and United Kingdom.
Signed	Austria, United States and South Africa.
In negotiation	China, Czech Republic, Finland, Germany, Netherlands and Hungary.

        The Treaty with the United States is currently pending Chilean congressional approval. In June 2012, Argentina delivered a notice of termination of its double taxation treaty with Chile.

Government Expenditures

        In recent years, central government expenditures have consisted primarily of wages, salaries and transfers to the social security system, with capital expenditures and interest on public debt accounting for most of the balance. Between 2009 and 2013, public expenditures grew in real terms at an average annual rate of 7.0% per year.

        The largest category of the government's expenditure has generally been social programs, particularly social security, health and education. In 2013, social programs accounted for 67.9% of total government expenditures. During the period from 2009 to 2013, social expenditures grew in real terms at an average annual rate of 7.4%.

        Interest payments on public debt amounted to 2.7% of expenditures in 2013, representing 0.6% of GDP.

        The following table provides a summary of government expenditures by category for the dates indicated:

Central Government Expenditures
(in billions of constant 2013 Pesos)

	2009	2010	2011	2012	2013
National administration(1)	4,590	5,267	5,383	5,602	5,708
Social programs
Health	4,034	4,259	4,483	4,853	5,225
Housing	397	415	401	455	397
Social security	7,468	7,939	8,106	8,307	8,326
Education	4,509	4,807	4,925	5,353	5,850
Other social programs	278	318	329	365	363
Total	16,685	17,737	18,244	19,333	20,162
Economic programs(2)	3,547	3,445	3,636	3,608	3,835
Total central government expenditures	24,822	26,448	27,263	28,544	29,704
Interest payments on public debt	523	582	708	778	800

(1)
Includes government, defense, justice and security functions.

(2)
Includes promotion and regulation of economic activities as well as the support of infrastructure projects.

Source: Chilean Budget Office.

Public Contingent Liabilities

        Public contingent liabilities may materialize depending on the course of events and from a variety of sources, as described below (only direct fiscal sources are included):

  •
  Litigation:  As explained below, the central government and other state-owned agencies face private lawsuits. If the courts rule against the government or if a settlement is agreed, payments are required. The government paid approximately Ps.4,956 billion (approximately US$8.2 million as of September 30, 2014) in connection with final court rulings issued in the first half of 2013.

  •
  Infrastructure Concessions Program Guarantees:  Certain contracts between the government and a concessionaire guarantee minimum revenues to the private operator. If the effective revenues are less than this minimum, the government is required contractually to cover the shortfall. The government paid approximately Ps.15.1 billion (approximately US$25.1 million as of September 30, 2014) on account of program guarantees in 2013.

  •
  Bank Time Deposit Guarantees:  Time deposits have a 90.0% government guarantee in the case of bank default, up to UF 108 (approximately US$4,338 as of September 30, 2014) per individual for the system as a whole. There have been no bank defaults in Chile since the deposit guarantee program was put in place. The maximum estimated fiscal exposure for 2014 under the government guarantee, assuming all banks default, represents approximately 1.3% of GDP.

  •
  Pension Guarantees:  The Chilean social security pension system provides a minimum pension guarantee to retirees that have made contributions for at least 20 years, but have not saved enough money to reach the minimum pension amount. The shortfall is covered by the government. In July 2008 new pension reforms came into force that gradually raise the established minimum guaranteed by the state by establishing minimum pensions for the elderly and the handicapped even if they have not contributed or did so for less than 20 years. For 2014, the estimated government payments under the pension system represented 0.8% of GDP and are expected to gradually increase to 1.0% of GDP beginning in 2025. To guarantee the sustainable financing of the new pension system, in 2006, the government created a sovereign wealth fund named the Pension Reserve Fund.

  •
  Pension Reform Bonds:  The aggregate principal amount outstanding under the pension reform bonds (Bonos de Reconocimiento) reached their peak value of 21.2% of GDP in 1997 and have decreased to 2.9% of GDP as of December 31, 2013, and are expected to progressively decrease until they represent less than 1.0% of GDP by 2020.

  •
  Debt Guarantees:  As of June 30, 2014, the total value of financial guarantees issued by the government equaled 1.3% of GDP. Of these guarantees, 32.5% guarantee debt incurred by Metro, 53.9% guarantee the debt of EFE and 11.6% guarantee debt related to the financing of higher education (authorized by Law No. 20,207).

  •
  University Loan Guarantees:  Since 2006, the Chilean government has undertaken to reimburse financial institutions for amounts advanced to university students that are not repaid after those students finish or otherwise terminate their studies. The Chilean Treasury is authorized to withhold amounts due from salaries or tax reimbursements of the original student debtors to recover amounts paid to universities. As of December 31, 2013, the government's maximum exposure under the program was estimated to be 0.8% of GDP. In recent years, however, few, if any, banks have called upon this guarantee.

  •
  CORFO Investment Fund:  Since 1985, the CORFO has been implementing different mechanisms to guarantee liabilities financing productive activities. With that purpose, the 2003 budget law and Decree No. 793 of the Ministry of Finance created an investment fund (Fondo de Cobertura de Riesgos) and allowed CORFO to contract indirect liabilities up to eight times its capital. The total amount of the guaranteed liabilities as of August 30, 2014 totaled approximately Ps.1,505.65 billion (approximately US$2.5 billion as of September 30, 2014). CORFO's liabilities are not expressly guaranteed by the government.

  •
  Small Enterprise Guarantees Fund (FOGAPE):  The FOGAPE is a fund designated to guarantee financing granted by public or private financial institutions to small companies. Its potential market segment includes small companies meeting one of the following requirements: a) companies with maximum annual sales of UF 25,000 (approximately US$1.0 million as of September 30, 2014); b) exporting companies with annual average sales in the two immediately preceding calendar years of no more than US$16.7 million; or c) nonprofit legal entities and "sociedades de personas" (partnerships where the specific qualities of the partners the reason for their business formation, such as limited liability companies) for irrigation and other infrastructure projects. However, in addition to the requirements above, Law No. 20,318 allowed, for a 24-month period beginning January 2009, the use of the fund for companies with sales between UF 25,000 and UF 500,000 (approximately from US$1.1 million to US$20.1 million as of September 30, 2014). In the first six months of 2014, guarantees granted by FOGAPE were not of a material amount.

        As of December 31, 2013, the government's total contingent liabilities were equal to 3.7% of GDP.

Government Litigation

        Chile and many of its governmental agencies are currently, and may in the future be, subject to lawsuits before various courts. Although Chile is actively defending current disputes through the Council for the Defense of the State (Consejo de Defensa del Estado, or CDE), other specialized agencies and/or private domestic and international law firms, no assurances can be given regarding their outcome.

        Domestically, Chile is a defendant in lawsuits before local courts seeking redress for damages allegedly caused by the actions of public institutions or civil servants. Legal defense for these cases is mainly undertaken by the Council for the Defense of the State. As of June 30, 2013, there were approximately 25,000 active cases throughout the country, with aggregate claims for Ps.5,700,000 million (approximately US$9.5 billion as of September 30, 2014), involving expropriation, criminal, civil, tax and other matters.

        Claims against Chile regarding infrastructure concessions are resolved by a special arbitral system. As of November 30, 2013, disputes pending before the arbitral system involved claims representing approximately 0.2% of GDP. The Chilean government has made payments on approximately 43.0% of all claims brought against it since the system began operating. See "The Economy—Privatization and Infrastructure—Public Works—Infrastructure Concessions."

Government-owned Enterprises

        The following table sets forth the government's share ownership for the principal state-owned enterprises as of June 30, 2014 and net operating revenue and net income (loss) for the year ended December 31, 2013:

	Percentage of State Ownership as of June 30, 2014	Total Assets Value at June 30, 2014 (in millions of US$)	Total Assets as a Percentage of GDP at June 30, 2014	Net Operating Revenue for the Year Ended December 31, 2013 (in millions of US$)	Net Income (Loss) for the Year Ended December 31, 2013 (in millions of US$)
Main Public Sector Enterprises:
Banco Estado (financial)	100.0	43,868.7	17.0	1,933.7	210.5
Codelco (copper)	100.0	34,484.2	13.4	14,956.3	1,114.6
ENAP (oil and gas)	100.0	5,779.7	2.2	11,210.7	134.0
Enami (mining)	100.0	1,046.8	0.4	1,611.8	(67.8)
EFE (railway)	100.0	2,138.3	0.8	116.4	(66.3)
Metro S.A. (Santiago's subway)	100.0	6,206.9	2.4	477.7	(139.2)

Source: Chilean Budget Office.

  Banco Estado

        Banco Estado is an autonomous commercial bank, wholly owned by the state, subject to the same laws and regulations as Chilean private-sector banks and supervised by the SBIF. It is one of the largest Chilean financial institutions. As of December 31, 2013, Banco Estado had 360 branches and over 7.7 million savings accounts. It offers comprehensive financial services throughout the country, with an extensive network of electronic distribution channels and branches extending to rural areas as well. It also contributes to the development of the local economy, playing a significant role in permitting credit access for small- and medium-sized enterprises and in savings for small investors.

        Up to 100.0% of Banco Estado's annual net earnings may be transferred to the General Treasury of the Republic (Tesorería General de la República, or the Chilean Treasury) and, since 2003, the government has authorized the capitalization of part of its retained profits. In 2009, in an effort to mitigate the effects of the international financial crisis, the Chilean government made capital contributions to Banco Estado totaling the equivalent of US$500 million to finance Banco Estado's expanded lending operations in a way that allowed it to maintain its required effective net equity and basic capital ratios.

        In 2011, 2012 and 2013, Banco Estado reported profits of US$206.2 million, US$220.2 million and US$227.4 million, respectively. Banco Estado was authorized to retain 80.0% of its 2011 profit, but was not permitted to maintain its profits for 2012 and 2013.

        Banco Estado accesses the international capital markets from time to time, to issue bonds.

  Codelco

        Codelco is a wholly state-owned mining enterprise. Codelco's mission is to maximize the value of its mineral resources for the benefit of its shareholder, the Republic of Chile, by fully developing its vast mining resources on a timely basis, leveraging its experienced workforce, utilizing its advanced technological assets in key areas and executing strategic initiatives related to its (1) capital expenditure program, (2) improvement in operations, (3) exploration efforts, (4) investment in human capital and (5) mining association with third parties. During 2013, Codelco transferred US$776 million on account of distributions to the government as equity holder. As part of its strategy to increase production and revenues, Codelco has undertaken several projects, business ventures and associations with certain private sector mining and non-mining enterprises.

        Under Chilean Law, Codelco's net earnings are subject to an additional tax of 40.0% in addition to ordinary corporate income tax. Codelco is also subject to an additional mining tax that is based on its operating income each year. Income tax payments and other taxes paid by Codelco to the Chilean Treasury for the fiscal years ended December 31, 2009, 2010, 2011, 2012 and 2013 were US$1.2 billion, US$2.5 billion, US$3.9 billion, US$1.8 billion and US$0.9 billion, respectively.

        In addition, the Reserved Copper Act (Ley Reservada del Cobre) sets forth the government's obligation to contribute to defense spending (e.g., renewal of war material and equipment), an amount equal to 10.0% of the total gross income procured by Codelco from the export sales of copper and its byproducts. Such funds are directly transferred by Codelco to the Chilean Treasury and then segregated in a special extra-budgetary Treasury account. This requirement increases by 10.0% of Codelco's copper sales its distributions to the government and other instrumentalities. Transfers under the Reserved Copper Act totaled US$912 million (0.5% of GDP), US$1.3 billion (0.5% of GDP), US$1.6 billion (0.7% of GDP), US$1.3 billion (0.5% of GDP) and US$1.2 billion (0.5% of GDP), in 2009, 2010, 2011, 2012 and 2013, respectively. There is a bill under discussion in Congress that, if passed, would create a new model for financing the armed forces and would eliminate the contributions set forth in the Reserved Copper Act.

        In November 2009, during Chile's OECD admission process, legislation was enacted reforming the corporate governance of Codelco, enhancing the company's transparency and independence by removing government ministers from the board and giving the board the power to appoint the executive president (CEO). Since the November 2009 reforms, four of the board members are nominated by the National Civil Service Authority (Dirección Nacional del Servicio Civil), one is a representative of the company's workers and three are appointed directly by the president.

        On July 11, 2011, a one-day strike was called by the Federation of Copper Workers (FTC), which resulted in an approximately 5,000 metric ton decrease in production. Codelco and the FTC subsequently signed a framework agreement to regulate relations within Codelco between management and workers and to foster a dialogue concerning the competiveness of Codelco.

        In June 2014, the Ministries of Mining and Finance approved the capitalization of US$200 million of distributable income. The government has obtained approval to contribute an additional US$4 billion to finance Codelco's capital expenditure plan. Codelco is the largest company in Chile in terms of sales and, as of December 31, 2013, had 19,242 employees and 47,737 subcontracted workers. Codelco has experienced very few disruptions or work stoppages.

        Codelco's gross profit in 2013 was US$4.2 billion and US$5.3 billion in 2012.

        Codelco accesses the international debt capital markets from time to time, to finance its operations.

  ENAP

        ENAP is a holding enterprise wholly owned by the government and dedicated to the exploration, development and production of crude oil wells, both in Chile and abroad. ENAP also engages in the refining of crude oil to be sold to private distributors. ENAP was incorporated in 1950 and after a long development process, it diversified its corporate activities and objectives from the production of crude oil wells in Chile to the refining and export of oil products, and the exploration and development of oil wells in several countries around the world. In May 2010, the government transferred responsibility for ENAP from the Ministry of Mining to the Ministry of Energy, with the Minister of Energy now serving as chairman of ENAP's board of directors.

        In 2009, ENAP returned to profitability, reporting profits of US$242 million due largely to higher oil prices. After applying the 40.0% special income tax for state-owned-enterprises, final earnings amounted to US$200 million. This represented a turnaround of the losses reported in 2008 of US$958 million, which were mainly caused by the sharp fall in oil prices between August and December 2008, excess purchases and inventories, the lack of Argentine natural gas for the operation of the ENAP refineries, the higher costs of electricity, and significant fluctuations in the exchange rate. Total income tax payments and profit distribution by ENAP to the Chilean Treasury for 2009 was US$7.2 million.

        In 2010, ENAP's total sales amounted 13.5 million cubic meters of crude oil and its by-products, of which 12.8 million cubic meters correspond to the local market, supplying 72.3% of the total national fuel demand. Approximately 0.47 million cubic meters of crude oil and by-products were exported to the United States, Peru and other regional countries. In 2010, ENAP recorded net operating revenues of US$8.18 billion, a net profit of US$70.1 million and EBITDA of US$402 million. Income tax payments and profit distribution by ENAP to the Chilean Treasury for the fiscal year ended December 31, 2010 was US$4.7 million.

        In 2011, ENAP's total sales amounted 12.5 million cubic meters of crude oil and its by-products, of which 12.02 million cubic meters corresponded to the local market, supplying 65.5% of the total national fuel demand. Approximately 0.48 million cubic meters of crude oil and by-products were exported to the United States, Peru and other regional countries. In 2011, ENAP recorded net operating revenues of US$10.8 billion, net losses of US$66.9 million and EBITDA of US$372.4 million.

        In 2012, ENAP's total sales amounted 13.5 million cubic meters of crude oil and its by-products, of which 11.8 million cubic meters corresponded to the local market, supplying 64.3% of the total national fuel demand. Approximately 0.8 million cubic meters of crude oil and by-products were exported to the United States, Peru and other regional countries. As of December 31, 2012, ENAP recorded net operating revenues of US$11.6 billion, net losses of US$319 million and EBITDA of US$57.0 million.

        In 2013, ENAP's total sales amounted 12.9 million cubic meters of crude oil and its by-products, of which 11.67 million cubic meters correspond to the local market, supplying 63.3% of the total national fuel demand. Approximately 0.99 million cubic meters of crude oil and by-products were exported to the United States, Peru and other regional countries. As of December 31, 2013, ENAP recorded net operating revenues of US$11.2 billion, net profit of US$134.0 million and EBITDA of US$678 million.

        ENAP accesses local and international capital markets from time to time mainly to issue bonds and to incur bank debt.

  Enami

        Enami is a wholly government-owned enterprise devoted to the development of small and medium-scale mining companies by facilitating their access to the precious metals market under competitive conditions. To meet these goals, Enami conducts the following operations:

  •
  Mining Development.  This operation involves mining-venture financing, technical assistance for the preparation and evaluation of projects, allocation of credit resources for the implementation of feasible projects, and access to the market by means of authorized ore purchases;

  •
  Ore Processing.  Enami transforms sulfide and oxide ores with low copper grades into smelting products, concentrates and precipitates. Beginning in 2003, Enami has produced cathodes electrowining (EW) from oxidized ore processing; and

  •
  Smelters and Refinery.  This operation involves Enami's main assets ensuring the processing of the production of small- and medium-sized mining firms, under the same terms as those offered to large-scale producers in Chile. In 2005, the Ventanas foundry and smelting facility was transferred to Codelco. Enami used the proceeds of this sale to pay down its debts and begin to transfer profits to the Chilean Treasury.

        In 2012, Enami reported gross profits of US$29.0 million. For 2013, Enami reported losses for US$79.4 million.

  EFE

        EFE is a wholly government-owned enterprise dedicated to the development and management of railway infrastructure. EFE's business is divided into three segments: passenger, cargo transportation services and real estate management. EFE's passenger business is conducted through three affiliated operating companies: Metro Regional de Valparaíso S.A.(MERVAL), Trenes Metropolitanos S.A. (TMSA), and Ferrocarriles Suburbanos de Concepción S.A. (FESUB).

        Chile currently has a rail network of approximately 2,140 kilometers that extends from Regions V to X. EFE is responsible for ongoing maintenance of, and improvements to the tracks, the signaling, electrification and communication systems, control centers and the stations.

        In 2013, EFE had revenues of US$81.0 million, consisting of passenger transport (61.0%), cargo (25.0%) and real estate management (14.0%). EBITDA was US$0.0 million and net losses were US$66.0 million for the same period.

        As of December 31, 2013, the financial debt of EFE was more than US$1.8 billion, much of which was in the form of local guaranteed bonds.

        EFE accesses local and international capital markets from time to time to issue bonds and to incur bank debt.

  Metro

        Metro is a wholly government-owned company and its mission is the development, construction and operation of an urban rail network, which is mainly underground and covers the city of Santiago and includes stations and maintenance workshops. In 2013, the railway network was composed of five interconnected lines totaling approximately 103 kilometers and 108 stations servicing approximately 667 million passenger trips per year and including 1093 wagons and cabins. The company has embraced a dynamic expansion plan, which is incorporated in the Plan Transantiago. According to the expansion plan, it is expected that by the end of 2018, the railway network will be composed of seven interconnected lines totaling approximately 140 kilometers and 136 stations.

        In 2013, Metro's net operating revenues amounted to approximately US$488 million, derived mainly from ticket sales, leasing advertising and commercial space, leasing and selling real estate, vending machines and providing telecommunication services. As of December 31, 2013, current and long-term liabilities totaled US$309 million and US$2.3 billion, respectively. Nevertheless, due to large asset depreciation costs, the company historically has not recorded profits and therefore has not made contributions to the Chilean Treasury.

  Capitalization of Public Companies

        The capitalization of a public company must be authorized by Congress.

        Codelco, as the main public company in Chile, is involved in a significant amount of investment projects. In this regard, the capitalization law for Codelco, approved by Congress on October 24, 2014, is expected to support its business and development plan. This plan contemplates an investment of US$23,500 million between 2014 and 2018. The capitalization consists of Treasury transferences to Codelco of US$4,000 million between 2014 and 2018, which will include Codelco retained profits of US$1,000 million. The capitalization is progressive, and subject to the improvements contemplated in Codelco's business and development plan.

        Additionally, the law allows the Republic of Chile to contract debt obligations, in Chile or abroad, up to an amount of US$3,000 million.

        As of November 6, 2014 Banco Estado's capitalization was pending constitutional approval. If passed, the capitalization law would allocate US$450 million to the direct capitalization of Banco Estado and US$50 million to the Small Enterprise Guarantee Fund (Fondo de Garantía para Pequeños Empresarios, or FGOGAPE), a state fund administered by Banco Estado that guarantees a percentage of the credit granted to small businesses. If approved, the capitalization is also expected to allow for the expansion of internal credit, with the goal of increasing credits to small and medium enterprises to US$350 million and mortgages to US$1,000 million.

 PUBLIC SECTOR DEBT

External Debt

        Chile's total public sector external debt amounted to US$2.5 billion in 2009, US$4.1 billion in 2010, US$5.3 billion in 2011, US$6.1 billion in 2012, US$5.2 billion in 2013 and US$5.1 billion as of June 30, 2014. The ratio of public sector external debt to GDP stood at 1.4% in 2009, 1.7% in 2010, 2.3% in 2011, 2.3% in 2012, 2.0% in 2013 and 2.0% as of June 30, 2014. Chile is current on all its obligations to the IMF and other multilateral organizations.

        The following table sets forth the outstanding amount of public sector external debt as of the date indicated:

Public Sector External Debt, By Creditor
(in millions of US$)

	As of December 31,
											As of June 30, 2014
	2009		2010		2011		2012		2013
IDB	US$	632.0	US$	611.7	US$	602.0	US$	562.9	US$	523.7	US$	507.5
IBRD (World Bank)		214.9		189.2		125.9		111.9		98.2		104.9
Bonds		1,488.3		3,069.6		3,668.6		5,221.1		4,307.2		4,266.8
IDA (World Bank)		—		—		—		—		—		—
Others		194.9		224.9		884.7		238.7		230.5		225.4

Total	US$	2,530.1	US$	4,095.4	US$	5,280.5	US$	6,134.6	US$	5,159.6	US$	5,104.6

Source: Chilean Budget Office.

        The following table sets forth public sector external debt by currency as of the date indicated:

Public Sector External Debt, by Currency
(in millions of US$)

	As of December 31, 2013		As of June 30, 2014
United States Dollar	US$	4,243.0	US$	4,232.9
Euro		86.7		82.2
Chilean Pesos		829.3		788.9
Other		0.7		0.6

Total	US$	5,159.6	US$	5,104.6

Source: Chilean Budget Office.

        The following table sets forth the amortization schedule of current gross public sector external debt:

Amortization of Gross Total Consolidated Public Sector External Debt(1)
(in millions of US$)

	Outstanding as of December 31,
															2020 to Final Maturity
	2013		2014		2015		2016		2017		2018		2019
Central Government:
Multilateral organizations		622		83		83		82		78		59		54		183
Bilateral creditors		230		20		24		24		24		24		22		92
Chilean Treasury bills		—		—		—		—		—		—		—		—
Chilean Treasury bonds		4,307		—		—		—		—		—		—		4,307
Other creditors		—		—		—		—		—		—		—		—

Total	US$	5,160	US$	102	US$	107	US$	107	US$	102	US$	84	US$	76	US$	4,582

Chilean Central Bank:
Multilateral organizations		89		—		—		—		—		—		—		89
Bilateral creditors		—		—		—		—		—		—		—		—
Commercial banks		—		—		—		—		—		—		—		—
Other creditors		—		—		—		—		—		—		—		—
Bonds issued locally hold by foreign investor		231		—		—		—		—		—		—		231
SDR allocations (IMF)(2)		1,258		—		—		—		—		—		—		1,258

Total	US$	1,577	US$	—	US$	—	US$	—	US$	—	US$	—	US$	—	US$	1,577

Banco Estado:
Multilateral organizations		—		—		—		—		—		—		—		—
Bilateral creditors		—		—		—		—		—		—		—		—
Commercial banks		72		72		—		—		—		—		—		—
Banco Estado NY		945		813		132		—		—		—		—		—
Subtotal		1,017		885		132		—		—		—		—		—
Other creditors		1,900		—		—		—		686		227		—		987

Total	US$	2,917	US$	885	US$	132	US$	—	US$	686	US$	227	US$	—	US$	987

Non-financial public enterprises:
Multilateral organizations		520		—		251		253		3		3		3		7
Bilateral creditors		—		—		—		—		—		—		—		—
Commercial banks		3,376		789		624		960		293		657		32		21
Bonds		9,491		500		—		—		241		300		1,100		7,350
Other creditors		309		50		48		44		43		46		48		30

Total	US$	13,697	US$	1,339	US$	923	US$	1,257	US$	580	US$	1,005	US$	1,184	US$	7,408

Total Gross Public Sector External Debt	US$	23,351	US$	2,326	US$	1,162	US$	1,364	US$	1,368	US$	1,316	US$	1,260	US$	14,554

(1)
Includes medium- and long-term external debt.

(2)
Special Drawing Rights (Derechos Especiales de Giro) are an international asset reserve created by the IMF.

Source: Chilean Central Bank, Chilean Budget Office, Banco Estado and Chilean Treasury.

Private Sector External Debt Guaranteed by the Central Government

        As a consequence of the 1982-1983 financial crisis and the subsequent privatization of public sector enterprises with outstanding external debt, the central government is the guarantor of a small portion of the private sector's external debt. It is the government's policy not to guarantee new private sector obligations. The contingent liabilities of private sector guarantees of the government fell steadily between 1999 and 2004, and ended in 2005.

Total Consolidated Public and Private Sector External Debt

        The following table sets forth approximate outstanding amounts of Chile's public and private sector external debt as of the dates indicated:

Total Consolidated Public and Private Sector External Debt
(in millions of US$ except ratios and as noted)(1)

	As of December 31,
											As of June 30, 2014
	2009		2010		2011		2012		2013
Medium- and long-term debt
Public sector(2)	US$	11,364	US$	16,028	US$	18,719	US$	23,435	US$	24,276	US$	24,935
Private sector		44,733		52,187		60,266		71,058		85,962		91,255

Total medium- and long-term debt	US$	56,097	US$	68,215	US$	78,985	US$	94,493	US$	110,238	US$	116,191
Short-term debt
Public sector(2)	US$	1,867	US$	1,200	US$	1,743	US$	1,736	US$	1,068	US$	1,282
Private sector		13,967		15,036		17,689		21,340		19,418		17,171

Total short-term debt	US$	15,834	US$	16,237	US$	19,432	US$	23,076	US$	20,486	US$	18,453

Total short-, medium and long-term debt	US$	71,931	US$	84,452	US$	98,418	US$	117,569	US$	130,724	US$	134,644

Use of IMF credit		0		0		0		0		0		0
Total public(2) and private external debt, less reserves (in billions of U.S. dollars)	US$	46.6	US$	56.6	US$	56.4	US$	75.9	US$	89.6	US$	93.6

Total public(2) and private external debt/GDP		37.8%		35.6%		42.3%		43.4%		49.9%		52.1%

Total public(2) and private external debt/exports(3)		112.5%		102.7%		104.1%		130.0%		146.1%		150.8%

(1)
Includes central government, Chilean Central Bank and public enterprises as well as publicly guaranteed private debt.

(2)
Exports include goods and services.

(3)
Exports for the year. Data for June 30, 2014 is for the twelve-month period ended June 30, 2014.

Source: Chilean Central Bank.

Central Government External Bonds

        As of June 30, 2014, Chile had the following global bonds outstanding: 3.875% US$1,000,000,000 Notes due August 5, 2020; 5.5% Ps.434,345,000,000 Notes due August 5, 2020; 5.5% US$1,000,000,000 Notes due September 14, 2021; 2.25% US$750,000,000 Notes due October 30, 2022 and 3.625% US$750,000,000 Notes due October 30, 2042.

Central Government Internal Bonds

        In 2003, the Chilean Treasury issued the approximate equivalent of US$363 million long-term debt securities in UF with a 20-year term.

        Although this issuance was part of the financing plan of the government, a key reason for this new debt program was the need to further develop the domestic financial market in view of its integration with the international markets. Since 2010, the government's local bond issuances have primarily been intended to further develop the domestic market. The following table reflects the Chilean Treasury's bond issuances since 2003:

Chilean Treasury Bond Issuances in the Local Market
(in millions of US$)

As of December 31	BTP-5(1)	BTP-7(2)	BTP-10(3)	BTP-20(4)	BTP-30(5)	BTU-5(6)	BTU-7(7)	BTU-10(8)	BTU-20(9)	BTU-30(10)	Total	% of GDP
2003	—	—	—	—	—	—	—	—	363	—	363	0.3
2004	—	—	—	—	—	—	—	—	773	—	773	0.6
2005	—	—	—	—	—	—	—	385	385	—	769	0.5
2006	—	—	—	—	—	—	—	—	—	—	—	0.0
2007	—	—	343	—	—	—	—	—	401	—	743	0.4
2008	—	—	318	—	—	—	—	—	702	583	1,603	1.1
2009	336	—	474	—	—	558	—	1,034	411	414	3,227	1.8
2010	—	—	801	—	—	641	1,099	1,558	1,374	1,374	6,847	3.3
2011	—	863	863	—	—	855	770	770	727	727	5,574	2.8
2012	—	—	521	519	—	483	229	455	516	638	3,361	1.5
2013	—	—	501	503	403	—	—	1,333	654	561	3,955	1.8
2014 (through September 30)	249	—	390	524	282	—	—	656	597	297	2,995	1.6

(1)
Peso-denominated internal bonds with a term of 5 years.

(2)
Peso-denominated internal bonds with a term of 7 years.

(3)
Peso-denominated internal bonds with a term of 10 years.

(4)
Peso-denominated internal bonds with a term of 20 years.

(5)
Peso-denominated internal bonds with a term of 30 years.

(6)
UF-denominated bonds with a term of 5 years.

(7)
UF-denominated bonds with a term of 7 years.

(8)
UF-denominated bonds with a term of 10 years.

(9)
UF-denominated bonds with a term of 20 years.

(10)
UF-denominated bonds with a term of 30 years.

Source: Ministry of Finance.

Debt Service and Debt Restructuring

        Chile has a long-standing tradition of prompt service of its external debt obligations, which was interrupted only in the 1930s. The regional debt crisis, which started in 1982, resulted in growing unwillingness on the part of foreign commercial banks to lend to Latin American borrowers generally. Reduced new lending forced Chile to seek the rescheduling of certain obligations to commercial banks due in 1983 and 1984 and to obtain new loans from banks. Chile agreed to further reschedulings with the international banking community in 1985 and 1987, which provided for the rescheduling of the remaining medium-term commercial bank loan amounts outstanding in 1983 to the Chilean public and private financial sectors. Despite the need to enter into these rescheduling agreements, Chile did not fall into arrears in respect of principal or interest payments during this period.

        In an effort to reduce its public sector external debt burden, Chile carried out two substantial cash buyback operations during the second half of the 1980s. In 1985, the Chilean authorities promulgated a debt conversion program (Chapters XVIII and XIX of the Central Bank's International Exchange Norms), which permitted foreign investors to exchange Chilean external debt issued by Chilean financial institutions and Chilean public sector companies for equity interests in Chilean companies. From its initiation in 1985 until its discontinuation in the mid-1990s, this debt conversion program, together with other debt reduction measures, resulted in debt reduction of more than US$11.5 billion.

        Beginning in 1995, Chile began the process of prepaying its public sector debt rescheduled in the 1980s and new debt borrowed at that time, together with debt incurred under IMF and World Bank programs.

        Between 1989 and 2008, the central government serviced the debt held with the Chilean Central Bank, denominated in UF and in dollars, with different strategies, given the different situations that the country has experienced. Until 1994, payment was generally limited to interest, resulting in an increase in the debt stock amounting to US$1.2 billion between 1989 and 1994, due to the capitalization of semiannual interest. From 1995 until 1999, the central government reversed its previous position, amortizing capital by US$1.6 billion, with a debt stock reduction of US$956 million.

        In 2007, the central government prepaid the last notes in dollars originally payable in 2013 and 2014 and, in 2008, repaid the debt stock denominated in UF.

Debt Record

        Chile has regularly met all principal and interest obligations on its external debt for over 50 years.

Total Consolidated Internal and External Debt of Non-Financial Public Enterprises

        The following tables set forth the total domestic and external debt of non-financial public enterprises for the periods indicated:

Debt and Assets of Non-Financial Public Enterprises(1)
Consolidated (in millions of pesos of each year)

	As of December 31,
						As of March 31, 2014
	2009	2010	2011	2012	2013
Total financial debt	6,041,128	6,832,865	8,131,773	9,026,812	10,532,974	11,767,402
Financial debt, excluding debts owed to central government	6,039,146	6,831,642	8,131,700	9,026,812	10,532,974	11,767,402
Short-term(2)	631,768	697,626	1,269,801	1,181,417	1,127,000	1,252,230
Long-term(3)	5,407,378	6,134,016	6,861,898	7,845,395	9,405,974	10,515,172
Financial debt with central government(4)	1,982	1,223	74	0	0	0
Financial assets(5)	692,479	688,005	1,301,721	1,255,156	1,146,806	1,417,680
Net financial debt	5,348,649	6,144,860	6,830,052	7,771,656	9,386,168	10,349,722
Excluding central government	5,346,667	6,143,637	6,829,978	7,771,656	9,386,168	10,349,722

(1)
Includes Codelco, Enami, Enap, Metro S.A., EFE, Astilleros y Maestranzas de la Armada (Asmar), Empresa Nacional de Aeronautica (Enaer), Casa de Moneda de Chile, Zofri S.A. and Correos de Chile; excludes Banco Estado and the Chilean Central Bank.

(2)
Includes short-term obligations with banks and financial institutions and current amounts due under long-term obligations, obligations with the public (bonds) and current amounts due to long-term credit providers.

(3)
Includes long-term obligations with banks and financial institutions, obligations with the public (bonds) and obligations owed to long-term credit providers.

(4)
Excludes tax on income and deferred taxes.

(5)
Includes cash, term deposits, net negotiable securities, financial investments in repurchase agreements.

Source: Ministry of Finance.

Net Consolidated Debt of the Chilean Central Bank and Central Government as a % of GDP

	As of December 31,
						As of June 30, 2014
	2009	2010	2011	2012	2013
Net Consolidated Debt	(12.0)	(7.8)	(10.6)	(7.9)	(7.9)	(8.1)

Source: Chilean Central Bank, Chilean Budget Office and Comptroller General of the Republic.

 Net Debt of Chilean Central Bank
(in millions of pesos of each year)

	As of December 31,
						As of June 30, 2014
	2009	2010	2011	2012	2013
Liabilities	14,914,818	12,362,690	20,604,170	19,749,320	18,592,976	19,422,252
Chilean Central Bank Notes and Bonds(1)	11,579,172	8,915,698	13,186,136	12,905,055	13,033,022	14,868,631
Fiscal Deposits	246,732	316,827	795,640	626,202	313,057	924,791
Others(2)	3,088,914	3,130,164	6,622,394	6,218,063	5,246,896	3,628,830
Assets without subordinated debt	16,340,093	13,174,188	22,982,333	21,169,733	21,669,897	22,772,977
Net International Reserves (in US$ million)	25,373	27,864	41,979	41,649	41,094	41,088
Others(3)	3,490,684	123,651	1,091,790	1,236,299	146,676	150,159
Total Net Debt without subordinated debt(1)(2)	(1,425,276)	(811,498)	(2,378,163)	(1,420,413)	(3,076,921)	(3,350,725)

(1)
Includes various notes and bonds of the Chilean Central Bank such as the Chilean Central Bank discountable promissory notes (PDBC), Chilean Central Bank indexed promissory notes (PRBC), Chilean Central Bank bonds in Chilean pesos (BCP), Chilean Central Bank bonds in UF (BCU), Chilean Central Bank bonds in U.S. dollars (BCD) and other instruments.

(2)
Includes other deposits and obligations, reciprocal agreements and other securities.

(3)
Includes net internal credit, excluding fiscal transfers, subordinated debt, SINAP obligations and popular capitalism, other securities from abroad, contributions to international organizations and other adjusted domestic securities.

Source: Chilean Central Bank.

Central Government Total Net Debt
(in millions of pesos of each year except as indicated)

	As of December 31,
							As of June 30, 2014
	2011		2012		2013
Debt in pesos	Ps.	11,200,998	Ps.	13,015,967	Ps.	15,285,636	Ps.	16,819,281
External Debt		434,345		434,345		434,345		434,345
Domestic Debt		10,766,653		12,581,622		14,851,291		16,384,936
Assets in pesos		9,406,367		9,298,488		9,000,392		9,487,784
Assets in pesos, without public enterprises(1)		9,406,293		9,298,488		9,000,392		9,487,784
Chilean Central Bank Deposits		125,981		158,330		200,952		727,522
Financial debt of public enterprises with the Central government		74		0		0		0

Net debt in pesos(2)	Ps.	1,794,631	Ps.	3,717,479	Ps.	6,285,244	Ps.	7,331,497
Debt in U.S. dollars (in US$ million)		4,448		5,227		4,330		4,316
Treasury Bills with the Chilean Central Bank (in US$ million)		—		—		—		—
External Debt (in US$ million)		4,448		5,227		4,330		4,316
Assets in U.S. dollars, Chilean Central Bank Deposits(3) (in US$ million)		27,920		31,382		31,133		32,581

Net debt in U.S. dollars (in US$ million)		(23,473)		(26,155)		(26,803)		(28,265)
Total Financial Debt(4)	Ps.	13,520,205	Ps.	15,517,618	Ps.	17,553,695	Ps.	19,195,505

Total Financial Assets(5)		23,965,755		24,317,827		25,306,676		27,426,918

Total Net Financial Debt	Ps.	(10,445,550)	Ps.	(8,800,209)	Ps.	(7,752,981)	Ps.	(8,231,412)

(1)
Does not include assets of the old scholarship system.

(2)
Includes CORFO.

(3)
Includes Oil Stabilization Fund, Sovereign Wealth Funds, Infrastructure Fund and governmental term deposits.

(4)
Debt in pesos plus debt in U.S. dollars.

(5)
Assets in pesos plus assets in U.S. dollars.

Source: Chilean Central Bank, Chilean Budget Office and Comptroller General of the Republic.

Public Debt Statistics

  Public Debt Report

        Since 2006, the Ministry of Finance has published quarterly reports on public debt records, containing data on the assets and liabilities of the central government, the Chilean Central Bank and other relevant public institutions.

  Central Government Indebtedness

        The most widely used international indicator of governmental liabilities is the item called "general government indebtedness," which includes both "central government liabilities" and "local government authorized liabilities." Because in Chile, local governments are not authorized to incur any financial indebtedness, the general and central government liabilities are treated as one item. As of June 30, 2014, central government liabilities equaled 13.5% of GDP.

        The level of general government liabilities is not an adequate indicator of Chile's financial soundness, because it does not take account of the government's financial assets. "Central government net indebtedness" is used to appropriately measure the government's financial position. This figure shows the difference between public debt and financial assets, that is, deposits in current accounts, time deposits and fixed income investments. Equity investments and loans granted by the central government are disregarded, because it is very difficult to have an accurate economic valuation of them. Net central government indebtedness totaled (10.5)% of GDP as of December 31, 2009, and (5.7)% of GDP, as of December 31, 2013. This increase is largely due to the growth in the gross public debt, which rose from 5.8% of GDP in 2009 to 12.8% of GDP in 2013, in spite of growth in the government's financial assets, which rose from 16.4% of GDP in 2009 to 18.4% of GDP in 2013.

  Chilean Central Bank Debt and Consolidated Debt

        The Chilean Central Bank has been an autonomous institution since 1989. It has not engaged in quasi-fiscal transactions since that date. During the financial crisis experienced in Chile in 1983 and 1984, the Chilean Central Bank engaged in a series of quasi-fiscal actions in order to rescue the financial system. As a result, important changes in the level and composition of its assets and liabilities occurred, significantly affecting its current levels of global indebtedness.

        The main liabilities of the Chilean Central Bank are its guarantees of public deposits and the securities issued by the bank itself. The Chilean Central Bank's main assets are the international reserves of the public with the bank, and the notes delivered to it by the government in connection with the financial crisis of 1983. As of December 31, 2008, the government had no debt owing to the Chilean Central Bank. See "Debt Service and Debt Restructuring."

        As of December 31, 2013, the assets of the Chilean Central Bank exceeded its liabilities, resulting in net indebtedness equivalent to (2.2)% of GDP. In 2011 and 2012, the Chilean Central Bank had net indebtedness of (2.0)% and (1.1)% of GDP, respectively. The consolidated indebtedness, including public sector liabilities and Chilean Central Bank debt, is considered a significant macroeconomic indicator. This debt interacts with the economy in two ways: (i) it reflects payment risk, which is minimal and explains the minor systemic risk, low domestic interest rates and high liquidity and growth that have tended to characterize the Chilean system; and (ii) in order to meet its interest payment obligations, resources must be used that could otherwise be used for public investment financing. The net consolidated debt of the central government and the Chilean Central Bank , in the aggregate, as of December 31, 2013 represented (7.9)% of GDP compared to (7.9)% as of December 31, 2012 and (10.6)% as of December 31, 2011.

  Other Assets and Liabilities

        The public debt report also includes information about the net indebtedness of public enterprises and social security debt, which is not consolidated with the rest of the public debt for economic and statistical reasons.

        The financial indebtedness of state-owned companies, excluding indebtedness owed to the Republic of Chile, totaled approximately 7.7% of GDP as of December 31, 2013, compared to 7.0% of GDP as of December 31, 2012 and 6.7% as of December 31, 2011. Since these companies are managed under a policy of public interdependence, they are responsible for meeting their financial liabilities using their own assets, revenues and net worth. Only in exceptional circumstances and upon authorization provided by law, will the state guarantee such debt where a public company's assets are not sufficient to cover its liabilities. As of December 31, 2013, the total amount of public guarantees totaled 1.3% of GDP, as compared with 1.1% of GDP in 2012 and 1.5% in 2011.

        Under the social security system, Chile maintains certain liabilities to workers who migrated from the state-administered pension system to the privately administered system. The government pays this debt directly to the individual pension fund account at the time the worker retires. The government estimates that this liability equals 2.6% of GDP, as of June 30, 2014. This debt will be paid progressively as the workers who contributed to the old pension system retire. See "Monetary and Financial System—Pension Funds and the Chilean Pension System."

DESCRIPTION OF THE SECURITIES

        This prospectus provides a general description of the debt securities and warrants that Chile may offer. Each time Chile offers securities, Chile will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

        Chile will issue the debt securities under an indenture between Chile and the financial institution named therein, as trustee. Chile has filed or will file the indenture and the forms of debt securities with the SEC. The following description summarizes some of the terms of the debt securities and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the indenture and the forms of debt securities before making your investment decision.

  General

        The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:

  •
  the title;

  •
  any limit on the aggregate principal amount;

  •
  the issue price;

  •
  the maturity date or dates;

  •
  if the debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and the record dates for these interest payment dates;

  •
  the form of debt security (global or certificated and registered);

  •
  any mandatory or optional sinking fund provisions;

  •
  any provisions that allow Chile to redeem the debt securities at its option;

  •
  any provisions that entitle the holders to repayment at their option;

  •
  the currency in which the debt securities are denominated and the currency in which Chile will make payments;

  •
  the authorized denominations;

  •
  a description of any index Chile will use to determine the amount of principal or any premium or interest payments; and

  •
  any other terms that do not conflict with the provisions of the indenture.

        Chile may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

        Chile may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Chile may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities. Chile will describe the U.S. federal income tax consequences and other relevant considerations in the prospectus supplements for these offerings.

        Chile is not required to issue all of its debt securities under the indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the indenture and described in this prospectus.

  Status

        The debt securities will constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged. The debt securities rank and will rank without any preference among themselves and equally with all other unsubordinated external indebtedness (as defined below) of Chile. It is understood that this provision will not be construed so as to require Chile to make payments under the debt securities ratably with payments being made under any other external indebtedness.

        For this purpose, "external indebtedness" means obligations of or guaranteed by Chile for borrowed money or evidenced by bonds, notes or other similar instruments denominated or payable in a currency other than Chilean pesos, including those which at the option of any holder are so denominated or payable.

  Payment of Principal and Interest

        Chile will arrange for payments to be made on global debt securities by wire transfer to the applicable clearing system, or to its nominee or common depositary, as the registered owner of the debt securities, which will receive the funds for distribution to the holders. See "—Global Securities" below.

        Chile will arrange for payments to be made on registered certificated debt securities on the specified payment dates to the registered holders of the debt securities. Chile will arrange for such payments by wire transfer or by check mailed to the holders at their registered addresses.

        If any money that Chile pays to the trustee or any paying agent to make payments on any debt securities is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Chile on Chile's written request. Chile will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any paying agent will be liable for the payment. However, Chile's obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the debt securities. See "—Limitations on Time for Claims" below.

  Additional Amounts

        All payments by Chile in respect of the debt securities will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Chile, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a "relevant tax"), unless the withholding or deduction of any such relevant tax is required by law. In that event, Chile will pay such additional amounts, including but not limited to, the payment of the 4% withholding tax imposed on payments of interest to holders that are not residents of Chile ("additional amounts"), as may be necessary to ensure that the amounts received by the holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the debt securities in the absence of such withholding or deduction; provided, however, that no additional amounts will be payable in respect of any relevant tax:

  •
  imposed by reason of a holder or beneficial owner of a debt security having some present or former connection with Chile other than merely being a holder or beneficial owner of the debt security or receiving payments of any nature on the debt security or enforcing its rights in respect of the debt security;

  •
  imposed by reason of the failure of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Chile of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that (x) Chile or Chile's agent has provided the trustee with at least 60 days' prior written notice of an opportunity to satisfy such a requirement, and (y) in no event shall such holder or beneficial owner or other person's obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY; or

  •
  is imposed by reason of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, having presented the debt security for payment (where such presentation is required) more than 30 days after the relevant date, except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the debt security for payment on any date during such 30-day period.

        As used in this paragraph, "relevant date" in respect of any debt security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given under the indenture to the holders that such monies have been so received and are available for payment. Any reference to "principal" and/or "interest" under the indenture also refers to any additional amounts which may be payable under the indenture.

        Chilean law currently requires Chile to deduct or withhold taxes in the case of payments of interest to holders that are not resident or domiciled in Chile. Chile will pay the holders the additional amounts required to ensure that they receive the same amount as they would have received without this withholding or deduction. Any new withholding, deduction or other taxes imposed by Chile in the future will also give rise to the payment of additional amounts.

        Chile will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in Chile or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the debt securities or any other document or instrument referred to therein. Chile will also indemnify the holders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them in any jurisdiction in connection with, the enforcement of the obligations of Chile under the debt securities or any other document or instrument referred to therein following the occurrence of any event of default described in "—Default and Acceleration of Maturity."

  Form and Denominations

        Unless otherwise provided in the applicable prospectus supplement, Chile will issue debt securities:

  •
  denominated in U.S. dollars;

  •
  in fully registered book-entry form;

  •
  without coupons; and

  •
  in denominations of U.S. $1,000 and integral multiples of U.S. $1,000.

  Redemption, Repurchase and Early Repayment

        Unless otherwise provided in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of Chile or repayable before maturity at the option of the holder. Nevertheless, Chile may at any time repurchase the debt securities at any price in the open market or otherwise. Chile may hold or resell debt securities it purchases or may surrender them to the trustee for cancellation.

  Negative Pledge

        Chile will not grant or allow any lien to be placed on its assets or revenues as security for any of its public external indebtedness unless it contemporaneously grants or allows a lien that provides security on the same terms for Chile's obligations under any debt securities.

        For this purpose:

  •
  a "lien" means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date of the indenture or at any time thereafter, and

  •
  "public external indebtedness" is external indebtedness (as described above under "—Status") that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market.

        However, Chile may grant or agree to certain permitted types of liens as described below:

  •
  any lien on property to secure public external indebtedness arising in the ordinary course of business to finance export, import or other trade transactions, which matures, after giving effect to all renewals and refinancings, not more than one year after the date on which this type of public external indebtedness was originally incurred;

  •
  any lien on property to secure public external indebtedness incurred to finance Chile's acquisition or construction of the property, and any renewal or extension of the lien which is limited to the original property covered by it and which secures any renewal or extension of the original financing without any increase in the amount of the lien;

  •
  any lien on property arising by operation of any law in force as of the date of this Prospectus in connection with public external indebtedness, including without limitation any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers' liens with respect to property held by financial institutions, which in each case are deposited with or delivered to the financial institutions in the ordinary course of the depositor's activities;

  •
  any lien existing on property at the time of acquisition and any renewal or extension of that lien which is limited to the original property covered by the lien and which secures any renewal or extension of the original financing secured by the lien at the time of the acquisition without increase in the amount of the original secured financing;

  •
  any lien in existence as of the date of the indenture; and

  •
  any lien securing public external indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project, provided that (a) the holders of the public external indebtedness agree to limit their recourse to the assets and revenues of the project as their principal source of repayment and (b) the property over which the lien is granted consists solely of the assets and revenues of the project.

  Default and Acceleration of Maturity

        Each of the following is an event of default under any series of debt securities:

  1.
  Non-Payment: Chile's failure for a period of 30 days to make a payment of principal or interest when due on any debt security of that series; or

  2.
  Breach of Other Obligations: Chile's failure to observe or perform any of its covenants or obligations under that series of the debt securities or the indenture for 60 days following written notice to Chile to remedy the failure by the trustee or persons holding debt securities representing 25% of the aggregate principal amount of the debt securities of the affected series outstanding; or

  3.
  Cross Default:

    –
    Chile's failure beyond the applicable grace period to make any payment when due on any public external indebtedness in principal amount greater than or equal to US$20,000,000; or

    –
    acceleration on any public external indebtedness of Chile in principal amount greater than or equal to US$20,000,000 due to an event of default, unless the acceleration is rescinded or annulled; or

  4.
  Moratorium: Chile or certain Chilean courts declare a general suspension of payments or a moratorium on payment of its public external indebtedness; or

  5.
  Validity: Chile or any governmental entity of Chile which has the legal power to contest the validity of the debt securities contests the validity of the debt securities of that series in any type of formal proceeding.

        If any of the events of default described above occurs and is continuing, holders of at least 25% of the aggregate principal amount of the debt securities of the series then outstanding may declare all the debt securities of that series to be due and payable immediately by giving written notice to Chile, with a copy to the trustee.

        Holders holding debt securities representing in the aggregate more than 50% of the principal amount of the then-outstanding debt securities of that series may waive any existing defaults, and their consequences on behalf of the holders of all of the debt securities of that series if:

  •
  following the declaration that the principal of the debt securities of that series has become due and payable immediately, Chile deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those debt securities (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and compensation of the holders that declared those notes due and payable to the trustee and their respective agents, attorneys and counsel; and

  •
  all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been remedied.

  Suits for Enforcement and Limitations on Suits by Holders

        If an event of default for a series has occurred and is continuing, the trustee may, in its discretion, institute judicial action to enforce the rights of the holders of that series. With the exception of a suit to enforce the absolute right of a holder to receive payment of the principal of and interest on debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless: (1) such holder has given written notice to the trustee that a default with respect to that series has occurred and is continuing; (2) holders of at least 25% of the aggregate principal amount outstanding of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity satisfactory to the trustee; and (3) 60 days have passed since the trustee received the instruction, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of that series. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

  Meetings, Amendments and Waivers—Collective Action

        Chile may call a meeting of the holders of debt securities of a series at any time regarding the indenture or the debt securities of the series. Chile will determine the time and place of the meeting. Chile will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

        In addition, Chile or the trustee will call a meeting of holders of debt securities of a series if the holders of at least 10% in principal amount of all debt securities of the series then outstanding have delivered a written request to Chile or the trustee (with a copy to Chile) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Chile will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

        Only holders and their proxies are entitled to vote at a meeting of holders. Chile will set the procedures governing the conduct of the meeting and if additional procedures are required, Chile will consult with the trustee to establish such procedures as are customary in the market.

        Modifications may also be approved by holders of debt securities of a series pursuant to written action with the consent of the requisite percentage of debt securities of such series. Chile will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by Chile.

        The holders may generally approve any proposal by Chile to modify or take action with respect to the indenture or the terms of the debt securities of a series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

        However, holders may approve, by vote or consent through one of three modification methods, any modification, amendment, supplement or waiver proposed by Chile that would do any of the following (such subjects referred to as "reserve matters"):

  •
  change the date on which any amount is payable on the debt securities;

  •
  reduce the principal amount (other than in accordance with the express terms of the debt securities and the indenture) of the debt securities;

  •
  reduce the interest rate on the debt securities;

  •
  change the method used to calculate any amount payable on the debt securities (other than in accordance with the express terms of the debt securities and the indenture);

  •
  change the currency or place of payment of any amount payable on the debt securities;

  •
  modify Chile's obligation to make any payments on the debt securities (including any redemption price therefor);

  •
  change the identity of the obligor under the debt securities;

  •
  change the definition of "outstanding debt securities" or the percentage of affirmative votes or written consents, as the case may be, required to make a "reserve matter modification";

  •
  change the definition of "uniformly applicable" or "reserve matter modification";

  •
  authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Chile or any other person; or

  •
  change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of the debt securities.

        A change to a reserve matter, including the payment terms of the debt securities, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

  •
  the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of a series affected by the proposed modification;

  •
  where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, if certain "uniformly applicable" requirements are met; or

  •
  where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

        "Uniformly applicable," as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration.

        Chile may select, in its discretion, any modification method for a reserve matter modification in accordance with the indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

        Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, Chile will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

  •
  a description of Chile's economic and financial circumstances that are in Chile's opinion, relevant to the request for the proposed modification, a description of Chile's existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

  •
  if Chile shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

  •
  a description of Chile's proposed treatment of external indebtedness instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

  •
  if Chile is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

        For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the indenture, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by Chile or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Chile or a public sector instrumentality, except that (x) debt securities held by Chile or any public sector instrumentality of Chile or by a corporation, trust or other legal entity that is controlled by Chile or a public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee's right so to act with respect to such debt securities and that the pledgee is not Chile or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee's right so to act with respect to such debt securities and that the pledgee is not Chile or a public sector instrumentality.

        As used in the preceding paragraph, "public sector instrumentality" means any department, ministry or agency of Chile, and "control" means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

  Other Amendments

        Chile and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the indenture or the debt securities of the series for the purpose of:

  •
  adding to Chile's covenants for the benefit of the holders;

  •
  surrendering any of Chile's rights or powers with respect to the debt securities of that series;

  •
  securing the debt securities of that series;

  •
  curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the indenture;

  •
  amending the debt securities of that series or the indenture in any manner that Chile and the trustee may determine and that does not materially adversely affect the interests of any holders of the debt securities of that series; or

  •
  correcting a manifest error of a formal, minor or technical nature.

  Further Issues of Debt Securities

        Chile may from time to time, without the consent of the holders, create and issue additional debt securities having the same terms and conditions as the debt securities in all respects, except for the issue date, issue price and first payment on the debt securities; provided, however, that any additional debt securities subsequently issued that are not fungible with the previously outstanding debt securities for U.S. federal income tax purposes shall have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Additional debt securities issued in this manner will be consolidated with and will form a single series with the previously outstanding debt securities.

Warrants

        If Chile issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, Chile will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

        Chile may issue warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between Chile and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:

  •
  the initial offering price;

  •
  the currency you must use to purchase the warrants;

  •
  the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

  •
  the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

  •
  the exercise price or ratio;

  •
  the procedures of, and conditions to, exercise the warrants;

  •
  the date or dates on which you must exercise the warrants;

  •
  whether and under what conditions Chile may cancel the warrants;

  •
  the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

  •
  the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

  •
  the form of the warrants (global or certificated and registered), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

  •
  the identity of the warrant agent;

  •
  any special U.S. federal income tax considerations; and

  •
  any other terms of the warrants.

        The warrants will be direct, unconditional and unsecured obligations of Chile and do not constitute indebtedness of Chile.

Global Securities

        DTC, Euroclear and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Chile nor the trustee will be responsible for DTC's, Euroclear's or Clearstream, Luxembourg's performance of their obligations under their rules and procedures. Additionally, neither Chile nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

        Chile may issue the debt securities or warrants in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. Chile refers to the intangible securities represented by a global security as "book-entry" securities.

        When Chile issues book-entry securities, it will deposit the applicable global security with a clearing system. The global security will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed below under "—Certificated Securities," it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include The Depository Trust Company, known as DTC, in the United States and Euroclear System, or Euroclear, and Clearstream Banking, société anonyme, known as Clearstream, Luxembourg, in Europe.

        Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A "direct participant" is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An "indirect participant" is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant.

        Euroclear and Clearstream, Luxembourg are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

  Ownership of Book-Entry Securities

        If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in "street name."

        When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of Chile and the trustee run only to the registered owner of the global security, which will be the clearing system or its nominee or common depositary. For example, once Chile and the trustee make a payment to the registered holder of a global security, they will no longer be liable for the payment, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Chile to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Chile or the trustee.

        As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

  •
  you will not be entitled to (a) receive physical delivery of the securities in certificated form or (b) have any of the securities registered in your name, except under the circumstances described below under "—Certificated Securities";

  •
  you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

  •
  you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

  Cross-Market Transfer, Clearance and Settlement of Book-Entry Securities

        The following description reflects Chile's understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg relating to cross- market trades in book-entry securities where Euroclear and Clearstream, Luxembourg hold securities through their respective depositaries at DTC. These systems could change their rules and procedures at any time.

        It is important for you to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

        When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream, Luxembourg purchaser, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary's account. After settlement has been completed, Euroclear or Clearstream, Luxembourg will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day European time after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

        A participant in Euroclear or Clearstream, Luxembourg, acting for the account of a purchaser of book-entry securities, will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds, i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date, either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

        When book-entry securities are to be transferred from a Euroclear or Clearstream, Luxembourg seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream, Luxembourg participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

        Chile will only issue securities in certificated form in exchange for book-entry securities represented by a global security if:

  •
  the depositary notifies Chile that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and Chile does not appoint a successor depositary or clearing agency within 90 days;

  •
  the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the holders under the debt securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding; or

  •
  Chile elects not to have the securities of a series represented by a global security or securities.

        If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, Chile may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Chile and to the trustee an indemnity under which it will agree to pay Chile, the trustee and any of their respective agents for any losses that they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. Chile and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

        If Chile issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

        Chile will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Chile may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment or principal of, or premium or interest on the securities.

Notices

        Chile will mail any notices to the holders of the notes at their registered addresses as reflected in the books and records of the trustee. Chile will consider any mailed notice to have been given five Business Days after it has been sent.

        All notices to holders will be published in a leading newspaper having general circulation in London (which is expected to be the Financial Times). As long as the notes are listed on the Luxembourg Stock Exchange and the rules of the exchange require, Chile will also publish notices in a leading newspaper with general circulation in Luxembourg or on the website of the Luxembourg Stock Exchange (www.bourse.lu). If publication in a leading newspaper in Luxembourg is not practicable, Chile will give notices in another way consistent with the rules of the Luxembourg Stock Exchange. Any notice so published will be considered given on the date of its first publication.

Trustee

        The indenture establishes the obligations and duties of the trustee, the right to indemnification of the trustee and the liability and responsibility, including limitations, for actions that the trustee takes. The trustee is entitled to enter into business transactions with Chile or any of its affiliates without accounting for any profit resulting from these transactions.

Paying Agent; Transfer Agents; Registrar

        Chile may appoint paying agents, transfer agents and a registrar with respect to each series of debt securities, which will be listed at the back of the relevant prospectus supplement. Chile may at any time appoint other paying agents, transfer agents and registrars with respect to a series. Chile, however, will at all times maintain a principal paying agent in a United States city and a registrar in New York City for each series until the securities of that series are paid. Chile will provide prompt notice of termination, appointment or change in the office of any paying agent, transfer agent or registrar acting in connection with any series of securities.

        In addition, Chile will maintain a paying agent and a transfer agent in Luxembourg with respect to any series of debt securities listed on the Luxembourg Stock Exchange so long as the rules of the Luxembourg Stock Exchange so require.

Limitation on Time for Claims

        To the extent permitted by law, claims against Chile for the payment of principal of, or interest or other amounts due on, the debt securities (including additional amounts) will become void unless made within five years of the date on which that payment first became due.

Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment

        The debt securities and the indenture provide, and any warrants and warrant agreement will provide, that Chile will appoint and permanently maintain the person acting as or discharging the function of the Consul General of Chile in the City of New York, with an office on the date of this Prospectus at 866 United Nations Plaza, Suite 601, New York, New York 10017. Such Consul General shall act as, and process may be served upon Chile's process agent in connection with any judicial action or proceeding commenced by any security holder, the trustee, a warrant agent or any underwriter arising out of or relating to the indenture and any warrant agreement, if any, as well as from any debt securities or warrants, if any, issued thereunder, in any New York state or federal court sitting in the City of New York, in either case in the Borough of Manhattan, the City of New York, and any appellate court with jurisdiction over any of these courts.

        The process agent will receive on behalf of Chile and its property service of copies of the summons and complaint and any other process, which may be served in any action or proceeding arising out of or relating to the indenture and any warrant agreement, if any, as well as from any debt securities or warrants, if any, issued thereunder, in any New York state or federal court sitting in the City of New York, in either case in the Borough of Manhattan, The City of New York, and any appellate court with jurisdiction over any of these courts. Due service of process may be made by officially delivering a copy of the process to Chile, at the address of the process agent, or by any other method permitted by applicable law, but not by mail. In addition, Chile will authorize and direct the process agent to accept such service on its behalf.

        Chile is a foreign sovereign state. Consequently, it may be difficult for holders of the securities to obtain judgments from courts in the United States or elsewhere against Chile. Furthermore, it may be difficult for investors to enforce, in the United States or elsewhere, the judgments of United States or foreign courts against Chile. Chile has been advised by Philippi, Yrarrázaval, Pulido & Brunner Abogados Limitada, special Chilean counsel to Chile, that there is doubt as to the enforceability of liabilities predicated solely upon the U.S. federal securities laws in a suit brought in Chile and as to the enforceability in Chilean courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the U.S. federal securities laws.

        To the extent that Chile may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced arising out of or relating to the indenture and any warrant agreement, as well as out of or relating to any debt securities or warrants, if any, issued thereunder, to claim for itself or its revenues or assets any immunity from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations under the indenture and any warrant agreement, as well as under any debt securities or warrants, if any, issued thereunder, and to the extent that in any jurisdiction there may be attributed to Chile this immunity (whether or not claimed) Chile will irrevocably agree not to claim and will irrevocably waive this immunity to the maximum extent permitted by law, except for actions arising out of or based on the U.S. federal securities laws or any state securities laws. However, Chile will not waive immunity from attachment prior to judgment and attachment in aid of execution under Chilean law with respect to property of Chile located in Chile and with respect to its movable and immovable property which is destined to diplomatic and consular missions and to the residence of the head of these missions or to military purposes, including any property, which is property of a military character or under the control of a military authority or defense agency, or the rights and property of the Chilean Central Bank abroad, since this waiver is not permitted under the laws of Chile. Chile agrees that the waivers described in this provision are permitted under the U.S. Foreign Sovereign Immunities Act of 1976, or the Foreign Sovereign Immunities Act, and are intended to be irrevocable for purposes of that Act.

        Chile reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act with respect to any action brought against it under the U.S. federal securities laws or any U.S. state securities laws. In the absence of a waiver of immunity by Chile with respect to those actions, it would not be possible to obtain a U.S. judgment in an action brought against Chile under the U.S. federal securities laws or state securities laws unless a court were to determine that Chile is not entitled under the Foreign Sovereign Immunities Act to sovereign immunity with respect to the action.

        Chile will waive, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to the indenture or any warrant agreement, if any, as well as from any debt securities or warrants, if any, issued thereunder, the posting of any bond or the furnishing, directly or indirectly, of any other security.

        A final judgment obtained against Chile for the payment of a fixed or readily calculable sum of money rendered by any New York State or federal court sitting in the City of New York having jurisdiction under its laws over Chile in an action arising out of the indenture or any warrant agreement, if any, or the debt securities or warrants, if any, issued thereunder, can be enforced against Chile in the courts of Chile without any retrial or re-examination of the merits of the original action as long as the following conditions are met (the satisfaction or non-satisfaction of which is to be determined by the Supreme Court of Chile):

  •
  if there exists a treaty as to the enforcement of judgments between Chile and the United States, such treaty will be applied. As at the date hereof no such treaty exists between Chile and the United States;

  •
  if there is no treaty, the judgment will be enforced if there is reciprocity as to the enforcement of judgments (i.e., a United States court would enforce a comparable judgment of a Chilean court under comparable circumstances);

  •
  if it can be proven that there is no reciprocity the judgment cannot be enforced in Chile;

  •
  if reciprocity cannot be proven, the judgment will be enforced if it has not been rendered by default within the meaning of Chilean law, that is, if valid service of process was effected upon the parties to the action, unless the defendant can prove that it was prevented from assuming its defense. Under Chilean law, service of process effected through the mail is not considered proper service of process and, consequently, any judgment rendered in a legal proceeding in which process was served on the Republic by means of the mail may be effectively contested by the Republic in Chile; and

  •
  if the judgment is not contrary to Chilean public policy and does not affect in any way properties located in Chile, which are, as a matter of Chilean law, subject exclusively to the jurisdiction of Chilean courts.

        Any treaty as to the enforcement of foreign judgments entered into in the future between Chile and The United States of America could supersede the foregoing.

        To enforce in Chile a judgment of a New York State or federal court sitting in the City of New York rendered in relation to any of the securities, the indenture or any warrant agreement, the judgment must be presented to the Supreme Court of Chile, in a form complying with the authentication requirements of Chilean law, including an official translation of the same in Spanish. The Supreme Court will conduct a hearing limited to enforcement and not the merits of the case.

        If the Chilean Supreme Court orders Chile to make payment, it shall deliver notice to the Ministry of Finance in this regard, with a copy of such notice to the Council for the Defense of the State (Consejo de Defensa del Estado, or CDE). After receiving a copy of such notice, the President of the Council for the Defense of the State shall report to the Ministry of Finance to whom the payment must be made. The Ministry of Finance shall issue a decree instructing the Chilean Treasury (Tesorería General de la República) to make the payment.

Indemnification for Foreign Exchange Rate Fluctuations

        Chile's obligation to any holder under the securities that has obtained a court judgment affecting those securities will be discharged only to the extent that the holder may purchase the currency in which the securities are denominated, referred to as the "agreement currency," with the judgment currency. If the holder cannot purchase the agreement currency in the amount originally to be paid, Chile agrees to pay the difference. The holder, however, agrees to reimburse Chile for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder. If Chile is in default of its obligations under the securities, however, the holder will not be obligated to reimburse Chile for any excess.

Governing Law

        The indenture and the securities are governed by and construed in accordance with the law of the State of New York unless otherwise specified in any series of debt securities, except that all matters related to the consent of holders and any modifications to the indenture or the debt securities will always be governed by and construed in accordance with the law of the State of New York.

 TAXATION

        The following discussion provides a general summary of some of the primary tax consequences of purchasing, owning or selling the debt securities. For further information, you should consult your tax advisor to determine the tax consequences relevant to your particular situation. In addition, you may be required to pay stamp taxes and other charges under the laws of the country where you purchase the debt securities. Chile does not currently have a tax treaty in effect with the United States.

Chilean Taxation

        The following is a general summary of the material consequences under Chilean tax law, as currently in effect, of an investment in the debt securities made by a "foreign holder." For this purpose, foreign holder means either: (i) in the case of an individual, a person who is neither a resident nor domiciled in Chile (for purposes of Chilean taxation, an individual holder is deemed a resident of Chile if he or she has remained in Chile for more than six months in one calendar year, or for more than six months in two consecutive calendar years); or (ii) in the case of a legal entity, a legal entity that is not domiciled in Chile even if organized under the laws of Chile, unless the debt securities are assigned to a branch, agent, representative or permanent establishment of an entity in Chile.

        Under Chilean income tax law, payments of interest made by Chile to a foreign holder of the debt securities will be subject to a Chilean interest withholding tax assessed at a rate of 4.0%. Chile is required to withhold, declare and pay such withholding tax. As described above, Chile has agreed, subject to specific exceptions and limitations, to pay to the holders Additional Amounts in respect of the Chilean tax in order for the interest the foreign holder receives, net of the Chilean tax on interest income, to equal the amount which would have been received by the foreign holder in the absence of the withholding. See "Description of the Securities—Additional Amounts." A foreign holder will not be subject to any Chilean withholding taxes in respect of payments of principal made by Chile with respect to the debt securities.

        Chilean income tax law establishes that a foreign holder is subject to income tax on income from Chilean sources. For this purpose, income from Chilean sources means earnings from activities performed in Chile or from the operation, sale or disposition of, or other transactions in connection with, assets or goods located in Chile. Capital gains realized on the sale or other disposition by a foreign holder of the debt securities generally will not be subject to any Chilean taxes provided that this sale or other disposition occurs outside of Chile (except that any premium payable on redemption of the debt securities will be treated as interest and subject to the Chilean interest withholding tax, as described above).

        A foreign holder will not be liable for estate, gift, inheritance or similar taxes with respect to its holdings unless the debt securities held by a foreign holder are either (i) located in Chile at the time of foreign holder's death or gift, or (ii) if the bonds are not located in Chile at the time of a foreign holder's death, if the debt securities were purchased or acquired with income obtained from Chilean sources.

        The issuance of the debt securities by Chile is exempt from Chilean stamp, registration or similar taxes.

United States Federal Taxation

        The following is a summary of certain United States federal income tax consequences resulting from the purchase, ownership and disposition of a debt security and does not purport to be a comprehensive discussion of all the possible United States federal income tax consequences of the purchase, ownership or disposition of the debt securities. This summary is based on the United States federal income tax laws, including the Internal Revenue Code of 1986, as amended, or the Code, existing, temporary and proposed regulations, or Treasury Regulations, promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations. It deals only with debt securities that are purchased as part of the initial offering and are held as capital assets by purchasers and does not deal with special classes of holders, such as brokers or dealers in securities or currencies, banks, tax exempt organizations, insurance companies, persons holding debt securities as a hedge or hedged against currency risk or as a part of a straddle or conversion transaction, or United States persons (as defined below) whose functional currency is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of United States federal income or state and local taxation that may be relevant to a holder in light of such holder's particular circumstances. The tax consequences of holding a particular debt security will depend, in part, on the particular terms of such debt security as set forth in the applicable prospectus supplement. Prospective purchasers of debt securities should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction of the purchase, ownership and disposition of the debt securities.

        In general, a United States person who holds the debt securities or owns a beneficial interest in the debt securities will be subject to United States federal taxation. You are a United States person for United States federal income tax purposes if you are:

  •
  an individual who is a citizen or resident of the United States,

  •
  a corporation or other entity organized under the laws of the United States or any state thereof or the District of Columbia,

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source, or

  •
  a trust if (i) a United States court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the debt securities, the United States federal income tax treatment of partners in the partnership generally will depend on the activities of the partnership and the status of the partner, and special considerations may apply to your investments in the debt securities. Prospective investors that are partners in partnerships (or entities treated as partnerships for United States federal income tax purposes) should consult their own tax advisors regarding the United States federal income tax consequences to them of the purchase, ownership and disposition of the debt securities.

        If you are a United States person, the interest you receive on the debt securities (including Additional Amounts) will generally be subject to United States taxation and will be considered ordinary interest income on which you will be taxed in accordance with the method of accounting you generally use for tax purposes. In the event the debt securities issued with more than de minimis original issue discount ("OID") for U.S. federal income tax purposes, United States persons will be required to include OID in income on a constant-yield basis over the life of the debt securities. The rest of the discussion assumes that the debt securities will be issued without OID. Interest payments (including Additional Amounts) will constitute income from sources without the United States for foreign tax credit purposes. Such income generally will constitute "passive category income." If you are a United States person, withholding tax levied by the government of Chile will be eligible:

  •
  for deduction in computing your taxable income, or

  •
  at your election, for credit against your United States federal income tax liability, subject to generally applicable limitations and conditions.

        The availability of the deduction or, if you elect to have the foreign taxes credited against your United States federal income tax liability, the calculation of the foreign tax credit involves the application of rules that depend on your particular circumstances. You should consult with your own tax advisors regarding the availability of foreign tax credits and the treatment of Additional Amounts.

        If you are a United States person, when you sell, exchange or otherwise dispose of the debt securities, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction and your tax basis in the debt securities. Your tax basis in a debt security generally will equal the cost of the debt security to you. If you are an individual and the debt security being sold, exchanged or otherwise disposed of is held for more than one year, you may be eligible for reduced rates of taxation on any capital gain realized. Your ability to deduct capital losses is subject to limitations.

        Gain or loss recognized by a United States person on the sale, redemption, retirement or other taxable disposition of the debt securities will generally be United States-source gain or loss. Accordingly, if Chilean withholding tax is imposed on the sale or disposition of the debt securities, a United States person may not be able to fully utilize its United States foreign tax credits in respect of such withholding tax unless such United States person has other foreign source income. You should consult with your own tax advisors regarding the availability of foreign tax credits.

        Under current United States federal income tax law, if you are an individual, corporation, estate or trust and are not a United States person, the interest payments (including any Additional Amounts) that you receive on the debt securities generally will be exempt from United States federal income tax, including withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements of the United States Internal Revenue Service, or the IRS, to establish that you are not a United States person.

        If you are not a United States person, any gain you realize on a sale or exchange of the debt securities generally will be exempt from United States federal income tax, including withholding tax, unless:

  •
  your gain is effectively connected with your conduct of a trade or business in the United States (and if an income tax treaty applies, it is attributed to a United States permanent establishment), or

  •
  you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale or exchange, and either (i) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (ii) you have a "tax home" in the United States.

        The trustee must file information returns with the IRS in connection with payments made to certain United States persons. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a United States person, you generally will not be subject to a United States backup withholding tax on these payments or proceeds if you provide your taxpayer identification number to the trustee. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

        A debt security held by an individual holder who at the time of death is a non-resident alien generally will not be subject to United States federal estate tax.

European Union Directive on the Taxation of Savings Income

        Under Council Directive 2003/48/EC on the taxation of savings income, or the Savings Directive, each member state of the European Union, each a Member State, is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. However, for a transitional period, Austria and Luxembourg will (unless during such period they elect otherwise) instead operate a withholding system in relation to such payments. Under such a withholding system, the beneficial owner of the interest payment must be allowed to elect that certain provision of information procedures should be applied instead of withholding. The rate of withholding is 35.0%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange of information procedures relating to interest and other similar income. The Luxembourg government has announced that Luxembourg will elect out of the withholding system in favor of automatic exchange of information with effect from January 1, 2015.

        A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted similar measures to the Savings Directive.

        On March 24, 2014 the Council of the European Union adopted a Directive amending the Savings Directive, or the Amending Directive, which, when implemented, will broaden the scope of the rules described above. The Member States will have until January 1, 2016 to adopt national legislation necessary to comply with the Amending Directive. The changes made under the Amending Directive include extending the scope of the Savings Directive to payments made to, or secured for, certain other entities and legal arrangements (including trusts and partnerships), where certain conditions are satisfied. They also broaden the definition of "interest payment" to cover income that is equivalent to interest. Investors who are in any doubt as to their position should consult their professional advisers.

The Proposed Financial Transactions Tax

        The European Commission has published a proposal for a Directive for a common financial transactions tax, or FTT, in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia, or the participating Member States.

        The proposed FTT has very broad scope and could, if introduced in its current form, apply to certain dealings in the debt securities (including secondary market transactions) in certain circumstances. In May 2014, a joint statement by ministers of the participating Member States (excluding Slovenia) proposed "progressive implementation" of the FTT, with the initial form applying the tax to transactions in shares and some derivatives. The issuance and subscription of the debt securities should, however, be exempt.

        Under current proposals, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

        The FTT proposal remains subject to negotiation between the participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw. Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

General

        Chile may sell the securities in any of three ways.

  •
  through underwriters or dealers;

  •
  directly to one or more purchasers; or

  •
  through agents.

        Each prospectus supplement will set forth, relating to an issuance of the Securities:

  •
  the name or names of any underwriters or agents;

  •
  the purchase price of the securities;

  •
  the proceeds to Chile from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any agents' commissions;

  •
  any initial public offering price of the securities;

  •
  any concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such securities may be listed.

        If Chile uses underwriters or dealers in a sale, they will acquire the securities for their own accounts and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Chile may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

        Chile may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Act. The agents and underwriters may also be entitled to contribution from Chile for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for Chile in the ordinary course of business.

        Chile may not publicly offer or sell the securities in Chile unless it so specifies in the applicable prospectus supplement.

        Chile may also sell the securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment.

        Chile may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

        Chile may offer the securities to holders of other securities of Chile as consideration for Chile's purchase or exchange of the other securities. Chile may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same securities using the methods discussed above.

Non-U.S. Offerings

        Chile will generally not register under the U.S. Securities Act the securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, Chile cannot offer, sell or deliver such securities within the United States or to U.S. persons. When Chile offers or sells securities outside the United States, each underwriter or dealer will acknowledge that the securities:

  •
  have not been and will not be registered under the Securities Act; and

  •
  may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

        Each underwriter or dealer will agree that:

  •
  it has not offered or sold, and will not offer or sell, any of these non-SEC-registered securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act; and

  •
  neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

 OFFICIAL STATEMENTS

        Information in this prospectus whose source is identified as a publication of Chile or one of its agencies or instrumentalities relies on the authority of the publication as a public official document of Chile. All other information in this prospectus and in the registration statement for the securities that Chile has filed with the SEC is included as a public official statement made on the authority of Ignacio Briones, the Head of International Finance of the Ministry of Finance of Chile.

VALIDITY OF THE SECURITIES

        The validity of the securities will be passed upon for Chile by Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Chile, and Philippi, Yrarrázaval, Pulido & Brunner Abogados Limitada, special Chilean counsel to Chile.

        The validity of the securities will be passed upon for any underwriter or agent by New York and Chilean counsel identified in the relevant prospectus supplement.

        As to all matters of Chilean law, Cleary Gottlieb Steen & Hamilton LLP may rely upon the opinion of Philippi, Yrarrázaval, Pulido & Brunner Abogados Limitada.

AUTHORIZED REPRESENTATIVE

        The authorized representative of Chile in the United States of America is Julio Fiol Zúñiga, Consul General of Chile in New York, whose address is 866 United Nations Plaza, Suite 601, New York, NY 10017.

 GENERAL INFORMATION

Authorization

        The Executive Power of Chile will authorize each issuance of the securities by Supreme Decree. Chile will obtain all consents and authorizations necessary under Chilean law for the issuance of the securities and has obtained all consents and authorizations necessary for the execution of the indenture.

Litigation

        Except as described under "Government Expenditures—Government Litigation," neither Chile nor the Ministry of Finance of Chile is involved in any litigation or arbitration proceeding which is material in the context of the issue of the securities. Chile is not aware of any similarly material litigation or arbitration proceeding that is pending or threatened.

Where You Can Find More Information

        Chile has filed a registration statement for the securities with the SEC under the U.S. Securities Act. This prospectus does not contain all of the information described in the registration statement. For further information, you should refer to the registration statement.

        You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC's public reference room in Washington, D.C. or over the Internet at www.sec.gov.

  SEC Public Reference Room
  100 F Street, N.E.
  Washington, D.C. 20549
  http://www.sec.gov

        Please call the SEC at 1-800-SEC-0330 for further information.

        As long as any series of the debt securities or any warrants are listed on the Luxembourg Stock Exchange, you may receive free of charge copies of the following documents with respect to such securities on any business day at the offices of the paying agents in Luxembourg:

  •
  the Indenture incorporating the forms of the debt securities;

  •
  the relevant warrant agreement;

  •
  English translations of the relevant Supreme Decree; and

  •
  copies of the most recent annual economic report of Chile.

TABLES AND SUPPLEMENTAL INFORMATION

External Medium- and Long-Term Direct Debt of the Central Government(1)
Direct Debt of the Government

Currency of Borrowing	Interest Rate	Year Issued	Year of Maturity	Principal Amount Outstanding as of June 30, 2014 (in millions of US$)
Chilean Pesos	Fixed 5.50%	2010	2020	US$	494.54
Chilean Pesos	Fixed 5.50%	2011	2021		294.32
CRS	Fixed 0.750%	1972	2022		0.60
Euro	Fixed 0.750%	2002	2042		9.78
Euro	Fixed 2.00%	1994	2024		5.36
Euro	Fixed 2.00%	1993	2023		5.27
Euro	Fixed 0.75%	2001	2041		9.00
Euro	Fixed 0.75%	2008	2048		6.82
Euro	Fixed 5.49%	2008	2018		12.28
Euro	Fixed 2.00%	1991	2022		0.09
Euro	Fixed 2.00%	1991	2022		0.91
Euro	Fixed 2.00%	1991	2023		0.11
Euro	Fixed 2.00%	1991	2023		0.59
Euro	Fixed 2.00%	1991	2021		7.27
Euro	Fixed 2.00%	1993	2023		8.17
Euro	Fixed 2.00%	1996	2026		10.64
Euro	Fixed 2.00%	2007	2047		3.52
United States Dollars	Fixed 1,75%	1992	2016		0.06
United States Dollars	Variable BID F.U. USD	2006	2021		15.79
United States Dollars	Variable BIRF Fixed Spread (FSL-USD)	2005	2020		18.10
United States Dollars	Fixed 2.27%	2008	2020		35.81
United States Dollars	Fixed 2.27%	2009	2021		52.02
United States Dollars	Fixed 1.25%	1993	2024		0.04
United States Dollars	Fixed 0.50%	1993	2025		0.57
United States Dollars	Fixed 0.50%	1999	2026		0.71
United States Dollars	Fixed 0.50%	1999	2026		0.33
United States Dollars	Fixed 0.50%	1993	2025		1.99
United States Dollars	Fixed 0.50%	1999	2025		0.68
United States Dollars	Fixed 0.50%	1999	2027		0.55
United States Dollars	Fixed 0.50%	1999	2028		0.38
United States Dollars	Fixed 0.50%	1999	2027		0.08
United States Dollars	Fixed 0.50%	1999	2026		1.73
United States Dollars	Fixed 0.50%	1999	2027		0.22
United States Dollars	Fixed 0.96%	1999	2024		4.88
United States Dollars	Fixed 0.96%	1999	2025		3.52
United States Dollars	Fixed 0.96%	1999	2026		1.37
United States Dollars	Fixed 0.96%	1999	2026		3.97
United States Dollars	Fixed 0.96%	1999	2027		0.21
United States Dollars	Fixed 0.96%	1999	2027		0.62
United States Dollars	Fixed 0.96%	1999	2024		0.11
United States Dollars	Fixed 0.96%	1999	2024		0.08
United States Dollars	Fixed 0.96%	1999	2025		0.16
United States Dollars	Fixed 0.96%	1999	2026		0.15

Currency of Borrowing	Interest Rate	Year Issued	Year of Maturity	Principal Amount Outstanding as of June 30, 2014 (in millions of US$)
United States Dollars	Fixed 0.96%	1999	2026	0.12
United States Dollars	Fixed 0.96%	1999	2027	0.03
United States Dollars	Fixed 0.96%	1999	2023	7.50
United States Dollars	Fixed 0.96%	1999	2026	5.90
United States Dollars	Fixed 0.96%	1999	2024	0.05
United States Dollars	Fixed 0.96%	1999	2025	0.05
United States Dollars	Fixed 0.96%	1999	2025	0.21
United States Dollars	Fixed 0.96%	1999	2026	0.23
United States Dollars	Fixed 0.96%	1999	2026	0.10
United States Dollars	Fixed 0.96%	1999	2027	0.06
United States Dollars	Fixed 0.15%	1999	2034	0.04
United States Dollars	Fixed 0.15%	1999	2034	0.84
United States Dollars	Fixed 0.15%	1999	2035	0.41
United States Dollars	Fixed 0.15%	1999	2035	2.09
United States Dollars	Fixed 0.15%	1999	2036	0.50
United States Dollars	Fixed 0.15%	1999	2036	0.05
United States Dollars	Fixed 0.15%	1999	2033	2.58
United States Dollars	Fixed 0.15%	1999	2037	0.00
United States Dollars	Fixed 0.15%	1999	2033	1.76
United States Dollars	Fixed 0.15%	1999	2034	0.03
United States Dollars	Fixed 0.15%	1999	2034	1.79
United States Dollars	Fixed 0.15%	1999	2035	0.67
United States Dollars	Fixed 0.15%	1999	2035	0.91
United States Dollars	Fixed 0.15%	1999	2036	0.30
United States Dollars	Fixed 0.15%	1999	2036	0.01
United States Dollars	Fixed 0.15%	1999	2037	0.02
United States Dollars	Fixed 0.15%	1999	2038	0.27
United States Dollars	Fixed 0.15%	1999	2038	0.03
United States Dollars	Fixed 3.875%	2010	2020	1,000.00
United States Dollars	Fixed 3.25%	2011	2021	1,000.00
United States Dollars	Fixed 2.25%	2012	2022	740.69
United States Dollars	Fixed 3.625%	2012	2022	737.24
United States Dollars	Fixed 2.00%	2009	2021	1.58
United States Dollars	Variable BID TBL (Base Rate LIBOR)	1995	2020	27.22
United States Dollars	Variable BID F.U. USD	2001	2026	182.19
United States Dollars	Variable BID F.U. USD	2001	2026	4.19
United States Dollars	Variable BID F.U. USD	2001	2026	19.75
United States Dollars	Variable BID F.U. USD	2002	2022	7.95
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2004	2023	23.86
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2004	2023	4.82
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2004	2023	5.02
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2004	2019	0.34
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2004	2019	3.12
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2005	2025	1.84
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2005	2025	2.62
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2006	2015	0.14
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2006	2021	20.56
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2007	2027	15.56

Currency of Borrowing	Interest Rate	Year Issued	Year of Maturity	Principal Amount Outstanding as of June 30, 2014 (in millions of US$)
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2007	2017		8.84
United States Dollars	Variable BIRF Fixed Spread (FSL-USD)	2002	2017		6.97
United States Dollars	Variable BID F.U. USD	2001	2021		40.27
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2004	2024		8.50
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2007	2018		58.67
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2005	2016		13.42
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2005	2015		0.82
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2005	2025		3.42
United States Dollars	Variable BID F.U. USD	2006	2021		30.28
United States Dollars	Variable BIRF Fixed Spread (FSL-USD)	2005	2020		1.51
United States Dollars	Variable BID F.U. USD	2011	2020		2.35
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2011	2017		0.38
United States Dollars	Variable BID F.U. USD	2011	2028		4.97
United States Dollars	Variable BIRF Fixed Spread (FSL-USD)	2005	2023		16.41
United States Dollars	Variable BIRF Fixed Spread (FSL-USD)	2007	2022		7.25
United States Dollars	Variable BIRF Fixed Spread (FSL-USD)	2007	2017		17.40
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2013	2017		0.50
United States Dollars	Variable BID TBL (Base Rate LIBOR)	2013	2020		13.27

TOTAL				US$	5,104.56

External Guaranteed Medium- and Long-Term Direct Debt of
State Entities Indirect Debt of the Government

Debtor	Currency of Borrowing	Interest Rate	Year Issued	Year of Maturity	Principal Amount Outstanding as of June 30, 2014 (millions of US$)
Metro	USD	Libor + 0.2%	2001	2016	US$	81.8
Metro	USD	Libor + 0.25%	2001	2016		14.7
Metro	USD	Libor + 0.20%	2007	2017		60
Metro	USD	Libor + 0.2%	2001	2016		81.8
Metro	USD	Libor + 0.25%	2001	2016		14.7
Metro	USD	Libor + 0.20%	2007	2017		60
Metro	USD	Libor + 0.2%	2001	2016		81.8
Metro	USD	Libor + 0.25%	2001	2016		14.7
EFE	USD	6%	2010	2015		60.0
EFE	USD	7%	2008	2020		160.0

Total					US$	376.5

 External Debt of State Entities without Guarantee by the Central Government

Debtor	Currency of Borrowing	Interest Rate	Year Issued	Year of Maturity	Principal Amount Outstanding as of June 30, 2014 (in millions of US$)
EFE	US$	Libor+1.20%	2005	2015	US$	2.93
EFE	US$	Libor+1.20%	2005	2015		17.83
EFE	UF	N.A.	2006	2016		9.87
EFE	US$	Libor+1.20%	2006	2016		13.83
EFE	US$	N.A.	2007	2017		33.00
EFE	US$	6.72%	2009	2017		11.91
EFE	US$	4.86%	2006	2018		25.91
ENAP	US$	Libor+1.25%	2010	2017		58.30
ENAP	US$	6.250%	2009	2019		300.00
ENAP	US$	5.250%	2010	2020		500.00
ENAP	US$	4.750%	2011	2021		500.00
ENAP	US$	Libor +0.8%	2011	2016		300.00
ENAP	US$	4.07%	2010	2021		50.40
ENAP	US$	Libor +1.375%	2005	2020		246.20
ENAP	US$	Libor +1.375%	2004	2016		8.00
ENAP	US$	Libor +1.375%	2004	2016		3.35
ENAP	US$	4.31%	2004	2017		15.87
ENAP	US$	Libor + 1.65%	2012	2015		300.00
ENAP	US$	Libor + 1.5%	2013	2018		200.00
ENAP	CHF$	2.75%	2013	2018		241.30
CODELCO	US$	4.75%	2004	2014		500.00
CODELCO	US$	5.63%	2005	2035		500.00
CODELCO	US$	6.15%	2006	2036		500.00
CODELCO	US$	7.50%	2009	2019		600.00
CODELCO	US$	3.75%	2010	2020		1000.00
CODELCO	US$	3.88%	2011	2021		1,150.00
CODELCO	US$	3.00%	2012	2022		1,250.00
CODELCO	US$	4.25%	2012	2042		750.00
CODELCO	US$	4.50%	2013	2023		750.00
CODELCO	US$	5.63%	2013	2043		950.00
CODELCO	US$	Libor + 0.20%	2007	2014		133.33
CODELCO	US$	Libor + 0.85%	2010	2015		75.00
CODELCO	US$	Libor + 0.85%	2010	2015		162.50
CODELCO	US$	Libor + 0.75%	2010	2015		100.00
CODELCO	US$	Libor + 0.85%	2010	2015		100.00
CODELCO	US$	Libor + 0.80%	2010	2015		250.00
CODELCO	US$	Libor + 0.83%	2011	2016		100.00
CODELCO	US$	Libor + 0.60%	2012	2016		100.00
CODELCO	US$	Libor + 0.50%	2012	2016		250.00
CODELCO	US$	Libor + 0.60%	2012	2016		250.00
CODELCO	US$	Libor + 0.50%	2012	2016		250.00
CODELCO	US$	Libor + 0.65%	2013	2018		300.00
CODELCO	US$	Libor + 0.62%	2013	2018		300.00
CODELCO	US$	Libor + 0.45%	2013	2022		20.30
CODELCO	US$	Libor + 0.55%	2013	2019		8.70
CODELCO	US$	Libor + 0.63%	2014	2018		300.00

Debtor	Currency of Borrowing	Interest Rate	Year Issued	Year of Maturity	Principal Amount Outstanding as of June 30, 2014 (in millions of US$)
CODELCO	US$	Libor + 0.63%	2014	2018		300.00
CODELCO	US$	Libor + 0.62%	2014	2019		95.00
Metro S.A.	US$	Libor + 0.20%	2006	2017		17.60
Metro S.A.	US$	Libor + 0.65%	2007	2014		30.00
Metro S.A.	US$	Libor + 0.65%	2009	2018		73.13
Metro S.A.	US$	4.19%	2010	2020		96.08
Metro S.A.	US$	3.29%	2009	2019		19.99
Metro S.A.	US$	3.82%	2009	2019		18.07
Metro S.A.	US$	4.14%	2009	2018		4.04
Metro S.A.	US$	4.14%	2010	2020		1.87
Metro S.A	US$	4.14%	2010	2019		1.97
Metro S.A.	US$	4.19%	2010	2020		1.37
Metro S.A.	US$	4.14%	2010	2020		5.76
Metro S.A.	US$	3.96%	2010	2019		2.56
Metro S.A.	US$	3.86%	2011	2020		5.60
Metro S.A.	US$	Libor + 1.40%	2011	2016		30.00
Metro S.A.	US$	Libor + 1.65%	2012	2017		60.0
Metro S.A.	US$	4.75%	2014	2024		500.0
Others.	Various	Various	Various	Various		4,494.00

TOTAL					US$	19,224.57

Internal Medium and Long Term Debt of the Central Government

Title	Interest Rate	Year of Maturity	Principal Amount Outstanding as of June 30, 2014 (in millions of US$)
Debt of CORFO	0	0	US$	0
Chilean Treasury(1)	various	various		29,758.3

Total			US$	29,758.3

(1)
Does not include borrowing among public entities

Internal Medium- and Long-Term Debt of Chilean Central Bank

Title	Interest Rate	Year of Maturity	Amortization or Sinking Fund Provision	Principal Amount Outstanding as of June 30, 2014 (in millions of US$)
Indexed promissory notes payable in coupons (PRC)	various	various	none	US$	96
Chilean Central Bank discountable promissory notes (PDBC)	various	various	none		5,699
Chilean Central Bank indexed promissory notes in U.S. dollars (PRD)	various	various	none		—
Indexed coupons (CERO) in indexed units UF	various	various	none		267
Chilean Central Bank bonds in U.S. dollars (BCD)	various	various	none		—
Indexed coupons (CERO) in U.S. dollars	various	various	none		—
Chilean Central Bank bonds in Chilean pesos (BCP)	various	various	none		6,221
Promissory notes in indexed units UF (Resolution 990 for redemption of promissory notes Resolution 1836)	various	various	none		—
Chilean Central Bank bonds in indexed units UF (BCU)	various	various	none		14,278
Commercial notes from redenomination of foreign debt securities	various	various	none		—
Chilean Central Bank indexed promissory notes (PRBC)	various	various	none		—
Deposit certificates in U.S. dollars, Resolution 1649	various	various	none		—
Promissory notes stated in indexed units UF (Resolution 1836 arising from certificates in U.S. dollars)	various	various	none		—
Floating interest rate promissory notes (PTF)	various	various	none		—
Promissory notes issued for exchange rate differential	various	various	none		—

Total				US$	26,560

Source: Chilean Central Bank.

Internal Medium- and Long-Term Debt of the Chilean Public Sector(1)

Title	Interest Rate	Year of Maturity	Amortization or Sinking Fund Provision	Principal Amount Outstanding as of June 30, 2014 (in millions of US$)
Central Government(1)	various	various	none	US$	29,758
Non-Financial Public Enterprises	various	various	none		5,165
Central Bank	various	various	none		26,560
Banco Estado(2)	various	various	none		3,419

Total Public Sector				US$	40,998

(1)
Does not include borrowing among public entities.

(2)
As of June 30, 2014.

ISSUER

Republic of Chile
The Ministry of Finance
Teatinos 120, Piso 12
Santiago, Chile
Postal Code 8340487

TRUSTEE

The Bank of New York Mellon
101 Barclay Street, Floor 7E
New York, New York 10286
Attn: Global Corporate Trust

PAYING AGENT AND TRANSFER AGENT IN LUXEMBOURG

The Bank of New York Mellon (Luxembourg) S.A.
Vertigo Building-Polaris
2-4 rue Eugène Ruppert
L-2453 Luxembourg

LISTING AGENT

The Bank of New York Mellon (Luxembourg) S.A.
Vertigo Building-Polaris
2-4 rue Eugène Ruppert
L-2453 Luxembourg

LEGAL ADVISORS TO CHILE

As to New York law Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006	As to Chilean law Philippi, Yrarrázaval, Pulido & Brunner Abogados Limitada El Golf 40, 20th Floor, Las Condes, Santiago, Chile Postal Code 7550107

LEGAL ADVISORS TO THE UNDERWRITERS

As to New York law Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022	As to Chilean law Morales & Besa Limitada, Abogados Av. Isidora Goyenechea 3477, piso 19, Las Condes, Santiago, Chile Postal Code 7550106